Exhibit 10.5

Dated 12 day of November 2018

(1) Landlord:	HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) Tenant:	HUBSPOT IRELAND LIMITED

(3) Guarantor:	HUBSPOT, INC.

AGREEMENT FOR LEASE

of

1 - 6 Sir John Rogerson’s Quay,

Dublin 2

HI116/071/AC#29168263.13

THIS AGREEMENT made the 12 day of November 2018

BETWEEN

(1)

HIBERNIA REIT PUBLIC LIMITED COMPANY (Company No. 531267) having its registered office at South Dock House, Hanover Quay Dublin D02 XW94 (hereinafter called the “Landlord” which expression shall where the context so admits or requires include its successors and assigns);

(2)

HUBSPOT IRELAND LIMITED (Company No. 515723) having its registered office at  One Dockland Central, Guild Street, Dublin 1 (hereinafter called the “Tenant” which expression shall where the context so admits or requires include its successors and permitted assigns); and

(3)

HUBSPOT, INC., having its registered office at (hereinafter called the “Guarantor” which expression shall where the context so admits or requires include its permitted successors and permitted assigns).

WHEREAS:

A.	The Landlord is in the course of procuring the design, construction and development of the Estate.
B.	Subject to the terms hereinafter appearing the Landlord shall grant and the Tenant shall take the Lease of the Demised Premises subject to the terms and conditions hereinafter appearing.
C.	The Demised Premises forms part of the Building, which is located within the Estate.

NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS

In this Agreement the following expressions shall be deemed to have the following meanings:-

1.1	“Ancillary Certificates” has the meaning ascribed to it in the BCR Code;
1.2	“Balconies” means the parts of the Building as are shown for the purposes of identification only coloured green on Plan Nos. 13, 14 and 15 attached hereto;
1.3

“Basement Storage Area” means that part of the Demised Premises located in the basement of the Building and allocated for use by the Tenant as a storage area shown for purposes of identification coloured light blue on Plan No. 4 attached hereto;

1.4	“BIM” means building information modelling (in accordance with the Construction Industry Council Building Information Model Protocol (first edition 2013));
1.5

“BCR Code” means the Code of Practice for Inspecting and Certifying Buildings and Works issued by the Minister for the Environment, Community and Local Government pursuant to Article 20G of the Building Control (Amendment) Regulations 2014;

1.6	“BER” means the building energy rating calculated and certified in accordance with the Building Control Legislation;
1.7

“Bicycle Area” means that part of the Demised Premises within the Basement shown coloured green on the Plan No. 5 attached hereto which the Tenant shall use for bicycle parking and for no other purpose;

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1.8

“Building” means the building located at 1 - 6 Sir John Rogerson’s Quay, Dublin 2 and more particularly outlined in red on Plan No. 2 attached hereto including the areas at basement level shown coloured in green on Plan No. 3 hereto and the brise soleil affixed to the external parts of the building shown coloured orange on Plan Nos. 16, 17, 18, 19 and 20 attached hereto and shall be deemed to include any extensions or alterations to or any reductions or variations of it now or in the future respectively made within the Term of the Lease;

1.9	“Building Contract” means the building contract entered into between the Landlord and the Contractor based on the RIAI standard form with amendments for the construction of the Building;
1.10	“Building Control Act” means the Building Control Acts, 1990 to 2014;
1.11	Building Control Authority” means a Local Authority to which Section 2 of the Building Control Act, 1990 applies;
1.12	“Building Control Legislation” means the Building Control Act and the Building Control Regulations;
1.13	“Building Control Regulations” means the Building Control Regulations 1997 to 2015 and any amendments thereto;
1.14

“Capital Contribution” means a contribution amounting to €29.27 per square foot of the Demised Premises following the measurement of same in accordance with Clause 7.1, which the Landlord shall pay to the Tenant in respect of the CAT A Works set out in Appendix 7 under the heading ‘1-3 and 6 SJRQ’ (the “1-3 and 6 CAT A Works”) and FOR THE AVOIDANCE OF DOUBT, the Capital Contribution shall be paid in stages by the Landlord to the Tenant upon receipt by the Landlord of a Tenant's Certificate in respect of each stage of the 1-3 and 6 CAT A Works in accordance with Clause 11.4;

1.15

“CAT A Works” means that part of the Tenant’s Works as more particularly detailed in Appendix 7 and which relate only to that part of the Demised Premises comprising 1 – 6 Sir John Rogerson’s Quay, Dublin 2;

1.16

“Certificate of Compliance on Completion” means a certificate of compliance in respect of the Landlord’s Works to be lodged with the Building Control Authority in accordance with the Building Control Legislation;

1.17

“Certificate of Practical Completion” means the certificate of the Landlord’s Architect that the Landlord’s Works have been practically completed in accordance with the Specification and the Building Contract;

1.18

“Closing Date” means the date that the Lease is granted and delivered by the Landlord in accordance with the provisions of this Agreement which date shall be the first Working Day after the later of either the date of Completion or the Target Date;

1.19	“Collateral Warranties” means the collateral warranties to be provided by the Contractor and the Design Team substantially in the forms annexed hereto at Appendix 1;
1.20	“Completion” means
(a)	the Certificate of Practical Completion has issued;
(b)	the relevant particulars of the Certificate of Compliance on Completion for the Landlord’s Works have been included on the register maintained by the Building Control Authority; and

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(c)

the completion of the Landlord's Works in accordance with the Specification so that any items of work or supply then outstanding or any defects then patent are of a minor or trivial nature only and are such that their completion or rectification will not interfere with or interrupt the use and occupation of the Demised Premises by the Tenant for the purpose of carrying out the Tenant's Works.

1.21	“Contractor” means John Paul Construction Limited or such other suitably qualified and experienced contractor as the Landlord shall select from time to time;
1.22	“Date of Practical Completion” means the date on which the Landlord’s Architect issues the Certificate of Practical Completion;
1.23	"DCC Protocol” means the demolition and construction protocol for the Dublin Docklands Area provided by Dublin City Council and appended at Appendix 5 hereto;
1.24	“Demised Premises” means the premises more particularly described in the First Schedule to the Lease;
1.25

“Design Team” means the Landlord’s Architect, the Landlord’s Structural Engineer, the Landlord’s Mechanical and Electrical Engineer and any sub-contractors having a material design responsibility and providing warranties under the Building Contract, including (but not limited to) the piling sub-contractor, the electrical sub-contractor, the mechanical sub-contractor and the glazing sub-contractor;

1.26

“Disability Access Certificate” means the disability access certificates numbered 0048/16 and RDAC/2018/0309 obtained by the Landlord or any other disability access certificate obtained or that may be obtained by the Landlord in relation to the Demised Premises as referred to in the Opinions on Compliance;

1.27	“Entrance Courtyard” means that part of the Demised Premises as is shown coloured green on Plan No. 6 attached hereto;
1.28

“Estate” means the development intended to be known as the Windmill Quarter as shown for identification purposes only hatched blue on Plan No. 1 annexed hereto and the extent of which Estate may be expanded or retracted from time to time by the Landlord and / or the Management company, and for the avoidance of doubt, the Estate may from time to time include areas which are not immediately contiguous in location to one another PROVIDED that such expansion or retraction does not materially affect the Tenant’s use or operation of the Demised Premises;

1.29	“Exclusive Basement Services Areas” means those parts of the Demised Premises within the Basement shown coloured green on the Plan No. 4 attached hereto which exclusively service the Office Premises;
1.30

“Fire Safety Certificate” means the fire safety certificates numbered FA/15/1568/7D, FA/16/1490/REV and FA/17/1440/REV obtained by the Landlord or any other fire safety certificate obtained or that may be obtained by the Landlord in relation to the Demised Premises as referred to in the Opinions on Compliance;

1.31	“Fit-Out Protocol” means the tenant fit-out protocol appended at Appendix 6 hereto;
1.32	“Floor Area” means the total floor area of the Demised Premises expressed in square feet measured in accordance with the Measuring Code;

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1.33

“Force Majeure” means an exceptional event, circumstance or cause which is beyond the Landlord’s (or the Contractor’s) reasonable control and the impact of which the Landlord (or the Contractor as the case may be) has taken all reasonable steps to mitigate, including:

(a)	War, hostilities (whether war be declared or not), civil commotion, invasion, act of foreign enemies;
(b)	Rebellion, riots, commotion or disorder, terrorism, revolution, insurrection, military or usurped power, or civil war;
(c)	Munitions of war, explosive materials, sonic boom, ionising radiation or contamination by radioactivity;
(d)	Natural catastrophes such as earthquake, hurricane, volcanic activity and typhoon;
(e)	Restrictions or restraints of governmental authorities whether state or local;
(f)	Labour lockout strikes and other industrial disputes; and/or
(g)	Unforeseen non availability of materials or equipment as may be essential to the proper execution of the Landlord’s Works;
1.34

“Funder” means any person or body currently or in the future providing financial assistance to the Landlord in relation to the Landlord’s Works or the Landlord’s interest in the Estate or any part of it, whose identity the Tenant is on notice of;

1.35	“Hard Stop Date” means 1 March 2020;
1.36

“Independent Architect” means Brian Murphy of MCA Architects or in the event of him being unwilling or unable to act such other architect (who shall have at least ten (10) years standing as an architect and experience in the design of office space in Ireland) as may be agreed between the parties and in default of agreement to be nominated upon the application of either party by the President for the time being of the Royal Institute of Architects of Ireland;

1.37

“Independent Chartered Surveyor” means a chartered surveyor of more than ten (10) years standing and experience in projects in Ireland similar to the construction of the Building or in the event of him/her being unwilling or unable to act such other chartered surveyor (who shall have at least ten (10) years standing as a chartered surveyor in Ireland) as may be agreed between the parties and in default of agreement to be nominated upon the application of either party by the President for the time being of the Society of Chartered Surveyors Ireland;

1.38

“Landlord Assigned Certifier” means Pro Cert or such other suitably qualified person as the Landlord shall appoint therefor in relation to the Landlord’s compliance with the Building Control Regulations;

1.39	“Landlord’s Architect” means Henry J. Lyons Architects or such other suitably qualified Architect as the Landlord shall appoint following notice to the Tenant;
1.40

“Landlord’s Mechanical and Electrical Engineer” means J.V. Tierney & Company or such other suitably qualified firm of mechanical and electrical engineers as the Landlord may appoint from time to time as may be notified to the Tenant from time to time;

1.41	“Landlord’s Option to Tax” means the Landlord’s option to apply VAT to the rent and other consideration payable in respect of the Lease pursuant to Section 97(1) of the VAT Act;

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1.42

“Landlord’s Project Supervisor Design Process” means Garland Consultancy or such other suitably qualified person as the Landlord may appoint pursuant to the Safety Regulations from time to time following notice to the Tenant;

1.43

“Landlord’s Structural Engineer” means Casey O’Rourke Associates Limited or such other suitably qualified Structural Engineers as the Landlord shall appoint in relation to the design of the Building in substitution therefor following notice to the Tenant;

1.44	“Landlord’s Solicitor” means Arthur Cox, Ten Earlsfort Terrace, Dublin 2;
1.45	“Landlord’s Works” means the construction of the Building in accordance with the Specification;
1.46

“Law” means every Act of Parliament and of the Oireachtas, law of the European Union and every instrument, directive, regulation, requirement, action and bye law made by any government department, competent authority, officer or court which now or may hereafter have force of law in Ireland;

1.47	“Lease” means the Lease in the form annexed hereto at Appendix 2;
1.48	“LEED Rating” means the rating and certification system developed by the U.S. Green Building Council known as the ‘Leadership in Energy and Environmental Design’;
1.49	“Licence for Works” means the agreed form of licence for works annexed hereto at Appendix 3;
1.50	“Long Stop Date” means 1 September 2019;
1.51

“Measuring Code” means the International Property Measurement Standards 3: Office Buildings (current at the date when they are to be applied) published  by the International Property Measurement Standards Coalition (or if there is no such code or standards, such code or standards as may be reasonably determined by the Landlord);

1.52

“Necessary Consents” means the Permission, the Fire Safety Certificate, the Disability Access Certificate and any regulations or requirements under the Building Control Legislation and all other consents, approvals or licences of and from all competent and Statutory Authorities in relation to the Demised Premises;

1.53

“Office Premises” means that part of the Demised Premises shown for purposes of identification only delineated in red on Plan Nos. 6, 7, 8, 9, 10, 11 and 12 attached hereto which premises excludes, for the avoidance of doubt, the Basement Storage Area, the Balconies, the Bicycle Area, the Entrance Courtyard, the Shower Area and the Exclusive Basement Services Areas;

1.54

“Opinions on Compliance” means market standard Opinions on Compliance with Planning Permission and Building Control Legislation of the Landlord’s Architect in the form approved of by the Royal Institute of the Architects of Ireland confirming that the Landlord’s Works are in substantial compliance with the Necessary Consents;

1.55

“Permission” means the Grants of Planning Permission, register reference 4238/17, 2050/17, 4446/16, 4516/16, 2836/15 and 1057/08 applicable to the Demised Premises to be referred to in the Opinions on Compliance;

1.56

“Planning Acts” means the Local Government (Planning and Development) Acts 1963 to 1998 and the Planning and Development Acts 2000 to 2016 and any statutory extension, modification, amendment or re-enactment of any such Act or Acts for the time being in force and any statutory instruments, regulations or orders made or issued under any such Act or Acts;

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1.57	“Prescribed Rate” means EURIBOR plus 2%;
1.58	“Quarterly Gale Day” has the same meaning as set out in the Lease;
1.59

“Safety Regulations” means the Safety, Health and Welfare at Work Act 2005 and 2014 and any and all legislation pursuant thereto (including but not limited to the Safety, Health and Welfare at Work (Construction) Regulations 2013) as may be modified, amended or extended from time to time;

1.60

“Shower Area” means that part of the Demised Premises within the Basement shown coloured orange on the Plan No. 5 attached hereto which the Tenant shall use for shower and changing facilities and for no other purpose;

1.61	“Side Letter” means the side letter to be entered into between the Landlord, the Tenant and the Guarantor in respect of each of the Lease in the form set out in Appendix 4;
1.62	“Snag Items” includes items which are normally dealt with in a snagging list (which term shall have the meaning understood by custom in the building trade in Ireland);
1.63	“Specification” means the agreed form plans and specifications furnished by the Landlord's Architect in respect of the Landlord’s Works and identified in Appendix 9 hereto;
1.64	“Target Date” means 1 June 2019;
1.65

“Tenant Consents” means any and all planning permission, fire safety certificate, disability access certificate or other consents, approvals or licences of or from any competent or statutory authorities necessary for the Tenant’s Works;

1.66	“Tenant’s Architect” means Conor McCabe of Henry J Lyons, or such other suitably qualified Architect as the Tenant shall appoint in substitution therefor following notice to the Landlord;
1.67

“Tenant’s Certificate” means the certificate(s) of the Tenant’s Architect to be provided pursuant to Clause 11 of this Agreement and FOR THE AVOIDANCE OF DOUBT a Tenant’s Certificate shall be provided upon completion of each stage of the Tenant’s Works as set out in Clause 11;

1.68	“Tenant’s Solicitor” means Matheson Solicitors, 70 Sir John Rogerson’s Quay, Dublin 2;
1.69	“Tenant’s Specifications” means the plans and specifications to be furnished by the Tenant’s Architect to the Landlord’s Architect in accordance with Clause 3 of this Agreement;
1.70	“Tenant’s Works” means the Tenant’s works in accordance with the Tenant’s Specifications as may be approved by the Landlord pursuant to Clause 3.1;
1.71	“Term Commencement Date” means the Closing Date;
1.72

“Validated Certificate of Compliance on Completion” means the Certificate of Compliance on Completion validated by the Building Control Authority with the relevant particulars of the said certificate included on the register maintained by the Building Control Authority together with certified copies of all certificates (including Ancillary Certificates) and all other supporting documentation submitted with the Certificate of Compliance on Completion created for the purpose of procuring the validation of the Certificate of Compliance on Completion from the Building Control Authority;

1.73	“VAT” means Value Added Tax;

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1.74	“VAT Act” means Value Added Taxes Consolidation Act, 2010 as amended and any related VAT regulations and any enactment extending, amending, repealing, replacing or continuing the same; and
1.75	“Working Day” has the meaning ascribed to it in Clause 2.6 hereof.
2.	INTERPRETATION

Save as otherwise provided herein:-

2.1

Any reference to a clause, paragraph or sub-paragraph shall be a reference to a Clause, paragraph or sub-paragraph (as the case may be) of this Agreement and any reference in a Clause to a paragraph or subparagraph shall be a reference to a paragraph or sub-paragraph of the Clause or paragraph in which the reference is contained unless it appears from the context that a reference to some other provision is intended.

2.2

Any reference to the masculine gender shall include reference to the feminine gender and any reference to the neuter gender shall include the masculine and feminine gender and reference to the singular shall include reference to the plural.

2.3

References herein to any statute or section of any statute include a reference to any statutory amendment modification replacement or re-enactment thereof for the time being in force and to every instrument order direction regulation bye-law permission licence consent condition scheme and matter made in pursuance of any such statute.

2.4

Words such as “hereunder”, “hereto”, “hereof”, and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular Clause or paragraph thereof.

2.5	The clause headings and captions and headings to the Appendices hereto shall not affect the construction of this Agreement.
2.6	“Day” shall mean calendar day, unless the text expressly refers to “Working Days”. The following days shall not be counted as Working Days: Saturdays, Sundays, Public Holidays and Good Friday.
2.7	“Person” includes a firm or a body corporate or unincorporated.
2.8

Reference to any Act of the Oireachtas shall include any Act replaced by it or any Act replacing it or amending it and any Order, Regulation, Instrument, Direction, Scheme or Permission made under it or deriving validity from it.

2.9	References to “this Agreement” shall where the context so requires include this Agreement as supplemented, amended, modified or varied from time to time.
2.10	The Appendices shall be read and construed as if they formed part of the body of this Agreement and the term “this Agreement” shall be construed as including the Appendices hereto.
2.11

Reference to any society, institute or other professional body shall include any other body established from time to time in succession to or in substitution for or carrying out the function formerly carried out by such society, institute or other professional body.

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3.	SUBMISSION AND APPROVAL OF TENANT’S SPECIFICATION
3.1

The parties agree that the Tenant will use all reasonable endeavours to submit to the Landlord for approval the Tenant's Specifications at least ten (10) weeks prior to the proposed commencement of the Tenant’s Works which must be provided to the Landlord in triplicate and, provided the Landlord provides its “3D Building Information Asset Model” (i.e. Revit / 3D format model) (the “Model”) to the Tenant with the necessary copyright licence to use the Model, in a format that can be incorporated into the Landlord’s “3D Building Information Asset Model” (if such a licence is required by the Tenant) (i.e. Revit / 3D format) and which shall be approved in writing by the Landlord (acting reasonably) within 20 Working Days of receipt of the Tenant’s Specification subject to the Landlord receiving all information and documentation that the Landlord may reasonably require including the documents set out in Clause 8.5 in order to properly evaluate and consider the plans and specifications enclosed therewith.

3.2

The Tenant may, at any time after the date hereof, subject to the prior approval of the Landlord (such approval not to be unreasonably withheld or delayed in circumstances where the proposed works are reasonably compatible with the character of the Building) prepare an application for planning permission for each of the following:-

(a)	the location of telecom IT equipment on the roof within the dedicated plant areas; and / or
(b)	any signage for the Building.

Subject to the Landlord having approved the proposed signage in accordance with this clause, the Landlord shall if requested, provide its written consent to the planning application addressed to the relevant planning authority.

3.3

In accordance with clause 3.2 above, the Landlord hereby acknowledges and confirms that it has approved the design and placement of the signage intent for the Demised Premises (the “Intended Signage”) as described in Appendix 11. The Landlord reserves the right to further approve the final detailed fixing details which may require amendment to the signage.  The Landlord will, without undue delay, provide its written consent to the relevant planning authority in relation to any planning application(s) for the Intended Signage.  Any increase in the size of the Intended Signage or additional signage shall be deemed an alteration to the Demised Premises and shall be subject to the further written approval of the Landlord (not to be unreasonably withheld or delayed in circumstances where the revised or additional signage is inoffensive and is substantially compatible with the character of the Building).

4.	CONSTRUCTION
4.1

The Landlord shall use all reasonable endeavours to procure that the Contractor proceeds diligently with the construction of the Landlord’s Works substantially in accordance with the Specification and with a view to completion of same as soon as reasonably practicable prior to the Target Date but, save as provided for herein, the Landlord shall not have any liability to the Tenant for any delay for any reason other than default of the Landlord in the completion of same.

4.2

The Landlord shall use all reasonable endeavours to procure that the Contractor undertakes the construction of the Landlord’s Works in a good and workmanlike manner and using the standard of skill, care and diligence reasonably to be expected of a prudent contractor who is experienced in carrying out works of a similar size, scope and complexity to the Estate and in accordance with good building practice and the Specification and in substantial compliance with all the Necessary Consents.

4.3	The Landlord shall be liable for payment of all financial contributions (or approved staged payments thereof) pursuant to the Permission in respect of the Landlord Works.

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4.4	The Landlord shall, in accordance with Clause 4.2, use all reasonable endeavours to deliver the Landlord’s Works:-
(a)	substantially in accordance with the Specification;
(b)	in a manner which will enable the Demised Premises achieve a minimum of:-
(i)	a LEED Rating of ‘Gold’ and with an expectation of achieving a LEED Rating of ‘Platinum’; and
(ii)	a BER rating of A3.

In complying with its obligations to deliver the Landlord’s Works substantially in accordance with the Specification,  it is agreed and confirmed that the Landlord may make any modifications to the details contained in the Specification that are required by any competent authority as a condition of the grant or continuance in force of any Necessary Consents, or that are reasonably required by the Landlord provided that no modification may be made pursuant to this clause that would substantially alter:-

(c)	the location, layout or extent of the Demised Premises; or
(d)	the quality of the type of materials provided for in the Specification;
(e)	the LEED Rating or BER rating as set out in paragraph (b) above; or

substantially prejudice the use of the Demised Premises for the purpose specified in the Lease, save as may be agreed with the Tenant.

4.5

The Landlord shall be responsible for the fees or charges payable by law in relation to the Necessary Consents including for the avoidance of doubt the cost of obtaining all Necessary Consents in relation to the Landlord’s Works and the discharge of financial conditions under the relevant consents.

4.6

The Landlord shall, until the Closing Date, procure that the Landlord’s Works are insured in their full reinstatement cost (together with architect’s and surveyor’s fees and the cost of demolition and site clearance) against loss or damage by any of the Insured Risks (as defined in the Lease).

4.7

The Landlord will engage the services of a competent person or persons to be the project supervisor for the design process for the Landlord’s Works and as project supervisor for the construction stage of the Landlord’s Works all in compliance with the requirements of the Safety Health and Welfare at Work (Construction) Regulations 2013.

4.8	If the Landlord’s Works or any part thereof shall be delayed by or in consequence of:
(a)	an event of Force Majeure; and/or
(b)

any loss, damage or destruction to any part of the Demised Premises caused by an event which is insured under the all risks insurance required to be maintained hereunder (unless caused by the Landlord or its agents);

(c)	any extension of time granted pursuant to Clause 30 of the Building Contract;

then the Contractor and/or the Landlord shall be entitled to a fair and reasonable extension of the time for completing the Landlord’s Works.  The Parties acknowledge and agree that nothing in this Agreement shall:-

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(d)	apart from an event of Force Majeure, allow for any extension to the Long Stop Date; and
(e)	in any circumstances whatsoever, allow for any extension to the Hard Stop Date.
4.9

The Landlord shall use all reasonable endeavours to procure that the Contractor, or in default of the Contractor, another contractor, shall make good all defects in the Landlord’s Works which arise during the period of 12 months commencing on the Date of Practical Completion (the “Defects Liability Period”) as soon as possible once it receives written notification from the Tenant (the “Defects Notice”) PROVIDED ALWAYS that the Defects Notice shall be served in writing to the Landlord as early as possible and, at a minimum, at least 7 days prior to the expiration of the Defects Liability Period.  Where such defects are notified by the Tenant to the Landlord during the Defects Liability Period (subject always to the Tenant providing access to the Landlord's Works to the Landlord, Contractor and any other person nominated by either party), subject to the Landlord agreeing with the content of the Defects Notice, the Landlord shall use reasonable endeavours to procure that the Contractor or, in default of the Contractor, another contractor, shall make good such defects to the satisfaction of the Tenant (acting reasonably) and where reasonably practicable such remedial works should be carried out outside of the usual trading hours of the Tenant causing as little interference as possible to the Demised Premises and to the business carried out thereon and making good any damaged caused to the Demised Premises as a result of the defect or as a result of the remedying of any such defect. Any dispute as to the contents of the Defects Notice shall be determined by the Independent Architect.

4.10

In the event of the Landlord failing to procure the remediation of defects pursuant to Clause 4.9, and subject to not less than 15 Working Days prior notification to the Landlord, the Tenant shall have the right to remedy and make good the same and the Landlord hereby agrees to pay to the Tenant the sum equal to the reasonable and vouched costs and expenses of rectifying all such defects within 28 days of such written demand having been made and the Tenant shall use all reasonable endeavours to procure that any such works are undertaken by the contractor in a good and workmanlike manner and using the standard of skill, care and diligence reasonably to be expected of a prudent contractor who is experienced in carrying out works of a similar size, scope and complexity to the Demised Premises and in accordance with good building practice and the Specification and in substantial compliance with all the Necessary Consents and Tenant Consents.

5.	COLLATERAL WARRANTIES
5.1	The Landlord shall furnish (or procure that the Contractor and the Design Team furnish) the Collateral Warranties to the Tenant on the Closing Date.
5.2

Subject to compliance by the Landlord of its obligations herein contained (and contained in the Lease) it is agreed that the Landlord shall not otherwise have any liability to the Tenant in relation to the construction and completion of the Demised Premises or the Building, other than where such liability arises from the negligent actions of the Landlord.

6.	COMPLETION
6.1	The Landlord shall keep the Tenant generally informed of the progress towards Completion.

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6.2

From the date hereof, the Tenant’s Architect and / or contractor shall be entitled to attend and witness any testing and commissioning (including any test or commissioning following a previous failed test or commissioning activities) provided always that the Tenant’s Architect and / or contractor shall not disrupt or interfere with such testing and commissioning and the inspection shall not impact or delay the completion of the Landlord’s Works and the Landlord will provide the Tenant with a testing and commissioning schedule within seven (7) Working Days of the date hereof.

6.3	The Landlord’s Architect shall:
(a)

notify the Tenant’s Architect in writing not less than ten (10) Working Days before the date on which the Landlord’s Architect anticipates that he will issue the Certificate of Practical Completion; and

(b)

invite the Tenant’s Architect to arrange a joint inspection with the Landlord’s Architect of the Demised Premises not less than five (5) Working Days prior to the date that it is anticipated the Certificate of Practical Completion will issue.

6.4

The Tenant shall co-operate in arranging such a joint inspection, and if the Tenant fails to respond to the Landlord’s Architect's invitation within five (5) Working Days (as provided for in Clause 6.2(b)), then the Landlord’s Architect may finalise the Certificate of Practical Completion without the Tenant’s input.

6.5

The Tenant’s Architect shall notify the Landlord’s Architect in writing within three (3) Working Days of such inspection of any matters which in the view of the Tenant’s Architect should have attention prior to the issue of the Certificate of Practical Completion and the Landlord’s Architect shall take due regard of same but nothing herein shall limit the right of the Landlord’s Architect to issue the Certificate of Practical Completion.

6.6

The Landlord’s Architect will furnish to the Tenant a copy of the Certificate of Practical Completion (as agreed or determined) together with a list of the Snag Items (if any) to the Tenant upon its issue.  Thereafter the Landlord shall give the Tenant and its contractors and professional advisors reasonable access to the Demised Premises for the purposes of preparing a list of any additional Snag Items provided always that the Tenant (or its agents) shall be accompanied by the Landlord (or its agents or employees) at all times during the inspection, unless otherwise agreed between the parties but the foregoing shall not unreasonably hinder the Tenant’s ability to carry out a full inspection. Not less than 20 Working Days before the Closing Date the Tenant shall (i) be granted further reasonable access to the Demised Premises (on the same terms as detailed above) to carry out a final inspection and (ii) deliver a further list of additional Snag Items to the Landlord for rectification and if no such list is delivered prior to the Closing Date, the Tenant will be deemed to have accepted the Demised Premises on the Closing Date subject to the list of the Snag Items issued by the Landlord’s Architect.

6.7

If the Certificate of Practical Completion is issued with a list of Snag Items remaining to be completed or remedied or the Tenant delivers to the Landlord its list of additional Snag Items pursuant to Clause 6.6 above, the Landlord shall use all reasonable endeavours to procure that those Snag Items are completed or remedied (as the case may be) as soon as practically possible before the Closing Date, and if that is not possible then as soon as practically possible thereafter, bearing in mind the availability, cost and type of items and works required to remediate the snags, and the existence of any remaining Snag Items shall not affect the date of Completion and the Landlord’s Architect shall not be fettered from issuing the Certificate of Practical Completion at such time as in his opinion he thinks the Landlord’s Works have been practically completed notwithstanding any dispute in respect thereof.

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6.8

Without prejudice to Clauses 6.5 and 6.6, if the Tenant’s Architect shall object to the issue of the Certificate of Practical Completion he shall do so in writing to the Landlord’s Architect such notice to be received by the Landlord’s Architect within five Working Days of receipt by the Tenant’s Architect of a copy of the Certificate of Practical Completion specifying his objections which shall not include Snag Items.  The Landlord’s Architect and the Tenant’s Architect shall endeavour to resolve what if any action should be taken and agree the date of Completion within five (5) Working Days of receipt by the Landlord's Architect of the details of such objections (any such agreement to be recorded in writing and signed by both architects) but if no agreement can be reached, the dispute shall be referred to the Independent Architect in the manner set out in Clause 6.8.

6.9

In the event of a dispute between the Landlord’s Architect and the Tenant’s Architect as to whether the Certificate of Practical Completion should have issued or whether Completion has been achieved under this Agreement having regard to the objections of the Tenant’s Architect then the items in dispute shall be referred forthwith to the Independent Architect who shall be required to give a decision as to the date of Completion within ten (10) Working Days of being requested to resolve such dispute.

6.10	The Independent Architect shall:-
(a)	act as an expert and not as an Arbitrator and his fees shall be borne by the party against whom he holds;
(a)

afford to the Landlord and the Tenant a reasonable opportunity of stating (whether in writing or otherwise as may be decided by him and within time as he may stipulate in that behalf) reasons in support of such contentions as each party may wish to make relative to the matter or matters under consideration;

(b)	be requested to:
(i)	inspect the Demised Premises within five (5) Working Days of being requested to resolve such dispute; and
(ii)	give a decision within five (5) Working Days of such inspection.
6.11	The determination of the Independent Architect shall be binding on the parties.
6.12

The costs of the determination will be borne by the party against whom the Independent Architect holds, but either party may discharge such costs in order to procure the release of the Expert's determination.  Costs so paid by a party in whose favour the Independent Architect holds shall become a debt due to the paying party by the other as a contract debt.

6.13

Where the Independent Architect finds in favour of the Tenant and that the Certificate of Practical Completion should not have issued, then the Landlord shall procure that the items of works identified by the Independent Architect required to be completed shall be remedied as soon as possible and a further joint inspection of the relevant works shall be undertaken and on completion of such works the provisions of Clauses 6.4 to 6.8 shall be repeated mutatis mutandis until the parties agree or the Independent Architect determines that Completion in accordance with this Agreement has been achieved and the date of Completion shall be as agreed or determined in accordance with this Clause.

6.14

Where the Independent Architect finds in favour of the Landlord, the date of Completion shall remain as originally identified by the Landlord’s Architect and all appropriate provisions shall apply thereto.

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6.15

If there is any dispute between the Landlord and the Tenant as to whether any items properly constitute Snag Items either party shall have the right to refer the determination of such matter in dispute to the Independent Architect. The Independent Architect shall be requested to give his decision within ten days of his/her appointment and shall be entitled to receive oral and/or written submissions from the parties.  The Independent Architect shall act as an expert and not as an arbitrator and his fees shall be borne equally between the parties.

6.16

In the event of the Landlord failing to procure the completion of all Snag Items (as agreed between the parties or as determined by the Independent Architect in circumstances of a dispute in accordance with Clause 6.14) within the timeframe specified at Clause 6.6 and subject to not less than 20 Working Days prior notification to the Landlord, the Tenant shall have the right to remedy and make good the same and the Landlord hereby agrees to pay to the Tenant the sum equal to the reasonable and vouched costs and expenses of rectifying all such Snag Items within 28 days of such written demand having been made and the Tenant shall use all reasonable endeavours to procure that any such works are undertaken by the contractor in a good and workmanlike manner and using the standard of skill, care and diligence reasonably to be expected of a prudent contractor who is experienced in carrying out works of a similar size, scope and complexity to the Demised Premises and in accordance with good building practice and the Specification and in substantial compliance with all the Necessary Consents and Tenant Consents.

7.	RENT CALCULATION
7.1

The rent to be reserved under the Lease (therein defined as the “Initial Rent”) shall be fifty-nine euro seventy-five cents (€59.75) per square foot of the Floor Area of the Office Premises calculated in accordance with the Measuring Code, together with a sum of seven euro fifty (€7.50) per square foot of the Floor Area for the Basement Storage Area and three thousand seven hundred and fifty euro (€3,750) in respect of each of the thirty one (31) car parking spaces. The Floor Area of the Demised Premises shall be measured and ascertained by the Landlord and the Tenant on such date as the Landlord shall notify to the Tenant and in the event of there being a dispute as to the Floor Area the matter shall be determined by an Independent Chartered Surveyor as set out hereunder:-

(a)	The Landlord and the Tenant shall endeavour to agree the Floor Area of the Demised Premises;
(b)

If they cannot do so the Floor Area shall be determined by such Independent Chartered Surveyor as the parties may agree or in default of agreement by such Chartered Surveyor as may be nominated upon the application of either party by the President (or other acting senior officer) of the Society of Chartered Surveyors Ireland;

(c)

The Independent Chartered Surveyor so appointed shall act as an expert and shall afford to the Landlord and the Tenant a reasonable opportunity of stating (whether in writing or otherwise as may be decided by him) reasons in support of such contentions as each party may wish to make relative to the matter or matters under consideration.

7.2	The determination of the Independent Chartered Surveyor shall be binding on the parties and his costs shall be borne by the parties as he shall decide.

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7.3

In the event of the Floor Area not having been agreed by the Closing Date, the Tenant shall pay to the Landlord rent of six million eight hundred and five thousand three hundred thirty nine euro (€6,805,339) per annum (exclusive of any service charge, VAT or other payments due by the Tenant under the Lease) based on an estimated Floor Area of one hundred and eleven thousand seven hundred and ninety six (111,796) square feet of Office space, one thousand two hundred and thirty seven (1,237) square feet of basement storage space together with three thousand seven hundred and fifty euro (€3,750) in respect of each of the thirty one (31) car parking spaces and within fourteen days of agreement on or determination of the Floor Area there shall be paid by the Landlord to the Tenant (or vice versa) any excess or underpayment (as the case may be) in respect of the period for which rent has been paid (calculated on a daily basis).  The rent in the Lease shall be initially calculated by reference to the deemed Floor Area and the Landlord and the Tenant shall enter into a memorandum supplemental to the Lease according to the adjusted yearly rent calculated by reference to the Floor Area agreed or determined in accordance with the provisions of this Agreement.

8.	FITTING OUT OBLIGATION
8.1

The Tenant shall be solely responsible at its own expense for the Tenant’s Works so as to enable the Tenant to occupy and trade from the Demised Premises and the Tenant shall ensure it is in compliance with Clause 3 prior to the carrying out of any such works.

8.2

The Landlord requires the Tenant to enter into the Licence for Works prior to commencing the Tenant’s Works and for the avoidance of doubt, the Term Commencement Date shall not be delayed or extended on account of a Licence for Works having not been executed by the Landlord except to the extent that the Landlord has unreasonably withheld or delayed executing the Licence for Works within the timeframe specified at Clause 3.1.

8.3	The Tenant shall submit to the Landlord the Tenant’s Specification in accordance with Clause 3.1.
8.4

On the Closing Date, subject to receipt by the Landlord of the payments to be made by the Tenant in accordance with Clause 7 hereof, and subject to approval of the Tenant’s Works, the Landlord shall hand over to the Tenant possession of the Demised Premises whereupon the Tenant shall carry out and complete fitting out of the Demised Premises in accordance with the Tenant’s Specification as soon as practicable in all material respects substantially in accordance with any Tenant Consents.

8.5

For the avoidance of any doubt, the details and specifications which the Landlord may reasonably require in order to approve the Tenant’s Specifications and execute the Licence for Works are as follows:

(a)	full details of the Tenant’s contractor and Tenant’s professional team;
(b)

if, at any time of the Tenant seeking approval of the Tenant’s Specifications it is known that any of the Tenant’s Works are to be carried out by way of sub-contract to a sub-contractor with design responsibility, copy of the sub-contract (or proposed sub-contract) and details of the sub-contractor, the insurance obligations imposed on the sub-contractor and the requirements in relation to providing a performance bond imposed on the sub-contractor (if any);

(c)

full details of the insurances carried by the Tenant’s contractor which insurances must be satisfactory to the Landlord (acting prudently but reasonably).  In this respect, the relevant contractor shall be obliged to effect Contractors All Risks, public liability with an indemnity limit of €6,500,000 and employers liability insurances with an indemnity limit of €13,000,000 and such insurances shall, if required, by the Landlord, be extended to include the Landlord with an indemnity to principals clause with the Landlord specifically noted as principal or as joint insured.  (In the event of the Landlord within

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ten days of receipt of the said notification, notifying the Tenant that such fit-out contractor is not suitable to the Landlord, it shall not be lawful for the Tenant to permit or authorise such contractor to enter upon the Estate or the Demised Premises but the Landlord shall act reasonably and shall only be entitled to give such notice on the grounds that the proposed contractor does not have suitable experience in works similar to the Works or for such other good and substantial reason and which shall be advised to the Tenant in writing by the Landlord with reasonable evidence of the contractor’s unsuitability at the time of notification).  However, the Landlord acknowledges and agrees that Sonica Fitout Limited (company number 520157) is a suitable contractor with suitable experience and the Landlord shall not raise any objections to Sonica Fitout Limited acting as the Tenant’s fit out contractor;

(d)	confirmation of the existence of the insurances required by the Landlord together with a certificate of insurance;
(e)	such other reasonable evidence of insurances as may be required by the Landlord from time to time, including evidence of renewals;
(f)	subject to Clause 8.7 below, evidence of payment of any additional insurance premium payable by the Landlord as a result of the Tenant’s Works;
(g)	copy of the fit-out contract and sub-contracts that have been entered into at the date the Tenant’s Specification is submitted;
(h)	copies of any Tenant Consents (if any);
(i)

full details of collateral warranties (the form of which, shall be approved by the Landlord, acting reasonably and having regard to the nature of the Tenant’s Works) in relation to the Tenant’s Works addressed to the Landlord which the Tenant’s contractor, sub-contractors with design responsibility and Tenant’s professional team will provide on completion of the Tenant’s Works; and

(j)	the method statements for the carrying out of the Tenant’s Works and such other information and documentation as the Landlord might reasonably require in respect of the Tenant’s Works.
8.6	The Landlord shall not be liable for completion of the Tenant’s Works.
8.7

The Landlord shall, subject to the discharge by the Tenant of any increased or additional premium associated with same (“Clause 26 Cover”), procure that the Landlord’s insurance for the Building maintained under the Lease shall provide for a waiver of all rights of subrogation against the Tenant, its’ contractor and the Tenant’s contractor’s sub-contractors, in relation to any of the following risks:-

(a)	fire, storm, tempest, flood; or
(b)	bursting or overflowing of water tanks apparatus or pipes; or
(c)	explosion, impact, aircraft; or
(d)	riot, civil commotion or malicious damage.

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8.8	Subject to the Landlord consenting to the Tenant’s Works, and in addition to the Licence for Works that shall be entered into:
(a)

The Tenant covenants with the Landlord to carry out the Tenant’s Works in a good and workmanlike manner in accordance with the Tenant’s Specifications, subject to approval of same (and any approval of any modification of the same) by the Landlord and to complete same for the permitted use as agreed with the Landlord.

(b)

To the extent that the Tenant has possession of the Demised Premises at any time before the Lease is delivered to the Tenant, it is to hold the Demised Premises as a licensee of the Landlord and not under any contract of tenancy.

(c)

Before carrying out any fitting out of the Demised Premises the Tenant shall obtain all Tenant Consents and the Tenant shall further ensure that all the Tenant’s Works shall substantially comply therewith and shall furnish copies of same to the Landlord prior to such works commencing and shall substantially comply with the Permission, the Fire Safety Certificate and the Disability Access Certificate granted to the Landlord (as may be amended by the Tenant Consents) in respect of the Demised Premises, the DCC Protocol and the Fit-Out Protocol.

(d)

As soon as reasonably practicable and in any event no later than 8 (eight) weeks following completion of the Tenant’s Works, the Tenant shall furnish to the Landlord (to the extent not previously furnished):

(i)

A certificate of compliance or exemption regarding the Planning Acts and Building Control Regulations from a suitably qualified architect or engineer in a form recommended by the Royal Institute of Architects of Ireland;

(ii)	A hard copy and a soft copy of the Safety File for the Tenant’s Works required by the Safety Regulations or upload the safety file to the Landlord’s online register if requested;
(iii)	As constructed drawings not otherwise included in the Safety File (if any);
(iv)	Copy operating manuals not otherwise contained or included in the Safety File (if any);
(v)

All collateral warranties as set out in Clause 8.4(i) together with copies of the relevant contracts, sub-contracts and/or appointments and evidence of the up-to-date insurances required to be effected pursuant to the said contracts, sub-contracts and /or appointments;

(vi)	Copy Validated Certificate of Compliance on Completion in respect of the Tenant’s Works (if applicable); and
(vii)	Copy of the Tenant Consents (if any).
(e)	The Tenant shall
(i)	give the Landlord 7 days’ prior notice of the commencement of the Tenant’s Works;
(ii)

agree with the Landlord the methodology for access to the Demised Premises for the purposes of carrying out the Tenant’s Works (both parties acting reasonably), which will be carried out in accordance with the Fit-Out Protocol;

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(iii)

carry out the Tenant’s Works in accordance with Tenant’s Specifications approved by the Landlord with good quality materials and in a proper and workmanlike manner and to make good any damage caused by the Tenant, its servants, agent and any other party involved in carrying out of the Tenant’s Works (subject to the Tenant’s inability to procure same on foot of any insurance claim at the Demised Premises in relation to the risks set out in Clause 8.7);

(iv)	carry out the Tenant’s Works in accordance with the relevant BIM requirements as set out in Appendix 10 hereto;
(v)	observe and perform all proper precautions in executing the Tenant’s Works and in particular not to endanger the safety of the Demised Premises or the Building or any part thereof;
(vi)

comply with the requirements (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate local authority, the insurers of the Building and the Landlord (acting reasonably) in relation to the fire security and safety precautions affecting the Demised Premises;

(vii)

permit the Landlord and its agents to enter upon the Demised Premises at any time while the Tenant’s Works are being carried out (subject only to the safety requirements of the Tenant or its project supervisor for the construction stage) for the purposes of inspecting the manner of execution of the Tenant’s Works and compliance with the provisions of this Agreement provided that the Tenant receives reasonable prior written notice of such inspection and the inspection does not delay or disrupt the carrying out of the Tenant’s Works;

(viii)

not to cause or allow to be caused a nuisance or damage or disturbance to the Landlord, the occupiers for the time being of any adjoining property, the users of the Building and/or the safe and orderly operation of the Building and not to infringe the rights of any aforementioned person nor to acquire or entitle to be acquired by prescription any right which would interfere with the free use of any neighbouring or adjoining property;

(ix)

provide a photographic record of inspections undertaken in relation to fire stopping works (including the removal or addition to the Demised Premises of fire stopping material) carried out as part of the Tenant’s Works; and

(x)	remove from the Demised Premises upon completion of the Tenant's Works all debris arising from and equipment used in connection with the carrying out of the Tenant’s Works; and
(xi)

comply with all obligations under or by virtue of any Law and to obtain and comply with such permissions, approvals, certificates, licences and consents as may be required to comply with all such Laws (and in particular with the provisions of the Planning Acts, Building Control Legislation and Safety Regulations) so far as the same relate to or affect the Tenant’s Works and any operations, acts or things carried out, executed, done or omitted on the Demised Premises in connection with the Tenant’s Works.

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8.9

In the event of the Tenant’s Works not conforming to the planning permissions procured in respect of them or not satisfying the requirements of the fire officer or the competent authority in relation to the provisions of any fire safety certificate or disability access certificate obtained or applied for in relation to the Building or the Tenant’s Works to carry out such alterations or amendments as necessary to the Tenant’s Works so that they comply with such planning permissions and fire safety requirements PROVIDED HOWEVER that in the event of it becoming impossible for such Tenant’s Works to comply with the planning permissions procured and/or the requirements of the fire officer or other competent person or authority to restore, at the Tenant’s own cost, the Demised Premises to the condition prevailing prior to the Tenant’s Works being carried out and to the reasonable satisfaction of the Landlord or the Landlord’s Architect (in relation to planning permissions) or the fire officer or competent authority (in relation to any fire safety certificate or disability access certificate).

8.10

The Tenant hereby keeps the Landlord fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability (including without limitation those in respect of personal injury to or the death of any person or any injury or damage to any property, real or personal) arising out of any act omission or negligence of the Tenant or any persons in on or about the Demised Premises expressly or impliedly with the Tenant’s authority in connection with the carrying out of the Tenant’s Works or arising from the failure or omission by the Tenant, its servants, agents or any other party involved in the carrying out of the Tenant’s Works to comply with any of  the terms and provisions of this Clause 8.

8.11

Without prejudice to the completion deliverables in the Licence for Works or those set out in Clause 8.8(d) above, upon completion of the Tenant’s Works, the Tenant shall notify the Landlord, and the Landlord’s Architect shall be at liberty to inspect the same within five (5) Working Days and if the work has been carried out to the satisfaction of the Landlord’s Architect, the Tenant’s Architect shall issue to the Landlord and the Tenant a certificate that the Tenant has executed the works in accordance with the Tenant’s Specifications and the Necessary Consents PROVIDED ALWAYS that the Tenant may complete the Tenant Works in sections (with each section not being less than a complete floor of the Demised Premises) and this clause will apply mutatis mutandis to each such section.  Any failure of the Landlord to carry out any inspection in the relevant time period shall not prevent the Tenant’s Architect from issuing the certificate certifying completion of the Tenant’s Works or any section.

8.12

For the avoidance of doubt, each party shall be responsible for its own costs in respect of the Tenant’s Works, and without prejudice to the generality of the foregoing, the Tenant shall not be responsible for the following costs and expenses that may be incurred by the Landlord:

(a)	The Landlord’s surveyors’, architect’ and engineers’ fees in connection with the review and approval of the Tenant’s Specifications; and
(b)	The Landlord’s legal and other professional costs in connection with the preparation and delivery of the Licence for Works.

In carrying out the Tenant’s Works, the Tenant hereby agrees not to knowingly damage or cause to be damaged the Demised Premises or any part of the Estate or any adjoining premises or to obstruct the Landlord or its tenants or its nominated agents or contractors in the course of executing any works on the Estate, or the use or occupation of the Building or any part thereof and the Tenant or the person carrying out the Tenant’s Works shall make good, without undue delay, any damage thereby caused to the Demised Premises (subject to the Tenant’s entitlement to make a claim under the Landlord’s insurance on the occurrence of any of the risks listed in Clause 8.7 or any part of the Estate or any adjoining premises.

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8.13

The Landlord hereby acknowledges the Tenant’s Design Intent in respect of the Tenant’s Works as appended at Appendix 8 to this Agreement but the acknowledgment does not commit or amount to an approval of the detailed design of the Tenant’s Works. The Landlord shall be entitled to withhold consent in respect of the design of any of the elements described in the Tenant’s Design Intent, or any works related thereto, in accordance with the terms of this Agreement and Licence for Works but no further.

9.	GRANT OF LEASE
9.1

At the time of the execution of this Agreement, the Tenant shall execute the Lease and the Side Letter (and any ancillary documents) in triplicate and they shall be held by the Landlord’s Solicitor in escrow pending the Closing Date.

9.2	The Tenant shall become liable to comply with all the covenants on the part of the Tenant and conditions contained in the Lease with effect from the Closing Date.
9.3

The Landlord shall, subject to receipt of the relevant stamp duty, stamp the original and counterpart of this Agreement and shall return the original thereof to the Tenant within thirty (30) days of the date hereof.

9.4

The term of the Lease held in escrow and the Term Commencement Date, the Rent Commencement Date (as defined in the Lease) and the Service Charge Commencement Date (as defined in the Lease) shall commence on the Closing Date and the Tenant with the consent of the Guarantor hereby irrevocably authorises the Landlord to insert these dates in the relevant parts of the Lease and counterparts thereof on prior agreement with the Tenant’s Solicitor.

10.	VAT
10.1	The Landlord confirms to the Tenant that the Landlord will be exercising the Landlord’s Option to Tax.
10.2

Where under this Agreement or the Lease or on the grant of the Lease the Landlord or the Tenant makes or is deemed to have made a supply for VAT purposes then any payment or deemed payment shall be exclusive of VAT and the party making payment shall in addition to all such payments or deemed payments pay to the other party all VAT lawfully payable within ten (10) Working Days of service or delivery of a valid VAT invoice.

11.	PAYMENTS
11.1	The Tenant shall, on the signing hereof, pay the stamp duty payable on foot of this Agreement and its counterparts.
11.2	The Tenant shall pay on or prior to the Closing Date and prior to entering the Demised Premises to carry out any works:-
(a)	an amount equal to one quarter of the Initial Rent as reserved in the Lease;
(b)	such sum as the Landlord shall advise (with reasonable supporting evidence) the Tenant as being the advance payment of service charges payable pursuant to the Lease; and
(c)	such sum as the Landlord shall advise (with reasonable supporting evidence) the Tenant on account of the first year’s insurance premium payable by the Tenant under the Lease.

PROVIDED THAT all such sums are to be paid to the Landlord’s Solicitor and held by the Landlord’s Solicitor in trust and to the account of the Tenant until such time as the Lease shall be formally granted pursuant to Clause 9.

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11.3	The Tenant shall discharge the VAT (if any) payable on this Agreement and/or the sums payable under the Lease subject to receipt by the Tenant of a valid VAT invoice.
11.4

The Landlord shall pay to the Tenant the Capital Contribution (exclusive of any VAT payable) in monthly stages in an amount that is proportionate to the extent to which the relevant CAT A Works have been carried out pursuant to the Tenant’s fit-out contract, SUBJECT ALWAYS to receipt by the Landlord of a Tenant’s Certificate from the Tenant’s Architect detailing the works undertaken, certifying the proportion of the relevant CAT A Works that have been carried out, PROVIDED ALWAYS that there shall be no obligation on the Landlord to pay in excess of 90% of the Capital Contribution unless and until the deliverables set out at Clause 8.8(d) have been delivered to the Landlord.  The Landlord shall make the relevant payment of Capital Contribution within 30 days of receipt of the Tenant’s Certificate or receipt of the deliverables set out in Clause 8.8(d).

11.5

The Capital Contribution is stated on a gross basis (exclusive of VAT) but the Landlord may make any deduction or withholding on account of tax as is required under Chapter 2 of Part 18 of the Taxes Consolidation Act 1997. The Tenant receiving the Capital Contribution under this Agreement subject to any such deduction or withholding shall accept the net amount paid after deduction or withholding in discharge of the liability under this Agreement to the same extent as if the deduction or withholding had not been made.

11.6

The parties shall co-operate to ensure that all obligations arising under Chapter 2 of Part 18 of the Taxes Consolidation Act 1997 in respect of this Agreement are dealt with in a manner that endeavours not to cause tax difficulties for either party.

11.7

For the avoidance of doubt, the parties may also make any deduction or withholding on account of tax as required by law, including any deduction or withholding which does not arise under requirements of law at the date of entering into this Agreement but which may arise at any future date under any circumstances, including any change in law.

11.8

The Landlord shall pay to the Tenant a further sum of €27,000 (exclusive of any VAT payable) in lieu of the CAT A Works described in Appendix 7 under the heading ‘5-6 SJRQ’ (the “5-6 CAT A Works”).  The Landlord shall pay to the Tenant the said further sum within 30 days of a certificate from the Tenant’s Architect certifying that the 5-6 CAT A Works are complete.

12.	DOCUMENTS TO BE DELIVERED
12.1	The Landlord shall furnish to the Tenant on the Closing Date:
(a)	Original Opinions on Compliance;
(b)	A soft copy of the safety file for the Landlord’s Works required by the Safety Regulations;
(c)	As constructed drawings (to the extent not included in the safety file);
(d)	Copy operating manuals (to the extent not included in the safety file);
(e)

All Collateral Warranties together with certified copies of the relevant contracts and / appointments and copies of the relevant sub-contracts, and evidence of the up-to-date insurances required to be effected pursuant to the said contracts, sub-contracts and /or appointments;

(f)	Certified copy of the Validated Certificate of Compliance on Completion in respect of the Landlord’s Works;
(g)	Copy of the Necessary Consents together with all supporting documentation submitted for the relevant applications for such Necessary Consents;

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(h)	A certified copy of the acknowledgement of the relevant planning authority that all financial contributions payable under the Permission regarding the Building are paid in full;
(i)

Certified copies of the Certificate of Practical Completion together with the list of Snag Items together with certifies copies of all certificates of practical completion that have been issued under the Building Contract with respect to the Landlord’s Works;

(j)	A certified copy of the original Lease (the original to be furnished in accordance with Clause 9.3);
(k)	A declaration pursuant to the Family Law Acts;
(l)	The original Side Letter fully executed;
(m)

The original Licence for Works fully executed (subject to the parties having agreed the Tenant’s Works, the form of Licence for Works and the Tenant having provided the Landlord with all documents required under the Licence for Works);

(n)	A letter consenting to the creation of the Lease (and this agreement) from any entity holding a charge over the Demised Premises and the Estate;
(o)	A certificate from the company secretary of the Landlord that:
(i)	the Landlord has not executed any charges of any description which are not shown as registered in the Companies Registration Office; and
(ii)

that no resolution to wind up the Landlord has been passed and that no notice of a meeting at which it is proposed to wind up the Landlord has issued or been published and that no petition has been presented or is pending to wind up the Landlord and no steps have been taken to place the Landlord in receivership or to have a receiver or an examiner appointed;

(p)	Copy of the BER certificate for the Building and the full advisory report in relation thereto (the parties note the Landlord’s commitment at Clause 4.4 in this regard);
(q)	All documents that the Landlord has agreed to furnish to the Tenant in accordance with the replies given by the Landlord's solicitors;
(r)

A letter from the Landlord's insurance brokers (in a form previously agreed with the Tenant) confirming relevant details of  the insurance policy relating to the Building including that premium has been paid and renewal date together with confirmation if available from reputable insurer on reasonable commercial terms containing a waiver of all subrogation rights in respect of the Tenant (including its contractors and its contractor’s sub-contractors subject to the premium for same having been discharged by the Tenant in accordance with Clause 8.6) and confirmation that the policy contains a tenant non-invalidation clause;

(s)	Completion searches duly certified and explained (subject to the Tenant's Solicitor furnishing searches to the Landlord’s Solicitor); and
(t)	Copies of all keys in the Landlord’s possession in relation to the Demised Premises.
12.2

The Landlord shall furnish to the Tenant as soon as possible after the Closing Date a certified copy of the LEED certificate certifying that the Building has achieved a LEED rating (the parties note the Landlord’s commitment at Clause 4.4 in this regard) and will use reasonable endeavours to procure same without undue delay.

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13.	POSSESSION

Upon taking possession of the Demised Premises the Tenant shall be deemed to take possession of the Demised Premises with full knowledge of the actual state and condition of the Demised Premises as to repair, finishes, means of access, enjoyment of light and air, party walls and otherwise, and subject to the terms hereof shall take the same as it stands.  The Tenant confirms that it has received and read the tenant information booklet (the “Tenant Information Booklet”) and takes possession of the Demised Premises on full notice of the contents of the Tenant Information Booklet.

14.	NO ASSIGNMENT
14.1

The Tenant shall not assign, under-let, charge, share, part with or otherwise in any way whatsoever (either directly or indirectly) deal with its interest under this Agreement or any part thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed), save an assignment to a Group Company (as defined in the Lease).

14.2

This Agreement enures for the benefit of the successors and assigns of the Landlord’s interest in the Demised Premises without the necessity for any assignment of it. The Landlord shall not require the prior consent of the Tenant to mortgage, charge, pledge or assign by way of security its interest under the within Agreement to any Funder.

14.3

In the event of the Landlord disposing of its interest in the Building or the benefit of this Agreement to a third party, the Landlord shall notify and provide reasonable evidence to the Tenant of said disposal. The Landlord shall inform any purchaser(s) of the Tenant’s interest in the Building of this Agreement and will provide the original Agreement to the purchase(s) notifying them of the covenants and conditions contained in this Agreement, the Lease, the Side Letter and all ancillary documents arising from this transaction. The Landlord shall not dispose of its interest in the Building prior to the Closing Date unless the purchaser accepts and enters into a novation agreement with the Tenant accepting full responsibility and liability for the Landlord’s obligations under this Agreement for Lease, the Lease, Side Letter and any Licence for Works that may have been executed by the Landlord.

15.	NO DAMAGE

The Tenant on behalf of itself, its servants and agents hereby further specifically agrees not to damage the Demised Premises (other than as may be necessary for the completion of the Tenant’s Works, PROVIDED THAT all such damage shall be made good by the Tenant) or any part of the Building or the Estate or any adjoining premises in the course of executing any works on the Demised Premises and if the Tenant, its servants or agents shall cause any damage as aforesaid, the Landlord in addition to any other remedy may make good all such damage where the Tenant fails to make good the damage following 20 Working Days’ notice to the Tenant and the Tenant hereby agrees to pay to the Landlord the sum equal to the reasonable and vouched costs and expenses of making good all such damage within fourteen days of such written demand having been made and if such sum is not paid within that period, the Tenant shall pay interest on such sum at the Prescribed Rate from the expiration of the said fourteen day period until payment is made PROVIDED ALWAYS that where the Tenant is entitled to make a claim against the Landlord’s insurance in relation to the damage, the Tenant shall not be required to make good the damage (and the Landlord shall not be entitled to exercise its remedies under this clause) until such time as the Landlord’s insurers authorise or agree that the damage can be made good without prejudice to the Tenant’s claim under the said insurance.

23

16.	TITLE
16.1	Landlord’s title

The Tenant confirms that it has received prima facie evidence of the Landlord’s title to the Demised Premises, has been afforded a reasonable opportunity to raise all such pre-lease enquiries as it may have wished in relation to the Landlord’s title, is satisfied with the evidence of Landlord’s title furnished and shall not make any further objections or requisitions in respect of the Landlord’s title to the Demised Premises with the exception of the completion searches.

16.2	No implied easements

Nothing in this Agreement shall impliedly confer upon or grant to the Tenant any easement, right or privilege other than those expressly granted by this Agreement or the Lease.

16.3	No warranty as to user

Nothing contained in this Agreement shall imply or warrant that the Demised Premises may be used under the Planning Acts and the Public Health Acts for the purpose herein authorised or any purpose subsequently authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts.

16.4	Representations

The Tenant acknowledges that this Agreement has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Agreement and in open legal correspondence.

17.	TERMINATION

Termination by Landlord

17.1	This Agreement may be terminated by the Landlord upon notification to the Tenant if at any time before completion of the Lease the following occurs:
(a)

an event of substantial loss or damage occurs to the Building (other than where caused by the acts or omissions of the Landlord) such that the Landlord cannot deliver the Demised Premises in accordance with the Specification;

(b)	any of the events described in the forfeiture provisions of the Lease occur subject to allowances for remedy of breach as outlined therein;
(c)

if the Tenant (or the Guarantor) commits a material breach of the terms of this Agreement and, having been given notice of such breach, has failed to remedy (or take material steps to remedy) same within a period of ten (10) Working Days (or such longer period as may be reasonable in light of the nature of the breach) to the reasonable satisfaction of the Landlord;

17.2

In the event that the Landlord terminates this Agreement pursuant to Clause 17.1, this Agreement shall for all purposes other than the purposes of this clause be deemed to be absolutely rescinded but without prejudice to any remedy of the Landlord for any breach of this Agreement prior to such rescission:

(a)	the Tenant must immediately release or cancel any registration against the Landlord’s title in respect of this Agreement;

24

(b)

the Tenant must, if in occupation, immediately vacate the Demised Premises and deliver it to the Landlord, who in the event of the Tenant failing to vacate and deliver up the same shall be entitled to recover possession of the Demised Premises from the Tenant by action or otherwise;

(c)	the Tenant must remove from the Demised Premises all building and other materials and equipment on the Demised Premises in connection with the Tenant’s Works; and
(d)

the Landlord may, after a reasonable time period, take and retain possession of all completed or partially completed Tenant’s Works on the Demised Premises, which are to be forfeited and become the property of the Landlord without the Landlord being liable to make to the Tenant any compensation or allowance in respect of them; and

(e)

in the event that the Landlord terminates this Agreement pursuant to Clause 17.1 (b) and (c) only, the Landlord shall be entitled to recover from the Tenant and the Tenant shall pay to the Landlord in addition to all damages, costs and expenses which the Landlord may have suffered by reason of the rescission of this Agreement, if relevant, the licence fee payable in respect of the Demised Premises from the Closing Date up to the date on which the Tenant shall actually vacate the Demised Premises at the rate per day or part thereof which would have been payable by the Tenant under the Lease by way of rent from the said date had the Lease been delivered by the Tenant on the Closing Date and had the rent payable under the Lease been payable as and from such date.

17.3

The Tenant hereby agrees to indemnify and keep the Landlord indemnified against all direct expenses, costs, claims, demands, damages and other liabilities whatsoever arising directly from any material breach by the Tenant of any of the terms of this Agreement.

Breach by the Landlord

17.4

In the event that the Landlord commits or permits any material breach of the obligations on its part contained in this Agreement which is incapable of remedy then the Tenant may by notice in writing to the Landlord determine this Agreement whereupon this Agreement shall cease absolutely.

17.5

If the Landlord’s Works do not achieve Completion on or before the Long Stop Date (as extended in accordance with this Agreement) or the Hard Stop Date, the Tenant shall be entitled to terminate this Agreement by notice in writing to the Landlord whereupon this Agreement shall immediately cease absolutely.

17.6

Termination of this Agreement under this Clause 17 shall be without prejudice to any right of action or remedy of either party in respect of any antecedent breach of any of the covenants by either party herein contained.

17.7

In the event that this Agreement is terminated pursuant to this Clause 17, the Landlord (or the Landlord’s Solicitor as the case may be) shall return the Lease Documents (as executed by the Tenant) and the sums held in escrow pursuant to Clause 11.2 to the Tenant (or the Tenant’s Solicitor) within thirty (30) days following the date of termination.

18.	NOT A DEMISE
18.1

This Agreement is not intended nor shall it operate or be deemed to operate either at law or in equity as a demise of the Demised Premises notwithstanding that the Landlord could deliver or that either the Landlord or the Tenant or either of them could specifically enforce the delivery of the Lease nor shall the Tenant have or be entitled to any estate, right or interest in the Demised Premises or any part thereof or in any materials in or upon the same or any part thereof nor shall the relationship of Landlord and Tenant exist or arise or be deemed to exist or arise between the parties hereto.

25

19.	STAMP DUTY

The Tenant shall be responsible for and discharge to the Landlord on demand all stamp duty arising in respect of this Agreement, the Lease and Counterparts thereof.

20.	AGREEMENT TO REMAIN IN FORCE

The terms and conditions of this Agreement shall remain in full force and effect notwithstanding the grant of the Lease insofar as they remain to be observed and performed.

21.	SEVERANCE

If any term or provision of this Agreement shall be held to be invalid or unenforceable in whole or in part for any reason then such term or provision shall to that extent be deemed not to form part of this Agreement and the validity and enforceability of the remainder of this Agreement shall not be affected.

22.	GUARANTOR

The Guarantor jointly and severally covenants with the Landlord as a primary obligation that:

22.1

the Tenant or the Guarantor shall perform and observe the covenants and conditions on the part of the Tenant herein contained and that the Guarantor shall be a party to the Lease in the manner therein provided;

22.2

the Guarantor indemnifies the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising out of any default by the Tenant in the performance and observance of any of its obligations to the Landlord under this Agreement;

22.3

that the Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator, official assignee, trustee in bankruptcy or other persons administering the assets of the Tenant or whether before or after any repudiation by an examiner or other persons administering the assets of the Tenant) for the fulfilment of all the obligations of the Tenant under this Agreement and agrees that the Landlord in the enforcement of its rights hereunder, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Agreement;

22.4

the Guarantor provisions to the Lease are to apply to the Guarantor’s obligations under this clause in respect of the Tenant’s obligations to the Landlord under this Agreement mutatis mutandis as if same were set out in full in this Agreement;

22.5	The Guarantor shall be released from its obligations as Guarantor (under this Agreement and the Lease) on the happening of the earliest of the following events:
(a)	In the event of this Agreement being assigned with the prior written consent of the Landlord (but such release shall only become effective on completion of such assignment); and

26

(b)

where it is finally determined (after any appeals have been exhausted) by the Irish courts that the Landlord has unreasonably withheld its consent to a proposed assignment of this Agreement and such assignment subsequently proceeds (but such release shall only become effective on completion of such assignment).

22.6

In the event that the Guarantor as named in this Agreement ceases to be the principal holding company of the Tenant; or is acquired by a third party, then the Tenant and/or the Guarantor shall immediately notify the Landlord and the Tenant will ensure that the Guarantor as named in this Agreement for Lease is replaced with another entity acceptable to the Landlord (acting reasonably). In such circumstances, the Tenant and/or the Guarantor will provide all information required by the Landlord to satisfy itself as to the financial standing of the proposed guarantor.

23.	BUILDING NAMING RIGHTS

The Landlord agrees that, as the Demised Premises consists of the entire office area of the Building, the Tenant shall, for so long as it has the entire interest under the Lease, have the right to name (and rename) the Building subject to Landlord consent which consent may only be refused on the grounds that the name is offensive or likely to upset public sentiment.  The Tenant shall be entitled to publish or otherwise publicise the name of the Building and subject to Clause 3, submit any planning application for any Landlord approved signage to display the Building name.

24.	NOTICES
24.1

Any notice under this Agreement shall be effectively given if sent by post or delivered by hand or by prepaid registered or recorded delivery mail to the intended recipient (FAO Legal Department in the case of service on the Tenant) or its Solicitors, at its registered address (if a company) or to his or their last known address (if an individual).  Where sent by post, the notice shall be deemed to be served on the second day after posting.  Any notice served on the Tenant and / or Guarantor shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Tenant or the Guarantor).

(i)	jkelleher@hubspot.com
(ii)	kpapa@hubspot.com
24.2

Where the last day for taking any step would but for this provision be Christmas Day, Good Friday, a Saturday or Sunday or a Public Holiday such last day shall be the next following working day instead.

25.	JURISDICTION

This Agreement shall be construed in accordance with the Laws of Ireland.

27

Appendix 1

Form of Collateral Warranties

28

Dated the	day of	2018

PERMASTEELISA IRELAND LIMITED

and

●

COLLATERAL AGREEMENT

SUB-CONTRACTOR TO BENEFICIARY

HI116/071/AC#29246067.I

THIS AGREEMENT is made the	day of	2018

BETWEEN

(1)

PERMASTEELISA IRELAND LIMITED with company registration number 401929 and whose registered office is at c/o Lacey Consulting, 21 Priory Hall, Stillorgan Road, Stillorgan Co. Dublin (“the Sub-Contractor”); and

(2)	● with company registration number ● and whose registered office is at ● (“Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

The Employer has entered into a contract dated 2 February 2017 (the “Contract”) with John Paul Construction Limited (the “Contractor”) in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1-6 Sir John Rogerson's Quay, Dublin 2 (the “Project”).

B.	The Contractor has appointed the Sub-Contractor by an agreement dated the 5th day of March 2017 (the “Sub-Contract”) to carry out certain works forming part of the Works (the “Sub Contract Works”).
C.	The Beneficiary bas agreed to take a lease of part of the Project.
D.	Under the terms of the Sub-Contract, the Sub-Contractor has agreed to enter into this Deed with the Beneficiary.

NOW IT IS HEREBY AGREED between the Beneficiary and the Sub-Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Sub-Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Sub-Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Sub-Contract Works in accordance with the terms of the Sub Contract and that it has not broken and shall not break any express or implied terms of the Sub Contract.

2.

The Sub-Contractor warrants and undertakes to the Beneficiary that it will exercise all due and proper skill, care and diligence to be expected of a professionally qualified sub-contractor experienced in constructing sub-contract works of a similar nature, size, scope and complexity as the Sub-Contract Works in relation to:

2.1

the design (to the extent required by the Sub-Contract) and the construction of the Sub Contract Works, including the supervision of all sub-sub-contractors of whatever tier (to such extent as the Sub-Contractor has an obligation to so supervise pursuant to the Sub-Contract or at common law) and

2.2	the selection of materials and goods for the Sub-Contract Works, in so far as such goods and materials have been or will be selected by the Sub-Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included in or referred to in the Sub Contract to ensure the Sub-Contract Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Sub-Contractor pursuant to the Sub-Contract.
3.

The Sub-Contractor shall indemnify and keep indemnified the Beneficiary against any documented loss or expense incurred by the Beneficiary as a result of any breach of the provisions of the Sub-Contract or failure by the Sub-Contractor to comply with the terms thereof.

4.	[Not Used]
5.

The Sub-Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years (144 months) from the date of Practical Completion of the Works or 30 December 2030 (whichever is the earlier).

6.

To the extent that design forms part of the Sub-Contract, the Sub- Contractor shall take out before commencing the Sub-Contract Works professional indemnity insurance in an amount of not less than €10,000,000 (ten million euro) in the annual aggregate for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works provided always that such insurance is generally available at commercially reasonable rates and terms. The Sub-Contractor shall notify the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms in order that the Sub-Contractor and the Beneficiary can discuss the best means of protecting their respective interests in respect of the Sub-Contract Works in the absence of such insurance. As and when it is reasonably requested to do so by the Beneficiary, the Sub-Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained.

7.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Sub-Contractor in connection with the Sub Contract Works shall remain vested in the Sub-Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Sub Contract Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Sub-Contract Works. The Sub-Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Sub-Contractor.

8.

Without requiring the Sub-Contractor's consent the Beneficiary's rights under this Agreement may be assigned by the Beneficiary to another tenant without payment of any fee to the Sub Contractor. Any further assignments shall be subject to the prior written consent of the Sub Contractor (not to be unreasonably withheld, delayed or conditioned) but without the payment of any fee PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary's interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any funder of the Beneficiary.

9.

The Sub-Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Sub-Contract Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Sub-Contract Works in the particular circumstances in which the same is used.

13.

Any notice to be given by the Sub-Contractor and / or Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary and/or Sub-Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year fust herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of SUB-CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

PJ EDWARDS & COMPANY LIMITED

and

●

COLLATERAL AGREEMENT

SUB-CONTRACTOR TO BENEFICIARY

H1116/071/AC#29245835.1

THIS AGREEMENT is made the	day of	2018

BETWEEN

(1)	PJ EDWARDS & COMPANY LIMITED with company registration number 39007 and whose registered office is at Kennelsfort Road, Palmerstown, Dublin 20 (“the Sub-Contractor”); and
(2)	● with company registration number ● and whose registered office is at ● (“Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

The Employer has entered into a contract dated 2 February 2017 (the “Contract”) with John Paul Construction Limited (the “Contractor”) in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1-6 Sir John Rogerson's Quay, Dublin 2 (the “Project”).

B.	The Contractor has appointed the Sub-Contractor by an agreement dated the 26th day of April 2016 (the “Sub-Contract”) to carry out certain works forming part of the Works (the “Sub contract Works”).
C.	The Beneficiary has agreed to take a lease of part of the Project.
D.	Under the terms of the Sub-Contract, the Sub-Contractor has agreed to enter into this Deed with the Beneficiary.

NOW IT IS HEREBY AGREED between the Beneficiary and the Sub-Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Sub-Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Sub-Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Sub-Contract Works in accordance with the terms of the Sub Contract and that it has not broken and shall not break any express or implied terms of the Sub Contract.

2.

The Sub-Contractor warrants and undertakes to the Beneficiary that it will exercise all due and reasonable skill, care and diligence to be expected of a professionally qualified sub contractor experienced in constructing sub-contract works of a similar nature, size, scope and complexity as the Sub-Contract Works in relation to:

2.1

the design (to the extent impliedly or expressly required by the Sub-Contract) and the construction of the Sub-Contract Works, including, but not limited to the supervision of all sub-sub-contractors of whatever tier (to such extent as the Sub-Contractor has an obligation to so supervise pursuant to the Sub-Contract or at common law) and

2.2	the selection of materials and goods for the Sub-Contract Works, in so far as such goods and materials have been or will be selected by the Sub-Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included, referred to or implied in the Sub-Contract to ensure the Sub-Contract Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Sub-Contractor pursuant to the Sub-Contract.
3.

The Sub-Contractor shall indemnify and keep indemnified the Beneficiary against any loss or expense incurred by the Beneficiary as a result of any breach of the provisions of the Sub Contract or failure by the Sub-Contractor to comply with the terms thereof or any valid instructions or requirements of the Architect appointed by the Employer or as a result of the termination of the Sub-Contractor's employment under the Sub-Contract.

4.	[Not Used]
5.

The Sub-Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works (as defined in the Contract).

6.

To the extent that design impliedly or expressly forms part of the Sub-Contract, the Sub Contractor shall take out before commencing the Sub-Contract Works professional indemnity insurance in an amount of not less than €6,500,000 (six million, five hundred thousand euro) any one accident or in the aggregate for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works provided always that such insurance is generally available at commercially reasonable rates and terms. The Sub-Contractor shall notify the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms in order that the Sub-Contractor and the Beneficiary can discuss the best means of protecting their respective interests in respect of the Sub-Contract Works in the absence of such insurance. As and when it is reasonably requested to do so by the Beneficiary, the Sub-Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained. The terms and conditions of the policy of said insurance shall not include any term or condition to the effect that the Sub-Contractor must discharge any liability before being entitled to recover from its insurers. The Sub-Contractor shall not without the prior written approval of the Beneficiary settle or compromise with the insurers that which relates to a claim by the Beneficiary against the Sub-Contractor or by any act or omission loss or prejudice the Beneficiary's rights to make or proceed with such a claim against the insurer.

7.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Sub-Contractor in connection with the Sub Contract Works shall remain vested in the Sub-Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Sub Contract Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Sub-Contract Works. The Sub-Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Sub-Contractor.

8.

Without requiring the Sub-Contractor's consent the Beneficiary's rights under this Agreement may be assigned twice, by the Beneficiary to another party and in turn by that party to another without payment of any fee to the Sub-Contractor. Any further assignments shall be subject to the prior written consent of the Sub-Contractor (not to be unreasonably withheld, delayed or conditioned) PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary's interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any funder of the Beneficiary.

9.

The Sub-Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Sub-Contract Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Sub-Contract Works in the particular circumstances in which the same is used.

10.

If any dispute, difference or question (a “dispute”) shall at any time hereafter arise between the parties to this Agreement or their respective assigns arising under or in connection with this Agreement, then a party shall deliver by hand or send by certified mail to the other party a notice of dispute in writing adequately identifying and providing details of the dispute. Within 7 (seven) days after the service of the notice of the dispute, the parties shall confer at least once to attempt to resolve the dispute or to agree to methods of resolving the dispute by other means. At any such conference, each party shall be represented by a person having authority to agree to a resolution of the dispute.

11.

If the dispute has not been resolved within 21 (twenty one) days of the service of the notice of dispute, or such other time as may be mutually agreed by the parties prior to the expiry of 21 (twenty one) days of the service of the notice of the dispute, either party shall be able to refer the dispute to arbitration by a person to be agreed between the parties, or, failing agreement between the parties within 14 (fourteen) days of either party having made a request in writing to the other party to concur in the appointment of an arbitrator, a person to be nominated upon the application of either party by the President for the time being of the Engineers Ireland. Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act, 2010. Provided always that if the difference or dispute to be referred to arbitration under this Agreement raises issues which are substantially the same as/or connected with issues raised in a related dispute between the Beneficiary and/or the Sub Contractor and any third party and if such related dispute has already been referred for determination to an arbitrator or any court the parties agree that the difference or dispute under this Agreement shall be referred to such arbitrator or such court. Unless otherwise agreed between the parties the venue for any such arbitration shall be Dublin.

12.

This Agreement shall be governed by and construed in accordance with the laws of Ireland and, subject to Clauses 10 and 11, the parties irrevocably submit to the non-exclusive jurisdiction of the Irish Courts.

13.

Any notice to be given by the Sub-Contractor hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary at its address set out above and any notice to be given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered post to the Sub-Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of SUB-CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

T. BOURKE & CO. LIMITED

and

●

COLLATERAL AGREEMENT

SUB-CONTRACTOR TO BENEFICIARY

H1116/071/AC#29246030.1

THIS AGREEMENT is made the	day of	2018

BETWEEN

(1)	T. BOURKE & CO. LIMITED with company registration number 39174 and whose registered office is at T22 Maple Avenue, Stillorgan Industrial Park, Blackrock, Co. Dublin (“the Sub-Contractor”); and
(2)	● with company registration number ● and whose registered office is at ● (“Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

The Employer has entered into a contract dated 2 February 2017 (the “Contract”) with John Paul Construction Limited (the “Contractor”) in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1-6 Sir John Rogerson' s Quay, Dublin 2 (the “Project”).

B.

The Contractor has appointed the Sub-Contractor by an agreement dated the 11th day of November 2016 (the “Sub-Contract”) to carry out certain works forming part of the Works (the “Sub-Contract Works”).

C.	The Beneficiary has agreed to take a lease of part of the Project.
D.	Under the terms of the Sub-Contract, the Sub-Contractor has agreed to enter into this Deed with the Beneficiary.

NOW IT IS HEREBY AGREED between the Beneficiary and the Sub-Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Sub-Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Sub-Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Sub-Contract Works in accordance with the terms of the Sub Contract and that it has not broken and shall not break any express or implied terms of the Sub Contract.

2.

The Sub-Contractor warrants and undertakes to the Beneficiary that it will exercise all due and proper skill, care and diligence to be expected of a professionally qualified sub-contractor experience in constructing sub-contract works of a similar nature, size, scope and complexity as the Sub-Contract Works in relation to:

2.1

the design (to the extent impliedly or expressly required by the Sub-Contract) and the construction of the Sub-Contract Works, including, but not limited to the supervision of all sub-sub-contractors of whatever tier (to such extent as the Sub-Contractor has an obligation to so supervise pursuant to the Sub-Contract or at common law) and

2.2	the selection of materials and goods for the Sub-Contract Works, in so far as such goods and materials have been or will be selected by the Sub-Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included, referred to or implied in the Sub-Contract to ensure the Sub-Contract Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Sub-Contractor pursuant to the Sub-Contract.
3.

The Sub-Contractor shall indemnify and keep indemnified the Beneficiary against any loss or expense incurred by the Beneficiary as a result of any breach of the provisions of the Sub Contract or failure by the Sub-Contractor to comply with the terms thereof or any valid instructions or requirements of the Architect appointed by the Employer or as a result of the termination of the Sub-Contractor's employment under the Sub-Contract.

4.	[Not Used]
5.

The Sub-Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works (as defined in the Contract).

6.

To the extent that design impliedly or expressly forms part of the Sub-Contract, the Sub Contractor shall take out before commencing the Sub-Contract Works professional indemnity insurance in an amount of not less than €6,500,000 (six million, five hundred thousand euro) in respect of any one claim or series of claims arising out of any one event for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works provided always that such insurance is generally available at commercially reasonable rates and terms. The Sub-Contractor shall notify the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms in order that the Sub-Contractor and the Beneficiary can discuss the best means of protecting their respective interests in respect of the Sub-Contract Works in the absence of such insurance. As and when it is reasonably requested to do so by the Beneficiary, the Sub-Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained. The terms and conditions of the policy of said insurance shall not include any term or condition to the effect that the Sub-Contractor must discharge any liability before being entitled to recover from its insurers. The Sub-Contractor shall not without the prior written approval of the Beneficiary settle or compromise with the insurers that which relates to a claim by the Beneficiary against the Sub-Contractor or by any act or omission loss or prejudice the Beneficiary's rights to make or proceed with such a claim against the insurer.

7.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Sub-Contractor in connection with the Sub Contract Works shall remain vested in the Sub-Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Sub Contract Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Sub-Contract Works. The Sub-Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Sub-Contractor.

8.

Without requiring the Sub-Contractor's consent the Beneficiary's rights under this Agreement may be assigned twice, by the Beneficiary to another party and in turn by that party to another without payment of any fee to the Sub-Contractor. Any further assignments shall be subject to the prior written consent of the Sub-Contractor (not to be unreasonably withheld, delayed or conditioned) PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary's interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any funder of the Beneficiary.

9.

The Sub-Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Sub-Contract Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Sub-Contract Works in the particular circumstances in which the same is used.

10.

If any dispute, difference or question (a “dispute”) shall at any time hereafter arise between the parties to this Agreement or their respective assigns arising under or in connection with this Agreement, then a party shall deliver by hand or send by certified mail to the other party a notice of dispute in writing adequately identifying and providing details of the dispute. Within 7 (seven) days after the service of the notice of the dispute, the parties shall confer at least once to attempt to resolve the dispute or to agree to methods of resolving the dispute by other means. At any such conference, each party shall be represented by a person having authority to agree to a resolution of the dispute.

11.

If the dispute has not been resolved within 21 (twenty one) days of the service of the notice of dispute, or such other time as may be mutually agreed by the parties prior to the expiry of 21 (twenty one) days of the service of the notice of the dispute, either party shall be able to refer the dispute to arbitration by a person to be agreed between the parties, or, failing agreement between the parties within 14 (fourteen) days of either party having made a request in writing to the other party to concur in the appointment of an arbitrator, a person to be nominated upon the application of either party by the President for the time being of the Engineers Ireland. Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act, 2010. Provided always that if the difference or dispute to be referred to arbitration under this Agreement raises issues which are substantially the same as/or connected with issues raised in a related dispute between the Beneficiary and/or the Sub Contractor and any third party and if such related dispute has already been referred for determination to an arbitrator or any court the parties agree that the difference or dispute under this Agreement shall be referred to such arbitrator or such court. Unless otherwise agreed between the parties the venue for any such arbitration shall be Dublin.

12.

This Agreement shall be governed by and construed in accordance with the laws of Ireland and, subject to Clauses 10 and 11, the parties irrevocably submit to the non-exclusive jurisdiction of the Irish Courts.

13.

Any notice to be given by the Sub-Contractor hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary at its address set out above and any notice to be given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered post to the Sub-Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of SUB-CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

KIERNAN STRUCTURAL STEEL LIMITED

and

●

COLLATERAL AGREEMENT

SUB-CONTRACTOR TO BENEFICIARY

H1116/071/AC#29245995.l

THIS AGREEMENT is made the	day of	2018

BETWEEN

(1)	KIERNAN STRUCTURAL STEEL LIMITED with company registration number 332551 and whose registered office is at Carrigglas, Longford (“the Sub-Contractor”); and
(2)	● with company registration number ● and whose registered office is at ● (“Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

The Employer has entered into a contract dated 2 February 2017 (the “Contract”) with John Paul Construction Limited (the “Contractor”) in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1-6 Sir John Rogerson’ s Quay, Dublin 2 (the “Project”).

B.	The Contractor has appointed the Sub-Contractor by an agreement dated the 4th day of July 2016 (the “Sub-Contract”) to carry out certain works forming part of the Works (the “Sub Contract Works”).
C.	The Beneficiary has agreed to take a lease of part of the Project.
D.	Under the terms of the Sub-Contract, the Sub-Contractor has agreed to enter into this Deed with the Beneficiary.

NOW IT IS HEREBY AGREED between the Beneficiary and the Sub-Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Sub-Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Sub-Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Sub-Contract Works in accordance with the terms of the Sub Contract and that it has not broken and shall not break any express or implied terms of the Sub Contract.

2.

The Sub-Contractor warrants and undertakes to the Beneficiary that it will exercise all due and proper skill, care and diligence to be expected of a professionally qualified sub-contractor experienced in constructing sub-contract works of a similar nature, size, scope and complexity as the Sub-Contract Works in relation to:

2.1

the design (to the extent impliedly or expressly required by the Sub-Contract) and the construction of the Sub-Contract Works, including, but not limited to the supervision of all sub-sub-contractors of whatever tier (to such extent as the Sub-Contractor has an obligation to so supervise pursuant to the Sub-Contract or at common law) and

2.2	the selection of materials and goods for the Sub-Contract Works, in so far as such goods and materials have been or will be selected by the Sub-Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included, referred to or implied in the Sub-Contract to ensure the Sub-Contract Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Sub-Contractor pursuant to the Sub-Contract.

3.

The Sub-Contractor shall indemnify and keep indemnified the Beneficiary against any loss or expense incurred by the Beneficiary as a result of any breach of the provisions of the Sub Contract or failure by the Sub-Contractor to comply with the tenns thereof or any valid instructions or requirements of the Architect appointed by the Employer or as a result of the termination of the Sub-Contractor's employment under the Sub-Contract.

4.	[Not Used]
5.

The Sub-Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works (as defined in the Contract).

6.

To the extent that design impliedly or expressly forms part of the Sub-Contract, the Sub Contractor shall take out before commencing the Sub-Contract Works professional indemnity insurance in an amount of not less than €6,500,000 (six million, five hundred thousand euro) in respect of any one claim or series of claims arising out of any one event for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works provided always that such insurance is generally available at commercially reasonable rates and terms. The Sub-Contractor shall notify the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms in order that the Sub-Contractor and the Beneficiary can discuss the best means of protecting their respective interests in respect of the Sub-Contract Works in the absence of such insurance. As and when it is reasonably requested to do so by the Beneficiary, the Sub-Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained. The terms and conditions of the policy of said insurance shall not include any term or condition to the effect that the Sub-Contractor must discharge any liability before being entitled to recover from its insurers. The Sub-Contractor shall not without the prior written approval of the Beneficiary settle or compromise with the insurers that which relates to a claim by the Beneficiary against the Sub-Contractor or by any act or omission loss or prejudice the Beneficiary's rights to make or proceed with such a claim against the insurer.

7.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Sub-Contractor in connection with the Sub Contract Works shall remain vested in the Sub-Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Sub Contract Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Sub-Contract Works. The Sub-Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Sub-Contractor.

8.

Without requiring the Sub-Contractor's consent the Beneficiary's rights under this Agreement may be assigned twice, by the Beneficiary to another party and in turn by that party to another without payment of any fee to the Sub-Contractor. Any further assignments shall be subject to the prior written consent of the Sub-Contractor (not to be unreasonably withheld, delayed or conditioned) PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary's interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any funder of the Beneficiary.

9.

The Sub-Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Sub-Contract Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Sub-Contract Works in the particular circumstances in which the same is used.

10.

If any dispute, difference or question (a “dispute”) shall at any time hereafter arise between the parties to this Agreement or their respective assigns arising under or in connection with this Agreement, then a party shall deliver by hand or send by certified mail to the other party a notice of dispute in writing adequately identifying and providing details of the dispute. Within 7 (seven) days after the service of the notice of the dispute, the parties shall confer at least once to attempt to resolve the dispute or to agree-to methods of resolving the dispute by other means. At any such conference, each party shall be represented by a person having authority to agree to a resolution of the dispute.

11.

If the dispute has not been resolved within 21 (twenty one) days of the service of the notice of dispute, or such other time as may be mutually agreed by the parties prior to the expiry of 21 (twenty one) days of the service of the notice of the dispute, either party shall be able to refer the dispute to arbitration by a person to be agreed between the parties, or, failing agreement between the parties within 14 (fourteen) days of either party having made a request in writing to the other party to concur in the appointment of an arbitrator, a person to be nominated upon the application of either party by the President for the time being of the Engineers Ireland. Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act, 2010. Provided always that if the difference or dispute to be referred to arbitration under this Agreement raises issues which are substantially the same as/or connected with issues raised in a related dispute between the Beneficiary and/or the Sub Contractor and any third party and if such related dispute has already been referred for determination to an arbitrator or any court the parties agree that the difference or dispute under this Agreement shall be referred to such arbitrator or such court. Unless otherwise agreed between the parties the venue for any such arbitration shall be Dublin.

12.

This Agreement shall be governed by and construed in accordance with the laws of Ireland and, subject to Clauses 10 and 11, the parties irrevocably submit to the non-exclusive jurisdiction of the Irish Courts.

13.

Any notice to be given by the Sub-Contractor hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary at its address set out above and any notice to be given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered post to the Sub-Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of SUB-CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

DESIGNER GROUP ENGINEERING CONTRACTORS LIMITED

and

●

COLLATERAL AGREEMENT

SUB-CONTRACTOR TO BENEFICIARY

H1116/071/AC#29245942.l

THIS AGREEMENT is made the	day of	2018

BETWEEN

(1)

DESIGNER GROUP ENGINEERING CONTRACTORS LIMITED with company registration number 196956 and whose registered office is at 52 Nore Road, Dublin Industrial Estate, Dublin 11, D11 V677 (“the Sub-Contractor”); and

(2)	● with company registration number ● and whose registered office is at ● (“Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

The Employer has entered into a contract dated 2 February 2017 (the “Contract”) with John Paul Construction Limited (the “Contractor”) in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1-6 Sir John Rogerson's Quay, Dublin 2 (the “Project”).

B.

The Contractor has appointed the Sub-Contractor by an agreement dated the 11th day of November 2016 (the “Sub-Contract”) to carry out certain works forming part of the Works (the “Sub-Contract Works”).

C.	The Beneficiary has agreed to take a lease of part of the Project.
D.	Under the terms of the Sub-Contract, the Sub-Contractor has agreed to enter into this Deed with the Beneficiary.

NOW IT IS HEREBY AGREED between the Beneficiary and the Sub-Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Sub-Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Sub-Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Sub-Contract Works in accordance with the terms of the Sub Contract and that it has not broken and shall not break any express or implied terms of the Sub Contract.

2.

The Sub-Contractor warrants and undertakes to the Beneficiary that it will exercise all due and proper skill, care and diligence to be expected of a professionally qualified sub-contractor experience in constructing sub-contract works of a similar nature, size, scope and complexity as the Sub-Contract Works in relation to:

2.1

the design (to the extent impliedly or expressly required by the Sub-Contract) and the construction of the Sub-Contract Works, including, but not limited to the supervision of all sub-sub-contractors of whatever tier (to such extent as the Sub-Contractor has an obligation to so supervise pursuant to the Sub-Contract or at common law) and

2.2	the selection of materials and goods for the Sub-Contract Works, in so far as such goods and materials have been or will be selected by the Sub-Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included, referred to or implied in the Sub-Contract to ensure the Sub-Contract Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Sub-Contractor pursuant to the Sub-Contract.

3.

The Sub-Contractor shall indemnify and keep indemnified the Beneficiary against any loss or expense incurred by the Beneficiary as a result of any breach of the provisions of the Sub Contract or failure by the Sub-Contractor to comply with the terms thereof or any valid instructions or requirements of the Architect appointed by the Employer or as a result of the termination of the Sub-Contractor's employment under the Sub-Contract.

4.	[Not Used]
5.

The Sub-Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works (as defined in the Contract).

6.

To the extent that design impliedly or expressly forms part of the Sub-Contract, the Sub Contractor shall take out before commencing the Sub-Contract Works professional indemnity insurance in an amount of not less than €6,500,000 (six million, five hundred thousand euro) in respect of any one claim or series of claims arising out of any one event for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works provided always that such insurance is generally available at commercially reasonable rates and terms. The Sub-Contractor shall notify the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms in order that the Sub-Contractor and the Beneficiary can discuss the best means of protecting their respective interests in respect of the Sub-Contract Works in the absence of such insurance. As and when it is reasonably requested to do so by the Beneficiary, the Sub-Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained. The terms and conditions of the policy of said insurance shall not include any term or condition to the effect that the Sub-Contractor must discharge any liability before being entitled to recover from its insurers. The Sub-Contractor shall not without the prior written approval of the Beneficiary settle or compromise with the insurers that which relates to a claim by the Beneficiary against the Sub-Contractor or by any act or omission loss or prejudice the Beneficiary's rights to make or proceed with such a claim against the insurer.

7.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Sub-Contractor in connection with the Sub Contract Works shall remain vested in the Sub-Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Sub Contract Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Sub-Contract Works. The Sub-Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Sub-Contractor.

8.

Without requiring the Sub-Contractor's consent the Beneficiary's rights under this Agreement may be assigned twice, by the Beneficiary to another party and in turn by that party to another without payment of any fee to the Sub-Contractor. Any further assignments shall be subject to the prior written consent of the Sub-Contractor (not to be unreasonably withheld, delayed or conditioned) PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary's interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any funder of the Beneficiary.

9.

The Sub-Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Sub-Contract Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Sub-Contract Works in the particular circumstances in which the same is used.

10.

If any dispute, difference or question (a “dispute”) shall at any time hereafter arise between the parties to this Agreement or their respective assigns arising under or in connection with this Agreement, then a party shall deliver by hand or send by certified mail to the other party a notice of dispute in writing adequately identifying and providing details of the dispute. Within 7 (seven) days after the service of the notice of the dispute, the parties shall confer at least once to attempt to resolve the dispute or to agree to methods of resolving the dispute by other means. At any such conference, each party shall be represented by a person having authority to agree to a resolution of the dispute.

11.

If the dispute has not been resolved within 21 (twenty one) days of the service of the notice of dispute, or such other time as may be mutually agreed by the parties prior to the expiry of 21 (twenty one) days of the service of the notice of the dispute, either party shall be able to refer the dispute to arbitration by a person to be agreed between the parties, or, failing agreement between the parties within 14 (fourteen) days of either party having made a request in writing to the other party to concur in the appointment of an arbitrator, a person to be nominated upon the application of either party by the President for the time being of the Engineers Ireland. Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act, 2010. Provided always that if the difference or dispute to be referred to arbitration under this Agreement raises issues which are substantially the same as/or connected with issues raised in a related dispute between the Beneficiary and/or the Sub Contractor and any third party and if such related dispute has already been referred for determination to an arbitrator or any court the parties agree that the difference or dispute under this Agreement shall be referred to such arbitrator or such court. Unless otherwise agreed between the parties the venue for any such arbitration shall be Dublin.

12.

This Agreement shall be governed by and construed in accordance with the laws of Ireland and, subject to Clauses 10 and 11, the parties irrevocably submit to the non-exclusive jurisdiction of the Irish Courts.

13.

Any notice to be given by the Sub-Contractor hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary at its address set out above and any notice to be given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered post to the Sub-Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of SUB-CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

RASCOR IRELAND LIMITED

and

●

COLLATERAL AGREEMENT

SUB-CONTRACTOR TO BENEFICIARY

H1116/071/AC#29245864.I

THIS AGREEMENT is made the	day of	2018

BETWEEN

(1)	RASCOR IRELAND LIMITED with company registration number 481465 and whose registered office is at Executive House, Athy Business Campus, Kilkenny Road, Athy, Co. Kildare (“the Sub-Contractor”); and
(2)	● with company registration number ● and whose registered office is at ● (“Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

The Employer has entered into a contract dated 2 February 2017 (the “Contract”) with John Paul Construction Limited (the “Contractor”) in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1-6 Sir John Rogerson' s Quay, Dublin 2 (the “Project”).

B.

The Contractor has appointed the Sub-Contractor by an agreement dated the 8th day of September 2016 (the “Sub-Contract”) to carry out certain works forming part of the Works (the “Sub-Contract Works”).

C.	The Beneficiary has agreed to take a lease of part of the Project.
D.	Under the terms of the Sub-Contract, the Sub-Contractor has agreed to enter into this Deed with the Beneficiary.

NOW IT IS HEREBY AGREED between the Beneficiary and the Sub-Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Sub-Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Sub-Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Sub-Contract Works in accordance with the terms of the Sub Contract and that it has not broken and shall not break any express or implied terms of the Sub Contract.

2.

The Sub-Contractor warrants and undertakes to the Beneficiary that it will exercise all due and proper skill, care and diligence to be expected of a professionally qualified sub-contractor experienced in constructing sub-contract works of a similar nature, size, scope and complexity as the Sub-Contract Works in relation to:

2.1

the design (to the extent impliedly or expressly required by the Sub-Contract) and the construction of the Sub-Contract Works, including, but not limited to the supervision of all sub-sub-contractors of whatever tier (to such extent as the Sub-Contractor has an obligation to so supervise pursuant to the Sub-Contract or at common law) and

2.2	the selection of materials and goods for the Sub-Contract Works, in so far as such goods and materials have been or will be selected by the Sub-Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included, referred to or implied in the Sub-Contract to ensure the Sub-Contract Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Sub-Contractor pursuant to the Sub-Contract.

3.

The Sub-Contractor shall indemnify and keep indemnified the Beneficiary against any loss or expense incurred by the Beneficiary as a result of any breach of the provisions of the Sub Contract or failure by the Sub-Contractor to comply with the terms thereof or any valid instructions or requirements of the Architect appointed by the Employer or as a result of the termination of the Sub-Contractor's employment under the Sub-Contract.

4.	[Not Used]
5.

The Sub-Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works (as defined in the Contract).

6.

To the extent that design impliedly or expressly forms part of the Sub-Contract, the Sub Contractor shall take out before commencing the Sub-Contract Works professional indemnity insurance in an amount of not less than €6,500,000 (six million, five hundred thousand euro) in respect of any one claim or series of claims arising out of any one event for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works provided always that such insurance is generally available at commercially reasonable rates and terms. The Sub-Contractor shall notify the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms in order that the Sub-Contractor and the Beneficiary can discuss the best means of protecting their respective interests in respect of the Sub-Contract Works in the absence of such insurance. As and when it is reasonably requested to do so by the Beneficiary, the Sub-Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained. The terms and conditions of the policy of said insurance shall not include any term or condition to the effect that the Sub-Contractor must discharge any liability before being entitled to recover from its insurers. The Sub-Contractor shall not without the prior written approval of the Beneficiary settle or compromise with the insurers that which relates to a claim by the Beneficiary against the Sub-Contractor or by any act or omission loss or prejudice the Beneficiary's rights to make or proceed with such a claim against the insurer.

7.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Sub-Contractor in connection with the Sub Contract Works shall remain vested in the Sub-Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Sub Contract Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Sub-Contract Works. The Sub-Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Sub-Contractor.

8.

Without requiring the Sub-Contractor's consent the Beneficiary's rights under this Agreement may be assigned twice, by the Beneficiary to another party and in turn by that party to another without payment of any fee to the Sub-Contractor. Any further assignments shall be subject to the prior written consent of the Sub-Contractor (not to be unreasonably withheld, delayed or conditioned) PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary's interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any funder of the Beneficiary.

9.

The Sub-Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Sub-Contract Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Sub-Contract Works in the particular circumstances in which the same is used.

10.

If any dispute, difference or question (a “dispute”) shall at any time hereafter arise between the parties to this Agreement or their respective assigns arising under or in connection with this Agreement, then a party shall deliver by hand or send by certified mail to the other party a notice of dispute in writing adequately identifying and providing details of the dispute. Within 7 (seven) days after the service of the notice of the dispute, the parties shall confer at least once to attempt to resolve the dispute or to agree to methods of resolving the dispute by other means. At any such conference, each party shall be represented by a person having authority to agree to a resolution of the dispute.

11.

If the dispute has not been resolved within 21 (twenty one) days of the service of the notice of dispute, or such other time as may be mutually agreed by the parties prior to the expiry of 21 (twenty one) days of the service of the notice of the dispute, either party shall be able to refer the dispute to arbitration by a person to be agreed between the parties, or, failing agreement between the parties within 14 (fourteen) days of either party having made a request in writing to the other party to concur in the appointment of an arbitrator, a person to be nominated upon the application of either party by the President for the time being of the Engineers Ireland. Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act, 2010. Provided always that if the difference or dispute to be referred to arbitration under this Agreement raises issues which are substantially the same as/or connected with issues raised in a related dispute between the Beneficiary and/or the Sub Contractor and any third party and if such related dispute has already been referred for determination to an arbitrator or any court the parties agree that the difference or dispute under this Agreement shall be referred to such arbitrator or such court. Unless otherwise agreed between the parties the venue for any such arbitration shall be Dublin.

12.

This Agreement shall be governed by and construed in accordance with the laws of Ireland and, subject to Clauses 10 and 11, the parties irrevocably submit to the non-exclusive jurisdiction of the Irish Courts.

13.

Any notice to be given by the Sub-Contractor hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary at its address set out above and any notice to be given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered post to the Sub-Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of SUB-CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

KONE (IRELAND) LIMITED

and

●

COLLATERAL AGREEMENT

SUB-CONTRACTOR TO BENEFICIARY

H1116/071/AC#29245901.I

EXECUTION VERSION

THIS AGREEMENT is made the	day of	2018

BETWEEN

(1)	KONE (IRELAND) LIMITED with company registration number 123145 and whose registered office is at G7 Calmount Park, Calmount Avenue, Ballymore, Dublin 12 (“the Sub Contractor”); and
(2)	● with company registration number ● and whose registered office is at ● (“Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

The Employer has entered into a contract dated 2 February 2017 (the “Contract'') with John Paul Construction Limited (the “Contractor”) in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1-6 Sir John Rogerson's Quay, Dublin 2 (the “Project”).

B.

The Contractor has appointed the Sub-Contractor by an agreement dated the 21st day of October 2016 (the “Sub-Contract'') to carry out certain works forming part of the Works (the “Sub Contract Works”).

C.	The Beneficiary has agreed to take a lease of part of the Project.
D.	Under the terms of the Sub-Contract, the Sub-Contractor has agreed to enter into this Deed with the Beneficiary.

NOW IT IS HEREBY AGREED between the Beneficiary and the Sub-Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Sub-Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Sub-Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Sub-Contract Works in accordance with the terms of the Sub Contract and that it has not broken and shall not break any express or implied terms of the Sub Contract.

2.

The Sub-Contractor warrants and undertakes to the Beneficiary that it will exercise all due and proper skill, care and diligence to be expected of a professionally qualified sub-contractor experienced in constructing sub-contract works of a similar nature, size, scope and complexity as the Sub-Contract Works in relation to:

2.1

the design (to the extent impliedly or expressly required by the Sub-Contract) and the construction of the Sub-Contract Works, including, but not limited to the supervision of all sub-sub-contractors of whatever tier (to such extent as the Sub-Contractor has an obligation to so supervise pursuant to the Sub-Contract or at common law) and

2.2	the selection of materials and goods for the Sub-Contract Works, in so far as such goods and materials have been or will be selected by the Sub-Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included, referred to or implied in the Sub-Contract to ensure the Sub-Contract Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Sub-Contractor pursuant to the Sub-Contract.

3.

The Sub-Contractor shall indemnify and keep indemnified the Beneficiary against any loss or expense incurred by the Beneficiary as a result of any breach of the provisions of the Sub Contract or failure by the Sub-Contractor to comply with the terms thereof or any valid instructions or requirements of the Architect appointed by the Employer or as a result of the termination of the Sub-Contractor's employment under the Sub-Contract.

4.	[Not Used]
5.

The Sub-Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works (as defined in the Contract).

6.

To the extent that design impliedly or expressly forms part of the Sub-Contract, the Sub Contractor shall take out before commencing the Sub-Contract Works professional indemnity insurance in an amount of not less than €6,500,000 (six million, five hundred thousand) in respect of each and every claim / in the aggregate for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works provided always that such insurance is generally available at commercially reasonable rates and terms. The Sub Contractor shall notify the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms in order that the Sub-Contractor and the Beneficiary can discuss the best means of protecting their respective interests in respect of the Sub-Contract Works in the absence of such insurance. As and when it is reasonably requested to do so by the Beneficiary, the Sub-Contractor shall produce for inspection documentary evidence that its professional indemnity insurance is being maintained. The terms and conditions of the policy of said insurance shall not include any term or condition to the effect that the Sub-Contractor must discharge any liability before being entitled to recover from its insurers. The Sub Contractor shall not without the prior written approval of the Beneficiary settle or compromise with the insurers that which relates to a claim by the Beneficiary against the Sub-Contractor or by any act or omission loss or prejudice the Beneficiary' s rights to make or proceed with such a claim against the insurer.

7.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Sub-Contractor in connection with the Sub Contract Works shall remain vested in the Sub-Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Sub Contract Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Sub-Contract Works. The Sub-Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Sub-Contractor.

8.

Without requiring the Sub-Contractor's consent the Beneficiary's rights under this Agreement may be assigned twice, by the Beneficiary to another party and in turn by that party to another without payment of any fee to the Sub-Contractor. Any further assignments shall be subject to the prior written consent of the Sub-Contractor (not to be unreasonably withheld, delayed or conditioned) PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary's interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any funder of the Beneficiary.

9.

The Sub-Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Sub-Contract Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Sub-Contract Works in the particular circumstances in which the same is used.

10.

If any dispute, difference or question (a “dispute”) shall at any time hereafter arise between the parties to this Agreement or their respective assigns arising under or in connection with this Agreement, then a party shall deliver by hand or send by certified mail to the other party a notice of dispute in writing adequately identifying and providing details of the dispute. Within 7 (seven) days after the service of the notice of the dispute, the parties shall confer at least once to attempt to resolve the dispute or to agree to methods of resolving the dispute by other means. At any such conference, each party shall be represented by a person having authority to agree to a resolution of the dispute.

11.

If the dispute has not been resolved within 21 (twenty one) days of the service of the notice of dispute, or such other time as may be mutually agreed by the parties prior to the expiry of 21 (twenty one) days of the service of the notice of the dispute, either party shall be able to refer the dispute to arbitration by a person to be agreed between the parties, or, failing agreement between the parties within 14 (fourteen) days of either party having made a request in writing to the other party to concur in the appointment of an arbitrator, a person to be nominated upon the application of either party by the President for the time being of the Engineers Ireland. Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act, 2010. Provided always that if the difference or dispute to be referred to arbitration under this Agreement raises issues which are substantially the same as/or connected with issues raised in a related dispute between the Beneficiary and/or the Sub Contractor and any third party and if such related dispute has already been referred for determination to an arbitrator or any court the parties agree that the difference or dispute under this Agreement shall be referred to such arbitrator or such court. Unless otherwise agreed between the parties the venue for any such arbitration shall be Dublin.

12.

This Agreement shall be governed by and construed in accordance with the laws of Ireland and, subject to Clauses 10 and 11, the parties irrevocably submit to the non-exclusive jurisdiction of the Irish Courts.

13.

Any notice to be given by the Sub-Contractor hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary at its address set out above and any notice to be given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered post to the Sub-Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of SUB-CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

J.V. TIERNEY & COMPANY (2002) LIMITED

and

●

COLLATERAL AGREEMENT

CONSULTANT TO BENEFICIARIES

THIS AGREEMENT is made the	day of	2018

BETWEEN:-

(1)	J.V. TIERNEY & COMPANY (2002) LIMITED with company registration number 359680 and whose registered office is at Harmony Row, Dublin 2 (“the Consultant”).
(2)	● with company registration number ● and whose registered office is at ● (“the Beneficiary”)

WHEREAS:-

A.

By an Agreement in writing dated the               day of                201[ ] and made between Hibernia REIT Public Limited Company (“the Employer”) and the Consultant (“the Appointment''), the Consultant agreed to provide the Employer with mechanical and electrical engineering services in connection with the design and construction of a mixed use development (the “Project”) as more particularly described and defined in the Appointment.

B.	The Beneficiary has agreed to take a lease of part of the Project.
C.	The Consultant has agreed to enter into this Collateral Warranty with the Beneficiary.

NOW in consideration of the sum of €5 paid by the Beneficiary to the Consultant (receipt of which is acknowledged) IT IS HEREBY AGREED as follows:-

1.	Throughout this Agreement any words and expressions commencing with a capital letter shall have the meanings ascribed to those words as defined in the Appointment.
2.

The Consultant warrants to and undertakes to the Beneficiary that it has and will carry out its duties and the Services under the Appointment with all the reasonable skill, care and diligence to be expected of a professionally qualified consultant experienced in providing services of a similar nature, size and scope as the Services.

3.

The Consultant binds itself  to  the  Beneficiary  in  all  respects  as  if  the  Beneficiary  had  jointly and severally with the Employer appointed  the Consultant  to  act  prior  to the  commencement  of any Services by the Consultant to the extent that the Beneficiary and the  Employer  shall  be entitled to enforce all remedies  against  the  Consultant  by virtue of  any  breach  by the  Consultant of its obligations pursuant to the Appointment.

4.

The Consultant shall maintain professional indemnity insurance in respect of the Project in the amount of €6,500,000 (six million five hundred thousand euro), for any one claim or series of claims arising out of any one event, for a period of 6 (six) years after the date of Practical Completion of the Works. Thereafter, the Consultant shall maintain for a further 6 (six) years professional indemnity insurance provided that such insurance is generally available in the European Union at commercially reasonable rates and terms. The Consultant shall immediately inform the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms. The Consultant warrants that the premiums for the current period of insurance have been duly paid to the insurer. As and when the Consultant is reasonably requested to do so by the Beneficiary, the Consultant shall produce for inspection sufficient documentary evidence that the insurance required under this Clause is being maintained in accordance with the terms of this Agreement.

5.

The copyright in all designs, drawings, reports, specifications, bills of quantities, calculations, consents, papers and other similar documents (to include CAD materials and other data stored on disk or in electronic format) produced by the Consultant in connection with the Project (the “Documents”) shall remain vested in the Consultant but the Beneficiary shall have a non exclusive irrevocable and royalty free licence to reproduce, copy and use the Documents for all purposes connected with the Project. The Consultant shall not be liable for any use of the Documents for any purpose other than that for which they were prepared.

5.1

The Beneficiary shall be entitled (at its own cost) to full and proper copies of the Documents relating to the Project in the possession or control of the Consultant and the Consultant will not claim copyright or a lien in respect of them against the Beneficiary.

5.2	The licence granted to the Beneficiary under this Clause 5 shall include a right for the Beneficiary to grant sub-licences.
6.

The Consultant warrants that it has not and will not specify for use in the Project any material known to be deleterious or affecting the durability of the Project or any material not in accordance with the Employer's standards, Irish standards or codes of practice or, if no Irish standards or codes of practice exist, the relevant British or European standard or code of practice which is the most current and appropriate.

7.

The Beneficiary shall be entitled at any time to assign the benefit of this Agreement on 2 (two) occasions by way of absolute legal assignment to such person or persons as the Beneficiary thinks fit (in addition to an assignment to a lending institution or funder or any subsidiary or associated company of the Beneficiary) without the consent of Consultant. The Beneficiary shall give the Consultant prompt notice of any such assignment provided that the giving of such notice shall not be a precondition to the effectiveness of any assignment.

8.

If any dispute or difference arises out of or in connection with this Agreement or arising thereunder (a “dispute”) then any such dispute shall be and is hereby referred to arbitration and the final decision of such person as the parties may agree to appoint as arbitrator or failing agreement as may be appointed upon the application of either party to the President for the time being of the Engineers Ireland provided that either party may by written notice require that such nomination be to an arbitrator that has legal qualifications and with construction dispute experience (and the President shall be obliged to limit his nomination to a person with such qualifications and experience). Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act 2010 or any Act amending same. The award of the arbitrator shall be final and binding on the parties. The language of arbitration shall be English and the venue shall be Dublin.

9.	This Agreement shall be governed by and construed in accordance with the laws of Ireland .
10.	The Consultant shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works.
11.	Where this Agreement is executed by a partnership, all partners from time to time shall be jointly and severally liable.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of CONSULTANT and delivered as a Deed:

Director

Director/Secretary

GIVEN UNDER the common seal of BENEFICIARY and delivered as a Deed:

Director

Director/Secretary

Dated the	day of	2018

H J LYONS (ARCHITECTS) LIMITED

and

●

COLLATERAL AGREEMENT

ARCHITECT TO BENEFICIARIES

THIS AGREEMENT is made the	day of	2018

BETWEEN:-

(1)	H J LYONS (ARCHITECTS) LIMITED with company registration number 247166 and whose registered office is at 51 - 54 Pearse Street, Dublin 2 (“the Architect”).
(2)	● with company registration number ● and whose registered office is at ● (“the Beneficiary”)

WHEREAS:-

A.

By an Agreement in writing dated the               day of                201[ ] and made between Hibernia REIT Public Limited Company (“the Employer”) and the Architect (“the Appointment”), the Architect agreed to provide the Employer with architectural services in connection with the design and construction of a mixed use development (the “Project”) as more particularly described and defined in the Appointment.

B.	The Beneficiary has agreed to take a lease of part of the Project.
C.	The Architect has agreed to enter into this Collateral Warranty with the Beneficiary.

NOW in consideration of the sum of €5 paid by the Beneficiary to the Architect (receipt of which is acknowledged) IT IS HEREBY AGREED as follows:-

1.	Throughout this Agreement any words and expressions commencing with a capital letter shall have the meanings ascribed to those words as defined in the Appointment.
2.

The Architect warrants to and undertakes to the Beneficiary that it has and will carry out its duties and the Services under the Appointment with all the reasonable skill, care and diligence to be expected of a professionally qualified consultant experienced in providing services of a similar nature, size and scope as the Services.

3.

The Architect binds itself to the Beneficiary in all respects as if the Beneficiary had jointly and severally with the Employer appointed the Architect to act prior to the commencement of any Services by the Architect to the extent that the Beneficiary and the Employer shall be entitled to enforce all remedies against the Architect by virtue of any breach by the Architect of its obligations pursuant to the Appointment.

4.

The Architect shall maintain professional indemnity insurance in respect of the Project in the amount of €6,500,000 (six million five hundred thousand euro), for any one claim or series of claims arising out of any one event (but subject to separate aggregate limits for claims in relation to asbestos and fire resistance of external cladding), for a period of 6 (six) years after the date of Practical Completion of the Works. Thereafter, the Architect shall maintain for a further 6 (six) years professional indemnity insurance provided that such insurance is generally available in the European Union at commercially reasonable rates and terms. The Architect shall immediately inform the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms. The Architect warrants that the premiums for the current period of insurance have been duly paid to the insurer. As and when the Architect is reasonably requested to do so by the Beneficiary, the Architect shall produce for inspection sufficient documentary evidence that the insurance required under this Clause is being maintained in accordance with the terms of this Agreement.

5.

The copyright in all designs, drawings, reports, specifications, bills of quantities, calculations, consents, papers and other similar documents (to include CAD materials and other data stored on disk or in electronic format) produced by the Architect in connection with the Project (the “Documents”) shall remain vested in the Architect but the Beneficiary shall have a non exclusive irrevocable and royalty free licence to reproduce, copy and use the Documents for all purposes connected with the Project. The Architect shall not be liable for any use of the Documents for any purpose other than that for which they were prepared.

5.1

The Beneficiary shall be entitled (at its own cost) to full and proper copies of the Documents relating to the Project in the possession or control of the Architect and the Architect will not claim copyright or a lien in respect of them against the Beneficiary.

5.2	The licence granted to the Beneficiary under this Clause 5 shall include a right for the Beneficiary to grant sub-licences.
6.

The Architect warrants that it has not and will not specify for use in the Project any material known to be deleterious or affecting the durability of the Project or any material not in accordance with the Employer’s standards, Irish standards or codes of practice or, if no Irish standards or codes of practice exist, the relevant British or European standard or code of practice which is the most current and appropriate.

7.

The Beneficiary shall be entitled at any time to assign the benefit of this Agreement on 2 (two) occasions by way of absolute legal assignment to such person or persons as the Beneficiary thinks fit (in addition to an assignment to a lending institution or funder or any subsidiary or associated company of the Beneficiary) without the consent of Architect. The Beneficiary shall give the Architect prompt notice of any such assignment provided that the giving of such notice shall not be a precondition to the effectiveness of any assignment.

8.

If any dispute or difference arises out of or in connection with this Agreement or arising thereunder (a “dispute”) then any such dispute shall be and is hereby referred to arbitration and the final decision of such person as the parties may agree to appoint as arbitrator or failing agreement as may be appointed upon the application of either party to the President for the time being of the Royal Institute of the Architects of Ireland provided that either party may by written notice require that such nomination be to an arbitrator that has legal qualifications and with construction dispute experience (and the President shall be obliged to limit his nomination to a person with such qualifications and experience). Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act 2010 or any Act amending same. The award of the arbitrator shall be final and binding on the parties. The language of arbitration shall be English and the venue shall be Dublin.

9.	This Agreement shall be governed by and construed in accordance with the laws of Ireland.
10.	The Architect shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works.
11.	Where this Agreement is executed by a partnership, all partners from time to time shall be jointly and severally liable.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of ARCHITECT and delivered as a Deed:

Director

Director/Secretary

GIVEN UNDER the common seal of BENEFICIARY and delivered as a Deed:

Director

Director/Secretary

Dated the	day of	2018

JOHN PAUL CONSTRUCTION LIMITED

and

●

COLLATERAL AGREEMENT

CONTRACTOR TO BENEFICIARY

THIS AGREEMENT is made the	day of	2018

BETWEEN

1.	JOHN PAUL CONSTRUCTION LIMITED with company registration number 361432 and whose registered office is at Dundrum Business Park, Dundrum, Dublin 14 (the “Contractor”); and
2.	● with company registration number ● and whose registered office is at ● (the “Beneficiary”), (together the “Parties” and each a “Party”).

WHEREAS:

A.

Hibernia REIT Public Limited Company (the “Employer”) has entered into a contract dated 2 February 2017 (the “Contract”) with the Contractor in respect of certain works (the “Works”) which form part of a commercial mixed use development at 1 – 6 Sir John Rogerson’s Quay, Dublin 2 (the “Project”).

B.	The Beneficiary has agreed to take a lease of part of the Project.

NOW IT IS HEREBY AGREED between the Beneficiary and the Contractor that in consideration of the sum of €10.00 now paid by the Beneficiary to the Contractor (sufficiency and receipt of which is hereby acknowledged) the following warranties and agreements shall have effect:

1.

The Contractor warrants to the Beneficiary that it has performed and will perform its obligations in respect of the Works in accordance with the terms of the Contract and that it has not broken and shall not break any express or implied terms of the Contract.

2.

The Contractor warrants and undertakes to the Beneficiary that it will exercise all due and proper skill, care and diligence to be expected of a professionally qualified contractor experienced in constructing works of a similar nature, size, scope and complexity as the Works in relation to:

2.1

the design (to the extent impliedly or expressly required by the Contract) and the construction of the Works, including, but not limited to the supervision of all sub contractors of whatever tier (to such extent as the Contractor has an obligation to so supervise pursuant to the Contract or at common law) and

2.2	the selection of materials and goods for the Works, in so far as such goods and materials have been or will be selected by the Contractor, and
2.3

the satisfaction of any performance specifications or requirements in so far as such performance specifications or requirements are included, referred to or implied in the Contract to ensure the Works are suitable for the purpose intended, and

2.4	the performance of all other services and duties performed or undertaken or to be performed or undertaken by the Contractor pursuant to the Contract.
3.	[Not Used].

4.

The Contractor shall owe a duty of care to the Beneficiary in respect of such matters provided that the Contractor shall owe no greater duty of care to the Beneficiary under this Agreement than it would have done if the Beneficiary had been named in substitution for the Employer in the Contract. The Contractor shall be entitled in any action or proceedings by the Beneficiary to rely on any term in the Contract and to raise the equivalent rights in defence as it would have under the Contract as if the Beneficiary had been named joint employer under the Contract and such claim had been brought thereunder (save in relation to set off and counter claim).

5.

The Contractor shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works (as defined in the Contract).

6.

The copyright in all drawings, report, specifications, bills of quantities, calculations and other similar documents provided by or on behalf of the Contractor in connection with the Works shall remain vested in the Contractor, but the Beneficiary and its appointee shall have an irrevocable royalty free licence to copy and use such drawings and other documents and to reproduce the designs contained in them for any purpose relating to the Works, including, without limitation, the construction, completion, maintenance, letting, promotion, advertisement, reinstatement and repair of the Works. The Contractor shall not be liable for any use by the Beneficiary or its appointee of any drawings and other documents for any purpose other than that for which the same were prepared by or on behalf of the Contractor.

7.	[Not Used].
8.

Without requiring the Contractor’s consent the Beneficiary’s rights under this Agreement may be assigned twice, by the Beneficiary to another party and in turn by that party to another without payment of any fee to the Contractor. Any further assignments shall be subject to the prior written consent of the Contractor (not to be unreasonably withheld, delayed or conditioned) PROVIDED THAT nothing in this Agreement will restrict an assignment of the Beneficiary’s interest in this Agreement to any subsidiary, holding company or associated company of the Beneficiary or any assignment by way of security to a funder of the Beneficiary.

9.

The Contractor undertakes with and warrants to the Beneficiary that it has not used or specified for use and will not use or specify for use (or permit the use or specification by others) in the construction of the Works any substances or materials which are not in accordance with Irish Standards or Codes of Practice in so far as they may be applicable or relevant (and if there are no Irish Standards or Codes of Practice then the appropriate British Standards and Codes which shall be applicable or relevant) or any materials or substances known to the building trade or profession at the time of specification to be deleterious to health or safety or the durability or suitability of the Works in the particular circumstances in which the same is used.

10.

The Contractor (and any design consultant or sub-contractor with design responsibility retained by the Contractor in connection with the Works) shall maintain professional indemnity insurance in an amount of not less than €10,000,000 (ten million euro) for each and every claim for a period commencing now and ending 12 (twelve) years after the date of Practical Completion of the Works. As and when it is reasonably requested to do so by the Beneficiary, the Contractor shall produce for inspection documentary evidence that its (and its consultants' or sub-contractors’) professional indemnity insurance is being maintained. The Contractor shall as soon as practicable notify the Beneficiary in the event of cancellation, non-renewal or of any material reduction in the insurance cover and shall enter into discussions with the Beneficiary as to how best to protect their respective interests at the cost of the Contractor.

11.

If any dispute, difference or question (a “dispute”) shall at any time hereafter arise between the parties to this Agreement or their respective assigns arising under or in connection with this Agreement, then a party shall deliver by hand or send by certified mail to the other party a notice of dispute in writing adequately identifying and providing details of the dispute. Within 7 (seven) days after the service of the notice of the dispute, the parties shall confer at least once to attempt to resolve the dispute or to agree to methods of resolving the dispute by other means.

At any such conference, each party shall be represented by a person having authority to agree to a resolution of the dispute.

12.

If the dispute has not been resolved within 21 (twenty one) days of the service of the notice of dispute, or such other time as may be mutually agreed by the parties prior to the expiry of 21 (twenty one) days of the service of the notice of the dispute, either party shall be able to refer the dispute to arbitration by a person to be agreed between the parties, or, failing agreement between the parties within 14 (fourteen) days of either party having made a request in writing to the other party to concur in the appointment of an arbitrator, a person to be nominated upon the application of either party by the President for the time being of Engineers Ireland. Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act, 2010. Provided always that if the difference or dispute to be referred to arbitration under this Agreement raises issues which are substantially the same as/or connected with issues raised in a related dispute between the Beneficiary and/or the Contractor and any third party and if such related dispute is to be or has already been referred for determination to an arbitrator or any court the parties agree that the difference or dispute under this Agreement shall be referred to such arbitrator or such court. Unless otherwise agreed between the parties the venue for any such arbitration shall be Dublin.

13.

This Agreement shall be governed by and construed in accordance with the laws of Ireland and, subject to Clauses 11 and 12, the parties irrevocably submit to the non-exclusive jurisdiction of the Irish Courts.

14.

Any notice to be given by the Contractor hereunder shall be deemed to be duly given if it is delivered by hand at or sent by registered post to the Beneficiary at its address set out above and any notice to be given by the Beneficiary hereunder shall be deemed to be duly given if it is delivered by hand or sent by registered post to the Contractor at its address set out above, and in the case of any such notices the same shall, if sent by registered post, be deemed to have been received forty eight hours after being posted.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of BENEFICIARY And delivered as a Deed

Director

Director/Secretary

GIVEN UNDER the common seal of CONTRACTOR And delivered as a Deed

Director

Director/Secretary

Dated the	day of	2018

CASEY O'ROURKE ASSOCIATES LIMITED

and

●

COLLATERAL AGREEMENT

CONSULTANT TO BENEFICIARIES

.

THIS AGREEMENT is made the	day of	2018

BETWEEN:-

(1)	CASEY O'ROURKE ASSOCIATES LIMITED with company registration number 414024 and whose registered office is at Behan House, 10 Lower Mount Street, Dublin 2 (“the Consultant”).
(2)	● with company registration number ● and whose registered office is at ● (“the Beneficiary”)

WHEREAS:-

A.

By an Agreement in writing dated theday of201[ ] and made between Hibernia REIT Public Limited Company (“the Employer”) and the Consultant (“the Appointment”), the Consultant agreed to provide the Employer with civil and structural engineering services in connection with the design and construction of a mixed use development (the “Project”) as more particularly described and defined in the Appointment.

B.	The Beneficiary has agreed to take a lease of part of the Project.
C.	The Consultant has agreed to enter into this Collateral Warranty with the Beneficiary.

NOW in consideration of the sum of €5 paid by the Beneficiary to the Consultant (receipt of which is acknowledged) IT IS HEREBY AGREED as follows:-

1.	Throughout this Agreement any words and expressions commencing with a capital letter shall have the meanings ascribed to those words as defined in the Appointment.
2.

The Consultant warrants to and undertakes to the Beneficiary that it has and will carry out its duties and the Services under the Appointment with all the reasonable skill, care and diligence to be expected of a professionally qualified consultant experienced in providing services of a similar nature, size and scope as the Services.

3.

The Consultant binds itself to the Beneficiary in all respects as if the Beneficiary had jointly and severally with the Employer appointed the Consultant to act prior to the commencement of any Services by the Consultant to the extent that the Beneficiary and the Employer shall be entitled to enforce all remedies against the Consultant by virtue of any breach by the Consultant of its obligations pursuant to the Appointment.

4.

The Consultant shall maintain professional indemnity insurance in respect of the Project in the amount of €6,500,000 (six million five hundred thousand euro), in any one period of insurance and on a claims made basis, for a period of 6 (six) years after the date of Practical Completion of the Works. Thereafter, the Consultant shall maintain for a further 6 (six) years professional indemnity insurance provided that such insurance is generally available in the European Union at commercially reasonable rates and terms. The Consultant shall immediately inform the Beneficiary if such insurance ceases to be generally available at commercially reasonable rates and terms. The Consultant warrants that the premiums for the current period of insurance have been duly paid to the insurer. As and when the Consultant is reasonably requested to do so by the Beneficiary, the Consultant shall produce for inspection sufficient  documentary  evidence that the insurance required under this Clause is being maintained  in accordance  with  the terms of this Agreement.

5.

The copyright in all designs, drawings, reports, specifications, bills of quantities, calculations, consents, papers and other similar documents (to include CAD materials and other data stored on disk or in electronic format) produced by the Consultant in connection with the Project (the “Documents”) shall remain vested in the Consultant but the Beneficiary shall have a non exclusive irrevocable and royalty free licence to reproduce, copy and use the Documents for all purposes connected with the Project. The Consultant shall not be liable for any use of the Documents for any purpose other than that for which they were prepared.

5.1

The Beneficiary shall be entitled (at its own cost) to full and proper copies of the Documents relating to the Project in the possession or control of the Consultant and the Consultant will not claim copyright or a lien in respect of them against the Beneficiary.

5.2	The licence granted to the Beneficiary under this Clause 5 shall include a right for the Beneficiary to grant sub-licences.
6.

The Consultant warrants that it has not and will not specify for use in the Project any material known to be deleterious or affecting the durability of the Project or any material not in accordance with the Employer's standards, Irish standards or codes of practice or, if no Irish standards or codes of practice exist, the relevant British or European standard or code of practice which is the most current and appropriate.

7.

The Beneficiary shall be entitled at any time to assign the benefit of this Agreement on 2 (two) occasions by way of absolute legal assignment to such person or persons as the Beneficiary thinks fit (in addition to an assignment to a lending institution or funder or any subsidiary or associated company of the Beneficiary) without the consent of Consultant. The Beneficiary shall give the Consultant prompt notice of any such assignment provided that the giving of such notice shall not be a precondition to the effectiveness of any assignment.

8.

If any dispute or difference arises out of or in connection with this Agreement or arising thereunder (a “dispute”) then any such dispute shall be and is hereby referred to arbitration and the final decision of such person as the parties may agree to appoint as arbitrator or failing agreement as may be appointed upon the application of either party to the President for the time being of the Royal Institute of the Architects of Ireland provided that either party may by written notice require that such nomination be to an arbitrator that has legal qualifications and with construction dispute experience (and the President shall be obliged to limit his nomination to a person ,with such qualifications and experience). Every or any such reference shall be deemed to be a submission to Arbitration within the meaning of the Arbitration Act 2010 or any Act amending same. The award of the arbitrator shall be final and binding on the parties. The language of arbitration shall be English and the venue shall be Dublin.

9.	This Agreement shall be governed by and construed in accordance with the laws of Ireland.
10.	The Consultant shall have no liability under this Agreement in respect of proceedings issued after the expiration of 12 (twelve) years from the date of Practical Completion of the Works.
11.	Where this Agreement is executed by a partnership, all partners from time to time shall be jointly and severally liable.

IN WITNESS whereof the parties have caused their common seals to be affixed the day and year first herein written.

GIVEN UNDER the common seal of CONSULTANT and delivered as a Deed:

Director

Director/Secretary

GIVEN UNDER the common seal of BENEFICIARY and delivered as a Deed:

Director

Director/Secretary

Appendix 2

Lease

EXECUTION VERSION

Dated the	day	2019

(1) Landlord:	HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) Tenant:	HUBSPOT IRELAND LIMITED

(3) Management Company:	SOBO MANAGEMENT COMPANY LIMITED BY GUARANTEE

(4) Guarantor:	HUBSPOT, INC.

LEASE

of

1 – 6 Sir John Rogerson's Quay, Windmill Quarter, Dublin 2

Term Commences:

Length of Term:  20 years

Rent Reviews: Every Five Years

Initial Rent: €

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2

EXECUTION VERSION

1.	DEFINITIONS		4
3.	DEMISE AND RENTS		13
4.	TENANT’S COVENANTS		14
	4.1	Rents	14
	4.2	Service Charges	14
	4.3	Interest on arrears	14
	4.4	Outgoings	14
	4.6	Internal Decorations	17
	4.7	Cleaning	17
	4.8	Yield Up	17
	4.9	Rights of entry by Landlord	18
	4.10	To Comply with Notices	19
	4.11	To Comply with Regulations	19
	4.12	Dangerous materials and use of machinery	19
	4.13	Overloading floors and services	19
	4.14	Conduits	20
	4.15	Prohibited users	20
	4.16	User	20
	4.17	Nuisance	20
	4.18	Alterations	21
	4.19	Signs and advertisements	22
	4.20	Alienation	22
	4.21	Registration of dispositions	25
	4.22	Disclosure of information	26
	4.23	Landlord’s costs	26
	4.24	Statutory requirements	26
	4.25	Planning Acts	27
	4.26	Statutory notices	28
	4.27	Fire and safety precautions and equipment	28
	4.28	Safety File	29
	4.29	Encroachments and easements	30
	4.30	Re-Letting	30
	4.31	Indemnity	30
	4.32	Fire and Security Systems	31
	4.34	Bicycles	33
	4.35	Termination by Tenant	33
5.	LANDLORD’S COVENANTS		34
	5.1	Quiet Enjoyment	34
6.	INSURANCE		35
	6.1	Landlord to insure	35
	6.2	Landlord to produce evidence of insurance	35
	6.3	Destruction of the Demised Premises	36
	6.4	Where reinstatement is prevented	36
	6.6	Cesser of Rent and Service Charge	37
	6.7	Insurance becoming void	37
	6.8	Notice by Tenant	37
	6.9	Safety File	38
7.	MANAGEMENT COMPANY COVENANTS		38
	7.1	Estate Services and Basement Services	38
8.	PROVISOS		38
	8.1	Forfeiture	38
	8.2	Close Common Areas	39
	8.4	Rules and Regulations	40
	8.5	Agents	40
	8.6	Removal of Property after Determination of the Term	40
	8.7	Stoppage of Services	41

	8.8	Failure of Services	41
	8.9	Cesser of Services	41
	8.10	No Implied easements	41
	8.11	Airspace/ Subsoil	41
	8.12	Exclusion of warranty as to user	41
	8.13	Representations	42
	8.14	Covenants relating to Adjoining Property	42
	8.15	Effect of waiver	42
	8.16	Applicable Law	42
	8.17	Notices	42
9.	GUARANTOR COVENANTS		43
10.	SECTION 238 COMPANIES ACT, 2014		43

SCHEDULE 2
Rights And Easements Granted			45

Schedule 3
Exceptions and Reservations			46

Schedule 4
Rent Reviews			49

Schedule 5
Part I -Maintenance and Estate Services to be provided by the Management Company			52

Schedule 6

Schedule 7

Schedule 8

Schedule 9

Schedule 10

Schedule 11

THIS LEASE is made the	day of	2019

BETWEEN:

(1)

LANDLORD: HIBERNIA REIT PUBLIC LIMITED COMPANY (Company No 531267) having its registered office at South Dock House, Hanover Quay, Dublin D02 XW94 (hereinafter called the “Landlord” which expression shall where the context so admits or requires include its successors and assigns);

(2)

TENANT: HUBSPOT IRELAND LIMITED (Company No. 515723) having its registered office at One Dockland Central, Guild Street, Dublin 1 (hereinafter called the “Tenant” which expression shall where the context so admits or requires include its permitted successors and permitted assigns);

(3)

MANAGEMENT COMPANY: SOBO MANAGEMENT COMPANY LIMITED BY GUARANTEE having its registered office at South Dock House, Hanover Quay, D02 XW94 (hereinafter called the “Management Company” which expression shall where the context so admits or requires include its successors and assigns); and

(4)

GUARANTOR: HUBSPOT, INC. a Delaware corporation, having its principal office at 25 First Street, 2nd Floor, Cambridge, MA 02141 (hereinafter called the “Guarantor”) which expression shall where the context so admits or requires include its permitted successors and permitted assigns).

WITNESSETH as follows:-

1.	DEFINITIONS

In this Lease, unless the context otherwise requires the following expressions shall have the following meanings:-

1.1

“Accountant” means a person being a chartered or certified accountant or a firm thereof appointed by the Landlord (excluding an employee of the Landlord) to perform the functions of the Accountant under this Lease;

1.2

“Act of the Oireachtas” any act of Parliament or act of the Oireachtas or law of the European Union now in force in the State and any such act or law which may hereinafter be passed which has force in the State including (without prejudice to the generality of the foregoing) any instrument, directive, regulation or bye-law made thereunder;

1.3	“Adjoining Property” means any land and/or buildings within the Estate adjoining, neighbouring or in the vicinity of the Demised Premises or the Building (including any part of the Building);
1.4	“Agreement for Lease” means the Agreement for Lease dated November 2018 between (1) the Landlord, (2) the Tenant and (3) the Guarantor;
1.5	“Balconies” means the parts of the Demised Premises as are shown for the purposes of identification only coloured green on Plan No. 17, 18 and 19 attached hereto;
1.6	“Base Rate” means annual rate of interest for the time being which equals EURIBOR at the relevant date;

1.7

“Basement” means that portion of the Estate situate at basement level and shown shaded green on Plan No. 3 attached hereto comprising a car park and all appurtenances thereto and all additions, alterations and improvements thereto and in the event the Estate is extended all similar parts of any such extension (including that part of the Basement situate beneath the Building) and for the avoidance of doubt the Basement may from time to time include areas which are not immediately contiguous in location to one another, and excluding those parts of the basement level which form part of a Block (if any);

1.8

“Basement Common Parts” means that part of the Basement not for the time being either sold, demised to or in the exclusive occupation of any purchaser, tenant or licensee of the Landlord or the Management Company nor for the time being intended or (as the case may be) designed or capable of being sold or let as such the use and/or benefit of which is common to the Block Owner and/or the Management Company and/or the occupiers of any other part or parts of the Estate and others authorised by the Management Company including, for the avoidance of doubt, the Car Park Ramp, machinery and fire alarm system used in connection with the operation of the Basement;

1.9

“Basement Services” means the services and other matters specified in Part I of Schedule 7 hereto or any of them as they may from time to time be amended or varied by the Landlord and / or the Management Company;

1.10	“Basement Service Charge” means the aggregate costs, expenses and outgoings, paid, payable, incurred or borne from time to time by the Management Company in order to provide the Basement Services;
1.11	“Basement Service Charge Period” means each 12 month period commencing on 1 January in each year during the Term;
1.12

“Basement Storage Area” means that part of the Demised Premises located in the basement of the Building and allocated for use by the Tenant as a storage and facilities administration area shown for purposes of identification only coloured blue on Plan No. 4 attached hereto;

1.13

“Bicycle Area” means that part of the Demised Premises within the Basement shown coloured green on the Plan No. 5 attached hereto which the Tenant shall use for bicycle parking and for no other purpose;

1.14	“BIM” means building information modelling (in accordance with the Construction Industry Council Building Information Model Protocol (first edition 2013));
1.15

“Block” means any building or part thereof within the Estate let or capable of being let for business, and/or residential use, and the expression “Blocks” shall be construed accordingly.  For the purposes of this definition “business” includes any trade, profession, or business whether or not it is carried on for gain or reward, any activity for providing cultural, charitable, educational, scientific, artistic, social, or sporting services either for the benefit of the owners and/or occupiers of the Estate and/or the public generally or otherwise and also public local authority or health authority services, and the expression “Block” shall include (i) those parts of a Block at basement level which do not comprise part of the Basement and (ii) the Building;

1.16	“Brise Soleil” means the brise soleil affixed to the external parts of the Building shown coloured orange on Plans No. 20, 21, 22, 23 and 24;

1.17

“Building” means the building located at 1 – 6 Sir John Rogerson’s Quay, Windmill Quarter, Dublin 2 and more particularly outlined in blue on Plan No. 2 attached hereto including part of the areas at basement level shown coloured green on Plan No. 3 attached hereto and shall be deemed to include any extensions or alterations to or any reductions or variations of it now or in the future respectively made within the Term;

1.18

“Building Common Areas” means the pedestrian ways, forecourts, entrance halls, corridors, loading bays, servicing area,  lobbies, landings, lift shafts, walks, passages, stairs, staircases, basement areas and any other areas or amenities in the Building or within the curtilage thereof which are or may from time to time during the Term be provided by the Landlord and designated for the common use and enjoyment of the tenants and occupiers of the Building or any of them excluding the Demised Premises  and any other Lettable Area PROVIDED ALWAYS that if the Landlord shall cause or permit any alterations in the Building which shall in any way alter the area or location of the Building Common Areas or any part thereof then the definition of Building Common Areas shall as and where necessary be modified accordingly;

1.19

“Building Services” means the services and other matters specified in Part I of Schedule 6 hereto or any of them as they may from time to time be amended or varied by the Landlord and / or the Management Company;

1.20

“Building Service Charge” means the aggregate of the costs, expenses, overheads, payments, charges and outgoings paid, payable, incurred or to be incurred or borne by the Landlord in providing the Building Services, calculated and payable in the manner set out in Part III of Schedule 6 of this Lease;

1.21	“Building Service Charge Period” means each 12 month period commencing on 1 January in each year during the Term;
1.22	“Business Hours” means 8a.m. to 6p.m., Monday to Friday excluding public and bank holidays;
1.23	“Car Park Ramp” means the car park ramp situate at the entrance to the Basement shown coloured blue on Plan no. 14 attached hereto;
1.24	“Car Spaces” means the total car parking spaces in the Estate;
1.25

“Conduits” means wires, cables, pipes, sewers, drains, gutters, ducts, flues, conduits, meters, traps, valves, air conditioning plant and equipment, and other media, plant, equipment or apparatus for the conducting, controlling or measuring of electricity, gas, power, water, foul drainage, surface water, drainage, telephone and other electrical impulses, air, smoke, fumes and other matter or things or forms of energy and other things of a like nature (if provided);

1.26

“Demised Premises” means the premises demised by this Lease and more particularly described in the Schedule 1 PROVIDED ALWAYS that for the purposes of Clause 6  herein, reference to the Demised Premises shall exclude (unless otherwise agreed in writing by the Landlord and the Tenant) all additions, alterations and improvements made to the Demised Premises by the Tenant;

1.27	“Entrance Courtyard” means that part of the Demised Premises as is shown coloured blue on Plan No. 6 attached to the Lease;
1.28

“Estate” means the Windmill Quarter, Dublin 2, as shown for identification purposes only coloured blue on Plan No. 1 attached hereto and the extent of which Estate may be expanded or retracted from time to time by the Landlord and / or the Management Company, and for the avoidance of doubt the Estate may from time to time include areas which are not immediately contiguous in location to one another;

1.29

“Estate Common Areas” means those parts of the Estate which may from time to time be designated by the Landlord and/ or the Management Company as being common areas including open spaces, water features, ponds, roads, footpaths, grass margins, security huts or compounds, external podium, concourses, landscaped areas, kerbs, verges, street lighting, bridges, pedestrian ways, watercourses, lakes, reservoirs, fountains, landscaped areas and other common areas and their finishes and those parts of the ground floor structural slabs of any Blocks in the Estate which do not exclusively serve any one Block any structural parts below ground floor slabs which do not exclusively serve any Block and any plant and equipment and machinery used in connection with the operation of the Estate and intended to be used in common by the owners and occupiers of the Estate and not exclusively serving any Block and any other area or any other structure used or intended to be used in common by the owners and occupiers of the Estate but does not include the Building, the Blocks, the Lettable Areas, the Basement Common Parts or any parts of the Estate which have been or are intended to be or are capable of being assured (whether by way of conveyance, assignment or by long lease) to any person other than any Management Company (other than any parts used by the Management Company for the purposes of managing the Estate and for the purpose of providing the Basement Services and the Estate Services);

1.30

“Estate Service Charge” means the aggregate of the costs, expenses, overheads, payments, charges and outgoings paid, payable, incurred or borne by the Management Company in maintaining, repairing, renewing and providing services, amenities and facilities to the Estate Common Areas, including the  Estate Services whether or not the Management Company is obliged by this Lease to incur the same, calculated and payable in the manner set out in Part II of Schedule 5 of this Lease;

1.31

“Estate Services” means the services  and other matters specified in Schedule 5 of this Lease or any of them as they may from time to time be amended or varied by the Landlord and / or the Management Company;

1.32	“Estate Service Charge Period” means each 12 month period commencing on 1 January in each year during the Term;
1.33

“Exclusive Basement Services Areas” means those parts of the Demised Premises within the Basement shown coloured green on the Plan No. 4 attached to the Lease which exclusively service the Office Premises;

1.34

“Floor Area” means at the election of the Landlord, the floor area of the premises being measured expressed in square feet and measured in accordance with the International Property Measurement Standards 3: Office Buildings (current at the date when they are to be applied) published by the International Property Measurement Standards Coalition or such code or standards as may be reasonably determined by the Landlord;

1.35

“Gross Internal Area” means the total floor area expressed in square feet measured in accordance with the Measuring Practice Guidance Notes (current at the date when they are to be applied) published on behalf of The Society of Chartered Surveyors Ireland (or if there are no such practice guidance notes, such code as may be reasonably determined by the Landlord) and, for the purposes of this Lease reference to this expression means the Gross Internal Area as determined by the Landlord’s surveyor, whose decision shall be final and binding;

1.36

"Group Company” means any undertaking which for the time being is a subsidiary of the Tenant, a holding company of which the Tenant is a subsidiary, or a subsidiary of such holding company (the terms “subsidiary” and “holding company” having the meaning given to them in sections 7 and 8 of the Companies Act 2014, respectively)

1.37	“Guarantor” means the party (if any) named as Guarantor and in the case of an individual includes the personal representatives of such Guarantor;
1.38

"Independent Surveyor” means an independent chartered surveyor with a current membership of the Society of Chartered Surveyors Ireland as may be appointed by agreement between the parties or, in default of agreement, within five (5) business days of first request by either Landlord or Tenant on nomination of the President (or if he / she is not available, the next most senior officer) of the Society of Chartered Surveyors Ireland;

1.39

“Index” shall mean the Consumer Price Index as published by the Central Statistics Office of the Republic of Ireland or any successor Office or Department or, if that Index shall cease to be published, then such other Index as may be substituted therefor or, if there is no direct substitution, then the nearest equivalent means of measuring increase in the cost of living;

1.40

“Initial Rent” means €                                           exclusive of VAT comprising €                      (                    euro) in respect of the Demised Premises and €                             (                                       euro) in respect of the Tenant’s Car Park Spaces per annum and subject to review at the Rent Review Dates in accordance with the terms set out in Schedule 4;

1.41

“Inspector” means any person appointed by the Landlord (including an employee of the Landlord and the person appointed by the Landlord to collect the rents and manage the Building) to perform the function of an inspector for any purpose of this Lease;

1.42	“Instalment Days” each of the first day of January, the first day of April, the first day of July and the first day of October;
1.43

“Insured Risks” mean, subject always to such exclusions, excesses and limitations as are normally available and as may be imposed by the Landlord’s insurers for the time being in respect of any or all of the following risks:-

fire, storm, tempest, flood, earthquake, subsidence, lightning, explosion, impact, aircraft and other aerial devices and articles dropped therefrom, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes, impact by road vehicles and other perils, expenses, or losses as the party effecting the relevant insurance may deem reasonable and prudent to insure against from time to time;

1.44	“Internal Decoration Years” means every fifth year of the Term;
1.45

“Landlord” means the party or parties named as “Landlord” at the commencement of this Lease, and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1.46	“Landlord’s Architect” means any suitably qualified professional or firm appointed by the Landlord to perform the function of an architect for any purpose under this Lease;

1.47	“Landlord’s Option to Tax” means the Landlord’s option to tax the rents payable under this Lease pursuant to section 97(1) of the VAT Act;
1.48	“Landlord’s Specification” means the agreed form plans and specifications identified in Schedule 9 hereto;
1.49

“Lettable Areas” means those parts of the Building (or where appropriate other Blocks) (including the Demised Premises) leased or licensed or intended to be leased or licensed to occupational tenants or licensees, the construction of which have reached practical completion, including retail and office tenants;

1.50	“Lease” means this Lease and any document which is made supplemental hereto, or which is entered into pursuant to or in accordance with the terms hereof;
1.51	“Management Company’s Financial Year” means each period of twelve months ending on the last day of each December or such other month as the Management Company may from time to time determine;
1.52

“Main Structure” means the following: all those parts of the Building (including those within or surrounding the Demised Premises) which are designated by the Landlord in its absolute discretion as being part of the structure thereof and including, without prejudice to the generality of the foregoing, the foundations, all structural beams and joists, main structural walls, external walls, structural slabs, floor slabs, structural columns and pillars, any structural stairs the roofs and roof structures and all other load-bearing parts of the fabric or structure of the Building essential to the stability and strength thereof but excluding the Lettable Areas;

1.53

“Observatory” means the building known as the Observatory located at [No 7-9] Sir John Rogerson’s Quay which forms part of the Estate and is more particularly outlined in blue on Plan No. 15 attached hereto including the areas at basement level;

1.54

“Office Area" mean that part of the Building comprising the offices located on the ground floor, first floor, second floor, third floor, fourth floor and fifth floor, mezzanine floor and such other parts of the Building that may be designated from time to time by the Landlord or the Management Company as the “Offices Area” which for the avoidance of doubt excludes, the Basement, the Retail Units and the Main Structure;

1.55	“Permitted User” means office and ancillary uses including the provision of food and beverages and associated amenities;
1.56	“Plan” means the plan(s) annexed to this Lease;
1.57

“Planning Acts” mean the Local Government (Planning and Development) Acts 1963 to 1999  and the Planning and Development Acts 2000 to 2017, the Building Control Acts 1990 to 2014 and the Building Regulations 1991 to 2014, the Safety Health and Welfare and Work Acts 2005 to 2014 and the Fire Services Acts 1981 and 2003, and technical guidance documents, regulations, directions or orders made under the foregoing legislation or under any legislation repealed thereby and any statutory modification or re-enactment thereof for the time being in force;

1.58	“Prescribed Rate” means EURIBOR plus 4%;
1.59	“Quarterly Gale Days” mean 1st day of January, 1st day of April, 1st day of July and 1st day of October in every year of the Term;
1.60	“Rent Commencement Date” means 2019;

1.61	“Rent Review Dates” means the first day of the sixth year of the Term being

2024, the first day of the eleventh year of the Term, being

2029 and the first day of the sixteenth year of the Term, being

2034;

1.62

“Residential Area” means those parts of the Estate comprising the Residential Units and Residential Common Area and which are designated from time to time by Landlord and / or the Management Company as the Residential Area;

1.63

“Residential Common Area” means those parts of the Residential Area which do not form part of the Main Structure or the Lettable Areas and which may from time to time be designated by the Landlord or the Management Company as being common areas of the Residential Area initially shown for identification purposes only coloured yellow on the Plans Numbered 15, 16, 17, 18, 19 and 20 attached hereto including but not limited to all entrance halls, corridors, passages, landings, lobbies, staircases and lifts exclusively serving the Residential Units;

1.64	“Residential Unit” means any residential unit located within the Estate.
1.65

“Retail Units” means that part of the Building comprising retail units and such other parts of the Building that may be designated from time to time by the Landlord or the Management Company as a “Retail Unit”;

1.66

“Retained Areas” shall mean such parts of the  Building as the Landlord or the Management Company may from time to time designate as such and unless designated to the contrary shall include the following:

(a)	the Building Common Areas;
(b)	office or other accommodation which may from time to time be reserved in the Building for staff of the Landlord who are involved in the management or security of the Building;
(c)	any parts of the Building reserved by the Landlord for the housing of plant, machinery and equipment or otherwise in connection with or required for the provision of the Building Services;
(d)	all Conduits in, upon, over, under or within and exclusively serving the Building except any that form part of the Lettable Areas;
(e)	the Main Structure; and
(f)

all external plate glass in the windows, all cladding and all curtain walling in the Building and all external elements of the external envelope of the Building that contribute to water-tightness, weather tightness and air-tightness.

1.67	“Safety Health and Welfare at Work Act” means the Safety Health and Welfare at Work Act 2005 - 2014;
1.68	“Services” means the Building Services and/or the Estate Services and/or the Basement Services as appropriate;
1.69	“Service Charge” means the Building Service Charge and/or the Estate Service Charge and/ or the Basement Service Charge as appropriate;

1.70

“Security Systems” means such form of close circuit television system or other security systems (if any) which the Landlord or the Management Company may from time to time at their reasonable discretion provide;

1.71

“Tenant” means the party or parties named as “Tenant” at the commencement of this Lease and includes the successors in title of the Tenant and permitted assigns of the Tenant and, in the case of an individual or individuals his/their personal representatives;

1.72	“Tenant’s Architect” means any suitably qualified professional or firm appointed by the Landlord to perform the function of an architect for any purpose under this Lease;
1.73	“Tenant Car Park Spaces” means the 31 (thirty one) Car Spaces allocated for use by the Tenant as are shown for the purposes of identification only coloured yellow on Plan No. 13 attached hereto;
1.74

“Tenant’s Proportion of the Building Service Charge” means that proportion of the Building Service Charge (after same has been apportioned between the Office Area and the Retail Units on a Gross Internal Area basis and as certified by the Management Company) attributable to the Demised Premises on the basis of the percentage which the Floor Area of the Demised Premises bears to the total Floor Area of the Office Area as certified by the Management Company, save where such a comparison is inappropriate having regard to the nature of any expenditure, or item of expenditure, incurred or the premises in the Office Area which benefit from it or otherwise, in which case the Landlord may in its discretion acting in the interests of good estate management adopt such other method of calculation of the proportion of the expenditure to be attributed to the Demised Premises as is fair and reasonable in the circumstances;

1.75

“Tenant’s Proportion of the Basement Service Charge” means the proportion of the Basement Service Charge (after same has been apportioned between the Building and the Observatory on a Gross Internal Area basis as certified by the Management Company and which proportion is further apportioned between the Office Area and the Retail Units on a Gross Internal Area basis as certified by the Management Company) for each Service Charge Period, save where such a comparison is inappropriate having regard to the nature of any expenditure, or item of expenditure, incurred or the premises in the Building which benefit from it or otherwise, in which case the Landlord (or Management Company) may in its discretion acting in the interests of good estate management adopt such other method of calculation of the proportion of the expenditure to be attributed to the Demised Premises as is fair and reasonable in the circumstances;

1.76

“Tenant’s Proportion of the Estate Service Charge” means the proportion of the Estate Service Charge after same has been apportioned between the Blocks on a Gross Internal Area basis and as certified by the Management Company and further apportioned between the Residential Area, the Office Area and the Retail Units on a Gross Internal Area basis and as certified by the Management Company attributable to the Demised Premises on the basis of the percentage which the Floor Area of the Demised Premises bears to the total Floor Area of the Office Area  as certified by the Management Company for each Service Charge Period, save where such a comparison is inappropriate having regard to the nature of any expenditure; or item of expenditure, incurred or the premises in the Estate which benefit from it or otherwise, in which case the Management Company may in its discretion acting in the interest of good estate management adopt such other method of calculation of the proportion of the expenditure to be attributed to the Demised Premises as is fair and reasonable in the circumstances;

1.77	“Tenant’s Service Charge” means the Tenant’s Proportion of the Building Service Charge, the Tenant’s Proportion of the Estate Service Charge and the Tenant’s Proportion of the Basement Service Charge;
1.78	“Term” means 20 (twenty) years commencing on the Term Commencement Date and expiring on 2039;
1.79	“Term Commencement Date” means 2019;
1.80

“Uninsured Risks” means any risks against which insurance cover is not generally available or is refused or is available on terms or subject to conditions making it commercially unreasonable to effect insurance against that risk or is subject to some special limitation such that the full cost of reinstatement (save for any normal insurance excess) is not recovered by the Landlord, so that any such risk is not an Insured Risk;

1.81	“Utilities” mean the following of whatsoever nature:-

water, soil, steam, air, gas, electricity, radio, television, telegraphic, telephonic and other communications, and other services and information (including any plant, machinery, apparatus, duct, tanks, systems, wireless, television, firefighting and fire prevention systems and equipment, burglar alarm systems, fibre optic cable and equipment to operate the same or required to be provided in or for the Estate or the Building) as may from time to time and in the opinion of the Management Company or the Landlord be desirable or necessary;

1.82	“VAT” means Value Added Tax as applied under the VAT Act or any similar or other such tax eligible;
1.83	“VAT Act” means the Value Added Tax Consolidation Act 2010 as amended and any related VAT regulations and any enactment extending, amending, repealing, replacing or continuing the same;
1.84	“Working Day” means any day other than a Saturday, Sunday or a public holiday in Ireland;
1.85	“Yield Up Specification” means the specification for the yield up of the Demised Premises in accordance with clause 4.8 hereof and attached at Schedule 11; and
1.86	“the 1860 Act” and “the 1881 Act” shall mean respectively the Landlord and Tenant Law Amendment Act, Ireland, 1860 and the Conveyancing Act 1881.
2.	INTERPRETATION

UNLESS there is something in the subject or context inconsistent therewith:

2.1

where two or more persons are included in the expression “the Landlord” and/or “the Tenant” and/or “the Guarantor” the covenants which are expressed to be made by the Landlord and/or the Tenant and/or the Guarantor shall be deemed to be made by such persons jointly and severally;

2.2	words importing persons shall include firms, companies and corporations and vice versa;
2.3	any covenant by any party not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

2.4

references to any right of the Landlord to have access to or entry upon the Demised Premises shall be construed as extending to all persons authorised by the Landlord, to include the Management Company, any superior landlord and their and each of their agents and professional advisers together with the prospective purchasers of any interest of the Landlord or any superior landlord in the Demised Premises or in the Adjoining Property, contractors, workmen and others;

2.5

any reference to a statute or statutes (whether specifically named or not) or to any sections or sub-sections therein shall include any amendments or re-enactments thereof for the time being in force and all Statutory Instruments, orders, notices, regulations, directions, byelaws, permissions and plans for the time being made, issued or given thereunder or deriving validity therefrom;

2.6	the titles or headings appearing in this Lease are for reference only and shall not affect its construction or interpretation;
2.7	any reference to a clause or schedule shall mean a clause or schedule of this Lease;
2.8

any reference to the masculine gender shall include reference to the feminine gender and any reference to the neuter gender shall include the masculine and feminine genders and reference to the singular shall include reference to the plural;

2.9

if any term or provision in this Lease shall be held to be illegal or unenforceable in whole or in part, such term shall be deemed not to form part of this Lease but the enforceability of the remainder of this Lease shall not be affected;

2.10

The Management Company and the Landlord will be entitled, in their absolute discretion, to maintain the Estate, Basement, Building and Office Area up to a platinum standard LEED rated office accommodation in the Dublin marketplace and will be entitled to consider this standard when deciding on matters relating to the provision, operation, maintenance, repair, replacement, renewal, cleansing, decoration and amendment of any matters falling within the scope of Estate and / or Basement maintenance / services and / or the Building maintenance  / services  as outlined in the 5th 6th and 7th Schedules of this Lease respectively Tenant is aware of its covenant to meet the Tenant LEED requirements set out in Schedule 10 of this Lease.

3.	DEMISE AND RENTS

THE Landlord in consideration of the rents herein reserved (including the adjustments thereof following any Rent Review as hereinafter provided) and the covenants on the part of the Tenant and the Guarantor and the conditions hereinafter contained HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights, easements and privileges specified in Schedule 2 EXCEPTING AND RESERVING the rights and easements specified in Schedule 3 TO HOLD the Demised Premises unto the Tenant from and including the Term Commencement Date for the Term YIELDING AND PAYING unto the Landlord or the Management Company (or any nominee of either in the case of any contribution to a sinking or reserve fund) as appropriate during the Term:-

3.1

yearly and proportionately for any fraction of a year, the Initial Rent and from and including each Rent Review Date, such yearly rent as shall become payable under and in accordance with the provisions of Schedule 4 and in each case to be paid by electronic funds transfer (or some other form of payment if requested by the Landlord, acting reasonably, during the Term and agreed with the Tenant) by equal quarterly payments in advance on the Quarterly Gale Days without any deduction, set-off or counterclaim whatsoever;

3.2

The Tenant’s due proportion of the sums (including the cost of periodic valuations for insurance purposes, provided that such valuations do not occur more than once in any twelve (12) month period) which the Landlord shall from time to time be required to pay for insuring the Building against the Insured Risks pursuant to Clause 6.1 all such sums to be paid within 30 (thirty) days of written demand the first payment to be made on the execution hereof and to be such amount as has been advised to the Tenant prior to the delivery of this Lease (the Tenant’s due proportion to be calculated on the basis of the proportion which the Floor Area of the Demised Premises bears to the total Floor Area of the Building); and

3.3	the Tenant’s Service Charge to be paid in accordance with the provisions hereof.
4.	TENANT’S COVENANTS

The Tenant to the intent that the obligations shall continue throughout the Term HEREBY COVENANTS with the Landlord as follows:

4.1	Rents

To pay the rents or adjusted rents reserved by this Lease and referred to at paragraphs 3.1 to 3.3 inclusive and any additional sums payable herein at the times and in the manner herein prescribed for the payment of same without any deduction, set-off counter claim whatsoever, together with VAT, where applicable, following the receipt of a valid VAT invoice.

4.2	Service Charges

To pay the Tenant’s Service Charges in the manner prescribed for the payment of same in accordance with schedules 5 to 7 hereto.

4.3	Interest on arrears

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord, if any of the rents reserved by this Lease (in the case of Initial Rent whether formally demanded or not and in the case of all other payments the same having been formally demanded) or if any other sum of money payable to the Landlord (or the Management Company as the case maybe) by the Tenant under this Lease shall remain unpaid for fourteen (14) days after the date when payment was due to pay interest thereon at the Prescribed Rate from and including the date on which payment was due to the date of payment to the Landlord (or the Management Company as the case maybe) (both before and after any judgment).  Save where otherwise provided in this Lease all payments due by the Landlord to the Tenant shall be paid within fourteen (14) days of delivery of a valid invoice and otherwise such payment shall attract interest at the Prescribed Rate as aforesaid.

4.4	Outgoings
(a)

To pay and indemnify the Landlord against all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature) which now are or may at any time during the Term be charged, levied, assessed or imposed upon or payable in respect of the Demised Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord upon any of the rents herein received or occasioned by any disposition of or dealing with the reversion of this Lease);

(b)

To pay all charges for electricity, gas (if any), water and other services and utilities consumed in the Demised Premises, including any connection and hiring charges and meter rents and to perform and observe all present and future regulations and requirements of the electricity, gas and water supply authorities or boards in respect of the supply and consumption of electricity, gas and water on the Demised Premises and to keep the Landlord indemnified against any breach thereof.

PROVIDED THAT for the avoidance of doubt the Tenant shall not be responsible for any arrears of outgoings, including electricity, gas (if any), water and other utilities, refuse charges, Local Authority charges, commercial rates and water rates arising on the Demised Premises in respect of any period prior to the Term Commencement Date.

4.5	Repairs
(a)	From time to time and at all times during the Term:
(i)

to keep clean and tidy and to maintain, repair, replace and reinstate and to keep in good order repair and condition the Demised Premises and every part of it and any additions, alterations and extensions to it; and

(ii)

to keep clean and tidy and to maintain, repair and keep in good working order and condition and (where necessary) renew and replace with articles of a similar kind and quality all plant and machinery in or forming part of the Demised Premises and which exclusively serve the Demised Premises, including the Conduits and Utilities and the central heating and air conditioning plant (if any), the sprinkler system and all boilers and electrical and mechanical plant, machinery, equipment and apparatus;

(iii)

Without prejudice to Clause 4.5(a)(ii), the Tenant shall contribute on an annual basis to a reserve fund to be established by the Landlord (the “Reserve Fund”) which shall be put in place by the Landlord in respect of the capital costs associated with the upkeep, maintenance and replacement of the mechanical and electrical plant and equipment exclusively serving the Demised Premises including but not limited to the plant and equipment described at Schedule 12 (the “M & E Plant Schedule”) and any amendments thereto as may be agreed between the Landlord and Tenant from time to time during the Term. The Tenant shall either: (i) pay into the Reserve Fund annual contributions calculated in accordance with the M & E Plant Schedule up to the Option Date (as defined at Clause 4.35); or discharge the sum equivalent to 12 times the total annual contributions set out in the M & E Plant Schedule on or prior to the Option Date.    By way of an illustrative example, if an asset is stated in the M & E Plant Schedule to have a lifespan of twenty (20) years the Tenant shall pay on or before the Option Date the total amount equivalent to 12/20 of the full replacement cost of the item(s) calculated in accordance with the M & E Plant Schedule. For the avoidance of doubt, the Tenant shall not be liable for any further contributions in respect of the M & E Plant Schedule after the Option Date. Following the Option Date and for the duration of the Term, the Reserve Fund shall continue to be held by the Landlord and the Tenant shall be entitled to continue to make deductions from it in accordance with the provisions of this clause;

(iv)

Subject to the Tenant: (i) having discharged all relevant contributions on an annual basis pursuant to Clause 4(a)(iii) up to the relevant Drawdown Date (as hereinafter defined); and (ii) having provided to the Landlord invoices vouching the properly and reasonably incurred costs of the Tenant, the Tenant shall be entitled to draw upon the Reserve Fund on any occasion (or on multiple occasions) during the Term (each such date referred to as a “Drawdown Date”) to the value of such vouched costs where the Tenant has been required to repair, replace or renew any of the assets detailed in the M & E Plant Schedule and the Landlord shall discharge the relevant sum to the Tenant without undue delay (and in any event within 10 Working Days from receipt of such invoices) PROVIDED ALWAYS that if the Tenant has not contributed to the Reserve Fund on an annual basis and elects to discharge the sums due under Clause 4(a)(iii) by way of a lump sum payment into the Reserve Fund on or prior to the Option Date, the Tenant shall be entitled to, subject to providing to the Landlord invoices vouching the properly and reasonably incurred costs, deduct such vouched costs as have been  incurred by the Tenant during the Term in repairing, replacing or renewing any of the assets detailed in the M & E Plant Schedule;

(v)

The Tenant shall establish as soon as possible after the Term Commencement Date, a comprehensive maintenance and service programme to the satisfaction of the Landlord (acting reasonably) in respect of the plant and equipment described in the M & E Plant Schedule and to provide maintenance reports to the Landlord periodically in the form and manner determined by the Landlord (acting reasonably) and notified to the Tenant;

(vi)	For the avoidance of doubt,
(A)	The projected lifecycles set out in the M & E Plant Schedule assumes that the Tenant is maintaining the assets listed therein in good working order and condition pursuant to Clause 4.5(a)(ii);
(B)

all funds paid or contributed to or towards the Reserve Fund shall  be kept entirely separate from the Landlord’s own funds but no prepaid amounts shall be refundable to the Tenant should the Tenant exercise its option at Clause 4.35;

(C)

the Landlord shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of the Reserve Fund shall be lodged to the credit of such deposit account and such deposit account shall be designated or entitled “1-6 SJRQ OFFICE BUILIDNG M & E RESERVE FUND A/C” or the like;

(D)

all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the Reserve Fund and the said account shall not be drawn upon by the Landlord save for the express purposes for which the sinking or reserve fund has been established;

(E)	the Landlord shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;

(F)

In the event of the transfer by the Landlord of its interest in the Building the Landlord shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

(b)	It is hereby acknowledged and agreed that the Tenant’s repair obligations set out in Clause 4.5(a) above shall exclude the following:
(i)

damage by any of the Insured Risks excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act, neglect, default or omission of the Tenant or the under-lessees, servants, agents, licensees or invitees of the Tenant or any person under its or their control; and

(ii)	damage by the Uninsured Risks.

4.6	Internal Decorations

In every Internal Decoration Year and also in the last six (6) months of the Term (whether determined by effluxion of time or otherwise) (but never more than twice in any three (3) year period) in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat, as appropriate, all internal parts of the Demised Premises required to be so treated and, as often as may be reasonably necessary, to wash down all tiles, glazed bricks and similar washable surfaces; such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably notify to the Tenant from time to time.

4.7	Cleaning

To keep the Demised Premises in a clean and tidy condition and free from deposits of refuse or rubbish AND as often as reasonably necessary to clean properly all windows and window frames (internally) and all other glass in the Demised Premises PROVIDED ALWAYS that the Tenant shall not be obliged to clean the Brise Soleil and external glass in the Demised Premises as it is acknowledged that that the cleaning (only) of the Brise Soleil and external glass of the Building are included in the Building Services.

4.8	Yield Up
(a)

At the expiration or sooner determination of the Term quietly to yield up the Demised Premises in such good and substantial repair and condition as shall be in accordance with the Yield Up Specification at Schedule 11, the covenants on the part of the Tenant herein contained and in any licence or consent granted by the Landlord pursuant to the provisions of this Lease and:

(i)

in case any of the Landlord’s fixtures and fittings which form part of the Demised Premises shall be missing, broken damaged or destroyed to forthwith replace them with others of a similar kind and of equal value;

(ii)	to remove from the Demised Premises any moulding, sign, writing or painting of the name or business of the Tenant or occupiers;

(iii)

to remove and make good to the Landlord’s Specification all alterations or additions made to the Demised Premises by the Tenant (unless otherwise stipulated in writing by the Landlord at least four (4) months prior to the expiration or sooner determination of the Term, in which case the Landlord’s election for retention of alterations or additions shall be made on a floor by floor basis only, as opposed to any piecemeal election for some but not all elements of alteration or addition on a single floor to be retained); and

(iv)	to make good any damage caused to the Demised Premises by the removal of the Tenant’s fixtures, fittings, furniture and effects without limitation.
(b)

If the Tenant should fail to have completed the works required to comply with  this Clause 4.8 (the “Reinstatement Works”) on or prior to the expiry of the Term (whether terminated by effluxion of time or otherwise) (the “End Date”), then the Tenant will pay to the Landlord within fourteen (14) days of demand:

(i)

The cost of completing the Reinstatement Works as estimated by the Landlord (acting reasonably), which for the avoidance of doubt shall include the quantum of any irrecoverable VAT incurred thereon (but shall exclude any resulting deductibility adjustment suffered by the Landlord pursuant to section 64 of the VAT Act or any VAT which is irrecoverable as a result of the Landlord not exercising the Landlord’s Option to Tax to any subsequent relevant letting); and

(ii)	An amount equal to all rent, outgoings, service charge and insurance payable under this Lease for the Works Period.
(iii)

“Works Period” means the period of time which it would reasonably be expected to take to complete the Reinstatement Works expeditiously (to include a reasonable period of time to (i) determine the condition of the Demised Premises, (ii) appoint a design team, (iii) price the Reinstatement Works (i.e. tendering etc.) and (iv) appoint/mobilise a contractor, as well as the time to undertake the Reinstatement Works.

PROVIDED THAT any dispute in relation to Clause 4.8 shall be referred by either the Landlord or the Tenant to an independent architect for determination.

(c)

For the purposes of this yield up clause the Demised Premises shall be deemed to have been provided to the Tenant on the Term Commencement Date in accordance with the Landlord Specification at Schedule 9.

4.9	Rights of entry by Landlord

Subject to compliance by the Landlord with the provisions of Clause 8.3, to permit the Landlord with all necessary materials and appliances at all reasonable times upon reasonable prior notice of at least 48 hours (except in cases of emergency) to enter and remain upon the Demised Premises for any of the following purposes:-

(a)	to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord’s fixtures;
(b)	to exercise any of the rights excepted and reserved by this Lease; and

(c)	for any other purpose connected with the interest of the Landlord in the Demised Premises or the Building, including but not limited to, valuing or disposing of any interest of the Landlord.
4.10	To Comply with Notices

Whenever the Landlord shall give written notice to the Tenant of any defects, wants of repair or breaches of covenant, the Tenant shall within thirty (30) days of such notice, or sooner if requisite, make good and remedy the breach of covenant to the reasonable satisfaction of the Landlord and if the Tenant shall fail within forty (40) days of such notice, or as soon as reasonably possible in the case of emergency, to commence and then diligently and expeditiously to continue to comply with such notice, the Landlord may enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all costs and expenses thereby incurred shall be paid by the Tenant to the Landlord on demand, and in default of payment shall be recoverable as rent in arrears including VAT invoices where applicable.

The Landlord may serve interim dilapidations schedules on the Tenant from time to time during the Term and the Tenant shall be obliged to reimburse the Landlord within fourteen (14) days of written demand for the reasonable vouched costs of the Landlord in preparing such schedules, and the Tenant must remedy within forty (40) days of such notice, all such dilapidations.

4.11	To Comply with Regulations

To comply and be bound by (and to procure compliance by any under tenant, licensee or their respective servants, agents, and all persons using the Demised Premises) of such reasonable written rules and regulations regarding the Building and the Estate, and the provision of Building Services, Basement Services and Estate Services (but excluding the Office Areas which are wholly operated and controlled by the Tenant) as may be made from time to time by the Landlord and / or the Management Company or their respective agents in the interest of good estate management and communicated to the Tenant with reasonable prior notice provided that in the event of any conflict between the terms of this Lease and such regulations, the terms of this Lease shall prevail.

4.12	Dangerous materials and use of machinery
(a)

Not to keep in or on the Demised Premises any article or thing which is or might become dangerous, offensive, unduly combustible or inflammable, radio-active or explosive or which might unduly increase the risk of fire or explosion;

(b)	Not to keep or operate in the Demised Premises any machinery which shall be unduly noisy or cause vibration or which is likely to annoy or disturb the tenants and occupiers of the Adjoining Property.
4.13	Overloading floors and services
(a)

Not to overload the floors of the Demised Premises or suspend any excessive weight from the roofs, ceilings, walls, stanchions or structure of the Demised Premises and not to overload the Utilities and Conduits in or serving the Demised Premises;

(b)	Not to do anything which may subject the Demised Premises or any parts thereof to any strain beyond that which they are designed to bear with due margin for safety;
(c)	to observe the weight limits and capacity prescribed for all lifts in the Demised Premises,

in each case, taking into account the Demised Premises loading, weight and capacity limits as advised by the Landlord to the Tenant in writing.

4.14	Conduits

Not to discharge into any Conduits any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger, or which might injure the Conduits or the Adjoining Property.

4.15	Prohibited users
(a)

Not to use the Demised Premises or any part thereof for any public or political meeting, public exhibition or public entertainment show or spectacle of any kind, nor for any dangerous, noisy, noxious or offensive trade, business or occupation whatsoever, nor for any illegal or immoral purpose, nor for residential or sleeping purposes;

(b)

Not to use the Demised Premises or any part thereof for gambling, betting, gaming or wagering, or as a betting office, or as a club, or for the sale of beer, wines and spirits, or as a public office and not to play or use any musical instrument, record player, loud speaker or similar apparatus in such a manner as to be audible outside the Demised Premises, and not to hold any auction on the Demised Premises;

(c)	Not to place outside the Demised Premises any articles, goods or things of any kind.
4.16	User
(a)

Not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld, delayed or conditioned) to use the Demised Premises or any part thereof except for the Permitted User;

(b)

Not to leave the Demised Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord and providing such caretaking or security arrangements as the Landlord shall reasonably require in order to protect the Demised Premises from vandalism, theft or unlawful occupation (for the avoidance of doubt the Tenant shall discharge to the Landlord within thirty (30) days of written demand any increased insurance premium or, any other additional costs arising as a consequence of such vacancy);

(c)	At all times to comply with all requirements of the relevant Local Authority in connection with the user of the Demised Premises for the purpose of the Tenant’s business;
(d)

To provide the Landlord with the name and contact details of at least two authorised key holders for the time being of the Demised Premises and to notify the Landlord of any changes in the person(s) so authorised as keyholders of the Demised Premises.

4.17	Nuisance

Not to do anything in or about the Demised Premises which could reasonably be expected to become a nuisance, or which is likely to cause damage or disturbance to the Landlord or the owners, tenants or occupiers of the Adjoining Property, or which is likely to be injurious to the value, tone, amenity or character of the Demised Premises.

4.18	Alterations
(a)	Not to make any structural alterations to the Demised Premises or the Building.
(b)

Not to make any alterations or additions to the Landlord’s fixtures or to any of the Conduits without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) PROVIDED THAT any proposed alterations to the plans and specifications submitted to the Landlord for approval (and, for the avoidance of doubt, the plans and specifications detailing the final package of works) must be provided to the Landlord in a format that can be incorporated into the Landlord’s that can be incorporated into the Landlord’s existing 3D BIM model of the Building in IFC and/or other native proprietary format provided always that the Landlord grants a licence to the Tenant for the Tenant to use such BIM model of the Building .

(c)

Not to make any alterations or additions or to carry out any works which would reduce the LEED rating for the Building and the Demised Premises without the prior written consent of the Landlord (not to be unreasonably withheld or delayed) and, notwithstanding anything herein contained, the Landlord shall be entitled to (and the Tenant acknowledges that it is entirely reasonable for the Landlord to) require that in the event of any alterations or additions or the carrying out of any works which reduce the LEED rating for the Demised Premises or the Building that prior to the expiration or determination of the Lease, the Tenant shall carry out reinstatement works as are necessary to achieve the LEED rating. For the avoidance of doubt, the Tenant acknowledges that it shall be reasonable for the Landlord to refuse its consent to works that would reduce the LEED rating for the Building and the Demised Premises.

(d)

Not to make any alterations or do or permit to be done to anything that would cause the Landlord’s insurance policy in respect of and covering the Building to become void or voidable wholly or in part or do anything which would invalidate or prejudice in any way the rights of the insured under the said policy to claim fully under the said policy.  In carrying out any works or making alterations or doing anything in the Demised Premises or the Building to comply with and observe and perform all of the requirements of the Landlord’s insurance policy and to comply with any reasonable requirements of the Landlord and any requirements of the insurers relating to the said policy of insurance (including providing plans and specifications, co-operating with any inspections, appointing any professionals, providing any certifications or permitting any opening of work or any inspections) to ensure that the insurance cover for the Building is not in any way prejudiced.

(e)

The Landlord may, as a condition of giving any such consent, require the Tenant to enter into such covenants as the Landlord shall require (acting reasonably) regarding the execution of any such works and the reinstatement of the Demised Premises at the expiry or sooner determination of the Term;

(f)

Not to make any alterations and additions of a non-structural nature to the Demised Premises without obtaining the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed but which consent shall be subject to the Tenant discharging the reasonable vouched costs of the Landlord properly incurred in connection with the furnishing of their consent PROVIDED THAT the Tenant may, without the need for Landlord's prior written consent, install or procure internal non-structural partitions not requiring planning permission or a new or revised fire safety or disability access certificate including the installation of, rearranging of or the removal of internal demountable partitions and related works PROVIDED FURTHER THAT all such work shall not involve connections being made to any plant or equipment in the Building or any material alterations to any plant or equipment in the Building and such works do not breach the provisions of Clauses 4.18(b), 4.18(c), 4.18(d) and provided that the Tenant provides details thereof to the Landlord prior to carrying out same and removes same upon the expiration or determination of the Term (unless notified in writing by the Landlord or agreed otherwise with the Landlord) AND PROVIDED FURTHER THAT such works shall not require any statutory consents (and in this regard the Tenant shall furnish a certificate of exemption if so requested by the Landlord). Where Landlord’s consent is required in relation to any alterations or additions, the Tenant shall be required to submit with its documents for approval, updated digital information regarding such alterations or additions compatible with the Landlord’s existing BIM model and in accordance with the Landlord’s Employers Information Requirements attached as Schedule 13 (“EIR”).  The EIR are in compliance with the standards set out in BS1192 parts 1-4 and require information to be delivered to BIM Level 2 (as defined in PAS1192-2).

4.19	Signs and advertisements

Not to erect or display on the exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior, any pole, flag, aerial, advertisement poster, notice or other sign or thing whatsoever without the Landlord’s prior written consent (not to be unreasonably withheld or delayed provided that it shall not be unreasonable for the Landlord to withhold its consent for any signage application if the proposed signage is offensive or is substantially incompatible with the character of the Building) or which does not comply with the Tenant’s obligations under Clause 4.24 or any relevant planning permission.

4.20	Alienation

Not to assign, transfer, underlet, or part with the possession or occupation of the Demised Premises or any part thereof or suffer any person to occupy the Demised Premises or any part thereof as a licensee BUT SO THAT NOTWITHSTANDING the foregoing the Landlord shall not unreasonably withhold or delay its consent to an assignment of the entire of the Demised Premises or an underletting of the entire or part of the Demised Premises to an assignee/underlessee that constitutes an institutionally acceptable covenant and that is of good and sufficient financial standing (and in the case of an assignment, is otherwise to the reasonable satisfaction of the Landlord) sufficient to meet its obligations as aforesaid subject always to the following provisions or such of them as may be appropriate, that is to say:

(a)

The Tenant shall prior to any such alienation as aforesaid apply to the Landlord and give all reasonable information concerning the proposed transaction and concerning the proposed assignee, under-lessee, licensee or disponee as the Landlord may reasonably require;

(b)

The Landlord’s consent (if given) to any such alienation shall be in writing and shall be given in such manner as the Landlord shall decide acting reasonably and the Tenant shall pay the reasonable vouched costs of the Landlord properly incurred in connection with the furnishing of such decision;

(c)

In the case of an assignment to a limited liability company which is not an institutionally acceptable covenant and of good and sufficient financial standing to meet its obligations as aforesaid, it shall be deemed reasonable for the Landlord to require that a guarantor or guarantors of financial standing satisfactory to the Landlord (acting reasonably) shall join in such consent as aforesaid as surety or sureties for such Company in order jointly and severally to covenant with the Landlord in the manner described in the guarantee contained in the Schedule 8 (mutatis mutandis);

(d)

In the case of an underlease, the Tenant agrees to use reasonable endeavours to ensure that the terms and conditions of any underlease remain confidential as between the Landlord and the Tenant and shall not be disclosed by the Tenant to any third party without the Landlord's prior written approval, except as required by Law;

(e)	In the case of an underlease, the same shall be of either the entire of the Demised Premises or part of the Demised Premises PROVIDED THAT
(A)	The Tenant may sub-let on a floor-by-floor basis subject to a maximum of four (4) sub-lettings at any one time;
(B)

The Tenant may sub-let part only of a floor subject to a cap of two sub-tenants per floor and at a minimum of 50% of the floor area of a particular floor the Landlord acknowledging that the remaining un-let space may be less than 50% of a particular floor and subject further to the maximum of four (4) sub-lettings of the Demised Premises referenced in clause 4.20.1(f)(A) above and PROVIDED THAT the Tenant has obtained the necessary Fire Safety Certificate and Disability Access Certificate and any other consents or approvals for the sub-division of any floor; and

(C)

The Tenant shall be entitled to sub-let the entire of the part of the Demised Premises comprising Nos. 4, 5 & 6 Sir John Rogerson’s Quay which sub-letting shall not be considered a sub-letting for the purposes of the restrictions set out in clauses 4.20.1(f)(A) and 4.20.1(f)(B) above.

and PROVIDED FURTHER that the Tenant has obtained the necessary Fire Safety Certificate and Disability Access Certificate and any other consents or approvals for the sub-division of any floor.

In the case of such underlease the same shall be made without taking a fine or premium at the then full current open market rent and the under-lessee shall, if required by the Landlord, enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rents hereby reserved) and conditions herein contained and every such under-lease shall also be subject to the following conditions, that is to say that it shall contain:-

(i)

provisions for the review of the rent thereby reserved (which the Tenant hereby covenants to operate and enforce) corresponding except as to terms and dates but in all other respects (mutatis mutandis) with the rent review provisions contained in this Lease;

(ii)

a covenant by the undertenant (which the Tenant hereby covenants to use reasonable endeavours to enforce) prohibiting the undertenant from doing or suffering any act or thing upon or in relation to the Demised Premises in breach of, the provisions of this Lease;

(iii)

Any such sublease shall absolutely cease and determine if for whatever reason (including forfeiture) this Lease is terminated or expires (but the Landlord acknowledges that this shall be subject to any sub-tenant statutory rights which any sub-tenant may have entitling the sub-tenant to remain in occupation) (without prejudice to any claims the Landlord may have against the Tenant if such rights arise due to any breach of the Tenant's covenants in this Lease) and the Tenant shall procure that the sub-lessee vacates the premises underlet to it at the expiration or sooner determination of the Term;

(iv)	a condition for re-entry on breach of any covenant by the undertenant;
(v)	the same restrictions as to alienation, assignment, underletting, parting with or sharing the possession or occupation of the premises underlet; and
(vi)	a confirmation of renunciation of statutory renewal rights;

(f)

To enforce at the Tenant’s own expense the performance and observance by every such undertenant of the covenants, provisions and conditions of the under-lease and not, at any time, either expressly or by implication, to waive any breach of the same;

(g)

Not to agree any reviewed rent with the undertenant or any rent payable on any renewal thereof without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed but provided always that nothing herein shall prevent the Tenant from complying with any independent determination process provided for in the rent review clauses of the sub-lease;

(h)

Not to produce evidence of, refer to or seek to rely upon during any rent review pursuant to Schedule 4 the terms, conditions and/or existence of any under-letting(s) of part or all of the Demised Premises created by the Tenant including but not limited to the rent payable under any such under-letting(s);

(i)	Not to vary the terms of any permitted under-lease without the prior written consent of the Landlord not to be unreasonably withheld or delayed.
(j)

For the avoidance of doubt, in the case of an assignment, underletting, parting with possession or occupation of the Demised Premises or any part thereof or sufferance of any person to occupy the Demised Premises or any part thereof as a licensee or concessionaire (an “Alienation”), it shall be reasonable for the Landlord to withhold consent to any such Alienation of the Demised Premises or part thereof where the Alienation would, in the reasonable opinion of the Landlord, have the effect or give rise to a termination of the Landlord’s Option to Tax.  PROVIDED ALWAYS THAT it shall not be reasonable for the Landlord to withhold such consent in circumstances where prior to any such proposed Alienation the Tenant pays or procures the payment to the Landlord of:

(i)	an amount equal to the amount of any VAT clawback or VAT payment obligations suffered by the Landlord as a result of such Alienation (hereinafter referred to in this Lease as a VAT Adjustment); and
(ii)

because the VAT Adjustment payable under sub-clause (i) above is or may be subject to tax in the hands of the Landlord, such further sum (the “Additional Payment”) as will leave the Landlord in at least the same position as if the VAT Adjustment had not been subject to tax and for the purpose of calculating the Additional Payment it shall be assumed, if not otherwise the case, that the VAT Adjustment and the Additional Payment constitute the sole income of the Landlord and that the Landlord has no deductible expenses, losses or allowances for tax purposes for offset or reduction against such income or receipt and the Tenant shall keep the Landlord indemnified in respect of any such VAT Adjustment and Additional Payment.

In respect of the above, the Landlord agrees to furnish to the Tenant a calculation of any sums due (the “Statement”) signed by the Landlord’s auditors or tax advisors and such Statement shall (save in the case of manifest error) be final and binding on the parties. All amounts shall be paid in advance to the Landlord prior to issuing consent to any proposed alienation.

4.20.2	In the event that the Tenant wishes to assign this Lease during the Term then the following provisions shall apply:
(a)

in such circumstances the Tenant shall prior to placing its interest in this Lease on the market, first serve a written notice on the Landlord to this effect (the “Sale Notice”) containing in full the terms on which the Tenant wishes to assign this Lease and offering to assign this Lease to the Landlord on the same terms;

(b)

if the Landlord wishes to accept the offer made in the Sale Notice, it will do so by serving on the Tenant a written notice (the “Acceptance Notice”) within twenty (20) calendar days of the date of service of the Sale Notice (the “Acceptance Notice Period”).  On the date of service of the Acceptance Notice there will be constituted a binding contract between the Tenant and the Landlord for the assignment by the Tenant of this Lease to the Landlord on the terms contained in the Sale Notice such assignment to be completed within twenty (20) Working Days of service of the Acceptance Notice;

(c)

if the Landlord does not serve the Acceptance Notice during the Acceptance Notice Period (or if the assignment is not completed within the prescribed period specified at (b) above), then the Tenant may at any time during the period of eight (8) months from the expiration of the Acceptance Notice Period (the “Transfer Period”) market this Lease with a view to securing an offer from an arms-length third party;

(d)	if the Tenant secures an offer from an arms-length third party during the Transfer Period then the Tenant may assign this Lease to such third party at any time thereafter; and
(e)	the procedure set out in this clause 4.20.2 will be repeated whenever the Tenant wishes to assign its interest in this Lease during the Term (other than to a Group Company).
4.20.3

The Tenant may, subject to notifying the Landlord in advance but without the obligation to obtain the prior written consent of the Landlord share occupation of the Demised Premises with a Group Company or Group Companies provided that the Tenant shall:

(a)

provide prior written notification of the proposed occupation and thereafter once executed to provide to the Landlord a copy of the deed of renunciation which shall be executed by the proposed Group Company in conjunction with the sharing of possession;

(b)	not permit such Group Company to acquire statutory renewal rights;
(c)	ensure that any occupancy ceases prior to the termination of the Lease (and, in the case of any arrangement with a Group Company, upon it ceasing to be a Group Company, if earlier);
(d)	ensure that the user under any such arrangement is in compliance with the Permitted User;
(e)	upon request by the Landlord (acting reasonably), promptly furnish the Landlord with details of any Group Company in occupation of any part of the Demised Premises; and
(f)	upon request, provide appropriate details of the Group Company and the relationship with the Tenant;

AND notwithstanding any such sharing of possession, the Tenant shall be and remains liable to the Landlord for any breach by either the Tenant or such Group Company of any of the covenants on the part of the Tenant contained in the Lease.

4.21	Registration of dispositions

Within fourteen (14) days of every alienation, assignment, transfer, assent, under-lease, assignment of under-lease or any other disposition, whether mediate or immediate, of or relating to the Demised Premises or any part thereof, to produce to and leave with the Landlord or its solicitors a certified copy of the deed, instrument or other document evidencing or effecting such disposition and to pay to the Landlord’s solicitors their reasonable vouched legal costs and other expenses incurred in connection with such alienation.

4.22	Disclosure of information

Upon making any application or request in connection with the Demised Premises or this Lease, to disclose to the Landlord such information as the Landlord may reasonably require and, whenever the Landlord shall reasonably request, to supply full particulars;

(a)

of all persons other than the names of employees of companies or organisations in actual occupation or possession of the Demised Premises and of the right in which they are in such occupation or possession, and

(b)	of all persons other than the names of employees of companies or organisations having an interest in the Demised Premises (other than in the reversion to the Term).
4.23	Landlord’s costs

To pay and indemnify the Landlord against all reasonable vouched costs, fees, charges, disbursements and expenses properly incurred by the Landlord, including, but not limited to, those payable to solicitors, counsel, architects, surveyors and sheriffs

(a)

in relation to the preparation and service of a notice under Section 14 of the 1881 Act and of any proceedings under the 1881 Act and/or the 1860 Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under Section 14 of the 1881 Act has been complied with by the Tenant and notwithstanding that forfeiture has been avoided otherwise than by relief granted by the Court);

(b)

in relation to the preparation and service of all notices and schedules relating to wants of repair, whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the Term);

(c)	in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant, or in procuring the remedying of the breach of any covenant by the Tenant;
(d)

in relation to any application for the Landlord’s or any superior landlord’s consent required or made necessary by this Lease whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is held to be unreasonable), or whether or not the application has been withdrawn;

(e)	In relation to any application made by the Landlord at the request of the Tenant and whether or not such application is accepted, refused or withdrawn.
4.24	Statutory requirements
(a)

At the Tenant’s own expense, to comply in all respects with the provisions of all Acts, Statutory Instruments, Bye Laws and other regulations now in force or which may hereafter be in force and any other obligations imposed by law relating to the Demised Premises or the Tenant’s user thereof;

(b)

To execute all works and provide and maintain all arrangements upon or in respect of the Demised Premises or the user thereof, which are directed or required (whether by the Landlord, Tenant or occupier) by any statute now in force or which may hereafter be in force or by any government department, local or other competent authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any statute and to indemnify and keep the Landlord indemnified against all costs, charges, fees and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required;

(c)

Not to do in or near the Demised Premises, any act or thing by reason of which the Landlord may, under any statute, incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, charges or expenses.

PROVIDED ALWAYS for the avoidance of doubt the Tenant shall not be responsible for any breaches of any Acts, Statutory Instruments, Bye Laws and other regulations now in force arising prior to the Term Commencement Date.

4.25	Planning Acts
(a)

Not to do anything on or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or of any regulations, notices, orders, licences, consents, permissions and conditions (if any) served, made, granted or imposed thereunder and to indemnify (as well after the expiration of the Term by effluxion of time or otherwise as during its continuance) and keep indemnified the Landlord against all actions, proceedings, damages, penalties, costs, charges, claims and demands in respect of such acts and omissions or any of them and against the costs of any application for planning permission, commencement notices, fire safety certificates and the works and things done in pursuance thereof to rectify any such acts or omissions;

(b)

In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord’s consent shall be required under the provisions of this Lease or otherwise and in the event of permission or approval from any local authority under the Planning Acts being necessary for any addition, alteration or change in or to the Demised Premises or for the change of user thereof, to apply, at the cost of the Tenant, to the relevant local authority for all approvals, certificates, consents and permissions which may be required in connection therewith and to give notice to the Landlord of the granting or refusal (as the case may be) together with copies of all such approvals, certificates, consents and permissions forthwith on the receipt thereof and to comply with all conditions, regulations, bye laws and other matters prescribed by any competent authority either generally or specifically in respect thereof and (if commenced) to carry out such works at the Tenant’s own expense in a good and workmanlike manner to the satisfaction of the Landlord;

(c)

To give notice forthwith to the Landlord of any notice, order or proposal for a notice or order served on the Tenant under the Planning Acts and if so required by the Landlord to produce the same and at the request of the Landlord at the joint cost of the Tenant and the Landlord, to make or join in making such objections or representations in respect of any proposal as the Landlord may require;

(d)	To comply at its own cost with any notice or order served on the Tenant under the provisions of the Planning Acts;

(e)

Not to implement any planning permission before it and any necessary fire safety certificates have been produced to and approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) PROVIDED THAT the Landlord may refuse to approve such planning permission or fire safety certificate on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would, in the opinion of the Landlord (acting reasonably), be or be likely to be, prejudicial to the Landlord’s interest in the Demised Premises or the Estate. In the event that the Tenant disputes that any condition contained in or anything omitted from or the period referred to in any such planning permission or fire safety certificate would be or be likely to be prejudicial to the Landlord’s interest in the Demised Premises then it may refer the matter to the Independent Surveyor who shall determine the matter within twenty (20) Working Days of the date of his appointment, whose appointment shall be valid and binding on the parties and whose costs shall be borne as he directs or by the party against whom he finds in the event of no such direction. In the event that the Independent Surveyor finds in favour of the Tenant the Landlord shall not be entitled to refuse approval of such planning permission or fire safety certificate on the grounds that they are prejudicial to the Landlord's interest in the Demised Premises or the Estate.

(f)

To produce to the Landlord on demand (but never more than once in a twelve (12) month period) all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that all of the provisions in this covenant have been complied with.

4.26	Statutory notices

Within seven (7) days of receipt of same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupier thereof by any government department or local or public or statutory authority, and, without undue delay, to take all necessary steps to comply with the notice or order in so far as the same is the responsibility of the Tenant, and, at the request of the Landlord and (if the relevant notice solely impacts upon Demised Premises) at the joint cost of the Tenant and the Landlord, to make or join with the Landlord in making such objection or representation against or in respect of any such notice, order or proposal as the Landlord  shall deem expedient.

4.27	Fire and safety precautions and equipment
(a)

To comply with the written requirements (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate local authority and the insurers of the Demised Premises and reasonable requirements of the Landlord in relation to fire safety precautions affecting the Demised Premises;

(b)

Not to obstruct the access to or means of working of any firefighting, extinguishing and other safety appliances for the time being installed in the Demised Premises or the means of escape from the Demised Premises in case of fire or other emergency; and

(c)

To comply at all times with the provisions of the Safety Health and Welfare at Work Act and (where applicable) to furnish the Landlord with a copy of the Safety File and the Safety Statement prepared pursuant thereto.

4.28	Safety File
(a)

To maintain and keep and to hand over to the Landlord all relevant information for updating the safety file of the Landlord (the “Landlord’s Safety File”) in respect of any construction work as defined in the Safety Health & Welfare at Work Act 2005 - 2014 including fit-out works carried out by the Tenant (or its under-tenant(s) where appropriate) to the Demised Premises and to ensure that all such information can be incorporated into the Landlord’s 3D Building Information Asset Model (i.e. in a Revit/3D format).

(b)

In respect of any construction work carried out or to be carried out by the Tenant (or its under-tenant(s) where appropriate) to the Demised Premises which obliges the Tenant or such other party to keep a safety file (the “Tenant’s Safety File”) the Tenant shall retain or procure that there is retained therein all relevant information in relation to such construction work and on completion of such construction work shall expeditiously hand a duplicate copy of the Tenant’s Safety File to the Landlord or his authorised agent or nominee and the Tenant will ensure that all such information can be incorporated into the Landlord’s 3D Building Information Asset Model (i.e. in a Revit/3D format).

(c)	To maintain, keep and update as and when required the Tenant’s Safety File and when requested to do so to make same available for inspection by the Landlord or its authorised agent or nominee.
(d)

To supply the Landlord or his authorised agent or nominee with all necessary information and updates relating to the Tenant’s Safety File to enable the Landlord to update any copy thereof maintained by the Landlord and to ensure that all such information is provided in a format that is compatible with BIM.

(e)

On the assignment of this Lease to hand over the Tenant’s Safety File to the assignee and on or prior to the Termination Date to hand over the original Tenant’s Safety File to the Landlord or his authorised agent or nominee.

(f)

In the event, that the Landlord makes available the Landlord’s Safety File to the Tenant, to hold the Landlord’s Safety File in trust and to the order of the Landlord and to return it as soon as possible and in any event at the request of the Landlord or his authorised agent or nominee.

(g)

To comply with the requirements of the Safety Health & Welfare at Work Act 2005 and any regulations made thereunder and/or under any legislation repealed by it including provisions for appointment of a project supervisor for the design stage and the construction stage of any works carried out by or on behalf of the Tenant or any other occupier of the Demised Premises and to indemnify and keep indemnified the Landlord against any loss incurred by the Landlord as a result of the breach by the Tenant of its obligations under this Clause 4.28.

4.29	Encroachments and easements

Not to stop up, darken or obstruct any of the windows or lights belonging to the Demised Premises and not to permit any new window, light, opening, doorway, passage, Conduits or other encroachment or easement to be made or acquired by any third party into, upon or over the Demised Premises or any part thereof, and in case any person shall attempt to make or acquire any encroachment or easement whatsoever, to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant, and, at the request of the Landlord but at the cost of the Tenant, to adopt such means as may be reasonably required by the Landlord for preventing any such encroachment or the acquisition of any such easement.

4.30	Re-Letting
(a)

To permit the Landlord at all reasonable times during the last twelve (12) months of the Term to enter upon the Demised Premises and affix and retain, without interference from or by the Tenant, upon any suitable parts of the exterior of the Building (but not so as to materially affect the access of light and air to the Demised Premises) notices for re-letting the same and not to remove or obscure the said notices.

(b)

During the last twelve (12) months of the Term to permit all persons with the authority of (and being accompanied by) the Landlord or the Landlord’s agent to view the Demised Premises during Business Hours on no less than 48 hours prior written notice and by appointment with the Tenant (such appointment to be agreed as soon as practicable between the parties for the earliest possible time following the expiry of the 48 hours’ notice).

4.31	Indemnity
(a)

To keep the Landlord and Management Company fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in respect of any injury to or death of any person or damage to any property moveable or immoveable or the infringement, disturbance or destruction of any right, easement or privilege arising out of any act, omission or negligence of the Tenant or any persons in on or about the Demised Premises expressly or impliedly with the Tenant’s authority or the user of the Demised Premises or any breach of the Tenant’s covenants or the conditions or other provisions contained in this Lease;

(b)

To effect and keep in force during the Term such public liability (with a limit of indemnity of not less than €6.5m (six million five hundred thousand euro), employer's liability (with a limit of indemnity of not less than €13m (thirteen million euro) and other policies of insurance as may be necessary to cover the Tenant against any claim arising under this covenant and to note the interests of the Landlord and the Management Company on such policies so that the Landlord and the Management Company are indemnified by the insurers in the same manner as the Tenant and whenever required to do so by the Landlord, to produce to the Landlord satisfactory evidence that the said policy or policies is/are valid and subsisting and that all premium due thereon have been paid.  Limits required above may be maintained with a combination of primary and excess policies.

(c)	To indemnify the Landlord in respect of any excess applicable in relation to the policies of insurance in place pursuant to Clause 4.31(b).

(d)

To insure and keep insured the Tenant signage and plant and fit-out (if any which the Tenant shall have been permitted to install or to erect), furniture and equipment in the Demised Premises against all risks usually covered on a comprehensive policy in the full reinstatement or replacement cost thereof with an insurer of repute approved by the Landlord and in the event of destruction of or damage to all or any of the said fit-out, furniture and equipment by reason of one or more of the insured risks arising, to ensure that all monies payable under such policy of insurance are used in repairing, replacing, refurbishing or otherwise reinstating the fit-out, furniture and equipment.

(e)

To give notice to the Landlord as soon as possible upon becoming aware of any event which might affect any insurance policy maintained by the Landlord relating to the Building provided that the Tenant has been informed of the relevant terms of any such insurance policy.

(f)

If at any time the Tenant is entitled to the benefits of any insurance on the Demised Premises (which is not affected or maintained in pursuance of any obligation under this Lease) to apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received.

(g)

To notify the Landlord in writing as soon as possible of any damage, howsoever occasioned, to the Demised Premises or to the personal property of the Landlord on the Demised Premises immediately on becoming aware of same.

(h)

To pay to the Landlord on demand the amount of any insurance monies in respect of the damage to the Demised Premises, the Building and / or the personal property of the Landlord which cannot be recovered by reason of any act, default, omission or negligence of the Tenant its servants, agents, licensees or invitees.

4.32	Fire and Security Systems
(a)

To comply with the written requirements (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate statutory authorities, the insurers of the Building and the Landlord in relation to fire and safety precautions affecting the Building, the Estate and the Basement.

(b)

To keep the Demised Premises supplied and equipped with such fire-fighting and extinguishing appliances as shall be required by Law, any appropriate statutory authority or the Landlord’s insurers or as shall be reasonably required by the Landlord and to maintain same to the satisfaction of the relevant party in efficient working order and at least once in every six months to cause any sprinkler system or other fire-fighting equipment in the Demised Premises to be inspected by a competent person.

(c)

Not to obstruct the access to or means of working any fire-fighting, extinguishing and other safety appliances for the time being installed in the Demised Premises or the means of escape from the Demised Premises or any adjoining or neighbouring property in case of fire or other emergency or to lock any fire door while the Demised Premises is occupied.

(d)

To be responsible for the security control in the Demised Premises and to comply with all reasonable written instructions and requirements of the Landlord, in relation to the security controls in the Building.

(e)

To ensure that, if any part of the Building and / or the Basement in which the Tenant’s staff, servants and agents work or use needs to be evacuated, its staff servants and agents are trained in the procedure for and shall assist such evacuations.

4.33	Stamp Duty and Value Added Tax
(a)

To pay to the Landlord the stamp duty payable on this Lease and the counterpart thereof and the Landlord undertakes to pay the stamp duty or cause the stamp duty to be paid to the Revenue Commissioners within 30 days of receipt from the Tenant, and to forward to the Tenant or cause to be forwarded to the Tenant an original stamp duty certificate following such payment.

(b)	The Landlord hereby notifies and confirms to the Tenant that it is exercising the Landlord's Option to Tax.
(c)

For the avoidance of doubt, the Tenant shall in addition to any other amounts payable under the Lease pay to the Landlord, within thirty days of the receipt of a valid VAT invoice, the amount of VAT arising in relation to any rent or other payments due under or in connection with this Lease and the Tenant shall keep the Landlord fully indemnified against such VAT.

(d)

In the event that the Tenant is liable to pay any costs incurred or borne by the Landlord in connection with this Lease, the Tenant shall also pay to the Landlord the amount of any VAT incurred or borne by the Landlord on such costs to the extent the VAT is not deductible by the Landlord.

(e)

At any time during the Term the Landlord may terminate the Landlord's Option to Tax in respect of the Lease by giving written notice in this effect to the Tenant.  Any termination of the Landlord’s Option to Tax pursuant to this clause shall be at the sole discretion of the Landlord.

(f)

Where at any time during the Term the Landlord has terminated the Landlord's Option to Tax, the Landlord may thereafter from time to time during the Term exercise a Landlord's Option to Tax the rents and other sums payable under the Lease by giving notice to the Tenant pursuant to Section 97(1) of the VAT Act and where such notice is given the Tenant shall in addition to any amounts payable under this Lease pay to the Landlord the amount of VAT arising in relation to such amounts on the receipt of a valid VAT invoice and the Tenant shall keep the Landlord indemnified against such VAT, in accordance with Clause 4.33(c).

(g)

Where during the Term the Landlord's Option to Tax is at any time terminated pursuant to Section 97(1)(d)(iii), (iv) or (v) or Section 97(2) of the VAT Act as a result of a breach by the Tenant of clause 4.15 (Prohibited User) or clause 4.20 (Alienation) the Tenant hereby covenants to reimburse the Landlord on demand on a net of tax basis for the Landlord;

(i)

the amount of any VAT clawback or VAT payment obligations suffered by the Landlord plus interest and penalties applicable thereon arising for the Landlord as a result of such termination (hereinafter referred to in this Lease as a VAT Adjustment), and,

(ii)

because the VAT Adjustment payable under sub-clause (i) above is or may be subject to tax in the hands of the Landlord, such further sum (the “Additional Payment”) as will leave the Landlord in at least the same position as if the VAT Adjustment had not been subject to tax and for the purpose of calculating the Additional Payment it shall be assumed, if not otherwise the case, that the VAT Adjustment and the Additional Payment constitute the sole income of the Landlord and that the Landlord has no deductible expenses, losses or allowances for tax purposes for offset or reduction against such income or receipt and the Tenant shall keep the Landlord indemnified in respect of any such VAT Adjustment and Additional Payment.

(iii)

In respect of the above, the Landlord agrees to furnish to the Tenant, a calculation of any VAT Adjustment payable (the “Statement”) signed by the Landlord’s auditors or tax advisors and such Statement shall (save in the case of manifest error) be final and binding on the parties.

(h)

If there is any surrender forfeiture break or termination of this Lease for any reason (including any surrender within the meaning of Section 2(1) of the VAT Act) then the Landlord agrees to enter into non-binding negotiations with the Tenant to consider becoming responsible from the date of surrender of this Lease, for any capital good(s) created by the Tenant in accordance with section 64(7) of the VAT Act.

(i)

The Tenant shall fully and properly maintain all documents and records necessary for the Landlord to determine the VAT history of the Demised Premises in accordance with the VAT Act and shall make available to the Landlord or any person authorised by the Landlord all such documents and records upon reasonable request made during or within a reasonable period after Termination of the Term.  Such records must include a copy of any capital goods records which the Tenant is required to keep in relation to the Demised Premises (or any development of refurbishment thereto) under Section 64(12) of the VAT Act.

(j)

The Tenant shall warrant to the Landlord the accuracy of any document issued to the Landlord as required in relation to the Premises or in the development or refurbishment of the Premises under chapter 2 of part 8 of the VAT Act.

4.34	Bicycles

Not to park or permit to be parked bicycles in any part of the Demised Premises or the Building other than in the designated bicycle racks provided in the Basement.

4.35	Termination by Tenant
(a)	The Tenant may terminate this Lease on the last day of twelfth year of the Term being 2031 (the "Option Date") subject strictly to:
(i)	the Tenant serving on the Landlord a notice in writing exercising the said right (the “Notice") at least twelve months prior to the Option Date (and in this regard time shall be of the essence).

(ii)

payment by the Tenant of all Rents in accordance with clauses 3.1 – 3.3, all outgoing and any other sums payable by the Tenant hereunder in respect of the Demised Premises payable up to and including the Option Date PROVIDED THAT the Tenant may, at any time up until six (6) weeks prior to the Option Date request in writing from the Landlord, a statement of any Rents, outgoings and any other sums payable by the Tenant hereunder, which statement the Landlord shall furnish within fifteen (15) Working Days following such request;

(iii)	compliance by the Tenant in full with its yielding up obligations as set out at Clause 4.8 of this Lease;
(iv)	the Tenant procuring that any sub-tenants or occupiers have vacated the Demised Premises on or before the Option Date.
(b)

Strictly without prejudice to the validity of the Tenant’s exercise of its right to terminate pursuant to Clause 4.35 (a) the Tenant shall deliver to the Landlord on the Option Date the original of this Lease together with all related title documentation (including a release or discharge of all mortgages, charges or other encumbrances whether registered or not) and shall as beneficial owner deliver duly executed and stamped a surrender or assignment of this Lease.

(c)	Any such termination shall be without prejudice to any antecedent breach by either the Landlord or the Tenant of any of their respective covenants herein contained.
5.	LANDLORD’S COVENANTS

The Landlord HEREBY COVENANTS with the Tenant as follows:-

5.1	Quiet Enjoyment

That the Tenant paying the rents reserved by this Lease and performing and observing the covenants on the part of the Tenant herein contained, shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under, or in trust for it.

5.2	Provision of Estate Services

Subject to payment of the Tenant’s Proportion of the Estate Service Charge, to provide or cause to be provided the maintenance and services more particularly set forth in Schedule 5 in accordance with the principles of good estate management.

5.3	Provision of Building Services

Subject to payment of the Tenant’s Proportion of the Building Service Charge, to provide or cause to be provided the maintenance and services more particularly set forth in Schedule 6 in a good and workmanlike manner to Grade A Office Standards in accordance with the principles of good estate management.

5.4	Provision of Basement Services

Subject to payment of the Tenant’s Proportion of the Basement Service Charge, to provide or cause to be provided the maintenance and services more particularly set forth in Schedule 7 in accordance with the principles of good estate management.

5.5	Management Company

To procure that the Management Company complies with its obligations pursuant to this Lease.

6.	INSURANCE
6.1	Landlord to insure

Subject to the Landlord being able to effect insurance against any one or more of the items referred to in this sub-clause being available in the market on market standard commercial terms and subject to reimbursement by the Tenant of the sums referred at Clause 3.2 hereof, the Landlord covenants with the Tenant to insure the following in the name of the Landlord:-

(a)

the Building (including the Demised Premises and, for the avoidance of doubt, the value of the fit out elements set out in Schedule 9) against loss or damage by the Insured Risks in the full reinstatement cost thereof (to be determined from time to time by the Landlord or his Inspector or Professional Adviser (each acting reasonably)) including:

(i)	architects, surveyors, consultants and other professional fees (including Value Added Tax thereon) to the extent it is irrecoverable;
(ii)	the costs of shoring up, demolishing, site clearing and similar expenses;
(iii)

all stamp duty and other taxes or duties eligible on any building or like contract as may be entered into and all other incidental expenses relative to the reconstruction, reinstatement or repair of the Demised Premises;

(iv)	such provision for inflation as the Landlord in its discretion, but acting in accordance with the principles of good estate management, shall deem appropriate;

provided that the Landlord shall, at the request of the Tenant, procure that the Landlord’s insurance for the Building shall provide a waiver of all rights of subrogation against the Tenant, its’ contractor and the Tenant’s contractor’s sub-contractors (“Clause 26 Cover”) for any period during which the Tenant may undertake alterations in accordance with this Lease, subject only to (i) such cover being available in the Irish insurance market at reasonable rates; and (ii) the payment of any increase in the premium associated with the Clause 26 Cover and compliance by the Tenant with any requirements of the Landlord’s insurer associated therewith.

(b)

the loss of rent and the service charge sums referred to in Clause 3 hereof, from time to time payable, or reasonably estimated to be payable under this Lease (taking account of any review of the rent which may become due under this Lease) following loss or damage to the Demised Premises by the Insured Risks, three (3) years or such longer period (but not exceeding four (4) years) (the “Loss of Rent Period”) as the Landlord may, from time to time, reasonably deem to be necessary, having regard to the likely period required for obtaining planning permission and fire safety certificates (if applicable) and any other consents and approvals for reinstating the Demised Premises and having notified the Tenant of any proposed extension to such period;

(c)	property owners, public, employer’s and other liability of the Landlord arising out of or in relation to the Demised Premises; and
(d)	such other insurances as the Landlord may, in its reasonable discretion from time to time, deem necessary to effect.
6.2	Landlord to produce evidence of insurance
(a)

At the request of the Tenant, the Landlord shall and hereby covenants with the Tenant to produce to the Tenant a copy or extract duly certified by the Landlord of the policy/policies of such insurance and a copy of the receipt(s) for the last premium or (at the Landlord’s option) reasonable evidence from the insurers of the terms of the insurance policy/policies and the fact that the policy/policies is subsisting and in effect.

(b)

The Landlord shall procure for so long as the same is generally available in the Irish insurance market that the relevant policy of insurance will contain: (i) a waiver of subrogation rights in favour of the Tenant and (ii) a non-invalidation clause.

6.3	Destruction of the Demised Premises

If the Building or any part thereof or the means of access thereto is destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for use and occupation or without suitable means of access then:-

(a)

unless payment of the insurance moneys shall be refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any under tenant or any person under its or their control; and

(b)

subject to the Landlord being able to obtain any necessary planning permission and fire safety certificates and all other necessary licences, approvals and consents (in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable); and

(c)	subject to the necessary labour and materials being and remaining available (in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable);

the Landlord shall lay out the proceeds of such insurance, (other than any in respect of the loss of rent and service charge sums referred to in Clause 3 hereof), in the rebuilding and reinstating of the Demised Premises or the part or parts thereof  or the means of access thereto so destroyed or damaged, substantially as the same were prior to any such destruction or damage (but not so as to provide accommodation identical in layout and manner or method of construction if it would not be reasonably practical to do so).  For the avoidance of any doubt, the Tenant shall not be liable for any shortfall in insurance proceeds associated with rebuilding and reinstating the Demised Premises unless the shortfall in whole or in part has arisen by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any under tenant or any person under its or their control.

6.4	Where reinstatement is prevented

If the Landlord is prevented (for whatever reason) from rebuilding or reinstating the Building (including the Demised Premises) the Landlord shall be relieved from such obligation and shall be solely entitled to all the insurance moneys and if such rebuilding and reinstating shall continue to be so prevented for the Loss of Rent Period after the date of the destruction or damage so that after the said Loss of Rent Period the rebuilding/reinstatement is not substantially complete (which shall include but is not limited to the Demised Premises being fit for normal business use and occupation and accessible but excluding any Tenant fit-out elements) and this Lease has not been terminated by frustration, the Landlord or the Tenant may at any time after the expiry of such Loss of Rent Period by written notice given to the other determine this Lease but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

6.5	Destruction by Uninsured Risks

In the event that the Building is destroyed or damaged by an Uninsured Risk which has not been caused by any act, neglect, default or omission of the Tenant or any under-tenant or its or their servants, agents, licensees or invitees so as to render the Demised Premises unfit for occupation and use by the Tenant or without suitable access then the Rent and service charges payable hereunder or a fair proportion thereof according to the nature and extent of the damage will be suspended until the Demised Premises has been rebuilt or reinstated so as to render the Building fit for occupation and use and with suitable access or for the Loss of Rent Period whichever is the shorter period and any dispute about the extent, proportion or period of such suspension is to be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the President (or other officer endowed with the functions of such President) for the time being of the Society of Chartered Surveyors in accordance with the provisions of the Arbitration Act 2010.  If following on the destruction or damage from the Uninsured Risk as aforesaid, the Landlord has not served a notice on the Tenant of its intention to reinstate and repair the Building within a period of eighteen (18) months from the date of such destruction or damage (or if the Building has not been reinstated within the Loss of Rent Period from the date the service by the Landlord of a notice of its intention to rebuild or reinstate the Building) then the Tenant or the Landlord may terminate this lease at any time thereafter by at least two (2) months’ written notice served on the other and such termination shall be effective as of the date of the destruction or damage but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant PROVIDED ALWAYS THAT if the Landlord decides not to rebuild or reinstate the Building then it will immediately notify the Tenant in writing and on receipt by the Tenant of such notice either party can terminate this Lease by written notice to the other at any time but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.  For the avoidance of any doubt, in the event that the Landlord elects to rebuild or reinstate the Building following damage or destruction by Uninsured Risks, the Tenant shall not be liable for any costs associated therewith.

6.6	Cesser of Rent and Service Charge

In case the Building (including any access / egress to it) or any part or parts thereof shall be destroyed or damaged by any of the Insured Risks or Uninsured Risks (only for the purposes of the rent first reserved by this Lease) so as to render the Demised Premises unfit for use and occupation or without suitable access and the insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part as a result of some act or default of the Tenant or any under-tenant or any person under its or their control, then the rent first reserved by this Lease and the service charges referred to in Clause 3.3 or a fair proportion thereof, according to the nature and extent of the damage sustained, shall be suspended until the Building or the part destroyed or damaged shall be again rendered fit for use and occupation and accessible and any dispute regarding the cesser of rent or service charges shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the President (or other officer endowed with the functions of such President) for the time being of the Society of Chartered Surveyors in accordance with the provisions of the Arbitration Act 2010.

6.7	Insurance becoming void

The Tenant shall not do or omit to do anything that could cause any policy of insurance in respect of or covering the Demised Premises or such of any Adjoining Property as may be owned by the Landlord to become void or voidable wholly or in part nor do anything whereby any abnormal or loaded premium may become payable and the Tenant shall, on demand, pay to the Landlord all proper and reasonable expenses incurred by the Landlord in renewing any such policy.

6.8	Notice by Tenant

The Tenant shall give notice to the Landlord forthwith upon the Tenant becoming aware of the happening of any event or thing which might affect any insurance policy relating to the Demised Premises.

The Landlord shall notify the Tenant as soon as reasonably practicable if it cannot insure against any Insured Risks or on the cancellation termination or lapse of any insurance cover which the Landlord is obliged to effect and maintain.

6.9	Safety File

The Landlord shall maintain the Safety File for the Building in accordance with its obligations under the Safety Health and Welfare at Work (Construction) Regulations 2013 and the Landlord acknowledges the right of the Tenant to production of the said Safety File and a copy of the application for any Fire Safety Certificate for the Building or the Building Common Areas and to delivery of copies thereof (at the Tenant’s cost) and hereby undertakes with the Tenant for safe custody of same.

6.10	LEED REQUIREMENTS

The Tenant shall comply at all times with the LEED requirements set out in Schedule 10 of this Lease.

7.	MANAGEMENT COMPANY COVENANTS

The Management Company HEREBY COVENANTS with the Landlord and Tenant as follows:-

7.1	Estate Services and Basement Services

Subject to the payment of the Tenant's Proportion of the Estate Service Charge and the Tenant’s Proportion of the Basement Service Charge, to provide or cause to be provided such of the maintenance and services more particularly set forth in Schedule 5 and Schedule 7.

8.	PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

8.1	Forfeiture

Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord:-

(a)

if the rents or other monies reserved by this Lease or any part or parts thereof shall be unpaid for twenty-one (21) days after becoming payable (in the case of Initial Rent whether having been formally demanded or not); or

(b)

if any of the covenants by the Tenant contained in this Lease shall not be performed or observed in any material respect, the Tenant having been notified of such a breach and having failed within the period of fourteen (14) days following the date of receipt of such notice (or such longer period as may be agreed between the parties acting reasonably having regard to the nature of the breach); or

(c)

if the Tenant (being a body corporate) has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members voluntary winding up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a Receiver and Manager or Examiner is appointed in respect of the Demised Premises or any part thereof or of the Tenant; or

(d)

if the Tenant (being an individual, or if more than one individual, then any one of them) has a bankruptcy petition presented against him or is adjudged bankrupt (whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Demised Premises or enters into composition with his creditors or shall have a receiving order made against him

THEN, and in any such case, the Landlord may at any time thereafter re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any antecedent breach of any of the covenants or conditions contained in this Lease.

8.2	Close Common Areas

That, where it is otherwise unavoidable, it shall be lawful for the Management Company and /or Landlord at any time or times during the Term to temporarily or permanently close any part of the Estate Common Areas, Building Common Areas and / or the Basement or to erect obstructions or boundary marks or take such steps as the Landlord and / or the Management Company shall think necessary or as may be required or recommended by any local authority  PROVIDED ALWAYS that the Landlord and the Management Company shall use their reasonable endeavours to procure (insofar as it is within the control of the Landlord and/or the Management Company to do so), (i) that reasonable and adequate means of access to and egress from the Demised Premises are continuously available for the Tenant, (ii) that the use and enjoyment of the Demised Premises by the Tenant is not materially affected, and (iii) that all such parts as aforesaid are reopened as soon as circumstances may reasonably permit to re-open all such parts as aforesaid as soon as circumstances may reasonably permit.

8.3	Exercise of Rights of Entry

In exercising any right or entitlement for the Landlord or the Management Company to enter or re-enter the Demised Premises for any purpose permitted by this Lease, the party exercising such rights (and the term “party” for the purposes of this clause shall mean the Landlord, the Management Company, any superior landlord or any others so permitted as the case may be) shall (save in cases of emergency, when such party shall nevertheless use its reasonable endeavours to comply with the following sub-paragraphs (a) to (f)):

(a)

give the Tenant not less than 48 hours prior notice (save in the case of emergency when no notice shall be required but provided that in such cases of emergency the Landlord or the Management Company shall, as soon as possible following such entry, notify the Tenant of the fact of the entry and the circumstances of the emergency);

(b)

comply (and use reasonable endeavours to ensure that their respective employees, agents, licensees and representatives shall comply) with the Tenant’s reasonable security policy in respect of the Demised Premises;

(c)	use reasonable endeavours to minimise any disruption to the Tenant; and
(d)

where the purposes of such entry is to install (to the extent permitted by this Lease) Conduits, Utilities, cabling or other services, accept that such rights shall be exercised in a manner which the Landlord will use reasonable endeavours not to materially interfere with the Tenant or its business carried on in the Demised Premises or to reduce the areas of the Demised Premises.

(e)

take all reasonable steps to ensure that as little damage or disturbance is done to the Demised Premises or any fixtures or fittings therein or any goods or merchandise thereat as is reasonably practicable and as little inconvenience is caused to the occupier or the trade or business carried on therein as is reasonably practicable; and

(f)

make good without undue delay any damage to the Demised Premises or any fixtures or fittings therein or any goods or merchandise thereat that may be caused by such exercise but without compensation for any temporary inconvenience or disturbance caused to the Tenant or the occupier of the Demised Premises.

8.4	Rules and Regulations
(a)

That it shall be lawful for the Management Company from time to time acting reasonably and in accordance with and having regard to the principles of good estate management and for the benefit of the tenants in the Estate to make such reasonable written regulations as the Management Company shall think fit for the management and conduct of the Estate and / or the Basement (but for the avoidance of doubt, excluding the Demised Premises), including those matters set out in paragraph 15 of the Third Schedule to this Lease, and to vary any such regulations provided such regulations shall not materially interfere with the occupation, amenity, use or enjoyment of the Demised Premises by the Tenant PROVIDED ALWAYS that if there is a conflict between any such regulations and the terms of this Lease, the terms of this Lease shall prevail.

(b)

That it shall be lawful for the Landlord from time to time acting reasonably and in accordance with having regard to the principles of good estate management and for the benefit of the tenants in the Building to make such reasonable regulations as the Landlord shall think fit for the management and conduct of the Building (but excluding matters relating exclusively to the operation and management of the Demised Premises) and to vary any such regulations provided such regulations shall not materially interfere with the occupation, amenity, use or enjoyment of the Demised Premises by the Tenant PROVIDED ALWAYS that if there is a conflict between any such regulations and the terms of this Lease, the terms of this Lease shall prevail.

8.5	Agents

In performing any obligations under this Lease, the Landlord and /or  the Management Company (as appropriate) shall be entitled at its sole discretion to employ such reputable agents, contractors or other persons as the Landlord and/or Management Company may from time to time think fit;

8.6	Removal of Property after Determination of the Term
(a)

If after the expiry or sooner determination of the Lease any property of the Tenant shall remain in or on the Demised Premises then the Landlord may, as the agent of the Tenant, sell such property and shall pay or account to the Tenant on demand for the proceeds of sale (but not any interest thereon) after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it and any losses or damages suffered by it as a result of the Tenant’s failure to remove same prior to the determination of the Term PROVIDED THAT if any monies payable by the Tenant to the Landlord under this Lease shall be unpaid then the Landlord may apply such balance of the sale proceeds after making the foregoing deductions towards the discharge or partial discharge (as the case may be) of such monies.

(b)

The Tenant shall and hereby does indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in a bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause.

8.7	Stoppage of Services

Neither the Management Company nor the Landlord shall be responsible for any unavoidable delay or stoppage in connection with the provision of the said maintenance and services including the Estate Services, Basement Services and Building Services or for any loss, injury or damage sustained by the Tenant as a result of the temporary failure of the Landlord and/or the Management Company or their agents to provide the same or for any temporary omission to perform the same if such temporary failure, delay, stoppage or omission shall be due to any shortage of labour or materials inclement weather or other cause not within the control of the Landlord and/or the Management Company PROVIDED THAT the  Landlord and/or the Management Company have taken reasonable steps to remedy or make good any such failure, delay, stoppage or omission as aforesaid as soon as may be practicable and within shorter time periods in case of emergency.

8.8	Failure of Services

If the Management Company and or the Landlord shall fail to provide the maintenance and services as herein provided the Tenant’s sole remedy shall be an action to compel the Landlord and/or the Management Company to do so and the Landlord and/or the Management Company shall not be liable to the Tenant in respect of any loss, injury or damage which the Tenant shall sustain as a result of the failure of the Landlord and/or the Management Company to provide such maintenance or services or the failure of any member of the Landlord and/or the Management Company’s staff properly to carry out his duties unless the Tenant shall notify the Landlord and/or the Management Company in writing specifying the failure for which the Tenant complains and the Landlord and/or the Management Company shall after the expiration of 10 Working Days from the receipt of the said notice continue to neglect to provide said maintenance or services in respect of which notice has been given by the Tenant.

8.9	Cesser of Services

The Landlord and/or the Management Company shall be entitled not to or to cease to provide any maintenance and services set forth in Schedule 5 and/or Schedule 6 if any maintenance and services shall in the opinion of the Landlord and/or the Management Company having regard to the principles of good estate management cease to be for the benefit of the Building and / or the Estate and / or Basement or shall have become due to technological change or otherwise obsolete or redundant PROVIDED THAT before taking any such action the Landlord and / or Management Company shall have due regard to any reasonable representations made by the Tenant.

8.10	No Implied easements

Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement, right or privilege other than those expressly granted by this Lease.

8.11	Airspace/ Subsoil

That the Demised Premises shall not include, by implication or otherwise, any part of the Building Common Areas, or the Estate Common Areas or any airspace thereover or thereunder or the subsoil ground thereunder.

8.12	Exclusion of warranty as to user

Nothing contained in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts or the Building Control Act and the Public Health Acts for the purpose herein authorised or any purpose subsequently authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts.

8.13	Representations

The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease.

8.14	Covenants relating to Adjoining Property

Nothing contained in or implied by this Lease shall give to the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of the Adjoining Property.

8.15	Effect of waiver

Each of the Tenant’s covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant, or waived or released temporarily or permanently, revocable or irrevocably a similar covenant or similar covenants affecting other property belonging to the Landlord.

8.16	Applicable Law
(a)	This Lease shall in all respect be governed by and interpreted in accordance with the laws of Ireland;
(b)

For the benefit of the Landlord, the Tenant hereby irrevocably agrees that the Courts of Ireland are to have jurisdiction to settle any disputes which may arise out of or in connection with this Lease and that accordingly any suit, action, or proceedings (together in this Clause referred to as “proceedings”) arising out of or in connection with this Lease may be brought in such Courts;

(c)

The Tenant hereby irrevocably waives any objection which it may have now or hereafter to the taking of any proceedings in any such Court as is referred to in this Clause and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agree that any judgment in any proceedings brought in the Courts of Ireland shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction;

(d)

Nothing contained in this clause shall limit the right of the Landlord to take proceedings against the Tenant in any other Court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not;

(e)

The Tenant hereby agrees that the proceedings may be served upon the Tenant by delivery to the registered office of the Tenant or at such other address in Ireland as the Tenant may from time to time notify to the Landlord in writing for this purpose.

8.17	Notices
(a)

Any demand or notice required to be made, given to, or served on the Tenant under this Lease shall be duly and validly made, given or served if addressed to the Tenant (and, if there shall be more than one of them, then to any one of them) and delivered personally or sent by pre-paid registered or recorded delivery mail (in the case of a company) to its registered office, (or in the case of an individual) to his last known address or to the Demised Premises. For so long as the Tenant is Hubspot Ireland Limited any notice served on the Tenant under clause 6.4.1 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Tenant).

(i)	jkelleher@hubspot.com

(ii)	kpapa@hubspot.com
(b)

Any demand or notice required to be made, given to, or served on the Guarantor under this Lease shall be duly and validly made, given or served if addressed to the Guarantor (and, if there shall be more than one of them, then to any one of them) and delivered personally, or sent by pre-paid registered or recorded delivery mail (in the case of a company) to its registered office, (or in the case of an individual) to his last known address or to the Demised Premises.  For so long as the Guarantor is HubSpot Inc. any notice served on the Guarantor or the Tenant under clause 6.4.4 shall also be copied by email to the following email address(es) (but any failure or omission to do so shall not prejudice or invalidate the notice served on the Guarantor or the Tenant).

(i)	jkelleher@hubspot.com
(ii)	kpapa@hubspot.com
(c)

Any notice required to be given to or served on the Landlord shall be duly and validly given or served if delivered personally and receipted by an employee of the Landlord or sent by pre-paid registered or recorded delivery mail, addressed to the Landlord at its registered office.

(d)	If the receiving party consists of more than one person, than a notice to one of them is a notice to all.
8.18	Use of the Demised Premises

For the avoidance of doubt, the Tenant shall be entitled to use the Demised Premises for the Permitted User twenty-four (24) hours per day and three hundred and sixty-five (365) days per year for the duration of the Term and the Tenant shall be permitted access to the Building including the Basement during all such hours.

9.	GUARANTOR COVENANTS

In consideration of this Lease having been entered into at its request, the Guarantor covenants and agrees with the Landlord, as a primary obligation, in the terms set out in Schedule 5.

10.	SECTION 238 COMPANIES ACT, 2014

IT IS HEREBY CERTIFIED for the purposes of Section 238 of the Companies Act 2014 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either.

IN WITNESS whereof the parties hereto have executed this Lease in the manner following and on the day and year first herein WRITTEN.

SCHEDULE 1

Demised Premises

ALL THAT the internal and non-structural parts of the Basement, ground, first, mezzanine, second, third, fourth and fifth floors of the Building and which said premises are for the purposes of identification only shown delineated on Plan No. 4, 6, 7, 8, 9, 10, 11 and 12 annexed hereto and thereon in lined red, together with any Landlord’s fixtures and fittings in or about the same and all other additions, alterations and improvements thereto which may be carried out during the Term and shall include without limitation the following:-

(a)	the floor finishes thereof and the cavity between same and the upper surface of the floor slab of the Building;
(b)

the ceiling finishes thereof (including the suspended ceilings (if any)) and the cavity between the ceiling finishes and the under-surface of the floor above or the roof of the Building as the case may be (but excluding, for the avoidance of doubt, the roof of the Building);

(c)	all Conduits provided by the Landlord within the Demised Premises which exclusively service the Demised Premises;
(d)	the internal plaster surfaces and finishes of all structural and load bearing walls and columns therein or which enclose same but not any other part of such walls or columns;
(e)	the entirety of all non-structural or non-load bearing walls and columns therein;
(f)	the inner half severed medially of the internal non-load bearing walls (if any) that divide same from other parts of the Building;
(g)

all services (including mechanical and electrical services plant and equipment) within and exclusively serving the Demised Premises (including the washrooms and toilets included in the Demised Premises);

(h)	all Balconies; and
(i)	all glazing and Brise Soleil affixed to the external parts of the Demised Premises.

BUT EXCLUDING any structural parts of the Building that are not comprised or included within the items (a) to (h) above.

AND FURTHER EXCLUDING any part of the Retained Areas.

SCHEDULE 2

Rights And Easements Granted

1.

The full and free right of support protection and shelter for such parts of the Demised Premises as require the same from any other part of the Building or the Estate or any extension thereof capable of providing such support and protection.

2.

The right subject to the provisions of this Lease to the free and uninterrupted passage of the Utilities (in common with the Landlord and lessees of other parts of the Building or the Estate and all other persons entitled thereto) through and from the Conduits laid or to be laid on or over, under or through any other parts of the Building or the Estate or any extension thereof or other contiguous or adjacent lands and premises of the Landlord.

3.

The right (in common with the Landlord and tenants of other parts of the Building or the Estate and all other persons similarly entitled or authorised) to enter on such parts of the Building or the Estate (upon giving due notice to any parties affected) for the purpose of repairing or cleansing the Demised Premises or any Conduits or Utilities used in connection with the Demised Premises.  The right exercisable pursuant to this clause 3 shall be subject to prior notice being served on the Landlord in writing and to a written method statement being agreed by the Landlord and the Tenant in advance.

4.

The right at all times to go pass and repass with or without vehicles over the roads and on foot only over the pedestrian ways within the Estate Common Areas as designated from time to time by the Landlord (or the Management Company) for the Tenant’s access to and egress from the Demised Premises to and from the public highway.

5.

The right at all times to use the Building Common Areas for all purposes in connection with the Tenant’s access to and egress from the Demised Premises and for all proper purposes in connection with the use and enjoyment of the Demised Premises including for clarity over the Car Park Ramp and relevant portion of the Basement.

6.

The right at all times to go pass and repass over the Estate Common Areas and the Building Common Areas as designated by the Landlord (or the Management Company) from time to time for the purpose of enjoying the amenities therein provided for the benefit of occupiers generally in the Office Area, the Building or the Estate.

7.

The exclusive right for the Tenant (including, for the avoidance of any doubt, its permitted successors, licensees, employees, agents and other authorised persons) to use the Tenant Car Park Spaces for parking cars, vans, bikes and similar vehicles for no other purpose (subject to any existing or future regulations made by the Landlord), together with all necessary rights of access thereto and egress therefrom including over the Car Park Ramp over such route within the Basement as the Landlord may, from time to time, determine.

8.	The right to use or pass along the fire escape passages or routes or stairs in any part of the Building, the Estate and / or Basement in case of emergency.
9.

The right for the Tenant (including, for the avoidance of any doubt, its permitted successors, licensees, employees, agents and other authorised persons) to access the roof of the Building for the purposes of maintaining, replacing, relocating or removing any satellite dishes, mobile telecommunications antenna, supplemental heating, ventilation and air‑conditioning plant and equipment and any other plant and equipment located on the roof and permitted by the Landlord from time to time.  For the avoidance of doubt, the Tenant shall not be permitted to install such equipment on the roof of the Building without the prior written consent of the Landlord (not to be unreasonably withheld or delayed).

Schedule 3

Exceptions and Reservations

The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord, the Management Company and the other tenants and occupiers of the Building and or the Adjoining Property and all other persons authorised by the Landlord or having the like rights and easements:-

1.

The free and uninterrupted passage and running of the Utilities through the Conduits which are now, or may at any time during the Term be in, on, under, or passing through or over the Demised Premises;

2.

Subject to the compliance with the provisions of Clause 8.3 of this Lease, the right, at all reasonable times upon reasonable prior notice of at least 48 hours, except in cases of emergency, to enter the Demised Premises in order to:-

(a)	inspect, cleanse, maintain, repair, connect, remove, lay, renew, relay, replace with others, alter or execute any works whatever to or in connection with the Conduits and any other services;
(b)	execute repairs, decorations, alterations and any other works and to make installations to the Adjoining Property or to do anything whatsoever which the Landlord may or must do under this Lease;
(c)

see that no unauthorised erections additions or alterations have been made and that authorised erections additions and alterations are being carried out in accordance with any consent given herein and any permission or approval granted by the relevant local authority

PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as practicable to the Demised Premises and shall make good, without unreasonable delay, any damage thereby caused to the Demised Premises;

3.

The right to erect scaffolding for the purpose of repairing, refurbishing or cleaning the Building or any building now or hereafter erected on the Adjoining Property or in connection with the exercise of any of the rights mentioned in this Schedule PROVIDED THAT such scaffolding does not materially interfere with the proper access to or the enjoyment and use of the Demised Premises;

4.

The right to erect and maintain signs on the Demised Premises and any premises abutting the same advertising the Building or the sale or letting of any premises or for the purpose of a planning or other statutory application in respect of the Demised Premises.

5.	The rights of light, air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by the Adjoining Property;
6.

Full right and liberty at any time hereafter to raise the height of, or make any alterations or additions or execute any other works to any buildings on the Adjoining Property or to the Building or to the Basement (other than the Demised Premises), or to erect any new buildings of any height on the Adjoining Property and/or to extend the Basement to incorporate the basement level of any part of the Estate and/or to extend the Building in such a manner as the Landlord or the person exercising the right shall think fit PROVIDED THAT the same does not materially obstruct, affect or interfere with the amenity of or access to the Demised Premises or the passage of light and air to the Demised Premises or the enjoyment and use of the Demised Premises and PROVIDED ALWAYS that the Landlord expressly covenants that, notwithstanding any provisions contained in this Lease, the Landlord shall not, without the prior agreement of the Tenant, raise the height of the Building or by any other means add any floors above the fifth floor of the Building.

7.

The right to build on or into any boundary or party wall of the Building and, after giving not less than seven (7) days prior written notice, to enter the Building to place and lay in, under or upon the same such footings for any intended party wall or party structure with the foundations therefor as the Landlord shall reasonably think necessary and for such purpose to excavate the Building along the line of the junction between the Building and the Adjoining Property and also to keep and maintain the said footings and foundations AND on completion of the said works the Landlord or the person exercising this right shall make good, without delay, any damage thereby caused to the Building or the Demised Premises PROVIDED ALWAYS that the Landlord expressly covenants that it shall not, without the prior agreement of the Tenant, raise the height of the Building or by any means add any floors above the fifth floor of the Building;

8.	All mines and minerals in or under the Building and the airspace above the Building.
9.

The right of support and protection by the Demised Premises for such other parts of the Building or any extensions or alterations thereof or any adjoining premises as require such support and protection.

10.

The right from time to time (acting reasonably and in accordance with the principles of good estate management) to make written rules and regulations and to make written additions amendments or revisions thereof for the orderly convenient and proper operation management and maintenance of the Office Area, the Building and or the Estate or any part thereof and in particular the Office Common Areas, the Building Common Areas and the Estate Common Areas (but excluding matters relating exclusively to the operation and management of the Demised Premises) including rules and regulations to be observed and performed in relation to standards, including standards of design and technical specification, relating to maintenance alterations additions and improvements all of which rules and regulations shall be deemed to be and shall form part of this Lease PROVIDED ALWAYS that if there is a conflict between any such rules and regulations and the terms of this Lease the terms of this Lease shall prevail.

11.

The right on reasonable prior notice to the Tenant (save in case of emergency where no such notice shall be required) to designate vary, alter, change the use of, close or control access to the whole or any part of the Building Common Areas, the Basement and the Estate Common Areas provided that the Landlord and/or the Management Company shall where appropriate provide reasonable alternative access and egress to the Demised Premises and PROVIDED THAT the Tenant’s use and enjoyment of the Demised Premises is not materially affected.

12.

The right on reasonable prior notice to the Tenant (save in case of emergency where no such notice shall be required) to close temporarily at any time any part or parts of the Building Common Areas, the Basement and/or the Estate Common Areas for the purpose of repairing renewing renovating replacing cleaning and maintaining the same PROVIDED THAT the Tenant’s proper access and egress and use and enjoyment of the Demised Premises is not materially affected.

13.

The right on reasonable prior notice to the Tenant and under supervision of the Tenant’s personnel who will make themselves readily available (save in case of emergency where no such notice shall be required) to gain access to the risers in the Building passing through the Demised Premises.

14.

The right for the Management Company, from time to time (acting reasonably and in accordance with the principles of good estate management) to make reasonable and  proper rules and regulations notified in writing to the Tenant where matters relate to use and enjoyment of the Building (but excluding matters relating exclusively to the operation and management of the Demised Premises) PROVIDED ALWAYS that if there is a conflict between any such rules and regulations and the terms of this Lease the terms of this Lease shall prevail:

(a)

For the control regulation and limitation of traffic vehicular and otherwise into from and within the Estate and in particular regulations for the delivery and storage of stocks and goods and the control and use of any common store or stores.

(b)	For the storage and removal of disposal or waste.

(c)	In relation to the erecting and maintaining of signs notices and regulations as may be appropriate in any part or parts of the Estate.
(d)	As to the means of bringing the Utilities into or through the Demised Premises.
(e)	For the security of the Estate as a whole or in respect of any part or parts.
(f)	For emergency action and procedure.
(g)	For fire precautions.
(h)	The Airspace over the Building.
15.

The right for the Landlord and / or the Management Company to vary, abandon, or alter the plan and the scheme of development for the Estate (excluding the Demises Premises) and to deal with the Estate or any part thereof without regard to such plan or scheme of development provided that any such variation will not materially affect the Tenant's use of and access to the Demised Premises.

Schedule 4

Rent Reviews

1.	Definitions

In this Schedule, the following expressions shall have the following meanings:-

(a)	“Review Date” means the Rent Review Dates specified in the Definitions and “Relevant Review Date” shall be construed accordingly;
(b)

“Open Market Rent” means the full open market rent without any deductions whatsoever at which the Demised Premises might reasonably be expected to be let in the open market with vacant possession at the Relevant Review Date by a willing landlord to a willing tenant and without fine or premium or any other consideration for the grant thereof for a term equal the residue then unexpired of the Term granted by the within Lease and on the same terms and conditions and subject to the same covenants and provisions contained in this  Lease (other than the amount of the rent payable hereunder but including these provisions for the review of rent) and having regard to other open market rental values current at the Review Date in so far as the Surveyor (as defined in Clause (e) of this Schedule) may deem same to be pertinent to the matters under consideration by him and making the Assumptions but disregarding the Disregarded Matters;

(c)	“Assumptions” mean the following assumptions (if not facts) at the Relevant Review Date:-
(i)

that the Demised Premises are ready and available for immediate occupation, use and fit out by the Tenant for the Permitted User and may be lawfully used by any person for any of the purposes permitted by this Lease;

(ii)

that no work has been carried out to the Demised Premises by the Tenant, any under tenant or their respective predecessors in title during the Term, which has diminished the rental value of the Demised Premises;

(iii)	that if the Demised Premises or any part or parts thereof have been destroyed or damaged, they have been fully rebuilt and reinstated;
(iv)	that the Demised Premises are in a good state of repair and decorative condition;
(v)

that the Demised Premises have been delivered to the Tenant to the specification set out in Schedule 11 of this Lease, and is comprised within a Building which is to the specification set out in Schedule 11 of this Lease;

(vi)	that all the covenants on the part of the Tenant contained in this Lease have been fully performed and observed;
(vii)	that the Tenant has enjoyed the benefit of any market-standard rent free period or rent concession at the commencement of this Lease;
(viii)	that the Floor Area of the Demised Premises is square feet comprising square feet of office space and comprising square feet in respect of the Basement Storage Area; and
(ix)

that the Demised Premises includes the use of thirty one (31) car parking spaces and includes the benefit of the Balconies, the Entrance Courtyard, the Exclusive Basement Service Areas, the Bicycle Spaces and the Shower Facilities.

(d)	“Disregarded Matters” mean:
(i)	any effect on rent of the fact that the Tenant, any permitted under tenant or their respective predecessors in title have been in occupation of the Demised Premises or any part thereof;
(ii)	any rent free period or rent concession received by the Tenant at the commencement of the Lease or that may be received by a tenant in the market.
(iii)	any goodwill attaching to the Demised Premises by reason of the business then carried on at the Demised Premises by the Tenant or any permitted under tenant;
(iv)

any increase in rental value of the Demised Premises attributable to the existence at the Review Date, of any works (otherwise than in pursuance of an obligation under this Lease or any agreement therefor) executed by and at the expense of the Tenant (or any party lawfully occupying the Demised Premises under the Tenant) with the consent of the Landlord (where required under this Lease) in on or to the Demised Premises or any part thereof however, for the sake of clarity such Disregarded Matters shall not affect the specification for the Demised Premises and the Building as at the commencement of the Term of this Lease, as set out in Schedule 10; and

(e)

“Surveyor” means an independent chartered surveyor with at least 10 years post-qualification experience in the valuation and leasing of property similar to the Demised Premises and is acquainted with the market in the area in which the Demised Premises are located, appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule;

(f)

“President” means the President for the time being of the Society of Chartered Surveyors Ireland and includes the Vice-President or any person authorised by the President to make appointments on his behalf;

(g)

“Rent Restrictions” means the restrictions imposed by any statute for the control of rent in force on a Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation, whether in time or amount, on the collection of an increase in the rent first reserved by this Lease or any part thereof.

2.	Rent Review

The rent first reserved by this Lease shall be reviewed at each Review Date in accordance with the provisions of this Schedule and, from and including each Review Date, the rent shall be the Open Market Rent on the Relevant Review Date, as agreed or determined pursuant to the provisions of this Schedule.

3.	Agreement or determination of the reviewed rent

The Open Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if, for any reason, they have not so agreed, either party may (not earlier than six months prior to and at any time after the Relevant Review Date) by notice in writing to the other require the Open Market Rent to be determined by the Surveyor.

4.	Appointment of Surveyor

In default of agreement between the Landlord and the Tenant on the appointment of the Surveyor, the Surveyor shall be appointed by the President on the written application of either party such appointment to be made by the President within 14 days of receipt of such notification.

5.	Functions of the Surveyor

The Surveyor shall:-

(a)	act as an arbitrator in accordance with the Arbitration Act 2010;
(b)

within sixty (60) days of his appointment, or within such extended period as the Landlord and the Tenant shall jointly agree in writing, give to each of them written notice of the amount of the Open Market Rent as determined by him.

6.	Fees of Surveyor

The fees and expenses of the Surveyor including the costs of his nomination, shall be in the award of the Surveyor (but this shall not preclude the Surveyor from notifying both parties of his total fees and expenses notwithstanding the non-publication at that time of his award) and, failing such award, the same shall be payable by the Landlord and the Tenant in equal shares who shall each bear their own costs, fees and expenses.  Without prejudice to the foregoing, both the Landlord and the Tenant shall each be entitled to pay the entire fees and expenses, due to the Surveyor and thereafter recover as a simple contract debt the amount (if any) due from the party who failed or refused to pay same.

7.	Appointment of new Surveyor

If the Surveyor fails to give notice of his determination within the time aforesaid, or if he dies, or is unwilling to act, or becomes incapable of acting, or if, for any other reason, he is unable to act, either party may request the President to discharge the Surveyor and appoint another surveyor in his place to act in the same capacity, which procedure may be repeated as many times as necessary.

8.	Interim payments pending determination

In the event that by the Relevant Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called “the Determination Date”) then, in respect of the period (herein called “the Interim Period”) beginning with the Relevant Review Date and ending on the day before the Quarterly Gale Day following the Determination Date, the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Relevant Review Date, and on the Determination Date, the Tenant shall pay to the Landlord, on demand as arrears of rent, the amount (if any) by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest thereon at the Base Rate from the Relevant Review Date to the date of actual payment.  In the case of a rent reduction the Tenant shall be afforded a credit for any rent over paid (together with interest thereon at the Base Rate from the date of receipt of any such overpayment of rent to the Quarterly Gale Day following the Determination Date) against future rent payable under the Lease.

9.	Rent Restrictions

On each and every occasion during the Term that Rent Restrictions shall be in force, then and in each and every case:

(i)	the operation of the provisions herein for review of the rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur, and
(ii)

the collection of any increase or increases in the rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase

AND until the Rent Restrictions shall be relaxed either partially or wholly the rent reserved by this Lease (which if previously reviewed shall be the rent payable under this Lease immediately prior to the imposition of the Rent Restrictions) shall (subject always to any provision to the contrary appearing in the Rent Restrictions) be the maximum Rent from time to time payable hereunder.

10.	Memoranda of reviewed rent

As soon as the amount of any reviewed rent has been agreed or determined, memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Tenant and the Landlord, and the Tenant shall be responsible for and shall pay to the Landlord the stamp duty (if any) payable on such memoranda and any counterparts thereof but the parties shall each bear their own costs in respect thereof.

11.	Time not of the essence

For the purpose of this Schedule, time shall not be of the essence.

Schedule 5

Part I -Maintenance and Estate Services to be provided by the Management Company

Subject to the provisions of Part II of this Schedule 5, the services to be provided by the Management Company are:

1.

As often as may be reasonably required in accordance with the principles of good estate management the Management Company may cleanse, repair, renew, maintain and decorate, and redecorate, resurface, and where applicable modernise and replace, the whole of the Estate Common Areas and all structures thereon, the Conduits and Utilities therein and the accommodation necessary to house equipment and personnel used for the maintenance, operation and functioning of the Estate and the Management Company may have regard to improvements that will improve and modernise the Estate for the benefit of the occupants thereof, and may carry out such works even though items are not strictly beyond economic repair; excluding plant, machinery, apparatus, equipment, Conduits and Utilities exclusively serving the Building or any other Block in the Estate.

2.

As often as shall be reasonably necessary the Management Company shall maintain, cleanse, repair and renew all electrical, mechanical and other plant, equipment, chattels, hard and soft landscaping features and fittings of ornament and shrubs and cultivations of every nature and all Utilities in use for the common benefit of the occupiers of the Estate within or serving the Estate and any fencing, gates, barriers or boundary walls in or surrounding the Estate Common Areas and the Estate (save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).  Without prejudice to the generality of the foregoing the Management Company shall provide for the costs of maintaining, repairing, amending and where necessary renewing and providing water from any source for any irrigation system to any landscaped parts within the Estate and the cost of maintaining, repairing, operating, inspecting, servicing and overhauling any temporary foul sewer station located within the Estate or the Adjoining Property (save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).

3.

The Management Company may acting reasonably but at its sole option from time to time provide such agent or agents or management personnel for the management of the Estate as it deems necessary in accordance with the principles of good estate management and in such event shall pay such agents’ reasonable and market standard fees and value added tax thereon.

4.

The Management Company may provide for the control of pedestrian, vehicular and any other traffic on, and the policing of the Estate Common Areas, if deemed necessary by the Management Company and may provide directional and other signs in the Estate.

5.

The Management Company shall provide for the cost of rates (if any), service charges or such like charged on the Estate Common Areas and any special costs which may be charged by the local authority or district authority or any such body on the Estate as a whole, together with water rates insofar as the same shall not be separately assessed by the local authority.

6.

The Management Company may provide for the provision and maintenance of floral displays and seasonal decorations to some / all of the Estate Common Areas and the cost of events that may be held from time to time on the Estate to promote, animate and improve the general environment of the Estate for the benefit of all occupants and users of the Estate.

7.

The Management Company may provide the maintenance, repairing, cleansing, amending and where necessary renewing and repairing or increasing lighting or other systems for open spaces within the Estate including those for roads, footpaths and landscaped parts.

8.

The Management Company may provide for the reasonable and proper costs of maintaining, repairing and paying all outgoings (including rent) for renewing, operating and equipping any estate management office, control room or security hut or such other storage and other parts and buildings used exclusively for the management or required for the general benefit of the Estate including the provision and replacement of all materials, equipment (including telephones and internet), tools, plant and machinery as the Management Company may consider appropriate.

9.

The Management Company shall, from time to time provide and discharge the reasonable and proper costs of wages, and other reasonable costs for such other staff engaged by the Management Company for purposes connected with the Estate including persons engaged in the provision of the Services pursuant to the provisions of this Schedule.

10.

The Management Company may provide for the cost of insurance of all plant, buildings, structures and equipment in the Estate Common Areas and including general service and inspection contract policies in respect thereof and also the insurance of the Estate Common Areas in respect of public liability/third party liability and Management Company’s liability and any other risks (including employers liability and all risks insurance) which the Management Company deems prudent to insure against and the cost of insuring the Estate Common Areas against the Insured Risks in the full reinstatement cost thereof (to be determined from time to time by the Management Company (acting reasonably)) including:

(a)	architects, surveyors, consultants and other professional fees (including Value Added Tax thereon) to the extent it is irrecoverable;
(b)	the costs of shoring up, demolishing, site clearing and similar expenses;
(c)

all stamp duty and other taxes or duties eligible on any building or like contract as may be entered into and all other incidental expenses relative to the reconstruction, reinstatement or repair of the Estate;

(d)	such provision for inflation as the Management Company in its discretion, but acting in accordance with the principles of good estate management, shall deem appropriate;
(e)

the loss of service charge sums referred to in paragraph 3.3 of the reddendum, from time to time payable, following loss or damage to the Estate  by the Insured Risks, for three (3) years or such longer period as the Management Company may, from time to time, reasonably deem to be necessary, having regard to the likely period required for obtaining planning permission and fire safety certificates (if applicable) and any other consents and approvals for reinstating the Estate and having notified the Tenant of any proposed extension to such period;

(f)	property owners, public, employer’s and other liability of the Management Company arising out of or in relation to the Estate; and
(g)	such other insurances as the Management Company may, in its reasonable discretion from time to time, deem necessary to effect.
11.	The Management Company may provide for the maintenance of all equipment required to service the Estate Common Areas.
12.	The Management Company may provide any other services which are required by any public or local authority having power to require same.

13.

The Management Company may provide for the cost of taking all steps deemed necessary or expedient by the Management Company in accordance with the principles of good estate management for complying with any legislation or order or statutory requirements thereunder concerning town planning, public health, highways, streets, drainage or other matters relating or alleged to relate to the Estate Common Areas for which the Tenant, and any other occupational tenant or Block Owner or any other owner or occupier of a Block or Residential Unit is not directly liable and any other steps reasonably necessary to safeguard health and safety of any persons using the Estate Common Areas including but not limited to the control of pests and vermin and consultancy fees and other costs associated with the provision and review of health and safety management systems.

14.

The Management Company shall from time to time provide for all reasonable and proper professional fees for the management of the Estate including but not limited to accountants, surveyors and consultants fees and value added tax payable thereon.

15.

The Management Company may from time to time provide for payment of costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors or other experts in respect of making representations and taking legal action to enforce the rules and regulations and covenants in relation to the Estate, taking necessary legal action or in respect of planning applications, notices or other orders that might be received affecting the Estate or in respect of attempts to deny or obstruct any rights, easements, quasi easements or other privileges enjoyed or claimed to be enjoyed in respect of the Estate provided always that the proceeds of any proceedings shall be credited as against the Estate Service Charge.

16.

The Management Company may provide for the reasonable and proper cost of purchasing, operating, repairing, maintaining and renewing and hiring the machinery and all electrical, mechanical and other plant, machinery, apparatus and equipment, chattels, features and fittings of ornament or Utility in use for the common benefit of the Estate and any reasonable or specialist service which in it deems necessary in accordance with the principles of good estate management and for the benefit of the occupiers of the Estate and including the cost of provision for renewal and replacement whenever necessary.

17.

The Management Company may provide for the reasonable and proper cost of a periodic refuse collection, removal and disposal undertaken in relation to the Estate Common Areas and the reasonable cost of any plant or equipment for the treatment or packaging of same.  In addition, the Management Company shall provide for the reasonable cost of keeping all roads within the Estate clear of parked vehicles and where necessary towing away such vehicles to such place as it may consider appropriate.

18.	The Management Company may provide for the cost of periodic valuations and surveys of the Estate Common Areas for insurance purposes not more than once in every calendar year.
19.

Any amount which may be deducted or disallowed by the Management Company’s insurers pursuant to any excess provisions (which the Management Company shall ensure are competitive) in the insurance policies upon settlement of any claim by the Management Company.

20.	The Management Company may provide for the reasonable and proper cost for the general security (including the maintenance, repair and renewal of any security system) of the Estate Common Areas.
21.

Without prejudice to the generality of the foregoing, the Management Company may provide manned or unmanned 24 hour security of the Estate Common Areas and may also provide fire prevention and detection systems, burglar alarms, security systems and any other monitoring systems or any part thereof to such parts of the Estate Common Areas as the Management Company considers appropriate in the interest of maintaining security on the Estate.

22.	The Management Company may at its sole option provide for a continuing sinking fund to be applied in and towards matters of a capital nature (subject to the provisions of Part II of this Schedule).
23.

The Management Company shall from time to time provide and maintain such reasonable flood defences and take such reasonable flood protection measures in respect of the Estate Common Areas that the Management Company consider necessary in accordance with the principles of good estate management.

24.

Operating, maintaining, testing, repairing, renewing and replacing the boilers, plant, machinery, generators and other equipment that are part of the common system or apparatus of the Estate together with all the cabling, pipe work, duct work and other installations appertaining thereto (not exclusively serving any Block or the Basement).

25.

The Management Company may provide for the reasonable and proper cost of providing such further services and in carrying out such other works as are in the reasonable opinion of the Management Company acting in the interests of good estate management necessary for the comfort and convenience of the Tenant or any Block Owner.

26.	Strictly provided that the Estate Service Charge shall not include:
(a)

Any capital costs relating to the construction or the initial equipping and fitting or the infrastructure serving the Estate and/or the Basement or any part or parts thereof or any extension thereof and any capital cost relating to the construction and provision of any office used for the management of the Estate;

(b)

Any cost relating to the collection and/or review of rents and letting of any other parts of the Estate and any costs or expenses relating to the enforcement of covenants against other owners of Blocks, Residential Units or tenants of the Estate or sums properly owing by such parties;

(c)	Any costs arising out of the wilful default, wilful misconduct or wilful omission of the Management Company its servants or agents;
(d)	Any costs relating to the major refurbishment of Blocks and/or Residential Units in the Estate or any part thereof;
(e)	Any costs relating to the initial landscaping of any part of the Estate;
(f)

Any costs and expenses relating to the making good of any damage covered by any of the Insured Risks (save for any excess under the relevant insurance policy) to the extent of monies actually received on foot of the relevant policy excluding any excess;

(g)	The costs of valuation for insurance purposes of any part of the Estate more often than once in every year;
(h)

Any costs relating to items of plant, machinery and equipment (which for the avoidance of doubt includes lifts and air conditioning systems) which are not for the general benefit of the owners and occupiers of Blocks, Residential Units and/or Retail Units within the Estate and are for the exclusive use of certain tenants and/or owners of Blocks, Residential Units and/or Retail Units within the Estate; and

(i)	Any costs or expenses incurred or relating to periods prior to the Term Commencement Date.
(j)

In no event shall the Estate Service Charge payable by the Tenant be increased or altered by reason that at any relevant time any part of the Estate may be vacant or be occupied by the Landlord in its capacity as Landlord or that any tenant or other occupier of another part of the Estate may default in payment of its due proportion of the Estate Service Charge.

Part II

Tenant’s Liability to Contribute to the Estate Service Charge

1.	Contribution to the Estate Service Charge from other users

The Management Company shall prepare the Estate Service Charge budget on an annual basis  and the  Management Company may from time to time at its discretion but acting reasonably and in the interests of good estate management, alter the percentages or fractions attributable to different parts of the Estate, where it deems this to be appropriate.

2.	Payment Dates

The Tenant's Proportion of the Estate Service Charge for each Service Charge Period shall be discharged by means of equal quarterly payments in advance to be made on each of the Instalment Days in each year or on such date on which a demand therefor is made (whichever shall be the later date) and by such additional payments as may be required under Clauses 3 and 7 of this Part II of Schedule 5.

3.	Service Charge Period

For the purposes of this Part II of Schedule 5, “Service Charge Period” means the period of twelve months from 1st January to 31st December in each year (or such other period not exceeding 12 months as the Management Company may from time to time determine).

4.	Advance Payments

Subject as hereinafter set out, the amount of each advance payment of the Estate Service Charge shall be one quarter of the Tenant’s Proportion of such amount as the Management Company may reasonably estimate to be the Estate Service Charge for the relevant Service Charge Period and which is notified to the Tenant at least thirty (30) days or before the time when the demand for an advance payment is made.

5.	Daily Rate of Calculation

The Estate Service Charge shall be deemed to accrue on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than a Service Charge Period.  In the event that this Deed shall commence on a day which is not one of the Instalment Days, then the Estate Service Charge shall be the apportioned amount of the Tenant’s Proportion of the Estate Service Charge due up to the next Instalment Day and thereafter the provisions of Clause 4 of this Part II of Schedule 5 shall apply.

6.	Financial Statement

The Management Company as soon as practicable (but in any event within six (6) months) after the end of each Service Charge Period shall submit to the Tenant the Management Company’s financial statements relevant to the Estate Service Charge duly audited and certified by the Accountant.  Such financial statements shall be prepared on an accruals basis and shall inter alia disclose:-

6.1	the total expenditure for the Service Charge Period ended itemised under the various headings of expense;
6.2	the Tenant’s Proportion of the Estate Service Charge and details of the calculation thereof; and
6.3	details of the balancing payment or credit as the case may be.

7.	Balancing Adjustment

If the Tenant’s Proportion (expressed as a cash amount) of the Estate Service Charge as certified by the Accountant (the “Certificate”) shall be more or less than the total of the advance payments referred to in Clause 4 of this Part II of the Schedule 5 above then any sum due to or allowable by the Management Company in respect of the Tenant’s Proportion of the Estate Service Charge for the relevant Service Charge Period shall forthwith be paid (within thirty (30) days of written demand) or allowed as the case may be.  The Certificate (or a copy thereof duly certified  by the person by whom same is given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify and shall be final and binding on the parties hereto insofar as same relates to matters of fact save in the case of manifest error.

8.	Inspection by the Tenant

If so requested by the Tenant by not less than fourteen (14) days prior written notice, the Management Company shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of one (1) month following the delivery to the Tenant of the Certificate the books and other documents or records which are in the reasonable opinion of the Management Company relevant for the purpose of ascertaining or verifying the level of the Estate Service Charge and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

9.	Exceptional Costs

In the event that the Management Company at any time during any Service Charge Period incur heavy exceptional expenditure (providing same is vouched) which forms part of the Estate Service Charge the Management Company shall be entitled to recover from the Tenant the Tenant’s proportion of such costs from the Estate Sinking Fund in accordance with the provisions of Clause 12 of this Part II of Schedule 5 of this Lease.

10.	Claims by Third Parties in Respect of Loss or Damage in or about the Estate Common Areas
10.1

The Management Company shall be entitled to include in the Estate Service Charge any reasonable payments properly made to third parties on sound legal advice in settlement of any claims by such third parties in respect of any loss or damage sustained by the same in or about the Estate Common Areas (other than where caused by the negligence of the Management Company or its agents) to the extent that such claims are not recovered under any policy of insurance effected by the Management Company solely on  either of the following grounds:

(a)	by reason of the fact that the amount claimed by any third party falls within the excess amount stipulated on the relevant insurance policy; or
(b)

by reason of the fact that the cost in terms of any consequential increase for the future in the premium payable on foot of the relevant policy that will cover any such payments from the relevant policy would in the sole opinion (acting reasonably and upon professional advise) of the Management Company exceed the amount necessary to settle such claims.

10.2

Notwithstanding any provision to the contrary contained in this Deed, the Estate Service Charge shall include the cost of Estate Services in respect of any matter which is either wholly or partly covered by insurance effected by the Management Company in respect of the Estate PROVIDED ALWAYS that if and when the proceeds of any such insurance are received by the Management Company as the case may be the relevant proportion thereof shall be deducted from the Tenant’s Proportion of the Estate Service Charge payable by the Tenant on the Instalment Day next following.

11.	Restrictions on Objections to Estate Service Charge

The Tenant shall not be entitled to object to the Estate Service Charge or otherwise on any of the following grounds:-

11.1

the inclusion in subsequent Service Charge Periods of any item of expenditure or liability omitted from the Estate Service Charge in any preceding Service Charge Period though the item itself may be disputed;

11.2	any item of the Estate Service Charge included at a proper cost having regard to the then market costs which might have been provided or performed at a lower cost;
11.3

disagreement with an estimate of future expenditure for which the Management Company may require to make provision so long as the Management Company has acted reasonably and in good faith and in accordance with the principles of good estate management and there being no manifest error;

11.4

the manner in which the Management Company exercises its discretion in providing the Estate Services so long as they are provided in good faith, acting reasonably and in accordance with the principles of good estate management; or

11.5	the employment of managing agents at reasonable market rates to carry out and provide on the Management Company’s behalf the Estate Services.
12.	Sinking Fund and Reserve

In the event that a sinking fund is established pursuant to Clause 22 of Part I of this Schedule 5 the Management Company shall be entitled to include in the Estate Service Charge for any Service Charge Period an amount which the Management Company determines is appropriate in accordance with the principles of good estate management to build up and maintain such sinking fund for the upkeep and maintenance costs and all other potential capital outlay associated with the Estate Common Areas PROVIDED THAT should such sinking fund be provided or established by the Management Company then -

(a)	all funds paid or contributed to or towards such fund shall be kept entirely separate from the Management Company’s own funds;
(b)

the Management Company shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of such fund shall be lodged to the credit of such deposit account;

(c)	such deposit account shall be designated or entitled “ 1-6 SJRQ ESTATE TRUST A/C” or the like;
(d)	all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the sinking or reserve fund;
(e)	the said account shall not be drawn upon by the Management Company save for the express purposes for which the sinking or reserve fund has been established;
(f)	as part of each annual service charge budget the Management Company shall where available provide full details of any planned sinking fund expenditure anticipated for the following year;
(g)	the Management Company shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;
(h)

In the event of the transfer by the Management Company of its interest in the Estate the Management Company shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

13.	In providing the Estate Services the Management Company:
13.1

shall be entitled in accordance with the principles of good estate management to employ, at competitive market rates, agents, professionals managers and contractors (including independent contractors) or such other persons as the Management Company may from time to time think fit or at competitive market rates buy, hire, rent or acquire on hire purchase or by way of lease any equipment or machinery required in connection therewith;

13.2

shall not be liable for any loss or damage, inconvenience or injury to any person or property arising from any failure or delay in carrying out or providing any of the Estate Services whether express or implied where such failure or delay would not have occurred but for the Insured Risks, the occurrence of war, civil commotion, strike, lockout, labour dispute, shortage of labour and materials, inclement weather, mechanical breakdown, failure, malfunction, repair or replacement of plant, machinery and equipment or any other cause beyond the control of the Management Company PROVIDED THAT the Management Company has used all reasonable endeavours to cause the Estate Service in question to be reinstated with the minimum of delay following written notification to the Management Company of failure of a service.

13.3

shall be entitled to provide any new or additional services if any such services shall in the reasonable opinion of the Management Company be for the benefit of the Estate and its users from time to time any such additional services shall be deemed to be included in the list of the Estate Services set out in this Schedule 5 as soon as the same are first provided.

13.4

if the payments in advance, as received pursuant to clause 4 of this Part II of Schedule 5 prove insufficient to meet an immediate liability, the Management Company shall be entitled to borrow monies for the purpose at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the Estate Service Charge.

13.5

for the purpose of giving effect to the provisions of this Schedule 5 the Management Company shall have the right from time to time to make written rules and regulations and to make additions and amendments to them or revisions of them on prior consultation and agreement with the Tenant (insofar as they relate to the Building) for the orderly convenient and proper operation, management and maintenance of the Estate or any part of the Estate, all of which rules and regulations shall be binding on Tenant PROVIDED HOWEVER that where there is a conflict between any such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

13.6	shall use its reasonable endeavours to ensure that the fees from time to time of any managing agent or other professionals engaged by the Management Company shall be reasonable and competitive.
13.7

shall ensure that the Estate Service Charge payable by the Tenant is not increased or altered by reason that at any relevant time any Lettable Areas may be vacant or be occupied by the Landlord or the Management Company or that any tenant or other occupier of another part of the Estate defaults in payment of its due proportion of the Estate Service Charge.

PROVIDED ALWAYS THAT in providing the Estate Services listed in this Schedule, the Management Company shall act reasonably, in good faith, in accordance with the principles of good estate management and in a financially prudent manner AND where appropriate, the Management Company shall have due regard to the reasonable representations of the Tenant in the operation of the Estate Services.

PROVIDED FURTHER THAT notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Management Company shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Management Company (acting reasonably) not be for the benefit or cease to be for the benefit of the tenants and occupiers of the Estate or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Schedule 6

Part I

Building Services

Subject to the provisions of Part II of this Schedule 6, the maintenance and services to be provided by the Landlord are:

1.

Maintaining, repairing, rebuilding, replacing, renewing, renovating, refurbishing, decorating, cleaning and keeping in good and substantial repair and condition (including, as necessary, the periodic inspecting, examining, burning off, preparing, redecorating, resurfacing, painting, washing down, decorating, burnishing, unblocking or other treating including replacement and modernisation of items where to do so is of beneficial impact on the design and functionality of the Main Structure.

2.

Maintaining, repairing, rebuilding, replacing, renewing, renovating, refurbishing, cleansing, inspecting, testing and keeping in good and substantial repair and condition the Conduits and Utilities in the Building (save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).

3.

Quarterly cleaning of all windows and Brise Soleil in the Building (including the outside of the windows and the Brise Soleil of the Demised Premises) save for those which are the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements.

4.

Collecting, storing and disposing of refuse including providing, hiring, maintaining, repairing and  replacing refuse compactors, waste processors or similar machinery, equipment or containers for the collection, storage and disposal of refuse in the Building (save for refuse collection that is the direct responsibility of the tenants or licensees of the Landlord under the terms of their lease or licence agreements).

5.	Operating, maintaining, repairing and replacing any signs, loudspeakers, public address or music broadcast systems or closed circuit television or the like on the Main Structure.
6.

Operating, maintaining, testing, repairing, renewing and replacing the boilers, plant, machinery, generators and other equipment that are part of the common system or apparatus of the Building together with all the cabling, pipe work, duct work and other installations appertaining thereto.

7.	Operating, maintaining, repairing and replacing any fire alarms, dry rises and other firefighting equipment serving the Building.
8.	Operating, maintaining, repairing and replacing all decorative and floor lighting and emergency lighting located on the Main Structure.
9.

Operating, maintaining, repairing and replacing such security and emergency systems and employing such security or policing personnel as the Landlord may consider necessary in respect of the Building including, but not limited to, alarm systems and television systems, generators, emergency lighting, fire detection and prevention systems, any fire escapes for the Building and all fire-fighting and fire prevention equipment and appliances (other than those for which the Tenant or other lessee is responsible).

10.	(i) Effecting or arranging:
(a)	periodic valuations of the Building for insurance purposes (but not more than once in any calendar year);

(b)	works reasonably required to the Building in order to satisfy the requirements and/or reasonable recommendations of the insurers of the Building;
(c)

property owner’s liability, third part liability and employer’s liability in respect of the Retained Areas and such other insurances as the Landlord may, in its absolute discretion from time to time, determine;

(ii)	The cost of any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in any insurance policy upon settlement of any claim by the Landlord; and
(iii)	any other costs properly incurred by the Landlord in arranging and maintaining any insurances under this Schedule.
11.

Taking such steps as may be necessary for the control of pests and vermin and any other steps reasonably necessary to safeguard the health and safety of the Landlord, its staff (if any) and any persons using the Building including but not limited to reasonable and competitive consultancy fees and other costs associated with the provision and review of health and safety management systems.

12.

The payment of all charges, impositions and other outgoings whether or not of an entirely novel character (other than rent) including rates and water rates and other charges which may be levied by a competent authority and which may be payable by the Landlord in respect of the Main Structure and whether or not of a capital or non-recurring nature (but excluding any taxes or other charges imposed on the Landlord by virtue of the receipt of rents and/or in connection with any dealing with its interest in the Building).

13.

Complying with the provisions of all laws which impose obligations on the Landlord in relation to the provision of the Building Services including, but without limiting the generality of the foregoing, compliance with the provisions of the Planning Acts, Public Health Acts, the Building Control Act, Building Regulations, the Health Safety & Welfare at Work Act 1989 and any other Laws already or hereafter to be passed affecting the Building and the proper costs of opposing, making representations in respect of and/or complying with the provisions or requirements of any notice, order, regulation, instrument or bye law made under any Law.

14.

Payment of costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors or other experts in respect of making representations and taking legal action to enforce the rules and regulations in relation to the Building, recovery of service charges and enforcement of covenants, taking necessary legal action or in respect of planning applications, notices or other orders that might be received affecting the Building or in respect of attempts to deny or obstruct any rights, easements, quasi easements or other privileges enjoyed or claimed to be enjoyed in respect of the Building.

15.

Making such contribution as the Landlord may properly be required to pay towards the expense of repairing, maintaining, and renewing, replacing and cleansing any roads, ways, paths, passages, bridges, perimeter walls, pavements, Conduits and Utilities, walls, fences or other conveniences, structures or easements which may belong to or be used from the Building or any part of it exclusively or in common with other neighbouring properties or the Adjoining Property.

16.

The provision and payment of such staff at reasonable and competitive rates as the Landlord shall deem necessary in accordance with the principles of good estate management (including such direct or indirect labour as the Landlord deems appropriate) for the day-to-day running of any installations, plant and machinery in the Building and the provision of the other Building Services to the Building and for the general management, operation and security of the Building and all other incidental expenditure, including, but not limited to:

(a)	insurance, health, pension, welfare, severance and other payments, contributions and premiums (but only where such payments or contributions are required by law);
(b)	the provision of uniforms, working clothes, tools, appliances, materials and equipment (including telephones) for the proper performance of the duties of any such staff;

(c)

providing, maintaining, repairing, decorating, lighting and equipping with materials and utilities any accommodation and facilities in the Building for staff employed in the Building including any site management office, security hut or control room situate in the Building and all rates, gas, electricity charges and other outgoings in respect thereof.

17.

The payment of all reasonable and proper professional fees for the performance of the Building Services, the management and performance of any other duties in and about the Building or any part of it by whomsoever carried out including but not limited to all reasonable and proper accountants, surveyors and consultants fees and value added tax payable thereon to the extent it is irrecoverable.

18.	The making and publishing of any rules and regulations for or in connection with the proper use of the Building and the enforcement of such rules and regulations.
19.	The payment of any VAT chargeable on any item of expenditure referred to in this Schedule 6, to the extent it is irrecoverable.
20.	The payment of all bank charges, overdraft fees, interest charges on loans relating to the management of the Building and the provision of the Building Services.
21.	The costs of enforcing the observance by any superior landlord of its covenants in any superior lease.
22.	The cost of providing and maintaining floral displays and seasonal decorations for the Building Common Areas.
23.

Such annual provision as the Landlord or Management Company may, acting reasonably, deem proper for the establishment and maintenance of a reserve or sinking funds for the repair, replacement or renewal of the Landlord’s plant, machinery, equipment, apparatus, fixtures and fittings and things forming part of the Retained Areas or used in the operation and maintenance of the Retained Areas PROVIDED THAT should such sinking fund be provided or established by the Landlord then

23.1	in assessing the proportion of the Tenant’s sinking fund contribution the Landlord shall have regard to the life cycle costings of the relevant assets as against the length of the Term; and
23.2

all funds paid or contributed to or towards such fund shall  be kept entirely separate from the Landlord’s own funds but no prepaid amounts shall be refundable to the Tenant should the Tenant exercise its option at Clause 4.35;

23.3

the Landlord shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of such fund shall be lodged to the credit of such deposit account;

23.4	such deposit account shall be designated or entitled “1-6 SJRQ BUILIDNG TRUST A/C” or the like;
23.5	all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the sinking or reserve fund;
23.6	the said account shall not be drawn upon by the Landlord save for the express purposes for which the sinking or reserve fund has been established;
23.7	as part of each annual service charge budget the Landlord shall where available provide full details of any planned sinking fund expenditure anticipated for the following year;
23.8	the Landlord shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;

23.9

In the event of the transfer by the Landlord of its interest in the Building the Landlord shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

24.

The provision and maintenance of such reasonable flood defences and taking of reasonable flood protection measures in respect of the Building that the Management Company considers necessary in accordance with the principles of good estate management.

25.

The payment of any reasonable vouched costs and expenses (not referred to above but which the Tenant has agreed to in writing) which the Landlord may incur in discharging its obligations in this Schedule 6.

26.

The cost of the provision of such other services and amenities as the Landlord (acting in accordance with the principles of good estate management) reasonably considers necessary accordance with the principles of good estate management for the benefit or comfort and convenience of the Retained Areas or any part or parts thereof or its users including the enforcement of rights against third parties.

Part II

Provisos in respect of the Building Services

PROVIDED ALWAYS that the provision of the Building Services by the Landlord shall be subject to the following stipulations and conditions:

1.

In performing its obligations hereunder the Landlord shall be entitled acting in accordance with the principles of good estate management to employ agents, professionals managers and contractors (including independent contractors) or such other persons as the Landlord may from time to time think fit at reasonable rates or to buy, hire, rent or acquire on hire purchase or by way of lease any equipment or machinery required in connection therewith at reasonable rates.

2.

The Landlord shall not be liable for any loss or damage, inconvenience or injury to any person or property arising from any failure or delay in carrying out or providing any of the Building Services whether express or implied where such failure or delay would not have occurred but for the Insured Risks, the occurrence of war, civil commotion, strike, lockout, labour dispute, shortage of labour and materials, inclement weather, mechanical breakdown, failure, malfunction, repair or replacement of plant, machinery and equipment or any other cause beyond the control of the Landlord provided that the Landlord has used reasonable endeavours to cause the Building Service in question to be reinstated with the minimum of delay following written notification to the Landlord of failure of a service.

3.

By prior written agreement with the Tenant, the Landlord shall be entitled to provide new or additional services if any such services shall in the reasonable opinion of the Landlord be for the benefit of the Building and its users from time to time any such additional services shall be deemed to be included in the list of the Building Services set out in this Schedule 6.

4.

If the Advance Payments (as defined in Part III of this Schedule 6) of Service Charge prove insufficient to meet an immediate liability, the Landlord shall be entitled to borrow monies for the purpose at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the Service Charge.

5.

In accordance with the principles of good estate management, the Landlord shall have the right from time to time to make written rules and regulations and to make written additions and amendments to them or revisions of them (subject to prior agreement with the Tenant in so far as they relate to the Building) for the orderly convenient and proper operation, management and maintenance of the Building and the Retained Areas or any part of them all of which rules and regulations shall be binding on Tenant PROVIDED HOWEVER that where there is a conflict between any such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

6.

The Landlord shall use its reasonable endeavours to ensure that the fees from time to time of any managing agent or other professionals engaged by the Landlord (if any) shall be reasonable and competitive.

7.

The Landlord shall ensure that the Building Service Charge payable by the Tenant is not increased or altered by reason that at any relevant time any Lettable Areas may be vacant or be occupied by the Landlord or the Management Company or that any tenant or other occupier of another part of the Building defaults in payment of its due proportion of the Building Service Charge.

PROVIDED ALWAYS THAT in providing the Building Services listed in this Schedule, the Landlord shall act reasonably, in good faith, in accordance with the principles of good estate management and in a financially prudent manner AND where appropriate, the Landlord shall have due regard to the reasonable representations of the Tenant in the operation of the Building Services.

PROVIDED FURTHER THAT notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Landlord shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Landlord (acting reasonably and in accordance with the principles of good estate management) not be for the benefit or cease to be for the benefit of the tenants and occupiers of the Building or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Part III

Calculation and payment of Building Service Charge

1.

The Tenant’s Proportion of the Building Service Charge shall be discharged by means of equal quarterly payments in advance (the “Advance Payments”) to be made on each of the Quarterly Gale Days and by such additional payments as may be required under paragraph 5 of Part III of this Schedule 6.

2.

The amount of each Advance Payment shall be one quarter of such amount as the Landlord may reasonably determine to be equal to the amount of the Tenant’s Proportion of the Building Service Charge for the relevant Building Service Charge Period and which is notified by the Landlord or its agents to the Tenant at least thirty (30) days before the time when the demand for an Advance Payment is made.  If the relevant figure is not determined then the Advance Payment shall equate to that applicable for the previous Advance Payment and an appropriate adjustment shall be made to the Advanced Payment falling after determination of the relevant figure.  Appropriate adjustments shall be made to the amount of each Advance Payment having regard to where the Term Commencement Date is in relation to the Building Service Charge Period.

3.	The Building Service Charge is to be treated as accruing on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than of one year.
4.

The Landlord will as soon as may be practicable after the end of each Building Service Charge Period (but in any event within six (6) months) submit to the Tenant a statement duly certified by the Accountant giving a proper summary of the Building Service Charge for the Building Service Charge Period just ended.  The statement shall state the total amount of the Building Service Charge for the Building Service Charge Period to which it relates and the proportion of the Tenant’s liability hereunder and shall disclose the total expenditure in the Building Service Charge Period itemised under the various headings of expenses together with all income to be credited thereto.  The statement shall also itemise all amounts contributed to, held in and expended from any sinking or reserve fund established by the Landlord.

5.

If the Tenant’s Proportion of the Building Service Charge as certified is more or less than the total of the Advance Payments (or the grossed-up equivalent of such payments if made for any period of less than the Building Service Charge Period), then any sum due to or payable by the Landlord by way of adjustment in respect of the Tenant’s Proportion of the Building Service Charge is forthwith to be paid within thirty (30) days of written demand or allowed as the case may be.  The provisions of this paragraph are to continue to apply notwithstanding the determination or earlier termination of this Lease in respect of any Building Service Charge Period then current save that where there is any allowance due to the Tenant following the determination of the Lease, this shall be paid to the Tenant promptly and in any event within thirty (30) days.

6.

If so requested by the Tenant by not less than fourteen (14) days prior written notice, the Management Company shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of one (1) month following the delivery to the Tenant of the Certificate the books and other documents or records which are in the reasonable opinion of the Management Company relevant for the purpose of ascertaining or verifying the level of the Building Service Charge and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

7.

If the Landlord is required during any Building Service Charge Period to incur heavy or exceptional expenditure which forms part of the Building Service Charge, the Landlord is to be entitled to recover from the Tenant the Tenant’s Proportion of the Building Service Charge representing the whole of that expenditure on the Quarterly Gale Day next following (provided thirty (30) days’ prior notice is given to the Tenant.

8.	The Tenant is not entitled to object to the Building Service Charge (or any item comprised in it) or otherwise on any of the following grounds:
(a)

the inclusion in a subsequent Building Service Charge Period of any item of expenditure or liability omitted from the Building Service Charge for any preceding Building Service Charge Period, save for any periods prior to the Term Commencement Date;

(b)	an item of Building Service Charge included at a proper cost which might have been provided or performed at a lower cost;
(c)	disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted in good faith and in the absence of manifest error;
(d)	the manner in which the Landlord exercises its discretion in providing the Building Services so long as the Landlord acts in good faith and in accordance with the principles of good estate management;
(e)

the employment at reasonable and competitive market rates of managing agents or other suitably qualified persons to carry out and provide on the Landlord’s behalf any of the Landlord’s obligations under this Schedule 6; and

(f)

the benefit of a service or works provided by the Landlord will be enjoyed wholly or substantially at a time after the expiry of this Lease if the service or works are provided by the Landlord in good faith, and are or will be generally of benefit to the users of the Building as a class from time to time.

9.	There is to be excluded from the items comprised in the Building Service Charge:
(a)

any liability or expense for which the Tenant or other tenants, licensees or occupiers of the Building may individually be responsible under the terms of their tenancy, licence or other arrangement by which they use or occupy the Building;

(b)	Damage by any risk for which the Landlord is insured or has covenanted to insure under the terms of this Lease and has recovered the cost of making good any such damage under the relevant policy;
(c)	Any costs incurred by the Landlord in connection with unlet and/or unoccupied parts of the Building which are not Building Common Areas;
(d)	Any costs arising out of the negligence, wilful default, wilful misconduct or wilful omission of the Landlord its servants or agents;

(e)

All costs (including professional fees) of whatever description incurred by or on behalf of the Landlord in connection with the original acquisition, construction, equipping or fitting out of the Building or any part or parts thereof;

(f)

All costs (including without limitation solicitors’, surveyors’ and agents’ fees) incurred by or on behalf of the Landlord in the collection of rents and/or in any proceedings against any other occupier of the Building in the collection of rents (or service charges) other than the Tenant or any permitted under-lessee of the Tenant;

(g)	The cost of adding to, altering, improving, rebuilding or reconstructing the Building to the extent any such works do not constitute Building Services;
(h)	Any fees or expenses attributable to the letting of vacant parts or any dispositions or dealing with the Landlord’s reversionary interest in the office Block or any part thereof.
(i)	Any costs or expenses incurred or relating to periods prior to the Term Commencement Date.

10.	On a permitted assignment of this Lease the Landlord:
(a)	shall not be required to make any apportionment of the Building Service Charge relative to such an assignment; and
(b)

shall be entitled to deal exclusively with the tenant in whom this Lease is for the time being vested (and, for this purpose, in disregard of a permitted assignment of this Lease which has not been delivered to the Landlord).

PROVIDED ALWAYS that notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Landlord shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Landlord (acting reasonably and in accordance with the principles of good estate management) not be for the benefit or cease to be for the benefit of the tenants and occupiers of the Building or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Schedule 7

Part One – Basement Services

Subject to the provisions of Part Two of this Schedule 7, the services to be provided by the Management Company are:

1.	Repairs

Cleansing, repairing, renewing,  maintaining, overhauling, operating, painting and decorating and redecorating, resurfacing, and modernising and replacing the whole of the Basement Common Parts where necessary or to modernise and improve the Basement Common Parts for the benefit of the users thereof, including without prejudice to the generality of the foregoing the roof, foundations, structures, pillars, columns, walls, fascias, piers, windows and where necessary re-building and replacing the Basement Common Parts.

So far as may be necessary for the reasonable use and enjoyment by the Tenant of the Demised Premises to keep the Basement Common Parts in good repair and condition and to keep all the apparatus, equipment, plant and other items therein properly maintained, repaired and where necessary renewed and replaced.

Provided that the Management Company shall not be liable under this clause for any repairs which are the liability of an occupational tenant of a Block or part of a Block pursuant to any letting or results from failure by the occupational tenant of the Premises to comply with its obligations under any occupational lease.

2.	Keep Basement Common Parts Clean and Lit

Cleaning and maintaining in a proper manner, the Basement Common Parts and to keep the same adequately lighted including the maintenance and provision of the emergency lighting where appropriate, at such times as the Management Company shall reasonably determine.

3.	Staff

Employing (either directly or by contract) such staff as the Management Company or its nominee may (acting reasonably) deem necessary to enable it to provide all or any of the Basement Services in the Basement Common Parts and for the general management, maintenance and cleaning and security of the Basement Common Parts, on such terms and conditions as the Management Company considers are appropriate.

The Management Company may from time to time provide such agent or agents and/or management personnel for the management of the Estate as it considers necessary on reasonable terms.

4.	Plant and Machinery

Maintaining and repairing operating, inspecting, servicing, overhauling, cleaning, lighting, (as and when necessary) and renewing and replacing the machinery, within the Basement Common Parts from time to time, including but not limited to, boilers and items relating to the ventilation, heating, air conditioning and hot and cold water systems, travelators and escalators, the lift and lift shafts and lift motor rooms, building management systems, compactors, building management systems, compactors, floor flow machines, music systems, automatic doors and all fuels and electricity and any necessary maintenance contract and insurance in respect thereof.

5.	Security and Emergency Systems

Maintaining, repairing, operating and inspecting, servicing and overhauling, cleaning and (as and when necessary) repairing, renewing, modifying or replacing any security and emergency systems for the Basement Common Parts including, but not limited to, alarm systems, internal and Estate telephone and close circuit television systems, generators, emergency lighting, fire detection and prevention systems, any fire escapes for the Basement Common Parts and all firefighting and fire prevention equipment and appliances (other than those for which a tenant is responsible) and any traffic barriers and traffic control and security systems.

6.	Signs

Maintaining, updating and renewing name boards and signs in the Basement Common Parts and all directional signs and fire regulation notices and any flags, flag poles and television and radio aerials and any advertising boards or screens electronic or otherwise.

7.	Miscellaneous Items
(a)	Leasing or hiring any of the items referred to in this Schedule or the cost of leasing and financing any item required for the purpose of providing any of the Basement Services.
(b)

Complying in respect of the Basement Common Parts with any notice, regulation or order of any competent authority and any requirement or order of any present or future Act of the Oireachtas, order, byelaw or regulation except where the same is the responsibility of any owner of a Block or any occupational tenant of any part of the Estate.

(c)	The making and publishing of any regulations for or in connection with the proper use of the Basement Common Parts and the enforcement thereof.
8.	Outgoings

Paying all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature or of a wholly novel character) payable by the Management Company in respect of the Basement Common Parts or any part thereof including but not limited to any security hut or site management office or other structure used exclusively for the management or required for the general benefit of the Basement Common Parts so far as same are not separately assessed by any competent statutory authority and all water rates attributable to the Basement Common Parts insofar as same shall not be separately assessed by any competent statutory authority.

9.	Representations

Taking any steps deemed desirable or expedient by the Management Company acting reasonably for complying with, any statute concerning any matters relating or alleged to relate to the Basement Common Parts or any part of it for which any owner of a Block or any occupational tenant is not directly responsible.

10.	Management
(a)

The proper  and reasonable fees, costs, charges, expenses and disbursements (including any value added tax payable thereon to the extent it is irrecoverable) of the Management Company, the Management Company’s surveyor or the accountant and any other person employed or retained by the Management Company for or in connection with surveying and accounting functions, the performance of the Basement Services and any other duties in and about the Basement Common Parts or any part thereof relating to the general management, administration, security, maintenance, protection and cleanliness of the Basement Common Parts and all costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors, architects, accountants, consultants or other experts in respect of the running of the Basement Common Parts.

(b)

The proper and reasonable fees and expenses (including any value added tax payable thereon to the extent it is irrecoverable) of the Management Company or its nominee in connection with the management of the Basement Common Parts and any of the functions and duties referred to in paragraph (a) that may be undertaken by or on behalf of the Management Company, such fees and expenses to include overheads commensurate with current market practice of property companies providing management services including the cost of managing and arranging all of the Services.

(c)

The Management Company may from time to time provide for payment of costs, expenses and fees involved or resulting from the obtaining of professional advice whether from lawyers, barristers, surveyors or other experts in respect of making representations and taking legal action to enforce the rules and regulations and covenants in relation to the Basement, taking necessary legal action or in respect of planning applications, notices or other orders that might be received affecting the Basement or in respect of attempts to deny or obstruct any rights, easements, quasi easements or other privileges enjoyed or claimed to be enjoyed in respect of the Basement.

(d)

The Management Company may provide for the reasonable and proper costs of maintaining, repairing and paying all outgoings for operating and equipping any site management office, control room or security hut or such other storage and other parts and buildings used exclusively for the management or required for the general benefit of the Basement including the provision and replacement of all materials, equipment (including telephones and internet), tools, plant and machinery as the Management Company may consider appropriate.

11.	Reserve Fund

The Landlord or Management Company may at its sole option provide for a continuing sinking fund to be applied in and towards matters of a capital nature (subject to the provisions of Part II of this Schedule).

12.	Value Added Tax

Value Added Tax at the rate for the time being in force chargeable in respect of any items of expenditure referred to in this part of this Schedule to the extent not otherwise recoverable by the Management Company or its nominee.

13.	Valuations

The cost of periodic valuations and surveys of the Basement Common Parts for insurance purposes not more than once in every calendar year.

14.	Insurance

Save and in respect of matters covered by the insurance policies maintained by the owner(s) for the Blocks, the cost of insurance for and against public, employers and other liability of the Management Company arising out of or in relation to the Basement Common Parts and the cost of insuring the Basement Common Parts against the Insured Risks and such other insurances as the Management Company acting reasonably, from time to time, deem necessary to effect including but without prejudice to the generality of the foregoing engineering insurances in respect of break-down and/or replacement of plant and the cost of insurance of building structures and equipment in the Basement Common Parts and insurance of any other risks which the Management Company deems prudent to insure against.

15.	Insurance Excess

Any amount which may be deducted or disallowed by the Management Company’s insurers pursuant to any excess provisions in the insurance policies upon settlement of any claim by the Management Company.

16.	Health and Safety

Taking such steps as may be necessary for the control of pests and vermin and any other steps reasonably necessary to safeguard the health and safety of any persons using the Basement including but not limited to consultancy fees and other costs associated with the provision and review of health and safety management systems.

17.	Refuse

Collecting, storing and disposing of refuse including providing, hiring, maintaining, repairing and  replacing refuse compactors, waste processors or similar machinery, equipment or containers for the collection, storage and disposal of refuse in the Basement.

18.	Flood Protection Measures

The Management Company shall from time to time provide and maintain such reasonable flood defences and take such reasonable flood protection measures in respect of the Building and the Basement that the Management Company considers desirable, appropriate and/or necessary.

19.	Excluded Costs

Strictly provided that the Basement Service Charge shall not include any of the following:

(a)

Any capital costs relating to the construction or the initial equipping and fitting or the infrastructure serving the Estate and/or the Basement or any part or parts thereof or any extension thereof and any capital cost relating to the construction and provision of any office used for the management of the Estate;

(b)

Any cost relating to the collection and/or review of rents and letting of any other parts of the Estate and any costs or expenses relating to the enforcement of covenants against other owners of Blocks, Residential Units or Retail Units tenants of the Estate;

(c)	Any costs arising out of the wilful default, wilful misconduct or wilful omission of the Management Company its servants or agents;
(d)	Any costs relating to the major refurbishment of Blocks and/or Residential Units in the Estate or any part thereof;
(e)	Any costs relating to the initial landscaping of any part of the Estate;

(f)

Any costs and expenses relating to the making good of any damage covered by any of the Insured Risks (save for any excess under the relevant insurance policy) to the extent of monies actually received on foot of the relevant policy excluding any excess;

(g)	The costs of valuation for insurance purposes of any part of the Estate more often than once in every year; or
(h)	Any costs incurred in connection with the areas within the Estate designated and built for letting but for the time being vacant;
(i)

Any costs relating to items of plant, machinery and equipment (which for the avoidance of doubt includes lifts and air conditioning systems) which are not for the general benefit of the owners and occupiers of Blocks, Residential Units within the Estate  and are for the exclusive use of certain tenants and/or owners of Blocks, Residential Units or Retail Units within the Estate;

(j)

Any costs and expenses relating to the making good of any damage covered by any of the Insured Risks (save or any excess under the relevant insurance policy) to the extent of monies actually received on foot of the policy excluding any excess.

Part Two – The Tenant’s Liability to Contribute to the Basement Service Charge

1.	Payment Dates

The Tenant’s Proportion of the Basement Service Charge for each Service Charge Period shall be discharged by means of equal quarterly payments in advance to be made on each of the Instalment Days in each year or on such date on which a demand therefor is made (whichever shall be the later date) and by such additional payments as may be required under Clauses 3 and 7 of this Part Two of the Sixth Schedule.

2.	Service Charge Period

For the purposes of this Part Two of the Sixth Schedule, “Service Charge Period” means the period of twelve months from 1 January to 31 December in each year (or such other period as the Management Company may from time to time determine).

3.	Advance Payments

Subject to Clause 4 below and subject also as hereinafter set out, the amount of each advance payment of the Basement Service Charge shall be one quarter of the Tenant’s Proportion of the Basement Service Charge of such amount as the Management Company may reasonably estimate to be the Basement Service Charge for the relevant Service Charge Period and which is notified to the Block Owner at least thirty (30) days before the time when the demand for an advance payment is made.

4.	Daily Rate of Calculation

The Basement Service Charge shall be deemed to accrue on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than a Service Charge Period. In the event that this Deed shall commence on a day which is not one of the Instalment Days then the Basement Service Charge shall be the apportioned amount of the Tenant’s Proportion of the Basement Service Charge due up to the next Instalment Day and thereafter the provisions of Clause 4 above shall apply.

5.	Financial Statement

The Management Company as soon as practicable (but in any event within six (6) months) after the end of each Service Charge Period shall submit to the Tenant the Management Company’s financial statements relevant to the Basement Service Charge duly audited and certified by the Accountant.  Such financial statements shall be prepared on an accruals basis and shall inter alia disclose:-

5.1	The total expenditure for the Service Charge Period ended itemised under the various headings of expense;
5.2	The Tenant’s Proportion of the Basement Service Charge due from the Tenant and details of the calculation thereof; and
5.3	Details of the balancing payment or credit as the case may be.
6.	Balancing Adjustment

If the Tenant’s Proportion (expressed as a cash amount) of the Basement Service Charge as certified by the Accountant (the “Certificate”) shall be more or less than the total of the advance payments referred to in Clause 3 above then any sum due to or allowable by the Management Company in respect of the Tenant’s Proportion of the Basement Service Charge for the relevant Service Charge Period shall forthwith (within fourteen (14) days of written demand) be paid or allowed as the case may be.  The Certificate (or a copy thereof duly certified by the person by whom same is given) shall be conclusive evidence for the purposes hereof of the matters which it purports to certify and shall be final and binding on the parties hereto insofar as same relates to matters of fact save in the case of manifest error.

7.	Inspection by the Tenant

If so requested by the Tenant by not less than fourteen (14) days prior written notice, the Management Company shall make available for inspection by the Tenant or its duly authorised agent at a reasonably accessible location for a period of one (1) month following the delivery to the Tenant of the Certificate the books and other documents or records which are in the reasonable opinion of the Management Company relevant for the purpose of ascertaining or verifying the level of the Basement Service Charge and the Tenant or its duly authorised agent shall be entitled to take copies (at the expense of the Tenant) of the relevant documents.

8.	Exceptional Costs

In the event that the Management Company shall at any time during any Service Charge Period incur heavy exceptional expenditure which forms part of the Basement Service Charge the Management Company shall be entitled to recover from the Tenant the Tenant’s Proportion of the Basement Service Charge representing the whole of that expenditure on the Instalment Day next following (provided that at least thirty (30) days’ notice is provided to the Tenant.

9.	Claims by Third Parties in Respect of Loss or Damage in or about the Basement

The Management Company shall be entitled to include in the Basement Service Charge any payments properly made to third parties in settlement of any claims by such third parties in respect of any loss or damage sustained by the same in or about the Basement other than where caused by the negligence of the Management Company or its agents, to the extent that such claims are not recovered under any policy of insurance effected by the Management Company on either of the following grounds:-

9.1	by reason of the fact that the amount claimed by any third party falls within the excess amount stipulated on the relevant insurance policy; or
9.2

by reason of the fact that the cost in terms of any consequential increase for the future in the premium payable on foot of the relevant policy would in the sole opinion of the Management Company exceed the amount necessary to settle such claims.

10.	Restrictions on Objections to Basement Service Charge

The Tenant shall not be entitled to object to the Basement Service Charge or otherwise on any of the following grounds:-

10.1	the inclusion in subsequent Service Charge Periods of any item of expenditure or liability omitted from the Basement Service Charge in any preceding Service Charge Period;
10.2	any item of the Basement Service Charge included at a proper cost which might have been provided or performed at a lower cost;
10.3

disagreement with an estimate of future expenditure for which the Management Company may require to make provision so long as the Management Company has acted reasonably and in good faith and there being no manifest error;

10.4

the manner in which the Management Company exercises its discretion in providing the Basement Services so long as they are provided in good faith and in accordance with the principles of good estate management; or

10.5	the employment of managing agents to carry out and provide on the Management Company's behalf the Basement Services.
11.	Sinking Fund And Reserve

In the event that a sinking fund is established pursuant to Clause 12 of Part One of Schedule 7 the Management Company (or Landlord) shall be entitled to make annual provision in the Basement Service Charge for any Service Charge Period for an amount which the Management Company or Landlord reasonably determine for the repair, replacement or renewal of the Landlord’s plant, machinery, equipment, apparatus, fixtures and fittings and things forming part of the Basement or used in the operation and maintenance of the Basement (and not otherwise discharged through any other sinking fund contribution) PROVIDED THAT should such sinking fund be provided or established then

11.1	in assessing the proportion of the Tenant’s sinking fund contribution hereunder the Landlord shall have regard to the life cycle costings of the relevant assets as against the length of the Term; and
11.2

all funds paid or contributed to or towards such fund shall  be kept entirely separate from the Landlord’s own funds but no prepaid amounts shall be refundable to the Tenant should the Tenant exercise its option at Clause 4.35;

11.3

the Management Company shall open a separate deposit account with one of the Associated Banks in the Republic of Ireland and all payments or contributions paid to it for the purpose of such fund shall be lodged to the credit of such deposit account;

11.4	such deposit account shall be designated or entitled “1-6 SJRQ BASEMENT TRUST A/C” or the like;
11.5	all net interest accruing on the balance for the time being standing to the credit of such deposit account shall be added to and form part of the sinking or reserve fund;
11.6	the said account shall not be drawn upon by the Management Company save for the express purposes for which the sinking or reserve fund has been established;
11.7	as part of each annual service charge budget the Management Company shall where available provide full details of any planned sinking fund expenditure anticipated for the following year;
11.8	the Management Company shall confirm the balance of the funds in the said account upon request by the Tenant but not more than once in any 12 month period during the Term;

In the event of the transfer by the Management Company of its interest in the Basement the Management Company shall ensure that the balance (inclusive of net interest) standing to the credit of the account is transferred to or otherwise taken over by the transferee on the same terms and conditions as herein contained.

12.	Service Charge Contribution

The Basement Service Charge shall include a reasonable and appropriate contribution towards the costs of maintaining and repairing any structural parts (including structural columns and the foundations of such columns) which support the podium of the Estate (the roof of the Basement) and are not otherwise demised as part of any Block, Residential Unit or Retail Units as are located in the Basement.

13.	In providing the Basement Services the Management Company:
13.1

shall be entitled in its absolute discretion to employ agents, professionals managers and contractors (including independent contractors) or such other persons as the Management Company may from time to time think fit or to buy, hire, rent or acquire on hire purchase or by way of lease any equipment or machinery required in connection therewith;

13.2

shall not be liable for any loss or damage, inconvenience or injury to any person or property arising from any failure or delay in carrying out or providing any of the Basement Services whether express or implied where such failure or delay would not have occurred but for the Insured Risks, the occurrence of war, civil commotion, strike, lockout, labour dispute, shortage of labour and materials, inclement weather, mechanical breakdown, failure, malfunction, repair or replacement of plant, machinery and equipment or any other cause beyond the control of the Management Company provided that the Management Company has used all reasonable endeavours to cause the Basement Service in question to be reinstated with the minimum of delay following written notification to the Management Company of failure of a service.

13.3

shall be entitled to provide any new or additional services if any such services shall in the reasonable opinion of the Management Company be for the benefit of the Estate and its users from time to time any such additional services shall be deemed to be included in the list of the Basement Services set out in this Schedule 7 as soon as the same are first provided.

13.4

if the payments in advance, as received pursuant to clause 4 of this Part II of Schedule 7 prove insufficient to meet an immediate liability, the Management Company shall be entitled to borrow monies for the purpose at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the Basement Service Charge.

13.5

for the purpose of giving effect to the provisions of this Schedule 7 the Management Company shall have the right from time to time to make rules and regulations and to make additions and amendments to them or revisions of them for the orderly convenient and proper operation, management and maintenance of the Basement or any part of the Basement, all of which rules and regulations shall be binding on Tenant PROVIDED HOWEVER that where there is a conflict between any such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

13.6	shall use its reasonable endeavours to ensure that the fees from time to time of any managing agent or other professionals engaged by the Management Company shall be reasonable and competitive.
13.7

shall ensure that the Basement Service Charge payable by the Tenant is not increased or altered by reason that at any relevant time any Lettable Areas may be vacant or be occupied by the Landlord or the Management Company or that any tenant or other occupier of another part of the Estate defaults in payment of its due proportion of the Basement Service Charge.

PROVIDED ALWAYS THAT in providing the Basement Services listed in this Schedule, the Management Company shall act reasonably, in good faith, in accordance with the principles of good estate management and in a financially prudent manner AND where appropriate, the Management Company shall have due regard to the reasonable representations of the Tenant in the operation of the Basement Services.

PROVIDED ALWAYS THAT notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Management Company shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Management Company (acting reasonably) not be for the benefit or cease to be for the benefit of the tenants and occupiers or of the Basement or if any of the said services have become or shall have become obsolete or redundant due to technological change or otherwise.

Schedule 8

Guarantor covenants

The Guarantor hereby covenants with the Landlord, as a primary obligation, as follows:

1.	Covenant and indemnity

That the Tenant or the Guarantor shall at all times during the Term (including any continuation or renewal of this Lease and whether before or after the expiration or termination of the Term) duly perform and observe all the covenants on the part of the Tenant contained in this Lease, including for the avoidance of doubt the payment of the rents and all other sums payable under this Lease (or any continuation or renewal of it)  in the manner and at the times herein specified and all sums which may be due to the Landlord for mesne rates or as payment for the use and occupation of the Demised Premises, and the Guarantor hereby indemnifies the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising out of any default by the Tenant in the performance and observance of any of its obligations or the payment of any rent and other sums arising before or after the expiration or termination of this Lease or any continuation or renewal of it.

2.	Joint and several liability

That the Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator, official assignee, trustee in bankruptcy or other persons administering the assets of the Tenant or whether before or after any repudiation by an examiner or other persons administering the assets of the Tenant) for the fulfilment of all the obligations of the Tenant under this Lease and agrees that the Landlord, in the enforcement of its rights hereunder, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.

3.	Waiver

That the Guarantor hereby waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor and the Guarantor further acknowledges that these provisions are in addition to and not in substitution for any other rights which the Landlord may have and which may be enforced against the Guarantor whether or not recourse has been had to any such rights and whether or not any steps or proceedings have been taken against the Tenants.

4.	Postponement of claims

That the Guarantor will not claim in any liquidation, examinership, bankruptcy, composition or arrangement of the Tenant in competition with the Landlord and will remit to the Landlord so much of the proceeds of any judgments and any distributions it may receive from any liquidator, examiner, official assignee, trustee in bankruptcy or other persons administering the assets of the Tenant as is due and owing to the Landlord and will hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

5.	Postponement of participation

That the Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

6.	Release

That none of the following, or any combination thereof, releases, determines, discharges or in any way lessens or affects the liability of the Guarantor as principal debtor under this Lease or otherwise prejudices or affects the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:

(a)

any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of any part of the rents or the other amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

(b)

any refusal by the Landlord to accept any money tendered as rent by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 14 of the 1881 Act have been entitled) to re-enter the Demised Premises;

(c)	any extension of time given by the Landlord to the Tenant;
(d)	any licence, consent or approval granted by the Landlord;
(e)

any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord's reversion or, save as set out in clause 11 of this Schedule,  the assignment of this Lease;

(f)

any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

(g)

any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant; or

(h)

any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord or the termination of this Guarantee pursuant to clause 11 of this Schedule 8).

7.	Disclaimer or forfeiture
(a)	Without prejudice to the other provisions of this Schedule, if:
(i)	a liquidator, official assignee or trustee in bankruptcy or other person administering the assets of the Tenant shall disclaim or surrender this Lease; or
(ii)	an examiner repudiates this Lease; or
(iii)	this Lease shall be forfeited; or

(iv)	the Tenant shall cease to exist

THEN the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within twelve months after such disclaimer or other event so requires, accept from and execute and deliver to the Landlord a new lease of the Demised Premises subject to and with the benefit of this Lease (if the same shall still be deemed to be extant at such time) for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the cost of the Guarantor (which, for the avoidance of doubt, shall include the Landlord’s costs properly incurred in granting such new lease) and to be at the same rents and other sums payable in this Lease and subject to the same covenants, conditions and provisions as are contained in this Lease in so far as they are still applicable at the time and subject to the rights of any third party existing at the date of the grant;

or if the Landlord does not require the Guarantor to take a new lease, the Guarantor shall nevertheless upon demand pay to the Landlord the costs properly incurred by the Landlord in granting a lease of the Demised Premises or any part of it to a third party (or any attempted granting of such a lease which may for whatsoever reason prove unsuccessful) and a sum equal to the rents and other sums that would have been payable under this Lease (or any continuation or renewal of it) but for the disclaimer, repudiation, forfeiture or other event, such sums to be paid on the same dates and in the same manner as they would have been payable by the Tenant in respect of the period from and including the date of such disclaimer, repudiation, forfeiture or other event until the expiration of 6 months therefrom or until the Landlord has granted a lease of the Demised Premises to a third party (whichever shall first occur).

8.	Benefit of guarantee

That this guarantee shall ensure for the benefit of the successors and assigns of the Landlord under the Lease without the necessity for any assignment thereof.

9.	Jurisdiction

That the Guarantor will submit to the jurisdiction of the Irish courts in relation to any proceedings taken against the Guarantor or in relation to any new lease granted as aforesaid.

10.	Registration of company

Where the Guarantor or the Tenant are bodies corporate that the Guarantor will comply with all statutory requirements necessary to ensure that the Tenant and/or the Guarantor remains on the register of companies.

11.	Replacement of Guarantor

In the event that the Guarantor as named in this Lease enters into liquidation, whether compulsory or voluntary, or passes a resolution for winding-up while solvent, except where the liquidation or winding-up resolution is for the purposes of reconstruction or amalgamation while the Tenant or the Guarantor (as the case may be) remains solvent, the Tenant will ensure that the Guarantor as named in this Lease is replaced with another entity acceptable to the Landlord (acting reasonably).

12.	Termination of Guarantee

This Guarantee shall automatically cease and determine and be of no further force or effect upon the assignment of this Lease by the Tenant to a third party with the Landlord’s written consent, or on assignment following determination by a court of appropriate jurisdiction that the Landlord has unreasonably withheld consent.

Schedule 9

Landlord’s Specification for delivery of Demised Premises

INTRODUCTION

1-6 SJRQ is a new office building over 6 stories with a single level basement.  The office reception is positioned at the main building entrance facing Sir John Rogerson’s Quay within a full height glazed atrium.   The reception is designed to service a single occupant or multiple tenants and provides direct access to the vertical circulation in the central core.  A second entry point is provided through No. 6 Sir John Rogerson’s Quay and a service set-down point and entry point from Creighton Street.

The typical office floors are arranged around a central core for vertical circulation and ancillary services.  Structural columns are arranged at the perimeter of the floor plates to maximize open space and to provide flexible and substantially column free floor plates.

The refurbishment of the existing protected structures at number 4 and 5 Sir John Rogerson’s Quay connect with the new building at all levels to also provide office accommodation.

The new building consists of:

Ground Floor:

•	Office reception, office accommodation and associated toilet facilities, electrical substation

Basement:

•	Office car parking: 31 spaces including 2 disabled (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle parking: 300 spaces (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle repair area
•	Shower & Changing facilities: 20 showers + 200 lockers
•	Drying room
•	Refuse store
•	Plant rooms
•	Tenant store

Roof Level:

•	Plant Enclosure for landlord and tenant plant

1st-5th Floors:

•	Office accommodation and associated toilet facilities

Building Dimensions:

Structural grid:	Generally 7.5x12m or 7.5m x 15m.

Planning grid:	The building is designed to accommodate a 1.5metre – 3m planning grid, following through from window location to ceiling and lighting layouts.

Floor to Floor:

4.0m for Office Floors.

Retail Units at Ground Floor vary between 6.0m and 6.35m.

At Basement level this varies between the car park at 3.7m to the ancillary accommodation, bike store, showers and changing areas at c. 3.3m and the Tenant Amenity Space at 5.150m

Structural System:

A structural steel frame and 150mm composite floor slabs designed and constructed to carry a floor loading of 5kn/sq. metre (4 +1).

Perimeter columns are generally on a 7.5m, 12m or 15m module. The office floor plates are clear spanning from the core to the façade.

Floor Zone:	150mm (including raised access floor tiles).

Ceiling Zone:	900mm in depth (including cellular beam and ceiling finishes).

Clear floor to
Ceiling Height:	Office floors, the floor to ceiling height will be 2800mm.

Ground Floor office area on WML, the floor to ceiling height will be 5100mm.

Ground floor Own Door Office, the floor to ceiling height will be 4250mm.

Ground floor reception, the floor to soffit of the reception atrium will be 20.0m

Floor Loadings:	Office Floors 4kn/sq. metre per person plus 1 kn/sqm partitions (4 +1).

Design Standards/References:

The building is required to comply inter-alia with the following Acts and Regulations.

•	BCO Guide – Best Practice in Specification for offices.
•	LEED Assessment Criteria.
•	The Planning and Development Act 2000 (as amended) and the Regulations made thereunder.
•	The Building Control Acts 1990, the Regulations made there under and the building control amendment regulations 2013.
•	The Health Safety and Welfare at Work Act 2005 and the Regulations made thereunder.
•	The Office Premises Act.

Design Criteria:

The building is designed to the following criteria:

Occupancy rate for Sanitary Provision: WC design density - 1 Person / 8m2, 60:60 Male:Female (based on total building provision). Disabled WC provision in accordance with TGD M2010.

Car Parking Provision: 31no. spaces including 2no. spaces for disabled drivers.

Sub-Division:

The building and the arrangement of services is designed for a single tenant occupancy or a multi-tenancy arrangement. From 1st to Fifth Floor the floor plates can be sub-divided into two self-contained tenancies.

LANDLORD SPECIFICATION
RECEPTION AND LIFT LOBBIES

Reception/ Atrium:

Floors:	Large format natural stone floor with a honed finish

Atrium Walls/Ceilings:	Plasterboard ceiling system with a polished finish with illuminated recess detailing
Reception desk:	A bespoke unit of high-quality to the main reception.

Lift Lobbies:

Walls:	Large format natural stone wall cladding; vertical wall panels
Floors:	Large format natural stone floor and skirting.
Ceiling:	Plasterboard ceiling with illuminated recess detail.
Doors:	Frameless glass sliding doors to the office accommodation.

Passenger Lifts:

Size:	4 No. 15 person
Waiting time:	Passenger lift peak average interval is less than 25 seconds
Two separate lifts performs as fire fighting lifts
A separate goods lift of 1250kg capacity is located in the core.

Toilets:

Walls:	Large formal natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish.
Floors:	Large format natural stone floor and skirting.
Ceilings:	Dry lining with emulsion paint with ceiling mounted light fittings.
Doors:	Solid core hardwood flush doors; veneered finish and integrated vertical wall panel system finish
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:

Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror illumination and concealed paper towel dispenser beneath.

Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

LANDLORD SPECIFICATION
OFFICE AREAS

Walls:	Dry-lining with emulsion paint finish.
Floors:	600mm x 600mm access flooring medium duty
Columns:	Paint Finish
Ceiling:	Metal suspended ceiling system to suit 1.5m square
planning module. Perforated 600mm x 600mm ceiling
tiles with linear plasterboard margins. System to
incorporate light fittings, diffusers, smoke detectors,
illuminated signage.

STAIRS

Main Stairs

Walls:	Dry-lining with emulsion paint finish.
Floors:	Natural stone floor finish from lower ground to first floor level with high quality carpet above
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Secondary Stairs

Walls:	Emulsion-painted dry lining.
Floors:	High quality carpet
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Showers, Changing & Locker Rooms

Space is provided at basement level for shower and changing facilities, lockers and a tenant amenity space.

Walls:	Large format natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish/ porcelain Wall Tiles.
Floors:	Large format porcelain tiled floor and skirting.
Ceilings:	Painted plasterboard
Doors:	Solid core hardwood flush doors; Timber veneered finish
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:	Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror.
Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

Car Park Area
Walls:	Concrete block and insitu concrete internal walls; plasterboard lining with emulsion paint finish.

Floors:	Insitu concrete floor with Paint Finish. Including line marking for Parking Bays and Floor Signage.

Columns:	Paint Finish

Ceilings:	Soffit insulation to car park soffit and steelwork.

Doors:	Flush paint finish fire rated doors with stainless steel ironmongery.

Outline Electrical Specification

🗌	Main building distribution boards.
🗌	Sub distribution boards on floor plates.
🗌	Energy-saving LED lighting in reception core and circulation areas.
🗌	Emergency lighting installation in accordance with IS 3217:2013 in the core areas
🗌	Proximity card access control system to building entrances.
🗌	Intruder alarm system monitors the building perimeter.
🗌	CCTV cameras monitor reception entrances, external access routes and access-controlled doors on building perimeter.
🗌	Fully addressable fire alarm system in accordance with IS 3218:2013 in the core areas.

Outline Mechanical Specification

🗌	Central HWS storage and boosted hot water services generated by high-efficiency low NOx gas-fired boiler LPHW heating system.
🗌	Mains water and cold-water storage and distribution.
🗌	High-efficiency water-cooled chillers with dry air coolers at roof level.
🗌	LPHW & CHW pipework risers with heat meters at each floor.
🗌	Air-handling plant at roof level with high-efficiency thermal wheel heat recovery for office zones and toilet core.
🗌	Main fresh air ductwork terminating on each floor.
🗌	Rainwater harvesting system.
🗌	Building Energy Management System (BEMS) with front end PC to monitor and control main HVAC equipment.

OUTLINE SPECIFICATION OF EXTERNAL ENVELOPE

A bespoke glazed façade system to the North and West Façade on Sir John Rogerson’s Quay and Creighton Street:  Glazing spanning full height (4.0m) and shuffle-glazed into proprietary thermally broken framing at floor and ceiling level with the glazing flush internally. The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and incorporates a solar neutral coating.

Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail. Laminated vertical glass fins, are positioned externally spanning full height and are restrained at top and bottom with bespoke anchors disappearing into to a slender aluminium toe detail located horizontally at each office floor level. The top and bottom anchors allow a visible gap between it and the façade glass. Lighting is incorporated into the facade system to illuminate the glass fins.

The South West façade to Creighton Street and Windmill Lane at the typical office floor level is a unitised curtain walling system with aluminium framing, anodised finish, nominally 1.5/3.0m wide x 4m high.

The system is thermally broken, pressure equalized, ventilated, self-draining, flush-glazed with externally mounted horizontal glass brise soleil system. The horizontal glass brise soleil with incorporated frit pattern providing solar shading spanning 1.5/3.0mm and restrained via bespoke stainless steel cantilever arms which are affixed to the main unitised framing.

The vertical façade glass is double glazed with laminate safety glass to both internal and external leafs.  Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

The South West  and South Façade to Creighton Street and Windmill Lane at the upper office floor levels is a unitized curtain walling system with aluminum framing, anodized finish,  nominally 1.5/3.0m (w) x 4.0m (h) units. Vertical anodised aluminium fins span 4.0mm and are restrained via bespoke stainless steel fixings which attach to the main horizontal unitised framing.

The anodised aluminium fins are of varying profile/angle (on plan) to create a variated effect. Fire stopping to be incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail.

Courtyard Facades facing The Observatory Building:

The glazed system is a factory fabricated unitised aluminium curtain walling system – nominally 1.5m (w) x 4.0m (h) units with anodised aluminium framing– thermally broken, pressure equalized, ventilated, self-draining, flush-glazed SG bonded.

The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and to incorporate solar neutral coating to face 4.  Fire stopping to be incorporated within ceiling header adjacent to glass with intumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

Ground Floor Retail Facades facing Creighton Street and Windmill Lane:

The retail units are to be a fully glazed glass fin curtain walling system.  High performance double glazing is mounted via a pressure equalized toggle fixed proprietary modified SG curtain walling system solution. The glazing is performance coated, clear double-glazed units and laminated Class A safety glass to both internal and external leaf’s.

Thermally broken, pressure equalized, discretely self-draining, silicone jointed, stick system polyester powder-coated, structurally bonded to a vertical spanning laminated glass fin. Curtain walling mullion to be either proprietary glass-fin add-on solution or modified slim-line mullion, machined to fit glass fin thickness. Glass fins to be clear reduced iron laminated with fully polished edges.

North, West and South Facades:

Vertical and horizontal stone fins and projecting stone to north, west and south elevations. Stone cladding panels to the East façade stair. Stone cladding panels to the ground floor columns, ESB substation and plinth.  Stone cladding panels fixes to steel cladding rail system.

All the curtain wall systems will comply as a minimum, with the relevant and current forms of all local national codes and standards and Building Regulations, British Standards, Euronorms (including harmonised Euronorms), DIN Standards, ASTM Standards, CWCT Guidelines and Technical Notes.

The glass replacement strategy includes for external replacement with a local internal access requirement to facilitate the safe removal and replacement.

EXTERNAL LANDSCAPING

Ground Floor Courtyard:	Large external courtyard at ground floor level with extensive high quality planting and natural stone finishes.

4th and 5th Floor Terraces:	Generous stone paved roof terraces at 4th and 5th floor levels.

Schedule 10

LEED requirements

Energy & Atmosphere	Tenant Fit-out Requirements

EAp2/EAc1:	Lighting:
Energy	Office
Performance	Lighting fit-out installation not to exceed lighting power density:
7.5 W/m2
The following lighting controls are also included:
Daylight dimming
Occupancy sensors

HVAC System:
Office
The office build out fan coil average specific fan power (SFP)
efficiency to be no more than 0.132 w/l/s.

All other applicable items to be fit out by developer.

Indoor Environmental Quality	Tenant Fit-out Requirements
IEQp2/c2:	1SJRQ NO SMOKING POLICY
Environmental
Tobacco Smoke	1SJRQ is a smoke free environment, indoors and outdoors.
Control
1. REGULATIONS OF SMOKING INDOORS:

Smoking is prohibited in all enclosed areas of 1SJRQ. This includes, but is not limited to the Block and Buildings, the Building Common Areas i.e. for clarity all commercial areas (retail, offices), all shared areas, all individual apartments, hallways, stairs, elevators, restrooms and all other enclosed areas.

2. REGULATION OF SMOKING OUTDOORS

Notwithstanding the above prohibitions on smoking in enclosed areas, smoking within 8m of 1SJRQ entries, outdoor air intakes, and operable windows is prohibited. There are no designated smoking areas within 1SJRQ

Schedule 11

Yield Up Specification (including the enclosed USB detailing the Tenant Information Booklet)

1-3 and 6 SJRQ

The CAT A fit out for the main floor plates includes the following: -

Raised Access Floors – Supplied and fitted by the Landlord.

Credit in lieu of: -

•	Floor Finishes
o	Type FLS-151 Carpet Tiling; 250mm x 1000mm, Tufted loop pile carpet tiles.
•	Suspended Ceilings
o	CLG-301 Metal Ceiling System; SAS; Tiles, 330 grid ceiling system; hinge-down and slideable; bevelled edges.
•	Mechanical
o	Fresh air ductwork on the floorplate
o	Fan Coil units
o	Secondary ductwork from FCU’s
o	LPHW/CHW pipework on the floorplate
o	Insulation of above
o	Air Diffusers
•	Electrical
o	Power Containment on the floorplate
o	Underfloor Power busbar
o	Lighting containment and general light fittings on the floorplate
o	Emergency lighting on the floorplate
o	Lighting control on the floorplate
o	Fire alarm on the floorplate

The 4 and 5 SJRQ CAT A Works for which the €27,000 credit allows for: -

•	Carpet Type FLS-151 Carpet Tiling; 250mm x 1000mm, Tufted loop pile carpet tiles;.
•	Painted ceilings; and
•	Wall painting.

4 and 5 SJRQ will be left in the manner detailed in the Lease, to include generally: -

•	Wall mounted radiators will be provided;
•	The Western wall of SJRQ will be boarded and plastered on all floors, and will contain power sockets and data sockets;
•	The North, South and East walls will generally be left as exposed brickwork;
•	The Western wall of the stair core in 5 SJRQ will have a power and data socket on each level;
•	Ceiling will have light fittings and separate emergency light fittings and smoke heads;
•	The 5th floor of both 4 and 5 SJRQ will have hardwood flooring fitted; and
•	A duct will supply fresh air in both 4 and 5 SJRQ.

See Tenant Information Booklet furnished for further detail.

General

Ground Floor:

•	Office reception, office accommodation and associated toilet facilities, electrical substation

Basement:

•	Office car parking: 31 spaces including 2 disabled (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle parking: 300 spaces (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle repair area
•	Shower & Changing facilities: 20 showers + 200 lockers
•	Drying room
•	Refuse store
•	Plant rooms
•	Tenant store

Roof Level:

•	Plant Enclosure for landlord and tenant plant

1st-5th Floors:

•	Office accommodation and associated toilet facilities

Building Dimensions:

Structural grid:	Generally 7.5x12m or 7.5m x 15m.

Planning grid:	The building is designed to accommodate a 1.5metre – 3m planning grid, following through from window location to ceiling and lighting layouts.

Floor to Floor:	4.0m for Office Floors.
Retail Units at Ground Floor vary between 6.0m and 6.35m.
At Basement level this varies between the car park at 3.7m to the ancillary accommodation, bike store, showers and changing areas at c. 3.3m and the Tenant Amenity Space at 5.150m

Structural System:	A structural steel frame and 150mm composite floor slabs designed and constructed to carry a floor loading of 5kn/sq. metre (4 +1).
Perimeter columns are generally on a 7.5m, 12m or 15m module. The office floor plates are clear spanning from the core to the façade.

Floor Zone:	150mm (including raised access floor tiles).

Ceiling Zone:	900mm in depth (including cellular beam and ceiling finishes).

Clear floor to
Ceiling Height:	Office floors, the floor to ceiling height will be 2800mm.

Ground Floor office area on WML, the floor to ceiling height will be 5100mm.
Ground floor Own Door Office, the floor to ceiling height will be 4250mm.
Ground floor reception, the floor to soffit of the reception atrium will be 20.0m

Floor Loadings:	Office Floors 4kn/sq. metre per person plus 1 kn/sqm partitions (4 +1).

Design Standards/References:

The building is required to comply inter-alia with the following Acts and Regulations.

•	BCO Guide – Best Practice in Specification for offices.
•	LEED Assessment Criteria.
•	The Planning and Development Act 2000 (as amended) and the Regulations made thereunder.
•	The Building Control Acts 1990, the Regulations made there under and the building control amendment regulations 2013.

•	The Health Safety and Welfare at Work Act 2005 and the Regulations made thereunder.
•	The Office Premises Act.

Design Criteria:

The building is designed to the following criteria:

Occupancy rate for Sanitary Provision: WC design density - 1 Person / 8m2, 60:60 Male:Female (based on total building provision). Disabled WC provision in accordance with TGD M2010.

Car Parking Provision: 31no. spaces including 2no. spaces for disabled drivers.

Sub-Division:

The building and the arrangement of services is designed for a single tenant occupancy or a multi-tenancy arrangement. From 1st to Fifth Floor the floor plates can be sub-divided into two self-contained tenancies.

LANDLORD SPECIFICATION
RECEPTION AND LIFT LOBBIES

Reception/ Atrium:

Floors:	Large format natural stone floor with a honed finish

Atrium Walls/Ceilings:	Plasterboard ceiling system with a polished finish with illuminated recess detailing
Reception desk:	A bespoke unit of high-quality to the main reception.

Lift Lobbies:

Walls:	Large format natural stone wall cladding; vertical wall panels
Floors:	Large format natural stone floor and skirting.
Ceiling:	Plasterboard ceiling with illuminated recess detail.
Doors:	Frameless glass sliding doors to the office accommodation.

Passenger Lifts:

Size:	4 No. 15 person
Waiting time:	Passenger lift peak average interval is less than 25 seconds
Two separate lifts performs as fire fighting lifts
A separate goods lift of 1250kg capacity is located in the core.

Toilets:

Walls:	Large formal natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish.
Floors:	Large format natural stone floor and skirting.
Ceilings:	Dry lining with emulsion paint with ceiling mounted light fittings.
Doors:	Solid core hardwood flush doors; veneered finish and integrated vertical wall panel system finish
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:

Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror illumination and concealed paper towel dispenser beneath.

Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

LANDLORD SPECIFICATION
OFFICE AREAS

Walls:	Dry-lining with emulsion paint finish.
Floors:	600mm x 600mm access flooring medium duty
Columns:	Paint Finish
Ceiling:	Metal suspended ceiling system to suit 1.5m square
planning module. Perforated 600mm x 600mm ceiling
tiles with linear plasterboard margins. System to
incorporate light fittings, diffusers, smoke detectors,
illuminated signage.

STAIRS

Main Stairs

Walls:	Dry-lining with emulsion paint finish.
Floors:	Natural stone floor finish from lower ground to first floor level with high quality carpet above
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Secondary Stairs

Walls:	Emulsion-painted dry lining.
Floors:	High quality carpet
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Showers, Changing & Locker Rooms

Space is provided at basement level for shower and changing facilities, lockers and a tenant amenity space.

Walls:	Large format natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish/ porcelain Wall Tiles.
Floors:	Large format porcelain tiled floor and skirting.
Ceilings:	Painted plasterboard
Doors:	Solid core hardwood flush doors; Timber veneered finish
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:	Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror.
Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

Car Park Area
Walls:	Concrete block and insitu concrete internal walls; plasterboard lining with emulsion paint finish.

Floors:	Insitu concrete floor with Paint Finish. Including line marking for Parking Bays and Floor Signage.

Columns:	Paint Finish

Ceilings:	Soffit insulation to car park soffit and steelwork.

Doors:	Flush paint finish fire rated doors with stainless steel ironmongery.

Outline Electrical Specification

•	Main building distribution boards.
•	Sub distribution boards on floor plates.
•	Energy-saving LED lighting in reception core and circulation areas.
•	Emergency lighting installation in accordance with IS 3217:2013 in the core areas
•	Proximity card access control system to building entrances.
•	Intruder alarm system monitors the building perimeter.
•	CCTV cameras monitor reception entrances, external access routes and access-controlled doors on building perimeter.
•	Fully addressable fire alarm system in accordance with IS 3218:2013 in the core areas.

Outline Mechanical Specification

•	Central HWS storage and boosted hot water services generated by high-efficiency low NOx gas-fired boiler LPHW heating system.
•	Mains water and cold-water storage and distribution.
•	High-efficiency water-cooled chillers with dry air coolers at roof level.
•	LPHW & CHW pipework risers with heat meters at each floor.
•	Air-handling plant at roof level with high-efficiency thermal wheel heat recovery for office zones and toilet core.
•	Main fresh air ductwork terminating on each floor.
•	Rainwater harvesting system.
•	Building Energy Management System (BEMS) with front end PC to monitor and control main HVAC equipment.

OUTLINE SPECIFICATION OF EXTERNAL ENVELOPE

A bespoke glazed façade system to the North and West Façade on Sir John Rogerson’s Quay and Creighton Street:  Glazing spanning full height (4.0m) and shuffle-glazed into proprietary thermally broken framing at floor and ceiling level with the glazing flush internally. The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and incorporates a solar neutral coating.

Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail. Laminated vertical glass fins, are positioned externally spanning full height and are restrained at top and bottom with bespoke anchors disappearing into to a slender aluminium toe detail located horizontally at each office floor level. The top and bottom anchors allow a visible gap between it and the façade glass. Lighting is incorporated into the facade system to illuminate the glass fins.

The South West façade to Creighton Street and Windmill Lane at the typical office floor level is a unitised curtain walling system with aluminium framing, anodised finish, nominally 1.5/3.0m wide x 4m high.

The system is thermally broken, pressure equalized, ventilated, self-draining, flush-glazed with externally mounted horizontal glass brise soleil system. The horizontal glass brise soleil with incorporated frit pattern providing solar shading spanning 1.5/3.0mm and restrained via bespoke stainless steel cantilever arms which are affixed to the main unitised framing.

The vertical façade glass is double glazed with laminate safety glass to both internal and external leafs.  Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

The South West  and South Façade to Creighton Street and Windmill Lane at the upper office floor levels is a unitized curtain walling system with aluminum framing, anodized finish,  nominally 1.5/3.0m (w) x 4.0m (h) units. Vertical anodised aluminium fins span 4.0mm and are restrained via bespoke stainless steel fixings which attach to the main horizontal unitised framing.

The anodised aluminium fins are of varying profile/angle (on plan) to create a variated effect. Fire stopping to be incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail.

Courtyard Facades facing The Observatory Building:

The glazed system is a factory fabricated unitised aluminium curtain walling system – nominally 1.5m (w) x 4.0m (h) units with anodised aluminium framing– thermally broken, pressure equalized, ventilated, self-draining, flush-glazed SG bonded.

The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and to incorporate solar neutral coating to face 4.  Fire stopping to be incorporated within ceiling header adjacent to glass with intumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

Ground Floor Retail Facades facing Creighton Street and Windmill Lane:

The retail units are to be a fully glazed glass fin curtain walling system.  High performance double glazing is mounted via a pressure equalized toggle fixed proprietary modified SG curtain walling system solution. The glazing is performance coated, clear double-glazed units and laminated Class A safety glass to both internal and external leaf’s.

Thermally broken, pressure equalized, discretely self-draining, silicone jointed, stick system polyester powder-coated, structurally bonded to a vertical spanning laminated glass fin. Curtain walling mullion to be either proprietary glass-fin add-on solution or modified slim-line mullion, machined to fit glass fin thickness. Glass fins to be clear reduced iron laminated with fully polished edges.

North, West and South Facades:

Vertical and horizontal stone fins and projecting stone to north, west and south elevations. Stone cladding panels to the East façade stair. Stone cladding panels to the ground floor columns, ESB substation and plinth.  Stone cladding panels fixes to steel cladding rail system.

All the curtain wall systems will comply as a minimum, with the relevant and current forms of all local national codes and standards and Building Regulations, British Standards, Euronorms (including harmonised Euronorms), DIN Standards, ASTM Standards, CWCT Guidelines and Technical Notes.

The glass replacement strategy includes for external replacement with a local internal access requirement to facilitate the safe removal and replacement.

EXTERNAL LANDSCAPING

Ground Floor Courtyard:	Large external courtyard at ground floor level with extensive high quality planting and natural stone finishes.

4th and 5th Floor Terraces:	Generous stone paved roof terraces at 4th and 5th floor levels

Schedule 12

M & E Plant Schedule

SCHEDULE 13

Employers Information Requirements

GIVEN under the Common Seal of
HIBERNIA REIT PUBLIC
LIMITED COMPANY
and DELIVERED as a DEED:
Director

Director/Secretary

GIVEN UNDER the Common Seal of
SOBO MANAGEMENT COMPANY
LIMITED BY GUARANTEE
AND delivered as a DEED:
Director

Director/Secretary

GIVEN UNDER the Common Seal of
HUBSPOT IRELAND LIMITED
AND delivered as a DEED:

Director

Director/Secretary

HUBSPOT, Inc.

Name

Title

Dated the	day of	2019

(1) Landlord:	HIBERNIA REIT PUBLIC LIMITED COMPANY

(2) Tenant:	HUBSPOT IRELAND LIMITED

(3) Management Company:	SOBO MANAGEMENT COMPANY LIMITED BY GUARANTEE

(4) Guarantor:	HUBSPOT, INC.

LEASE

of

1SJRQ, WINDMILL QUARTER, DUBLIN 2

Arthur Cox

Ten Earlsfort Terrace

Dublin 2

EXECUTION VERSION

Appendix 3

Form of Licence for Works

THIS LICENCE dated	day of	2019

BETWEEN:

(1)

HIBERNIA REIT PUBLIC LIMITED COMPANY (Company No. 531267) having its registered office at South Dock House, Hanover Quay Dublin D02 XW94 (hereinafter called the “Landlord” which expression shall where the context so admits or requires include its successors and assigns);

(2)

TENANT: HUBSPOT IRELAND LIMITED (Company No. 515723) having its registered office at One Dockland Central, Guild Street, Dublin 1 (hereinafter called the “Tenant” which expression shall where the context so admits or requires include its permitted successors and permitted assigns); and

(4)

GUARANTOR: HUBSPOT, INC. a Delaware corporation, having its principal office at 25 First Street, 2nd Floor, Cambridge, MA 02141 (hereinafter called the “Guarantor”) which expression shall where the context so admits or requires include its permitted successors and permitted assigns).

BACKGROUND:

A.

This Licence is supplemental to lease dated      day of             2019 between (1) the Landlord, (2) the Tenant, (3) SOBO Management Company Limited by Guarantee and (4) the Guarantor (the “Lease”) whereby the premises described in Schedule 1 of this Licence (the “Premises”) were intended to be demised for the term and at the rents and subject to the covenants on the part of the lessee and terms and conditions contained in the Lease.

B.	The reversion immediately expectant on the termination of the term of the Lease is vested in the Landlord.
C.	The Lease contains a covenant on the part of the lessee not to alter the Premises without the prior consent in writing of the Landlord.
D.

The Tenant has applied to the Landlord for consent to carry out the works more particularly described in the Tenant’s Specification as set out in Schedule 2 of this Licence (the “Works”) which the Landlord agrees to grant subject to the terms of this Licence.

THIS LICENCE PROVIDES:

1.	Definitions and Interpretation
1.1	In this Licence:

“Ancillary Certificates” has the meaning ascribed to it in the BCR Code;

“BIM” means building information modelling (in accordance with the Construction Industry Council Building Information Model Protocol (first edition 2013));

“BCR Code” means the Code of Practice for Inspecting and Certifying Buildings and Works issued by the Minister for the Environment, Community and Local Government pursuant to Article 20G of the Building Control (Amendment) Regulations 2014;

“Building” means the building located at 1 – 6 Sir John Rogerson’s Quay, Windmill Quarter, Dublin 2 and more particularly outlined in blue on Plan No. 2 attached to the Lease including part of the areas at basement level shown coloured green on Plan No. 3 attached to the Lease and shall be deemed to include any extensions or alterations to or any reductions or variations of it now or in the future respectively made within the Term the Lease;

“Building Control Act” means the Building Control Acts, 1990 to 2014;

“Building Control Authority” means a Local Authority to which Section 2 of the Building Control Act applies;

“Building Control Regulations” means the Building Control Acts 1990- 2014, the Building Control Regulations 1997-2015 and any amendments thereto and all regulations made under those Acts;

“Certificate of Compliance on Completion” means a certificate of compliance in respect of the Works to be lodged with the Building Control Authority in accordance with the Building Control Regulations;

"DCC Protocol” means the demolition and construction protocol for the Dublin Docklands Area provided by Dublin City Council and appended at Appendix 1 hereto;

“Estate” means the Windmill Quarter, Dublin 2, as shown for identification purposes only coloured blue on Plan No. 1 attached to the Lease and the extent of which Estate may be expanded or retracted from time to time by the Landlord and / or the Management Company;

“Fit-Out Protocol” means the tenant fit-out protocol appended at Appendix 2 hereto;

“Independent Architect” means Brian Murphy of MCA Architects or in the event of him being unwilling or unable to act such other architect (who shall have at least ten (10) years standing as an architect and experience in the design of office space in Ireland) as may be agreed between the parties and in default of agreement to be nominated upon the application of either party by the President for the time being of the Royal Institute of Architects of Ireland;

“Landlord’s Architect” means Henry J. Lyons Architects or such other suitably qualified Architect as the Landlord shall appoint therefor following notice to the Tenant;

“Law” means every Act of Parliament and of the Oireachtas, law of the European Union and every instrument, directive, regulation, requirement, action and bye law made by any government department, competent authority, officer or court which now or may hereafter have force of law in Ireland;

“Planning Acts” means the Local Government (Planning and Development) Acts 1963 to 1998 and the Planning and Development Acts 2000 to 2016 and any statutory extension, modification, amendment or re-enactment of any such Act or Acts for the time being in force and any statutory instruments, regulations or orders made or issued under any such Act or Acts;

“Premises” means the premises more particularly described in the Schedule 1 to the Lease;

“Safety Regulations” means the Safety, Health and Welfare at Work Act 2005 to 2014 and any and all legislation pursuant thereto (including but not limited to the Safety, Health and Welfare at Work (Construction) Regulations 2013) as may be modified, amended or extended from time to time;

“Tenant’s Architect” means Conor McCabe of Henry J Lyons, or such other suitably qualified Architect as the Tenant shall appoint in substitution therefor following notice to the Landlord;

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“Tenant Consents” means any planning permission, fire safety certificate, disability access certificate or other consents, approvals or licences of an from any competent and Statutory Authorities in relation to the Works; and

“Validated Certificate of Compliance on Completion” means the Certificate of Compliance on Completion validated by the Building Control Authority with the relevant particulars of the said certificate included on the register maintained by the Building Control Authority together with certified copies of all certificates (including Ancillary Certificates) created for the purpose of procuring the validation of the Certificate of Compliance on Completion from the Building Control Authority.

1.2

For the avoidance of doubt, any reference to a specific statute or statutory provision in this Licence includes references to any statutory modification, extension or re-enactment of such statute or statutory provision and to any regulations, orders, bye-laws or other subordinate legislation made under such statute or statutory provision from time to time.

1.3	Save as varied by this Licence, the provisions as to interpretation set out in the Lease shall apply to this Licence.
1.4	Any covenant by a party to this Licence not to do any act, matter or thing shall be construed as including a covenant by that party that such act, matter or thing shall not be done.
1.5	The clause headings in this Licence shall not be taken into account for the purposes of its construction or interpretation.
1.6

Where two or more persons are included in the expression “Landlord” or “Tenants”, the covenants which are expressed to be made herein by the Landlord or the Tenant shall be deemed to be made by such persons jointly and severally.

2.	Licence

In consideration of the covenants on the part of the Tenant contained in this Licence, the Landlord hereby consents to the carrying out of the Works by the Tenant at the Tenant’s own cost and expense subject to the covenants and conditions contained in this Licence. This Licence shall not permit any further or different works or alterations to the Premises or any part thereof.

3.	Tenant’s Obligations

In consideration of the Landlord’s consent contained in this Licence, the Tenant hereby covenants with the Landlord:

3.1	Compliance
(a)

To comply with all obligations under or by virtue of any Law and to obtain and comply with such permissions, approvals, certificates, licences and consents as may be necessary to comply with all such Laws (and in particular the provisions of the Planning Acts, the Building Control Regulations (in particular, the Building Control (Amendment) Regulations 2014 (where applicable)) and the Safety Regulations so far as the same relate to or affect the Works and any operations, acts or things carried out, executed, done or omitted on the Premises in connection with the Works.

(b)

In the event of the Works not conforming to the Planning Acts or to the planning permissions procured in respect of them or not satisfying the requirements of the fire officer or the competent authority in relation to the provisions of any fire safety certificate or disability access certificate obtained or applied for in relation to the Building or the Works to carry out such alterations or amendments as necessary to the Works so that they comply with such planning permissions and fire safety requirements PROVIDED HOWEVER that in the event of it becoming impossible for such Works to

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comply with the planning permissions procured and/or the requirements of the fire officer or other competent person or authority to restore, at the Tenant’s own cost, the Demised Premises to the condition prevailing prior to the Works being carried out and to the reasonable satisfaction of the Landlord or the Landlord’s Architect (in relation to planning permissions) or the fire officer or competent authority (in relation to any fire safety certificate or disability access certificate).

(c)	To ensure that the carrying out of the Works shall comply with all obligations under or by virtue of the DCC Protocol and the Fit-Out Protocol
3.2	Fees

For the avoidance of doubt, each party shall be responsible for its own costs in respect of the Works and this Licence for Works, and without prejudice to the generality of the foregoing (and notwithstanding any provision to the contrary in the Lease), the Tenant shall not be responsible for the following costs and expenses that may be incurred by the Landlord:

(a)	The Landlord’s surveyors’, architect’ and engineers’ fees in connection with the review and approval of the Tenant’s Specifications; and
(b)	The Landlord’s legal and other professional costs in connection with the preparation and delivery of this Licence for Works.
3.3	Documents

To furnish to the Landlord:

(a)	as soon as reasonably practicable and in any event no later than 8 (eight) weeks following completion of the Works (to the extent not previously furnished):
(i)

A certificate of compliance or exemption regarding the Planning Acts and Building Control Regulations from a suitably qualified architect or engineer in a form recommended by the Royal Institute of Architects of Ireland;

(ii)	A hard copy and soft copy (at the Landlord’s nomination) of the Safety File for the Works required by the Safety Regulations or upload the safety file to the Landlord’s online register if requested;
(iii)	As constructed drawings not otherwise included in the Safety File (if any);
(iv)	Copy operating manuals not otherwise contained or included in the Safety File (if any);
(v)

All collateral warranties (the form of which has been approved by the Landlord, acting reasonably and having regard to the nature of the Works) in relation to the Works addressed to the Landlord from the Tenant’s contractor, sub-contractors with design responsibility and Tenant’s professional team together with copies of the relevant contracts, sub-contracts and/or appointments and evidence of the up-to-date insurances required to be effected pursuant to the said contracts, sub-contracts and /or appointments;

(vi)	Copy Validated Certificate of Compliance on Completion in respect of the Works (if applicable);
(vii)

provide a photographic record of inspections undertaken in relation to fire stopping works (including the removal or addition to the Demised Premises of fire stopping material) carried out as part of the Works; and

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(viii)	Copy of the Tenant Consents (if any).
3.4	Works
(a)	To give the Landlord seven (7) days’ prior notice of the commencement and of the completion of the Works.
(b)

To carry out the Works in accordance with the Tenant Specifications approved by the Landlord with good materials and in a proper and workmanlike manner and to make good any damage caused to the Premises or the Building by the Tenant, its servants, agents or any other party involved in the carrying out of the Works (subject to the Tenant’s inability to procure same on foot of any insurance claim at the Demised Premises in relation to the risks set out in Clause 3.6);.

(c)	To observe and perform all proper precautions in executing the Works and in particular not to endanger the safety of the Premises or any part thereof.
(d)

To comply with the requirements (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate local authority, the insurers of the Building and the Landlord (acting reasonably) in relation to the fire security and safety precautions affecting the Premises.

(e)

To permit the Landlord and its agents to enter upon the Premises at any time while the Works are being carried out (subject only to the safety requirements of the Tenant or its project supervisor for the construction stage) for the purposes of inspecting the manner of execution of the Works and compliance with the provisions of this Agreement provided that the Tenant receives reasonable prior written notice of such inspection and the inspection does not delay or disrupt the carrying out of the Works.

(f)

Not to cause or allow to be caused a nuisance or damage or disturbance to the Landlord, the occupiers for the time being of any adjoining property, the users of the Building and/or the safe and orderly operation of the Building and not to infringe the rights of any aforementioned person nor to acquire or entitle to be acquired by prescription any right which would interfere with the free use of any neighbouring or adjoining property.

(g)	To remove from the Premises upon completion of the Works all debris arising from and equipment used in connection with the carrying out of the Works.
3.5	Indemnity and Insurances
(a)

To keep the Landlord indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability (including without limitation those in respect of personal injury to or the death of any person or any injury or damage to any property, real or personal) arising out of any act omission or negligence of the Tenant or any persons in on or about the Premises expressly or impliedly with the Tenant’s authority in connection with the carrying out of the Works or arising from the failure or omission by the Tenant, its servants, agents or any other party involved in the carrying out of the Works to comply with any of  the terms and provisions of this Licence.

(b)

No later than 5 (five) working days prior to the commencement of the Works to produce to the Landlord confirmation of the existence of the following insurances required together with evidence of payment of the premium:-

(i)	appropriate Contractors All Risks;
(ii)	public liability with an indemnity limit of €6,500,000; and

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(iii)	employers liability insurances with an indemnity limit of €13,000,000,

and such insurances shall, if required, by the Landlord, be extended to include the Landlord with an indemnity to principals clause with the Landlord specifically noted as principal or as joint insured.

(c)	To provide such other reasonable evidence of insurances as may be required by the Landlord from time to time, including evidence of renewals.
(d)	Subject to Clause 3.6 below, to provide any additional insurance premium payable by the Landlord as a result of the Works.
3.6	Landlord’s Insurance

The Landlord shall, subject to the discharge by the Tenant of any increased or additional premium associated with same (“Clause 26 Cover”), procure that the Landlord’s insurance for the Building maintained under the Lease shall provide for a waiver of all rights of subrogation against the Tenant in relation to any of the following risks:-

(a)	fire, storm, tempest, flood; or
(b)	bursting or overflowing of water tanks apparatus or pipes; or
(c)	explosion, impact, aircraft; or
(d)	riot, civil commotion or malicious damage.
3.7	Reinstatement

Upon the expiration or earlier termination of the Lease to remove the Works if so required to do so under the terms of the Lease but not otherwise and to carry out such works as may be required to reinstate the Premises in compliance with the terms of the Lease.

4.	Completion of the Works
4.1

Upon completion of the Works, the Tenant shall notify the Landlord, and the Landlord’s Architect shall be at liberty to inspect the same within five (5) Working Days and if the work has been carried out to the satisfaction of the Landlord’s Architect, the Tenant’s Architect shall issue to the Landlord and the Tenant a certificate that the Tenant has executed the works in accordance with the Tenant’s Specifications and the Tenant Consents PROVIDED ALWAYS that the Tenant may complete the Works in sections (with each section not being less than a complete floor of the Demised Premises) and this clause will apply mutatis mutandis to each such section.  Any failure of the Landlord to carry out any inspection in the relevant time period shall not prevent the Tenant’s Architect from issuing the certificate certifying completion of the Tenant’s Works or any section.

4.2

If the Landlord objects to the issue of the Tenant’s Certificate in respect of the Works, it shall do so in writing to the Tenant such notice to be received by the Tenant within five (5) working days of receipt of a copy of the Tenant’s Certificate specifying its objections.

4.3

In the event of a dispute between the Landlord and the Tenant as to whether the Tenant’s Certificate should have issued having regard to the objections of the Landlord then the items in dispute shall be referred forthwith to the Independent Architect (the "Expert”).

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4.4

Where the Expert finds that the Tenant’s Certificate should not have issued, that certificate shall have no effect and the Tenant shall procure that any items of works identified by the Expert required to be completed shall be remedied forthwith and a further joint inspection of the relevant works shall be undertaken and on completion of such works the provisions of Clauses 4.1 to 4.3 shall be repeated mutatis mutandis.

4.5

The Expert shall be such independent architect agreed between the parties or appointed at the request of either party by the President (or next most senior available officer) of the Royal Institute of the Architects of Ireland.  The Expert shall:

(a)	act as an expert and not as an arbitrator and his fees shall be borne by the party against whom he holds or in default of such holding by the parties equally;
(b)

afford to the Landlord and the Tenant a reasonable opportunity of stating (whether in writing or otherwise as may be decided by him and within time as he may stipulate in that behalf) reasons in support of such contentions as each party may wish to make relative to the matter or matters under consideration;

(c)	be requested to:
(i)	inspect the Premises within five (5) Working Days of being requested to resolve such dispute; and
(ii)	give a decision within five (5) Working Days of such inspection.
4.6	The determination of the Expert shall be binding on the parties.
4.7

The costs of the determination will be borne by the party against whom the Expert holds, but either party may discharge such costs in order to procure the release of the Expert's determination.  Costs so paid by a party in whose favour the Expert holds shall become a debt due to the paying party by the other as a contract debt and (as the case may be) shall be capable of set off against any sums payable under the Lease or otherwise.

5.	Lease

The Tenant agrees that:

5.1	The covenants on the part of the Tenant contained in this Licence shall be construed as if such covenants were covenants on the part of the Tenant in the Lease; and
5.2	All of the covenants and conditions contained in the Lease save as hereby varied shall as far as the same are applicable be considered to apply henceforth to the Works.
6.	Determination

If at any time during the continuance of this Licence the Tenant shall, in the opinion of the Landlord (acting reasonably), be in material breach of any of the covenants on its part or conditions contained herein (having been notified of such breach and having failed to remedy the breach within a period of ten (10) Working Days (or such longer period as may be reasonable in light of the nature of the breach)), the Landlord may at any time thereafter by notice to the Tenant determine this Licence whereupon this Licence shall determine but without prejudice to any claim by the Landlord in respect of any antecedent breach of any covenant or condition herein contained.

7.	Landlord and Tenant (Amendment) Act 1980

The Works shall not be considered as improvements for the purposes of the Landlord and Tenant (Amendment) Act 1980 as they shall be carried out to suit the Tenant’s own requirements.  Neither the Tenant nor its assignees shall be entitled to any compensation in respect of the Works at the expiry or sooner determination of the Lease or at any other time.

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8.	Notices
8.1

Any demand or notice required to be made or given to or served upon the Tenant under this Licence shall be duly and validly made or given or served if addressed to the Tenant (FAO Legal Department) (and if there shall in any case be more than one of them, then to any one of them) and delivered personally or sent by pre-paid or recorded delivery post addressed:-

(a)	in the case of a company, to its registered office; or
(b)	in the case of an individual, at its last known address; or
(c)	to the demised premises

and unless it is returned through the post office undelivered a notice sent by pre-paid registered or recorded delivery post is to be treated as served on the second working day (being a day other than a Saturday or Sunday or public holiday in Ireland on which clearing banks are generally open for business in Ireland) after posting whenever and whether or not it is received.

8.2

Any notice required to be given to or served on the Landlord under this Licence shall be duly and validly given or served if sent by pre-paid registered or recorded delivery post addressed to the Landlord at its registered office.

9.	Landlord not Liable

The Works are carried out without any liability on the part of the Landlord or its surveyors, consultants or agents and imply no responsibility on the part of the Landlord or its surveyors, consultants or agents for the Works, their design or execution.

IN WITNESS WHEREOF the parties hereto have executed these presents in the manner hereinafter appearing the day and year first herein WRITTEN

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SCHEDULE 1

(the “Premises”)

ALL THAT part of the Building more particularly described in Schedule 1 of the Lease as follows:

“ALL THAT the internal and non-structural parts of the Basement, ground, first, mezzanine, second, third, fourth and fifth floors of the Building and which said premises are for the purposes of identification only shown delineated on Plan No. 4, 6, 7, 8, 9, 10, 11 and 12 annexed hereto and thereon in lined red, together with any Landlord’s fixtures and fittings in or about the same and all other additions, alterations and improvements thereto which may be carried out during the Term and shall include without limitation the following:-

(a)	the floor finishes thereof and the cavity between same and the upper surface of the floor slab of the Building;
(b)

the ceiling finishes thereof (including the suspended ceilings (if any)) and the cavity between the ceiling finishes and the under-surface of the floor above or the roof of the Building as the case may be (but excluding, for the avoidance of doubt, the roof of the Building);

(c)	all Conduits provided by the Landlord within the Demised Premises which exclusively service the Demised Premises;
(d)	the internal plaster surfaces and finishes of all structural and load bearing walls and columns therein or which enclose same but not any other part of such walls or columns;
(e)	the entirety of all non-structural or non-load bearing walls and columns therein;
(f)	the inner half severed medially of the internal non-load bearing walls (if any) that divide same from other parts of the Building;
(g)

all services (including mechanical and electrical services plant and equipment) within and exclusively serving the Demised Premises (including the washrooms and toilets included in the Demised Premises);

(h)	all Balconies; and
(i)	all glazing and Brise Soleil affixed to the external parts of the Demised Premises.

BUT EXCLUDING any structural parts of the Building that are not comprised or included within the items (a) to (h) above.

AND FURTHER EXCLUDING any part of the Retained Areas.”

SCHEDULE 2

(the “Tenant Specifications”)

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APPENDIX 1

DCC Protocol

Following the receipt of multiple complaints relating to large scale commercial development sites in or adjacent to the Dublin Docklands Area relating to;

1.

Alleged breaches of standard permitted working hours, excessive noise and dust levels, dirt and debris on approach roads, damage to surrounding footpaths, illegal parking, lack of courtesy from contractors and sub contractors to  residents in the vicinity.

2.

Alleged excessive hours of work extensions being sought by contractors and granted by Dublin City Council which is allegedly causing undue disruption to the lives of residents in the vicinity of certain sites in the area.

The following updated draft protocol has been produced (with reference to the London Good Practice Guide: Noise and Vibration Control for Demolition and Construction produced by the London Authorities Noise Action Forum, July 2016) to alleviate/mitigate some of the issues that are being raised by existing residents in or adjacent to the Docklands Area.

1.	General Considerations

All site staff shall be briefed on noise mitigation measures and the application of best practicable means to be employed to control noise.	All sites
Site hoarding should be erected to maximise the reduction in noise levels	All sites
The contact details of the contractor and site manager shall be displayed to the public, together with the permitted operating hours, including any special permissions given for out of hours work	All sites
The site entrance shall be located to minimise disturbance to noise sensitive receptors	All sites
Internal haul routes shall be maintained and steep gradients shall be avoided	All sites

Material and plant loading and unloading shall only take place during normal working hours unless the requirement for extended hours is for traffic management(i.e road closure) or health and reasons(application must be made to DCC a minimum of 4 days prior to proposed works)

All sites
Use rubber linings in chutes, dumpers and hoppers to reduce impact noise	All sites
Minimise opening and shutting of gates through good coordination of deliveries and vehicle movements	All sites
No materials shall be burned on site	All sites
Adequate dust/debris screening should be in place at the site boundary to contain and minimise the amount of windblown dust. This must be maintained in good condition at all times.	All sites
All consignments containing material with the potential to cause air pollution being transported by skips, lorries, trucks or tippers must be covered during transit on and off site.	All sites

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The site shall be dampened down as necessary to minimise windblown dust when necessary or during periods of dry weather.	All sites
Dust suppression equipment must be used when point source emissions are likely.	All sites
The entry and exit points to the site should be constructed of hard standing which is regularly dampened to minimise dust emissions.	All sites

2.	Plant

Ensure that each item of plant and equipment complies with the noise limits quoted in the relevant European Commission Directive 2000/14/EC	All sites
Fit all plant and equipment with appropriate mufflers or silencers of the type recommended by the manufacturer	All sites
Use all plant and equipment only for the tasks for which it has been designed	All Sites
Shut down all plant and equipment in intermittent use in the intervening periods between work or throttle down to a minimum	All sites
Power all plant by mains electricity where possible rather than generators	All sites
Maximise screening from existing features or structures and employ the use of partial or full enclosures for fixed plant	All sites
Locate movable plant away from noise sensitive receptors where possible	All sites

3.	Vehicle activity

Ensure all vehicle movement (on site) occur within normal working hours. (other than where extension of work requiring such movements has been granted in cases of required road closures or for health and    safety reasons )

All sites
Plan deliveries and vehicle movements so that vehicles are not waiting or queuing on the public highway, if unavoidable engines should be turned off	All sites
Minimise the opening and closing of the site access through good coordination of deliveries and vehicle movements	All sites
Plan the site layout to ensure that reversing is kept to a minimum	All sites
Where reversing is required use broadband reverse sirens or where it is safe to do so disengage all sirens and use banks-men	All sites
Rubber/neoprene or similar non-metal lining material matting to line the inside of material transportation vehicles to avoid first drop high noise levels.	All sites

Wheel washing of vehicles prior to exiting the site shall take place to ensure that adjoining roads are kept clean of dirt and debris. Regular washing of adjoining streets should also take place as required by road sweepers

All sites

4.	Demolition Phase

Employ the use of acoustic screening; this can include planning the demolition sequence to utilise screening afforded by buildings to be demolished.	All sites
If working out of hours for Health and Safety reasons (following approval by DCC) limit demolition activities to low level noise activity unless absolutely unavoidable)	All sites

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Use low impact demolition methods such as non-percussive plant where practicable	All sites
Use rotary drills and ‘bursters’ activated by hydraulic or electrical power or chemically based expansion compounds to facilitate fragmentation and excavation of hard material.	All sites
Avoid the transfer of noise and vibration from demolition activities to adjoining occupied buildings through cutting any vibration transmission path or by structural separation of buildings	All sites
Consider the removal of larger sections by lifting them out and breaking them down either in an area away from sensitive receptors or off site.	All sites

5.	Ground Works and Piling Phase

The following hierarchy of groundwork/piling methods should be used if ground conditions, design and safety allows;

•     pressed in methods, e.g., hydraulic jacking

•     Auger/bored piling

•     Diaphragm walling

•     Vibratory piling or vibro-replacement

•     Driven Piling or dynamic consolidation

All sites
The location and layout of the piling plant should be designed to minimise potential noise impact of generators and motors	All sites
Where impact piling is the only option utilise a non-metallic dolly between the hammer and driving helmet or enclose the hammer and helmet with an acoustic shroud	All sites
Consider concrete pour sizes and pump locations. Plan the start of concrete pours as early as possible to avoid overruns	All sites
Where obstructions are encountered, work should be stopped and a review undertaken to ensure that work methods that minimise noise are used.	All sites
When using an auger piling rig do not dislodge material from the auger by rotating it back and forth. Use alternate methods where safe to do so.	All sites
Prepare pile caps using methods which minimise the use of breakers, e.g., use hydraulic splitters to crack the top of the pile.	All sites

6.	Monitoring

Establish pre-existing levels of ambient noise by baseline monitoring or use of the noise maps.	All sites

Carry out regular on site observation monitoring and checks/audits to ensure that BPM is being used at all times. Such checks shall include;

•     Hours of work

•     Presence of mitigation measures

•     Number and type of plant

•     Construction methods

Site reviews must be recorded and made available for inspection

All sites
Monitor noise continuously during demolition, piling, excavation and sub and superstructure works at agreed locations and report to DCC at agreed intervals	All sites
Appraise and review working methods, processes and procedures on a regular basis to ensure continuous development of BPM	All sites

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The ‘ABC’ Method detailed in Paragraph E.3.2 of BS 5228-1:2009 shall be used to determine acceptable noise levels for day, evening and night time work.	All sites
Appropriate dust suppression must be employed to prevent fugitive emissions affecting those occupying neighbouring properties or pathways	All sites
Street and footpath cleaning must be undertaken during the demolition and ground works phase to minimise dust emissions	All sites
Continuous dust monitoring along the site boundary should be undertaken during any demolition or ground works	All sites

7.	Communication and Liaison

A Community Liaison Plan should be developed by the developer in consultation with local residents/businesses  and a single point of contact nominated to engage with Dublin City Council and the residents/businesses and to handle complaints and communication of  site information

All sites
Contact details for the site manager and liaison officer should be displayed prominently on the site hoarding	All sites
All site staff should be briefed on the complaints procedure and mitigation requirements and their responsibilities to register and escalate complaints received.	All sites

Send regular updates at appropriate intervals to all indentified affected neighbours/ businesses via a newsletter and post relevant information on the site hoarding. Also make the information available via email/website

All sites
Arrange regular community liaison meetings at appropriate intervals (including prior to commencement of the project in the future).	All sites
Meet regularly with neighbouring construction sites to ensure activities are coordinated to minimise any potential cumulative issues.	All sites

8.	Extensions of Working Hours in exceptional circumstances

Ensure at least 4 days notice is given to Dublin City Council when applying for extensions to normal working hours. Do not undertake out of hours work unless permission to do so has been granted.	All sites

The applicant must demonstrate in writing that the works required cannot be carried out during normal working hours. The documentation sent in must be accompanied by a detailed engineering or traffic management or safety case as to why the works are required outside normal hours. The application must give the times and dates of the proposed work, and the mitigation measures that are to be used to minimise noise/disturbance

All sites
Advise neighbours about reasons for and duration of any permitted work s outside of normal working hours, following receipt of approvals from DCC.	All sites
All complaints will be referred directly to the site liaison person and a reply must issue to the complaint within 3 hours of receipt of the complaint.	All sites
A log of all complaints and a summary of how they were dealt with should be kept and be made available to DCC, as required.	All sites

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2-3 work extensions will be considered per week to facilitate required concrete pours .

Power floating after 6pm is the only activity that will be permitted during the extensions relating to large concrete pours. Measures such as the use of electrical power floats should be considered to minimise noise associated with this work.

All sites

Any breaches of permitted working hours or permitted extended working hours or developers or subcontractors not carrying out their requirements under this protocol will lead to enforcement action and may also result in the withdrawal of any extensions of hours of works for a period that will be at the discretion of Dublin City Council.

All sites

16

APPENDIX 2

1 SJRQ FIT OUT PROTOCOL

1.	Landlord Contacts

The principle Landlord contacts for the 1SJRQ project are as follows;

Name	Position	Telephone	Email
Gerard Doherty	Head of Development Management	086 856 8223	gdoherty@hiberniareit.com
Rory O’Neill	General Manager Windmill Quarter	086 025 8874	roneill@hiberniareit.com
Marcus Dillon	Procurement and Facilities Manager	087 708 8792	mdillon@hiberniareit.com
Anastasia Fetisova	Services Manager	086 467 3745	afetisova@hiberniareit.com

The tenant’s fit out contractor (the contractor) will provide a list of personnel and their contacts for the project.

2.	CONSENTS

The Landlord understands that the following statutory consents are in place by the Tenant;

a.	Fire Safety Certificate specific to the tenant works.
b.	Disabled Access Certificate specific to the tenant works.

The Landlord understands that the Tenant has their own Assigned Certifier to lodge the appropriate commencement notice and certify compliance with BC(A)R upon completion of the Tenant fit out works.

All details of same to be forwarded to the Landlord by the contractor.

3.	WORKING HOURS

The working hours on site are covered under condition 7 in the planning permission 2836/15, ABP Reg. Ref. PL 29S.245313. The permitted site hours are;

a.	Mondays to Fridays 7.00am to 7.00pm.
b.	Saturday 8.00am to 2.00pm.
c.	Sundays and public holidays – no activity on site.
4.	SITE ACCESS AND LOGISTICS

Prior to commencement on site the contractor will arrange for the undertaking of a detailed photographic condition survey in all areas requiring a contractor/Landlord interface.

Access to the basement will be permitted via the vehicular ramp of The Observatory Building, off Windmill Lane. The contractor must provide a stationary security guard at the basement access and on the Creighton Street goods lift entrance who will be responsible for security access into the Basement and goods lift.  This stationary security guard must be present at all times while contractors are on site.  The contractor should note that this is a shared basement with an existing fully occupied building.

17

The contractor will be responsible for all traffic management in and out of the basement during the fit-out.  The contractor will submit a list of vehicles for approval that will be allowed to park in the building’s car-park.  The contractor will be responsible for ensuring that a proper dilapidation survey of the basement is carried out prior to fit-out and is responsible for ensuring that is returned to the Landlord as it was received.   The contractor will be responsible for traffic management on Creighton street & Windmill Lane around all deliveries to the site.  Trucks or vans are not permitted to park on the footpaths at any time. The maximum head height on the basement ramp is 2.1m.

The Landlord will allow access to all floors via the goods lift, from the basement goods lift lobby and the Creighton Street loading bay only. This lift and its surrounds will require careful protection to avoid any damage to it during fit out works and the fit-out contractor’s RAMS should note specifically what items it is intended to transport in this lift. This lift has a SWL of 1600kg and the door opening will not facilitate standard 2.4m x 1.2m sheets of plasterboard or plywood.

The contractor will be permitted to access the 4th and 5th floors of the building via a goods hoist on to the balconies of these floors subject to the contractor securing all necessary permits from the relevant authorities and satisfying all necessary traffic management conditions.

The contractor will not be permitted to remove any of the glazing or brise soleil from any façade of the building under any circumstances.

The contractor will be issued with 50 access cards all of which will be returned on completion. The contractor will be charged for cards which are not returned.

The contractor will be required to co-operate with the Landlord if they need access to any floor to undertake any minor post commissioning checking or snagging to Landlord riser shafts. The contractor should note that they will not have exclusive access to, or control of the building during their fit-out period as other fit outs may be under way concurrently.

All lights must be switched off at the end of each working day. The contractor will be responsibility for the security of the building.

The site supervisor must sign out with the building’s security at the end of each day when all contractors have left the floors.

5.	WELFARE FACILITIES

Fit out contractors will be permitted to use the toilets on the ground floor only following a detailed dilapidation survey and the fitting of appropriate levels of protection.

Fit out contractors will be fully responsible for the cleaning and maintaining of the toilets.

Use of the disabled toilet and adjacent cleaners store is prohibited.

The provision of a compound in the basement will be permitted. Every effort should be made to transfer materials to their respective floors from the outset to help minimise the area required at basement level. Clarification is required from the contractor as to how they will protect the newly painted basement floor from damage.

6.	Temporary power connection

On the day of the handover of the tenant floors a joint meter reading will be taken and the Landlord’s electrical account for the building will be transferred into the contractor’s name.

All tenant distribution boards supplying power to the building floors have been tested and commissioned and left isolated as per RECI guidelines. The provision of temporary power will be a contractor responsibility.

18

7.	SITE SPECIFIC RULES
1.

The contractor should be aware that the building is located adjacent to the residential community of Creighton Street, City Quay, Windmill Apartments and the Windmill Lane Apartments. There are a few matters in this regard that contractors should be specifically aware of;

a.	Contractors are not permitted to park any vans on the west side of Creighton Street. The residents will not accept the loss of the spaces outside their homes.
b.

Contractor parking is also prohibited on the southern side of Hanover Street East outside Pearse House. Parking will block the line of site to the pedestrian crossing at the junction with Creighton Street. This crossing is used extensively by school children.

c.	The contractor is not permitted to park any cars or vans on the footpath on Windmill Lane.
d.

Written communication with the residents will be essential if the contractor is undertaking out of hours work e.g. temporarily blocking the road, working outside the planning permission hours etc., notwithstanding the fact that the contractor will have a DCC permit for same.

e.	The local community are rigorous in their observation and reporting to DCC of breaches in the hours permitted by planning permission, or infringements on parking.
2.

All access routes where materials are being transported through (stairwells, lobby areas, reception) will need to be adequately protected. The access routes that your contractor is proposing to use should be identified in their RAMS which will require approval by the landlord prior to any works taking place. The designated lift must be fitted out with protective material which will remain in place for the duration of the fit out. All protection is the responsibility of the contractor.

3.	Contractors are not permitted to use the reception or Townhall space of the adjacent 1WML building.
4.	Contractors are not permitted to use the basement locker rooms, bicycle park or showers.
5.	Contractors are not permitted to use the fire man’s lifts in stair core 1 or 3 in the building for any purpose.
6.	Smoking is not permitted anywhere in the building or anywhere on the Windmill Quarter campus.

GIVEN under the Common Seal of
HIBERNIA REIT PUBLIC
LIMITED COMPANY
and DELIVERED as a DEED:

Director

Director/Secretary

GIVEN under the Common Seal of
HUBSPOT IRELAND LIMITED
and DELIVERED as a DEED:
Director

Director/Secretary

19

HUBSPOT, Inc.

Name

Title

20

Appendix 4

Form of Side Letter

EXECUTION VERSION

Hibernia REIT PLC

Hubspot Ireland Limited

One Dockland Central

Guild Street

Dublin 1

and

Hubspot, Inc.

25 First Street

2nd Floor

Cambridge

MA 02141

Re:

Agreement for Lease dated                                 2019 between (1) Hibernia REIT Plc (the “Landlord”), (2) Hubspot Ireland Limited (the “Tenant”) and (3) Hubspot, Inc. (the “Guarantor”) in relation to 1 Sir John Rogerson’s Quay, Windmill Quarter, Dublin 2 (the “Agreement for Lease”) and lease intended to be granted pursuant to its terms (the “Lease”)

Dear Sirs

In consideration of the Tenant entering into the Agreement for Lease, we confirm that:

1.	Definitions and Interpretation

Defined terms in this Side Letter shall have the same meanings as those ascribed to them in the Lease and the provisions as to interpretation set out in Clause 2 of the Lease shall also apply to this Side Letter.

2.	Lease

With effect from the date of the grant of the Lease, and notwithstanding its provisions:

(a)	Defects

“Inherent Defects” means a structural defect (which term shall refer to the entire structure (ie, all of the Building) and not only load bearing elements) arising during the first twelve (12) years of the Term in the Building which is attributable to a defect in the design, workmanship or materials used in the initial construction of the Demised Premises or the Building but excluding any structural defect arising from (i) works carried out by or on behalf of the Tenant and (ii) subsidence, heave or landslip.

(i)	It is hereby acknowledged and agreed that the Tenant’s repair obligations set out in the Lease shall exclude damage to the Demised Premises arising from any Inherent Defects.
(ii)

If the Landlord becomes aware (having been notified in writing by the Tenant, or otherwise) of the presence of any Inherent Defects in the Building which impacts the Demised Premises during the first twelve (12) years of the Term, the Landlord shall at its own cost procure that such Inherent Defects and all damage arising from such Inherent Defects are remedied in good and workmanlike manner as soon as practicable. The Tenant shall not be liable to contribute towards the costs incurred by the Landlord in remedying Inherent Defects or any damage arising from such Inherent Defects as aforesaid through any of the Estate, Basement or Building Service Charges or otherwise.

EXECUTION VERSION

(b)	Rent Free Period

The Tenant shall be entitled to a rent free period of four (4) months commencing on the Term Commencement Date. For the avoidance of doubt this rent free period shall apply to the Initial Rent only and the Tenant shall discharge all other sums payable in accordance with the Lease as they fall due.

(c)	Pet access

The Tenant may allow employees to bring pets onto the Demised Premises, PROVIDED ALWAYS that such access does not become a nuisance or cause damage or disturbance to the Landlord or the owners, tenants or occupiers of the Building or any part of the Estate.  Such pet access is strictly subject to the reasonable written rules or regulations regarding pet access made by the Landlord and / or the Management Company for the benefit of the Building and/or the Estate from time to time acting reasonably and in accordance with the principles of good estate management.

(d)	Naming Rights
(i)

The Landlord agrees, subject to the Tenant obtaining any necessary planning permissions and its compliance with Clause 4.24 of the Lease, that for so long as the Tenant is the party named in the Lease as tenant of the Demised Premises, the Tenant shall have the sole and exclusive right to name the Building, subject to the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed) Provided that it shall be deemed reasonable for the Landlord to refuse consent on the basis that the proposed name is offensive or likely to upset public sentiment and FOR THE AVOIDANCE OF DOUBT the Landlord hereby confirms its approval of the name “HubSpot House”.

(ii)

The Landlord covenants that for so long only as the Tenant is in occupation of 50% or more of the Floor Area of the Demised Premises it shall not during such period erect or procure or permit the erection of  signage (except in favour of the Tenant) on the exterior of the Demised Premises either for its own benefit or for the benefit of any third party,.

(e)	Permitted User

The Landlord acknowledges that, subject to the Tenant obtaining any necessary planning permissions and compliance with Clause 4.24 of the Lease, the Tenant may from time to time hold catered, promotional and entertainment events at the Premises to which employees, customers, service provider, agents, business partners and members of the public will be invited.

The Tenant may provide food and beverages (including alcoholic beverages) at the Premises, subject to compliance with all relevant laws.

(f)	Notification of Available Space

The Landlord agrees to notify the Tenant in advance of advertising if intending to advertise all and any available office space located within the Estate and then owned by the Landlord (or any related entity) and giving the Tenant a reasonable opportunity to take up that space on reasonable commercial terms.

PROVIDED ALWAYS that the Landlord shall not be obliged to notify the Tenant of any available space in the event that the Tenant is in notified and material breach of any of the covenants and conditions of the Lease at the relevant time.

(g)	Townhall Space

The Landlord acknowledges that use by the Tenant of the townhall event space located in the adjoining building known as 1 WML shall be permitted SUBJECT TO: (i) the Tenant discharging all fees associated with such use; and (ii) the Tenant complying with all and any rules and regulations required by the Landlord (or by any statutory authority) in connection with such use including compliance with the Planning Acts and any permissions granted thereunder.

2

(h)	Miscellaneous

The provisions of this Side Letter are provided for the benefit of Hubspot Ireland Limited, Hubspot, Inc. and any Group Company thereof occupying the Demised Premises without the need for any assignment of its terms.

This Side Letter shall be binding on and for the benefit of the successors in title of the Landlord without the need for any assignment hereof.

For the avoidance of doubt, the Tenant shall be liable for all other obligations under the Lease.

This Side Letter may be executed in any number of counterparts and by the parties to this Side Letter on separate counterparts, each of which, when executed and delivered, shall constitute an original but all the counterparts together constitute but one and the same instrument.

By signing the counterpart of this Side Letter you confirm that you acknowledge and accept the above terms.

Yours faithfully

______________________________

For and on behalf of

Hibernia REIT PLC

3

We hereby agree to be bound by the terms of this Side Letter.

_____________________________

Signed for and on behalf of

HUBSPOT IRELAND LIMITED

4

We hereby agree to be bound by the terms of this Side Letter.

_____________________________

Signed for and on behalf of

HUBSPOT, INC.

5

EXECUTION VERSION

Appendix 5

DCC Protocol

Following the receipt of multiple complaints relating to large scale commercial development sites in or adjacent to the Dublin Docklands Area relating to;

1.

Alleged breaches of standard permitted working hours, excessive noise and dust levels, dirt and debris on approach roads, damage to surrounding footpaths, illegal parking, lack of courtesy from contractors and sub-contractors to  residents in the vicinity.

2.

Alleged excessive hours of work extensions being sought by contractors and granted by Dublin City Council which is allegedly causing undue disruption to the lives of residents in the vicinity of certain sites in the area.

The following updated draft protocol has been produced (with reference to the London Good Practice Guide: Noise and Vibration Control for Demolition and Construction produced by the London Authorities Noise Action Forum, July 2016) to alleviate/mitigate some of the issues that are being raised by existing residents in or adjacent to the Docklands Area.

1.	General Considerations

All site staff shall be briefed on noise mitigation measures and the application of best practicable means to be employed to control noise.	All sites
Site hoarding should be erected to maximise the reduction in noise levels	All sites
The contact details of the contractor and site manager shall be displayed to the public, together with the permitted operating hours, including any special permissions given for out of hours work	All sites
The site entrance shall be located to minimise disturbance to noise sensitive receptors	All sites
Internal haul routes shall be maintained and steep gradients shall be avoided	All sites

Material and plant loading and unloading shall only take place during normal working hours unless the requirement for extended hours is for traffic management(i.e road closure) or health and reasons(application must be made to DCC a minimum of 4 days prior to proposed works)

All sites
Use rubber linings in chutes, dumpers and hoppers to reduce impact noise	All sites
Minimise opening and shutting of gates through good coordination of deliveries and vehicle movements	All sites
No materials shall be burned on site	All sites
Adequate dust/debris screening should be in place at the site boundary to contain and minimise the amount of windblown dust. This must be maintained in good condition at all times.	All sites
All consignments containing material with the potential to cause air pollution being transported by skips, lorries, trucks or tippers must be covered during transit on and off site.	All sites
The site shall be dampened down as necessary to minimise windblown dust when necessary or during periods of dry weather.	All sites

1

Dust suppression equipment must be used when point source emissions are likely.	All sites
The entry and exit points to the site should be constructed of hard standing which is regularly dampened to minimise dust emissions.	All sites

2.	Plant

Ensure that each item of plant and equipment complies with the noise limits quoted in the relevant European Commission Directive 2000/14/EC	All sites
Fit all plant and equipment with appropriate mufflers or silencers of the type recommended by the manufacturer	All sites
Use all plant and equipment only for the tasks for which it has been designed	All Sites
Shut down all plant and equipment in intermittent use in the intervening periods between work or throttle down to a minimum	All sites
Power all plant by mains electricity where possible rather than generators	All sites
Maximise screening from existing features or structures and employ the use of partial or full enclosures for fixed plant	All sites
Locate movable plant away from noise sensitive receptors where possible	All sites

3.	Vehicle activity

Ensure all vehicle movement (on site) occur within normal working hours. (other than where extension of work requiring such movements has been granted in cases of required road closures or for health and    safety reasons )

All sites
Plan deliveries and vehicle movements so that vehicles are not waiting or queuing on the public highway, if unavoidable engines should be turned off	All sites
Minimise the opening and closing of the site access through good coordination of deliveries and vehicle movements	All sites
Plan the site layout to ensure that reversing is kept to a minimum	All sites
Where reversing is required use broadband reverse sirens or where it is safe to do so disengage all sirens and use banks-men	All sites
Rubber/neoprene or similar non-metal lining material matting to line the inside of material transportation vehicles to avoid first drop high noise levels.	All sites

Wheel washing of vehicles prior to exiting the site shall take place to ensure that adjoining roads are kept clean of dirt and debris. Regular washing of adjoining streets should also take place as required by road sweepers

All sites

4.	Demolition Phase

Employ the use of acoustic screening; this can include planning the demolition sequence to utilise screening afforded by buildings to be demolished.	All sites
If working out of hours for Health and Safety reasons (following approval by DCC) limit demolition activities to low level noise activity unless absolutely unavoidable)	All sites
Use low impact demolition methods such as non-percussive plant where practicable	All sites
Use rotary drills and ‘bursters’ activated by hydraulic or electrical power or chemically based expansion compounds to facilitate fragmentation and excavation of hard material.	All sites
Avoid the transfer of noise and vibration from demolition activities to adjoining occupied buildings through cutting any vibration transmission path or by structural separation of buildings	All sites
Consider the removal of larger sections by lifting them out and breaking them down either in an area away from sensitive receptors or off site.	All sites

2

5.	Ground Works and Piling Phase

The following hierarchy of groundwork/piling methods should be used if ground conditions, design and safety allows;

•   pressed in methods, e.g., hydraulic jacking

•   Auger/bored piling

•   Diaphragm walling

•   Vibratory piling or vibro-replacement

•   Driven Piling or dynamic consolidation

All sites
The location and layout of the piling plant should be designed to minimise potential noise impact of generators and motors	All sites
Where impact piling is the only option utilise a non-metallic dolly between the hammer and driving helmet or enclose the hammer and helmet with an acoustic shroud	All sites
Consider concrete pour sizes and pump locations. Plan the start of concrete pours as early as possible to avoid overruns	All sites
Where obstructions are encountered, work should be stopped and a review undertaken to ensure that work methods that minimise noise are used.	All sites
When using an auger piling rig do not dislodge material from the auger by rotating it back and forth. Use alternate methods where safe to do so.	All sites
Prepare pile caps using methods which minimise the use of breakers, e.g., use hydraulic splitters to crack the top of the pile.	All sites

6.	Monitoring

Establish pre-existing levels of ambient noise by baseline monitoring or use of the noise maps.	All sites

Carry out regular on site observation monitoring and checks/audits to ensure that BPM is being used at all times. Such checks shall include;

•   Hours of work

•   Presence of mitigation measures

•   Number and type of plant

•   Construction methods

Site reviews must be recorded and made available for inspection

All sites
Monitor noise continuously during demolition, piling, excavation and sub and superstructure works at agreed locations and report to DCC at agreed intervals	All sites
Appraise and review working methods, processes and procedures on a regular basis to ensure continuous development of BPM	All sites
The ‘ABC’ Method detailed in Paragraph E.3.2 of BS 5228-1:2009 shall be used to determine acceptable noise levels for day, evening and night time work.	All sites
Appropriate dust suppression must be employed to prevent fugitive emissions affecting those occupying neighbouring properties or pathways	All sites
Street and footpath cleaning must be undertaken during the demolition and ground works phase to minimise dust emissions	All sites
Continuous dust monitoring along the site boundary should be undertaken during any demolition or ground works	All sites

3

7.	Communication and Liaison

A Community Liaison Plan should be developed by the developer in consultation with local residents/businesses  and a single point of contact nominated to engage with Dublin City Council and the residents/businesses and to handle complaints and communication of  site information

All sites
Contact details for the site manager and liaison officer should be displayed prominently on the site hoarding	All sites
All site staff should be briefed on the complaints procedure and mitigation requirements and their responsibilities to register and escalate complaints received.	All sites

Send regular updates at appropriate intervals to all identified affected neighbours/ businesses via a newsletter and post relevant information on the site hoarding. Also make the information available via email/website

All sites
Arrange regular community liaison meetings at appropriate intervals (including prior to commencement of the project in the future).	All sites
Meet regularly with neighbouring construction sites to ensure activities are coordinated to minimise any potential cumulative issues.	All sites

8.	Extensions of Working Hours in exceptional circumstances

Ensure at least 4 days’ notice is given to Dublin City Council when applying for extensions to normal working hours. Do not undertake out of hours work unless permission to do so has been granted.	All sites

The applicant must demonstrate in writing that the works required cannot be carried out during normal working hours. The documentation sent in must be accompanied by a detailed engineering or traffic management or safety case as to why the works are required outside normal hours. The application must give the times and dates of the proposed work, and the mitigation measures that are to be used to minimise noise/disturbance

All sites
Advise neighbours about reasons for and duration of any permitted work s outside of normal working hours, following receipt of approvals from DCC.	All sites
All complaints will be referred directly to the site liaison person and a reply must issue to the complaint within 3 hours of receipt of the complaint.	All sites
A log of all complaints and a summary of how they were dealt with should be kept and be made available to DCC, as required.	All sites

2-3 work extensions will be considered per week to facilitate required concrete pours . Power floating after 6pm is the only activity that will be permitted during the extensions relating to large concrete pours. Measures such as the use of electrical power floats should be considered to minimise noise associated with this work.

All sites

Any breaches of permitted working hours or permitted extended working hours or developers or subcontractors not carrying out their requirements under this protocol will lead to enforcement action and may also result in the withdrawal of any extensions of hours of works for a period that will be at the discretion of Dublin City Council.

All sites

4

Appendix 6

Fit Out Protocol

1 SJRQ

1.	Landlord Contacts

The principle Landlord contacts for the 1SJRQ project are as follows;

Name	Position	Telephone	Email
Gerard Doherty	Head of Development Management	086 856 8223	gdoherty@hiberniareit.com
Rory O’Neill	General Manager Windmill Quarter	086 025 8874	roneill@hiberniareit.com
Marcus Dillon	Procurement and Facilities Manager	087 708 8792	mdillon@hiberniareit.com
Anastasia Fetisova	Services Manager	086 467 3745	afetisova@hiberniareit.com

The tenant’s fit out contractor (the contractor) will provide a list of personnel and their contacts for the project.

2.	CONSENTS

The Landlord understands that the following statutory consents are in place by the Tenant;

a.	Fire Safety Certificate specific to the tenant works.
b.	Disabled Access Certificate specific to the tenant works.

The Landlord understands that the Tenant has their own Assigned Certifier to lodge the appropriate commencement notice and certify compliance with BC(A)R upon completion of the Tenant fit out works.

All details of same to be forwarded to the Landlord by the contractor.

3.	WORKING HOURS

The working hours on site are covered under condition 7 in the planning permission 2836/15, ABP Reg. Ref. PL 29S.245313. The permitted site hours are;

a.	Mondays to Fridays 7.00am to 7.00pm.
b.	Saturday 8.00am to 2.00pm.
c.	Sundays and public holidays – no activity on site.

4.	SITE ACCESS AND LOGISTICS

Prior to commencement on site the contractor will arrange for the undertaking of a detailed photographic condition survey in all areas requiring a contractor/Landlord interface.

Access to the basement will be permitted via the vehicular ramp of The Observatory Building, off Windmill Lane. The contractor must provide a stationary security guard at the basement access and on the Creighton Street goods lift entrance who will be responsible for security access into the Basement and goods lift.  This stationary security guard must be present at all times while contractors are on site.  The contractor should note that this is a shared basement with an existing fully occupied building.

5

The contractor will be responsible for all traffic management in and out of the basement during the fit-out.  The contractor will submit a list of vehicles for approval that will be allowed to park in the building’s car-park.  The contractor will be responsible for ensuring that a proper dilapidation survey of the basement is carried out prior to fit-out and is responsible for ensuring that is returned to the Landlord as it was received.   The contractor will be responsible for traffic management on Creighton street & Windmill Lane around all deliveries to the site.  Trucks or vans are not permitted to park on the footpaths at any time. The maximum head height on the basement ramp is 2.1m.

The Landlord will allow access to all floors via the goods lift, from the basement goods lift lobby and the Creighton Street loading bay only. This lift and its surrounds will require careful protection to avoid any damage to it during fit out works and the fit-out contractor’s RAMS should note specifically what items it is intended to transport in this lift. This lift has a SWL of 1600kg and the door opening will not facilitate standard 2.4m x 1.2m sheets of plasterboard or plywood.

The contractor will be permitted to access the 4th and 5th floors of the building via a goods hoist on to the balconies of these floors subject to the contractor securing all necessary permits from the relevant authorities and satisfying all necessary traffic management conditions.

The contractor will not be permitted to remove any of the glazing or brise soleil from any façade of the building under any circumstances.

The contractor will be issued with 50 access cards all of which will be returned on completion. The contractor will be charged for cards which are not returned.

The contractor will be required to co-operate with the Landlord if they need access to any floor to undertake any minor post commissioning checking or snagging to Landlord riser shafts. The contractor should note that they will not have exclusive access to, or control of the building during their fit-out period as other fit outs may be under way concurrently.

All lights must be switched off at the end of each working day. The contractor will be responsibility for the security of the building.

The site supervisor must sign out with the building’s security at the end of each day when all contractors have left the floors.

5.	WELFARE FACILITIES

Fit out contractors will be permitted to use the toilets on the ground floor only following a detailed dilapidation survey and the fitting of appropriate levels of protection.

Fit out contractors will be fully responsible for the cleaning and maintaining of the toilets.

Use of the disabled toilet and adjacent cleaners store is prohibited.

The provision of a compound in the basement will be permitted. Every effort should be made to transfer materials to their respective floors from the outset to help minimise the area required at basement level. Clarification is required from the contractor as to how they will protect the newly painted basement floor from damage.

6.	Temporary power connection

On the day of the handover of the tenant floors a joint meter reading will be taken and the Landlord’s electrical account for the building will be transferred into the contractor’s name.

All tenant distribution boards supplying power to the building floors have been tested and commissioned and left isolated as per RECI guidelines. The provision of temporary power will be a contractor responsibility.

6

7.	SITE SPECIFIC RULES
1.

The contractor should be aware that the building is located adjacent to the residential community of Creighton Street, City Quay, Windmill Apartments and the Windmill Lane Apartments. There are a few matters in this regard that contractors should be specifically aware of;

a.	Contractors are not permitted to park any vans on the west side of Creighton Street. The residents will not accept the loss of the spaces outside their homes.
b.

Contractor parking is also prohibited on the southern side of Hanover Street East outside Pearse House. Parking will block the line of site to the pedestrian crossing at the junction with Creighton Street. This crossing is used extensively by school children.

c.	The contractor is not permitted to park any cars or vans on the footpath on Windmill Lane.
d.

Written communication with the residents will be essential if the contractor is undertaking out of hours work e.g. temporarily blocking the road, working outside the planning permission hours etc., notwithstanding the fact that the contractor will have a DCC permit for same.

e.	The local community are rigorous in their observation and reporting to DCC of breaches in the hours permitted by planning permission, or infringements on parking.
2.

All access routes where materials are being transported through (stairwells, lobby areas, reception) will need to be adequately protected. The access routes that your contractor is proposing to use should be identified in their RAMS which will require approval by the landlord prior to any works taking place. The designated lift must be fitted out with protective material which will remain in place for the duration of the fit out. All protection is the responsibility of the contractor.

3.	Contractors are not permitted to use the reception or Townhall space of the adjacent 1WML building.
4.	Contractors are not permitted to use the basement locker rooms, bicycle park or showers.
5.	Contractors are not permitted to use the fire man’s lifts in stair core 1 or 3 in the building for any purpose.
6.	Smoking is not permitted anywhere in the building or anywhere on the Windmill Quarter campus.

7

Appendix 7

CAT A Works

1-3 and 6 SJRQ

The CAT A fit out for the main floor plates includes the following: -

Raised Access Floors – Supplied and fitted by the Landlord.

Credit in lieu of: -

•	Floor Finishes
o	Type FLS-151 Carpet Tiling; 250mm x 1000mm, Tufted loop pile carpet tiles.
•	Suspended Ceilings
o	CLG-301 Metal Ceiling System; SAS; Tiles, 330 grid ceiling system; hinge-down and slideable; bevelled edges.
•	Mechanical
o	Fresh air ductwork on the floorplate
o	Fan Coil units
o	Secondary ductwork from FCU’s
o	LPHW/CHW pipework on the floorplate
o	Insulation of above
o	Air Diffusers
•	Electrical
o	Power Containment on the floorplate
o	Underfloor Power busbar
o	Lighting containment and general light fittings on the floorplate
o	Emergency lighting on the floorplate
o	Lighting control on the floorplate
o	Fire alarm on the floorplate

4-5 SJRQ

The 4 and 5 SJRQ CAT A Works for which the €27,000 credit allows for: -

•	Carpet;.
•	Painted ceilings; and
•	Wall painting.

4 and 5 SJRQ will be left in the manner detailed in the Lease, to include generally: -

•	Wall mounted radiators will be provided;
•	The Western wall of SJRQ will be boarded and plastered on all floors, and will contain power sockets and data sockets;
•	The North, South and East walls will generally be left as exposed brickwork;
•	The Western wall of the stair core in 5 SJRQ will have a power and data socket on each level;
•	Ceiling will have light fittings and separate emergency light fittings and smoke heads;
•	The 5th floor of both 4 and 5 SJRQ will have hardwood flooring fitted; and
•	A duct will supply fresh air in both 4 and 5 SJRQ.

See also the 1SJRQ technical pack

8

Appendix 8

Tenant’s Works Design Intent

The project consists of the full fit out of 111,796ft2 of office space at 1SJRQ.  The Tenant’s Works will consist of the following core elements:

•	New open plan desk areas
•	Cellular Offices
•	External roof deck staff congregation and collaboration areas
•	A staff Interactive area with food consumption areas (including tea / coffee machines, microwave ovens).
•	On-site food preparation / restaurant offering
•	Bar fitout
•	Copy / Print Areas
•	Meeting Rooms
•	Internal Collaboration Areas
•	Main and Intermediary Comms Rooms
•	Storage Areas
•	Reception Area
•	Roof and facade corporate brand signage
•	Security / FM Offices in Basement
•	Generator enclosures to Basement
•	Conference / Town Hall Space
•	Refreshment Area in Town Hall Space
•	"Market" look and feel to the atrium Concourse Area
•	Roof plant farm
•	Basement plant farm

GENERAL BUILDING WORKS

•	New ceilings and raised access floors
•	Provision of partitioning to create the new cellular spaces including doors and glazing
•	Provision of the new Tea stations and refreshment areas
•	Blinds / Drapes to external facades
•	Manifestation and graphics
•	Feature Joinery
•	Floor finishes
•	Feature wall finishes
•	General builders attendances

M&E WORKS

•	Provision of supplemental air conditioning to cellular offices, meeting rooms and the conference area
•	Plumbing & Drainage to Tea stations, refreshment areas and water points in the office / meeting areas
•	Full restaurant fitout
•	Bar fitout
•	General services installation including underfloor power distribution
•	Lighting and emergency lighting installation
•	Lighting control system installation
•	Protective services installation
•	CCTV and Access Control
•	Speed Lane Security Turnstiles
•	Basement Generator & UPS Units
•	Roof Mounted Satellite Dishes
•	Roof & Basement Mounted Plant
•	Full A/V Installation

9

•	Passive and Live IT Installation with connections via building risers
•	Electrical works to the mechanical installations
•	Local BMS installation

10

Appendix 9

Landlord’s Outline Specification for delivery of Demised Premises

OUTLINE SPECIFICATION

1-6 Sir John Rogerson’s Quay

October 2018

11

INTRODUCTION

1-6 SJRQ is a new office building over 6 stories with a single level basement.  The office reception is positioned at the main building entrance facing Sir John Rogerson’s Quay within a full height glazed atrium.   The reception is designed to service a single occupant or multiple tenants and provides direct access to the vertical circulation in the central core.  A second entry point is provided through No. 6 Sir John Rogerson’s Quay and a service set-down point and entry point from Creighton Street.

The typical office floors are arranged around a central core for vertical circulation and ancillary services.  Structural columns are arranged at the perimeter of the floor plates to maximize open space and to provide flexible and substantially column free floor plates.

The refurbishment of the existing protected structures at number 4 and 5 Sir John Rogerson’s Quay connect with the new building at all levels to also provide office accommodation.

The new building consists of:

Ground Floor:

•	Office reception, office accommodation and associated toilet facilities, electrical substation

Basement:

•	Office car parking: 31 spaces including 2 disabled (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle parking: 300 spaces (accessed from the ramp through the adjacent Observatory Building)
•	Bicycle repair area
•	Shower & Changing facilities: 20 showers + 200 lockers
•	Drying room
•	Refuse store
•	Plant rooms
•	Tenant store

Roof Level:

•	Plant Enclosure for landlord and tenant plant

1st-5th Floors:

•	Office accommodation and associated toilet facilities

Building Dimensions:

Structural grid:	Generally 7.5x12m or 7.5m x 15m.
Planning grid:	The building is designed to accommodate a 1.5metre – 3m planning grid, following through from window location to ceiling and lighting layouts.
Floor to Floor:	4.0m for Office Floors.
Retail Units at Ground Floor vary between 6.0m and 6.35m.
At Basement level this varies between the car park at 3.7m to the ancillary accommodation, bike store, showers and changing areas at c. 3.3m and the Tenant Amenity Space at 5.150m
Structural System:	A structural steel frame and 150mm composite floor slabs designed and constructed to carry a floor loading of 5kn/sq. metre (4 +1).

12

Perimeter columns are generally on a 7.5m, 12m or 15m module. The office floor plates are clear spanning from the core to the façade.
Floor Zone:	150mm (including raised access floor tiles).
Ceiling Zone:	900mm in depth (including cellular beam and ceiling finishes).
Clear floor to Ceiling Height:	Office floors, the floor to ceiling height will be 2800mm.

Ground Floor office area on WML, the floor to ceiling height will be 5100mm.

Ground floor Own Door Office, the floor to ceiling height will be 4250mm.

Ground floor reception, the floor to soffit of the reception atrium will be 20.0m

Floor Loadings:	Office Floors 4kn/sq. metre per person plus 1 kn/sqm partitions (4 +1).

Design Standards/References:

The building is required to comply inter-alia with the following Acts and Regulations.

•	BCO Guide – Best Practice in Specification for offices.
•	LEED Assessment Criteria.
•	The Planning and Development Act 2000 (as amended) and the Regulations made thereunder.
•	The Building Control Acts 1990, the Regulations made there under and the building control amendment regulations 2013.
•	The Health Safety and Welfare at Work Act 2005 and the Regulations made thereunder.
•	The Office Premises Act.

Design Criteria:

The building is designed to the following criteria:

Occupancy rate for Sanitary Provision: WC design density - 1 Person / 8m2, 60:60 Male:Female (based on total building provision). Disabled WC provision in accordance with TGD M2010.

Car Parking Provision: 31no. spaces including 2no. spaces for disabled drivers.

Sub-Division:

The building and the arrangement of services is designed for a single tenant occupancy or a multi-tenancy arrangement. From 1st to Fifth Floor the floor plates can be sub-divided into two self-contained tenancies.

LANDLORD SPECIFICATION

RECEPTION AND LIFT LOBBIES

Reception/ Atrium:

Floors:	Large format natural stone floor with a honed finish
Atrium Walls/Ceilings:	Plasterboard ceiling system with a polished finish with illuminated recess detailing
Reception desk:	A bespoke unit of high-quality to the main reception.

Lift Lobbies:

Walls:	Large format natural stone wall cladding; vertical wall panels

13

Floors:	Large format natural stone floor and skirting.
Ceiling:	Plasterboard ceiling with illuminated recess detail.
Doors:	Frameless glass sliding doors to the office accommodation.

Passenger Lifts:

Size:	4 No. 15 person
Waiting time:	Passenger lift peak average interval is less than 25 seconds
Two separate lifts performs as firefighting lifts
A separate goods lift of 1250kg capacity is located in the core.

Toilets:

Walls:	Large formal natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish.
Floors:	Large format natural stone floor and skirting.
Ceilings:	Dry lining with emulsion paint with ceiling mounted light fittings.
Doors:	Solid core hardwood flush doors; veneered finish and integrated vertical wall panel system finish.
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:

Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror illumination and concealed paper towel dispenser beneath.

Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

LANDLORD SPECIFICATION

OFFICE AREAS

Walls:	Dry-lining with emulsion paint finish.
Floors:	600mm x 600mm access flooring medium duty
Columns:	Paint Finish
Ceiling:

Metal suspended ceiling system to suit 1.5m square planning module. Perforated 600mm x 600mm ceiling tiles with linear plasterboard margins. System to incorporate light fittings, diffusers, smoke detectors, illuminated signage.

STAIRS

Main Stairs

Walls:	Dry-lining with emulsion paint finish.
Floors:	Natural stone floor finish from lower ground to first floor level with high quality carpet above
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

14

Secondary Stairs

Walls:	Emulsion-painted dry lining.
Floors:	High quality carpet
Ceiling:	Painted plasterboard system to incorporate light fittings illuminated signage.
Handrails:	Stainless steel balustrade with glass guarding and stainless steel handrail

Showers, Changing & Locker Rooms

Space is provided at basement level for shower and changing facilities, lockers and a tenant amenity space.

Walls:	Large format natural stone wall cladding; Moisture resistant plasterboard lining with eggshell paint finish/ porcelain Wall Tiles.
Floors:	Large format porcelain tiled floor and skirting.
Ceilings:	Painted plasterboard.
Doors:	Solid core hardwood flush doors; Timber veneered finish.
WC cubicles:	Flush full height solid toilet cubicles with glazed door and rear panel finish.
Vanity units:	Corian formed wash hand basin and vanity unit incorporating soap dispenser and motion-controlled mixer-tap. Bespoke mirror over, incorporating under mirror.
Sanitary ware:	Wall hung WC pans and urinals with concealed cisterns.

Car Park Area

Walls:	Concrete block and insitu concrete internal walls; plasterboard lining with emulsion paint finish.
Floors:	Insitu concrete floor with Paint Finish. Including line marking for Parking Bays and Floor Signage.
Columns:	Paint Finish
Ceilings:	Soffit insulation to car park soffit and steelwork.
Doors:	Flush paint finish fire rated doors with stainless steel ironmongery.

Outline Electrical Specification

•	Main building distribution boards.
•	Sub distribution boards on floor plates.
•	Energy-saving LED lighting in reception core and circulation areas.
•	Emergency lighting installation in accordance with IS 3217:2013 in the core areas
•	Proximity card access control system to building entrances.
•	Intruder alarm system monitors the building perimeter.
•	CCTV cameras monitor reception entrances, external access routes and access-controlled doors on building perimeter.
•	Fully addressable fire alarm system in accordance with IS 3218:2013 in the core areas.

Outline Mechanical Specification

•	Central HWS storage and boosted hot water services generated by high-efficiency low NOx gas-fired boiler LPHW heating system.
•	Mains water and cold-water storage and distribution.
•	High-efficiency water-cooled chillers with dry air coolers at roof level.

15

•	LPHW & CHW pipework risers with heat meters at each floor.
•	Air-handling plant at roof level with high-efficiency thermal wheel heat recovery for office zones and toilet core.
•	Main fresh air ductwork terminating on each floor.
•	Rainwater harvesting system.
•	Building Energy Management System (BEMS) with front end PC to monitor and control main HVAC equipment.

OUTLINE SPECIFICATION OF EXTERNAL ENVELOPE

A bespoke glazed façade system to the North and West Façade on Sir John Rogerson’s Quay and Creighton Street:  Glazing spanning full height (4.0m) and shuffle-glazed into proprietary thermally broken framing at floor and ceiling level with the glazing flush internally. The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and incorporates a solar neutral coating.

Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail. Laminated vertical glass fins, are positioned externally spanning full height and are restrained at top and bottom with bespoke anchors disappearing into to a slender aluminium toe detail located horizontally at each office floor level. The top and bottom anchors allow a visible gap between it and the façade glass. Lighting is incorporated into the facade system to illuminate the glass fins.

The South West façade to Creighton Street and Windmill Lane at the typical office floor level is a unitised curtain walling system with aluminium framing, anodised finish, nominally 1.5/3.0m wide x 4m high.

The system is thermally broken, pressure equalized, ventilated, self-draining, flush-glazed with externally mounted horizontal glass brise soleil system. The horizontal glass brise soleil with incorporated frit pattern providing solar shading spanning 1.5/3.0mm and restrained via bespoke stainless steel cantilever arms which are affixed to the main unitised framing.

The vertical façade glass is double glazed with laminate safety glass to both internal and external leafs.  Fire stopping is incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

The South West  and South Façade to Creighton Street and Windmill Lane at the upper office floor levels is a unitized curtain walling system with aluminum framing, anodized finish,  nominally 1.5/3.0m (w) x 4.0m (h) units. Vertical anodised aluminium fins span 4.0mm and are restrained via bespoke stainless steel fixings which attach to the main horizontal unitised framing.

The anodised aluminium fins are of varying profile/angle (on plan) to create a variated effect. Fire stopping to be incorporated within ceiling header adjacent to glass with in tumescent seal to back of glass face.  Blind box provision integrated within the perimeter bulkhead detail.

Courtyard Facades facing The Observatory Building:

The glazed system is a factory fabricated unitised aluminium curtain walling system – nominally 1.5m (w) x 4.0m (h) units with anodised aluminium framing– thermally broken, pressure equalized, ventilated, self-draining, flush-glazed SG bonded.

The vertical façade glass to be double glazed with laminate safety glass to both internal and external leafs and to incorporate solar neutral coating to face 4.  Fire stopping to be incorporated within ceiling header adjacent to glass with intumescent seal to back of glass face. Blind box provision integrated within the perimeter bulkhead detail.

16

Ground Floor Retail Facades facing Creighton Street and Windmill Lane:

The retail units are to be a fully glazed glass fin curtain walling system.  High performance double glazing is mounted via a pressure equalized toggle fixed proprietary modified SG curtain walling system solution. The glazing is performance coated, clear double-glazed units and laminated Class A safety glass to both internal and external leaf’s.

Thermally broken, pressure equalized, discretely self-draining, silicone jointed, stick system polyester powder-coated, structurally bonded to a vertical spanning laminated glass fin. Curtain walling mullion to be either proprietary glass-fin add-on solution or modified slim-line mullion, machined to fit glass fin thickness. Glass fins to be clear reduced iron laminated with fully polished edges.

North, West and South Facades:

Vertical and horizontal stone fins and projecting stone to north, west and south elevations. Stone cladding panels to the East façade stair. Stone cladding panels to the ground floor columns, ESB substation and plinth.  Stone cladding panels fixes to steel cladding rail system.

All the curtain wall systems will comply as a minimum, with the relevant and current forms of all local national codes and standards and Building Regulations, British Standards, Euronorms (including harmonised Euronorms), DIN Standards, ASTM Standards, CWCT Guidelines and Technical Notes.

The glass replacement strategy includes for external replacement with a local internal access requirement to facilitate the safe removal and replacement.

EXTERNAL LANDSCAPING

Ground Floor Courtyard:	Large external courtyard at ground floor level with extensive high quality planting and natural stone finishes.
4th and 5th Floor Terraces:	Generous stone paved roof terraces at 4th and 5th floor levels.

17

Appendix 10

BIM Specification

1	Asset Model

The Hibernia REIT plc asset information model will deliver to the client a digital 3D model of the as built project. The Asset Information Model will be delivered as an intergrade system with the digital safety file using the DFM system. This will comprise of a fully federated 3D model with all assets / objects fully linked back to the digital safety file. Information will be readily accessible from either the 3D model or via the digital safety file data base with detailed searchable meta data. Together with the DFM user interface we will be delivering the native model files in a number of industry standard file formats along with COBie spreadsheet information. Hibernia REIT plc Construction and DFM will engage with the Hiebernia Reit Facility management team to identify the critical information that is important to them and will proved value during the facility management stage of the building.

The asset information model can be easily interrogated by designers and contractors using drafting tools. After Construction handover, this model can go on to assist in further design alterations and coordination of tenant fit out. The Asset model is a federation of multiple models derived from various disciplines at construction stage. Each modelled element will be modelled in it as-built position and contain data regarding its properties. The Sir John Rogerson Quay Asset model will be built from the following models:

»	The Mechanical Model. Originated from designers JVT Tierney’s, coordinated and populated with product specific information during construction stage by sub-contractor T.Bourke & Company.

»	The Electrical Model. Originated from designers JVT Tierney’s, coordinated and populated with product specific information during construction stage by sub-contractor Designer Group.

1	01/03/2018

»	The Lift Model. Originated, coordinated, and populated with product specific information during construction stage by sub-contractor Kone.

»	The Façade Model. Originated, coordinated, and populated with product specific information during construction stage by sub-contractor Permasteelisa.

»	The Surface Water Drainage model. Originated, coordinated, and populated with product specific information during construction stage by sub-contractor CapCon engineering.

2	01/03/2018

»

The Structural Steel Model. Originated from designers Casey O’Rourke and Associates, coordinated, and populated with product specific information during construction stage by sub-contractor Kiernan Structural Steel Ltd.

»	The Concrete Model. Originated from Designer Casey O’Rourke & Associates, as-builts verified by Hibernia REIT plc construction.

» The Architectural Model. Originated from Designer Henry J Lyons, The as-builts verified by Hibernia REIT plc, Place holds the design intent, ie diffusers/grill locations where information lies in the mechanical model.

3	01/03/2018

» The Architectural Model_Federation Model. Originated from Designer Henry J Lyons, The as- builts verified by Hibernia REIT plc and populated with product specific information. This model will be the federation model in which all the other models will be linked into.

2	Information

Experience has shown that service life lost due to poor maintenance is irreversible and, so we will put a lot of care and attention into ensuring that we delivered a fully populated Asset Information Model

(AIM), complete with a schedule of all warranties and maintenance tasks for everything in the building and not just the main plant items (managed assets). This included an integrated 3D model of the building which allows the maintenance team to view areas of the building or items of plant in a virtual model and see all information needed about the area or item such as O&M manuals, service records, spare parts lists etc – it will even tell them the colour of the paint on the wall if that is what they are interested in. Model information includes both relevant text data and geometry data.

2.1	Model Geometry information

Geometry data refers to the objects in the model being dimensionally accurate to the physical asset, it will show connections such as electric/water/air inlets/outlets. Product materials will be captured within the model element.

4	01/03/2018

Example: Below image of Virtual hand dryer and sample of actual hand dryer that will be used on the 1SJRQ project. The model is scaled to the same dimensions as physical hand dryer and shows where the electrical connection point (Green Target) is without having to review data sheet or investigate onsite.

Fig 2.1 SJRQ Hand drier unit. Model and Sample

2.2	Model Text Information
2.2.1	Product information

Asset information shall be tracked and managed with the use of master asset registers, product data sheets, and COBie Spreadsheets. Uniclass codes and codes will be used to classify all assets and relevant product sheets will be collated using the NBS tool Kit. Information will be collected throughout the course of the project as assets pass through the technical approval process. The development of asset information will be tracked on a master asset register and will be audited on regular intervals to ensure quality of the information is maintained.

HIBERNIA REIT PLC will carry out monthly meetings to review the development of asset information, LOI within the 3D models and conduct monthly audits to validate and check the information as it is received. Various BIM Tools will be utilised to validate and check asset information and 3D models such as Revit Model Checker, Solibre model checker and other COBie validating software tools.

Our procurement process for the engagement of subcontractors and suppliers will also include BIM level 2 clauses to ensure the requirements for BIM and issuing of product information forms part of their scope of works and contractual requirements. We ensure that BIM requirements and mind set is nurtured throughout the entire process.

HIBERNIA REIT PLC will provided a minimum of the following parameters populated with information where the information is available.

5	01/03/2018

Parameter	Description
Name	ElementSource_SpecificationLevel1_ SpecificationLevel2
Description	Brief product description
Manufacturer	Manufacture of the product
Model Number	Product manufactures model number
Model Reference	Manufacturers Name
Warranty Guarantor	Party responsible validating warranty
Warranty Duration of parts	How long is the product under warranty
Warranty Duration unit	Unit of the warranty, eg years or months
Replacement Costs	The cost of replacing the unit, priced at time of construction.
Expected Life	Estimated life span of product.
Duration of Unit	Unit relating to life span eg Year or Months)

2.2.2	Project Information

General information relating to the model is included in the project information. This includes: description of the project, project coordinates, details of model originators, project units and classifications as well as a list of suppliers.

2.3	COBie Information

The product and project information supplied in the model will be mapped/populated to COBie parameters fields and exported to a Microsoft excel format. These COBie spreadsheet makes it possible for the model information to be shared to other software.

The DFM system can also be utilised to federate the COBie information derived from each of the various discipline models this will then be imported into the DFM digital system and the associated linked documents to all of the assets will be synchronised and imported into the federated COBie information. This is unique to this system and greatly increases the value and level of information contained with the COBie spread sheets

The DFM Safety file features Life Cycle Asset Information module which can be used to produce forecasts and reports on the maintenance and capital replacement costs of the facility over the next 20 or 25 years – this information can even be made available prior to handover.

6	01/03/2018

Date
COBie. Type	☑
COBie. Type Created BY
COBie. Type Created On
COBie. Type Name	Duravit Stark 1
COBie.Type Category	Sanitary Ware
COBie.Type Description	Duravit Stark 1 Conceal inlet and outlet, syphonic action, fixings included, model witho
COBie.Type Asset Type
COBie.Type Manufacturer	Duravit – http://www.duravit.de/
COBie.Type Model Number	083432
COBie.Type Warranty Guarantor Parts	Duravit
COBie.Type Warranty Duration Parts	5
COBie.Type Warranty Guarantor Labor
COBie.Type Warranty Duration Labor
COBie.Type Warranty Duration unit	Year
COBie.Type Replacement Cost	395.46
COBie.TypeExpected Life
COBie.Type Duration Unit	Year
COBie.Type Warranty Description
COBie.Type Nominal Length

Fig 2.2 SJRQ Sample product information populated in model

7	01/03/2018

Arthur Cox Comments – 16 October 2018

3	Model Delivery

On handover Hibernia REIT plc will present the client with a USB which will contain zipped folders with the model structure in 3 file formats. We will deliver Revit, Navisworks and IFC files and the COBie Spread sheets in excel format.

Folder Structure Example:

SJRQ-HIBERNIA REIT PLC-01-XX-DB-W-0001

➢	SJRQ-HIBERNIA REIT PLC-01-ZZ-DB-W-1000_Models
▪	SJRQ-HIBERNIA REIT PLC-01-ZZ-DB-W-1001_IFC – Contains All models in IFC format
▪	SJRQ-HIBERNIA REIT PLC-01-ZZ-DB-W-1002_NW - Contains all models in NW Format
▪	SJRQ-HIBERNIA REIT PLC-01-ZZ-DB-W-1003_RVT – Contains all models in RVT format
➢	SJRQ-HIBERNIA REIT PLC-01-XX-DB-W-2000_COBie excel Spreadsheets – Contains All COBie data sheets

8	01/03/2018

Appendix 11

Intended Signage Plans

9	01/03/2018

Arthur Cox Comments – 16 October 2018

Henry J Lyons

HubSpot 1-6 SJRQ

Building Signage Submission

SONICA

7th November 2018

Henry J Lyons HubSpot 1-6 SJRQ Building Signage Submission 7thNovember 2018 SONICA

1-6 SIR JOHN ROGERSON’S QUAY Overall Signage Proposal Henry J Lyons SONICA

1-6 SIR JOHN ROGERSON'S QUAY

Signage Proposal One - Creighton Street

- HALO ILLUMINATED STAINLESS STEEL HUBSPOT SIGN
- SIZED 1000MM X 5326MM
- SPROCKET POWDER COATED IN HUBSPOT ORANGE

1-6 SJRQ - BUILDING AXO

HubSpot

CREIGHTON STREET SIGN DIMENSIONS

HubSpot
ARTHUR COX

CREIGHTON STREET SIGN VIEW 01

REFERENCE IMAGE

SONICA

Henry J Lyons

1-6 SIR JOHN ROGERSON'S QUAY Signage Proposal One - Creighton Street HALO ILLUMINATED STAINLESS STEEL HUBSPOT SIGN SIZED 1000MM X 6326MM SPROCKET POWDER COATED IN HUBSPOT ORANCE 1-6 SJRQ – BUILDING AXO CREIGHTON STREET SIGN DIMENSIONS CREIGHTON STREET SIGN DIMENSIONS Henry J Lyons SONICA

1-6 SIR JOHN ROGERSON'S QUAY

Signage Proposal Two - Courtyard Living Wall

Grow Better
selat

LIVING WALL - OPTION 1

Grow Better
EK

LIVING WALL - OPTION 2

SONICA

Henry J Lyons

1-6 SIR JOHN ROGERSON'S QUAY Signage Proposal Two - Courtyard Living Wall LIVING WALL - OPTION1 HubSpot 'Crow Better' slogan to be mounted Into living wall, back lit brushed stainless steeltext. LIVING WALL - OPTION 2 HubSpot 'Grow Better' slogan to be mounted into living wall, white perspex text with light box effect. Henry J Lyons SONICA

- 3M HIGH SPROCKET LOGO MOUNTED IN PLANTER BED IN ENTRANCE COURTYARD - TO BE POWDERCOATED HUBSPOT ORANGE

1-6 SJRQ - BUILDING AXO

COURTYARD VIEW 01

REFERENCE IMAGES

COURTYARD VIEW 02

SONICA

Henry J Lyons

1-6 SIR JOHN ROGERSON'S QUAY Signage Proposal Three - Building Entrance 3M HIGHSPROCKET LOGO MOUNTED INPLANTER BEDINENTRANCE COURTYARD - TO BE POWDERCOATED HUBSPOT ORANGE 1-6 SJRQ - BUILDING AXO COURTYARD VIEW 01 REFERENCE IMAGES COURTYARD VIEW 02 Henry J Lyons SONICA

1-6 SIR JOHN ROGERSON'S QUAY

Signage Proposal Four - Main Building Sign

- HALO ILLUMINATED STAINLESS STEEL HUBSPOT LOGO
- SIZED 1800MM x 9330MM
- LED ILLUMINATED SPROCKET (FACE LIT) IN HUBSPOT ORANGE
- SIGNAGE TO BE EXTERNALLY FIXED IN FACADE RECESS

1-6 SJRQ - BUILDING AXO

HubSpot

MAIN BUILDING SIGN DIMENSIONS

HubSpot
Grow better

MAIN BUILDING SIGN VIEW 01

SONICA

Henry J Lyons

1-6 SIR JOHN ROGERSON'S QUAY Signage Proposal Four - Main Building Sign HALO ILLUMINATED STAINLESS STEEL HUBSPOT LOGO SIZED 1800MM X 9330MM LEDILLUMINATED SPROCKET (FACE LIT) IN HUBSPOT ORANCE SIGNAGE TO BE EXTERNALLY FIXED IN FACADE RECESS 1-6 SJRQ - BUILDING AXO MAIN BUILDING SIGN DIMENSIONS MAINBUILDING SIGN VIEW 01 Henry J Lyons SONICA

1-6 SIR JOHN ROGERSON'S QUAY Signage Proposal Four - Main Building Sign VERTICAL FRAME SYSTEM IN THE SAME COLOUR AS EXISTING MULLIONS, FIXED FROM THE OVERHANG ABOVE. THIS WILL REQUIRE SOME OF THE BASE BUILD STONE TO BE REMOVED AND THE FRAME FIXED BACK TO THE STEELWORK, SUBJECT TO STRUCTURAL ENGINEERS APPROVAL. (We may even need to add supporting steel, If the existing structure is not strong enough. Vertical support should not be wider than the mullions, to blend in to the elevation). SECONDARY, HORIZONTAL, STAINLESS STEEL SUPPORT FRAME (FINISH TO BE AGREED WITH BASE BUILD ARCHITECT AND LANDLORD). PLEASE NOTE, A CONDUIT IS REQUIRED TO COME DOWN FOR THE LIT SPROCKET. NOTES: PLEASE NOTE THAT THE MULLIONS CANNOT BE PENETRATED. TO FURTHER THE DESICN WE WOULD NEED THE APPROXIMATE WEIGHT OF THE SIGNAGE, AS IT WILL BE SUBJECT TO DEAD LOAD AND WIND LOAD. THE ABOVE IS SUBJECT TO ARCHITECT, LANDLORD AND STRUCTURAL ENGINEER'S APPROVAL. MAIN BUILDING SIGN VIEW 02 Henry J Lyons SONICA

1-6 SIR JOHN ROGERSON'S QUAY

Signage Proposal Five - Building Name

1-6 SJRQ - BUILDING AXO

RIVERWALK
131 MILLBANK

REFERENCE IMAGE

1 SJRQ
HUBSPOT HOUSE

MAIN BUILDING SIGN VIEW 01

SONICA

Henry J Lyons

1-6 SIR JOHN ROGERSON'S QUAY Signage Proposal Five - Building Name BUILDING NAME FORMED IN GRANITE ON THE LOWER LEVEL FACADE - EXACT BUILDINC NAME TO BE CONFIRMED BY HUBSPOT 1-6 SJRQ - BUILDING AXO REFERENCE IMAGE MAIN BUILDING SIGN VIEW 01 Henry J Lyons SONICA

1-6 SIR JOHN ROGERSON'S QUAY Feature Lighting - Proposed Areas 1-6 SJRQ - BUILDING AXO FEATURE LIGHTING - PROPOSAL ONE Architectural LED coloured lighting visible externally to the front facade of Level 5. Light to be fixed to set colour (HubSpot orange) and fixed internally. Additional feature lighting to be allowed for in stack to the front of the building. A mix offeature fittings visible from the exterior to create interest in this part of the building, with the possibility for additional coloured films on external glazing and coloured LED strip lighting around curved bulkheads Henry J Lyons SONICA

1-6 SIR JOHN ROCERSON'S QUAY Feature Lighting - Proposed Areas 1-6 SJRQ - BUILDING AXO FEATURE UCHTINC - PROPOSAL TWO Suspended linear pendant fittings hung at a variety of angles in the building's atrium. All set to the same colour - orange. In addition, coloured sculptural element (see reference image) to be hung in gradient colours design TBC Henry J Lyons SONICA

Henry J  Lyons THANK YOU SONICA

PLANS

Plan 1

HWM
N
CREIGHTON STREET
WINDMILL LANE
The Windmill Apts.
Windmill Lane Apts.
Ramp

EXISTING SITE LOCATION PLAN @ 1:500

HENRY J LYONS ARCHITECTS

HIBERNIA REIT

LEASE

SITE LOCATION PLAN

L0001A

WINDMILL LANE THE WINDMILL APTS WINDMILL LANE APTS CRIGHTON STREET EXISTING SITE LOCATION PLAN@ 1:500 1SRJQ – SITE BOUNDARY WINDMILL QUARTER LEASE HENRY J LYONS ARCHITECTS HIBERNIA REIT DEVELOPMENT AT SIR JOHN ROGERSON’S QUAY CREIGHTON STREET / WINDMILL LANE SITE LOCATION PLAN L0001A PLAN 1

Plan 2

RIVER LIFFEY
LONGMANS COURT

SITE LAYOUT PLAN @ 1:500

SITE BOUNDARY

LEASE

HENRY J LYONS ARCHITECTS

HIBERNIA REIT

DEVELOPMENT AT SIR JOHN ROGERSON'S QUAY / CREIGHTON STREET / MITCHELL LANE

SITE LAYOUT PLAN

L0001B

RIVER LIFFEY SITE LOCATION PLAN @ 1:500 SITE BOUNDARY LEASE HENRY J LYONS ARCHITECTS HIBERNIA REIT DEVELOPMENT AT SIR JOHN ROGERSON’S QUAY CREIGHTON STREET / WINDMILL LANE SITE LAYOUT PLAN L0001B PLAN 2

Plan 3

KEYPLAN:

EXTENTS OF 1SJRQ BASEMENT

LEASE

BASEMENT GA PLAN - LEASE

L1009_1

KEYPLAN: EXTENTS OF 1SJRQ BASEMENT LEASE HENY J LYONS ARCHITECTS BASEMENT GA PLAN L1009-1 HENRY J LYONS ARCHITECTS HIBERNIA REIT BASEMENT GA PLAN – LEASE L1009_1 PLAN 3

DEMISED PREMISES BASEMENT STORAGE FACILITIES EXCLUSIVE BASEMENT SERV1CE AREAS PLAN 4 LEASE HENRY J LYONS ARCHITECTS BASMEHTGA PLAN CEMISED PREMISES LD1009D-1

KEYPLAN

OFFICE BIKE PARKING

OFFICE SHOWER FACILITIES

Plan 5

LEASE

HENRY I LYONS ARCHITECTS

MINERVA REIT

BASEMENT GA PLAN - BIKE PARKING + SHOWER FACILITIES

L1009_2

KEYPLAN: OFFICE BIKE PARKING OFFICE SHOWER FACILITIES LEASE HENRY J LYONS ARCHITECTS HIBERNIA REIT BASEMENT GA PLAN - BIKE PARKING - SHOWER FACILITIES L1009_2 PLAN 5

Plan 6

DEMISED PREMISES

COMMON SERVICES ACCESS

BISTRO / BAR
BISTRO / BAR
RETAIL 3
RETAIL 1
RETAIL 2

LEASE

HENRY J LYONS ARCHITECTS

GROUND FLOOR GA PLAN - DEMISED PREMISES

LD1010_D0

Plan 6 DEMISED PREMISES COMMON SERVICES ACCESS lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT GROUND FLOOR GA PLAN PREMSES LD1010_D0

Plan 7

DEMISED PREMISES

LEASE

HENRY J LYONS ARCHITECTS

MEZZANINE GA PLAN - DEMISED PREMISES

LD1010M_DM

PLAN 7 DEMISED PREMISES LEASE HENRY J LYONS lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT MEZZANNE GA PLAN DEMISED PREMISES LD010M_DM

Plan 8

DEMISED PREMISES
VOID

LEASE

HENRY J LYONS ARCHITECTS

FIRST FLOOR GA PLAN - DEMISED PREMISES

LD1011_D1

PLAN 8 DEMISED PREMISES lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT FIRST FLOOR GA PLAN - DEMISED PREMISES LD1011_D1

Plan 9

DEMISED PREMISES
VOID

LEASE

HENRY J LYONS ARCHITECTS

SECOND FLOOR GA PLAN - DEMISED PREMISES

LD1012_D2

PLAN 9 DEMISED PREMISES LEASE HENRY J LIONS ARCHITECTS SECOND FLOOR GA PLAN DEMISED PREMISES LD1012-D2

Plan 10

DEMISED PREMISES
BALCONIES

LEASE

HENRY J LYONS ARCHITECTS

THIRD FLOOR GA PLAN - DEMISED PREMISES

LD1013_D3

PLAN 10 DEMISED PREMISES BALCONIES LEASE HENRY J LYONS ARCHITFCTS THIRD FLOOR GA PLAN DEMISED PREMISES LD1013-03

Plan 11

DEMISED PREMISES
BALCONIES

LEASE

HENRY | LYONS ARCHITECTS

FOURTH FLOOR GA PLAN - DEMISED PREMISES

LD1014_D4

PLAN 11 DEMISED PREMISES lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT fourth floor ga PLAN - DEMISED PREMISES LD1014_D4

Plan 12 DEMISED PREMISES lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT FIFTH FLOOR GA PLAN DEMISED PREMISES LD1015-D5

Plan 13

BALCONIES

LEASE

HENRY J LYONS ARCHITECTS

THIRD FLOOR GA PLAN - BALCONIES

L1013_LB

PLAN 13 BALCONIES LEASE HENRY J LYONS A.RCMITECTS HIBERNIA REIT THIRD FLOOR GA PLAN L1013-LB

Plan 14

BALCONIES

LEASE

HENRY J LYONS ARCHITECTS

FOURTH FLOOR GA PLAN - BALCONIES

L1014_LB

PLAN 14 lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT BALCONIES LEASE FOURTH FLOOR GA PLAN BALCONIES L1014_LB

PLAN 15 BALCONIES lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT FIFTH FLOOR GA PLAN BALCONIES L1015-LB

Plan 1b

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL

LEASE

HENRY J LYONS ARCHITECTS

FIRST FLOOR GA PLAN - BRISE SOLEIL

L1011_LB

PLAN 16 lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT VERTICAL BRISE SOLEIL HORIZONTAL BRISE SOLEIL FIRTH FLOOR GA PLAN L1011-LB

Plan 17

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL

LEASE

HENRY J LYONS ARCHITECTS

HIBERNIA REIT

SECOND FLOOR GA PLAN - BRISE SOLEIL

L1012_L_B

PLAN 17 lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT VERTICAL BRISE SOLEIL HORIZONTAL BRISE SOLEIL SECOND FLOOR GA PLAN BRISE SOLEJL L1012L

Plan 18

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL
HORIZONTAL BRISE SOLEIL

LEASE

HENRY / LYONS ARCHITECTS

HIBERNIA REIT

THIRD FLOOR DA PLAN - BRISE SOLEIL

L1013_L3

PLAN 18 lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT VERTICAL BRISE SOLEIL HORIZONTAL BRISE SOLEIL THIRD FLOOR GA PLAN - BRISE SOLEIL L1013_L_B

Plan 19

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL

LEASE

L1014_LBS

PLAN 19 lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT VERTICAL BRISE SOLEIL HORIZONTAL BRISE SOLEIL FOURTH FLOOR GA PLAN - BRISE SOLEIL L1014_L_B

Plan 20

BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL
VERTICAL BRISE SOLEIL

LEASE

HENRY / LYONS ARCHITECTS

FIFTH FLOOR GA PLAN - BRISE SOLEIL

L1015_LBS

PLAN 20 lease HENRY J LYONS ARCHTIECTS HIRERNIA REIT VERTICAL BRISE SOLEIL HORIZONTAL BRISE SOLEIL FOURTH FLOOR GA PLAN - BRISE SOLEIL L1015_L_B

IN WITNESS whereof the parties hereto have either caused their Common Seals to be affixed hereto or have signed or caused to have signed on this Agreement on their behalf the day and year first herein written.

GIVEN under the Common Seal of HIBERNIA REIT PUBLIC LIMITED COMPANY and DELIVERED as a DEED:

GIVEN under the Common Seal of HUBSPOT IRELAND LIMITED and DELIVERED as a DEED:

HUBSPOT, Inc.